ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                            Limited Partnership Units
                  $10 per Unit - Minimum Offering 120,000 Units
                    Minimum Investment -- 250 Units ($2,500)
  (200 Units or $2,000 for an Individual Retirement Account or Qualified Plan)

     ATEL Capital Equipment Fund VII, L.P. (the "Fund") is a California limited partnership of which ATEL Financial Corporation ("ATEL") is the General Partner and Fund Manager. The Fund's business will be to acquire a diversified portfolio of primarily low-technology capital equipment leased to third parties. See "Investment Objectives and Policies." The Fund expects

                                                   (Continued on following page)
                            -----------------------

AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS. (See "Risk Factors" on page 13) Among the most prominent risks are the following:

- Limited voting rights for investors mean total reliance on the Fund Manager for Fund management, and the Fund Manager may be subject to certain conflicts of interest;
- Substantial  fees are payable to the Fund Manager and its affiliates even if the Fund does not generate profits;
- All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;
- The Fund's ability to realize lease revenues and make cash  distributions is subject to the risk of lessee defaults, and the use of secured debt to acquire equipment may result in the loss of equipment used as collateral for such debt in the event of a lessee default;
- The use of secured debt to acquire equipment may result in the loss of equipment used as collateral for such debt if the Fund is unable to pay its debt obligations;
- The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to resell or dispose of Units except at discounts from the offering price, which discounts may be substantial, and, while the Fund is expected to liquidate over a ten to eleven year term, the Partnership Agreement provides for termination no later than December 2017;
- The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of available debt financing);
- A substantial portion of distributions will be deemed, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the resale or re-lease value of equipment after the initial leases terminate; and
                                          (Continued  on  the  following   page)
                           -----------------------

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
----------------------------------------------------------------------------
                         Price to            Selling        Proceeds to
                         Public              Commissions    Fund
Per Unit            $         10             $      0.95    $       9.05
Total  Minimum      $  1,200,000             $   114,000    $  1,086,000
Total  Maximum      $150,000,000             $14,250,000    $135,750,000
-----------------------------------------------------------------------------

                  THE DATE OF THIS PROSPECTUS IS NOVEMBER 29, 1996

     Any supplements which update this Prospectus are contained inside the back cover.

         ATEL Capital Equipment Fund VII, L.P. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

(Cover page continued)

to commit approximately 86% of the total proceeds of this offering to the purchase of equipment. At least an additional 0.5% of the total proceeds will be retained by the Fund as capital reserves. The balance will be used to pay selling commissions equal to 9.5% of the total proceeds (including up to 1.5% of the proceeds which may be retained by the Dealer Manager, an affiliate of the Fund Manager), Acquisition Expenses and the other expenses of the offering in the estimated amount of from 2.5% to 4% of the offering proceeds (which may be advanced by the Fund Manager and reimbursed by the Fund). Other than the foregoing selling commissions, the Fund Manager and its Affiliates will not receive any compensation from the Gross Proceeds of the Offering, but will receive compensation only from Fund operating revenues. See "Estimated Use of Proceeds."

         The Fund's objective is to invest in a diversified portfolio of leased equipment which will generate regular cash distributions to investors. There can be no assurance that such objective can be attained.

         It is anticipated that a substantial portion of such distributions will be tax-deferred during the initial years of Fund operations as a result of depreciation available from equipment purchased by the Fund. To the extent the Fund's net income is reduced thereby and distributions exceed net income, any distributions will be considered a return of capital and income tax will be deferred until subsequent years.

         The offering is a best efforts minimum-maximum offering. A best efforts offering is one in which no underwriter guarantees that any specific amount of offering proceeds will be raised. All offering proceeds will be deposited in an escrow account with First Trust of California, National Association, and will not be released to the Fund, until subscriptions for a minimum of 120,000 Units ($1,200,000) have been received and accepted. Unless the Fund receives and accepts subscriptions for a minimum of 120,000 Units ($1,200,000) by a date one year from the date of this Prospectus, all subscription proceeds will be promptly released from the escrow account and returned to subscribers, together with all interest earned thereon. If the minimum offering amount is achieved within the stated period, the offering may continue for a period of up to two years from the date hereof, but will terminate when the maximum of 15,000,000 Units ($150,000,000) is sold or the offering is earlier terminated in the discretion of the Fund and the Dealer Manager.


(Cover page risk factors continued)

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions.

     Under the terms of the Partnership Agreement, the Fund will provide each Holder with quarterly and annual financial statements, Fund information necessary to prepare the Holder's federal income tax return and an annual report of the Fund's business. The annual financial statements will be examined by, and include the opinion of, an independent certified public accountant.

THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE FUND IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITIONS SHOULD NOT BE CONSTRUED TO PREVENT THE FUND FROM FILING SUPPLEMENTALLY ANY PRO FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

THE FOLLOWING LEGEND IS REQUIRED BY THE ARIZONA CORPORATION COMMISSION PURSUANT TO ITS RULE 14-4-118B: THESE ARE SPECULATIVE SECURITIES.

THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE UNITS.

NOTICE TO PROSPECTIVE PURCHASERS IN THE STATE OF NEW HAMPSHIRE: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED CONSTITUTES A FINDING BY THE DIRECTOR OF THE NEW HAMPSHIRE OFFICE OF SECURITIES REGULATION THAT ANY DOCUMENT FILED UNDER THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS
SECTION 421-B:20 OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT.

PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM OFFERING AMOUNT IS UNDER $15,000,000, YOU ARE CAUTIONED TO EVALUATE CAREFULLY THE FUND'S ABILITY TO ACCOMPLISH FULLY ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF FUND SUBSCRIPTIONS.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                TABLE OF CONTENTS
                                                                           Page


SUMMARY OF THE OFFERING...................................................   7
    Risk Factors..........................................................   7
    Who Should Invest.....................................................   8
    Estimated Use of Proceeds.............................................   9
    Management Compensation...............................................   9
    Investment Objectives and Policies....................................   10
    Conflicts of Interest.................................................   11
    Fiduciary Duty of the General Partner.................................   11
    Management............................................................   11
    Prior Performance Summary.............................................   12
    Income, Losses and Distributions......................................   12
    Income Tax Consequences...............................................   12
    Summary of the Partnership Agreement..................................   13
    Plan of Distribution..................................................   15
    Glossary..............................................................   15

RISK FACTORS..............................................................   15
  Limited Investor Voting Rights and
    Total Reliance on Management..........................................   15
  Fund Manager's Compensation and
      Conflicts of Interest...............................................   16
  Unspecified Equipment and Lessees.......................................   16
  Defaults by Lessees.....................................................   16
  Risks of Leverage.......................................................   16
  Balloon Payments........................................................   17
  Limited Transferability of Units........................................   18
  Diversification Dependent Upon Size of Fund.............................   18
  Return on Investment Dependent Upon
    Residual Value of Equipment...........................................   18
  Portion of Distributions Characterized
      as Return of Capital................................................   18
  Activities Outside of the United States.................................   19
  General Risks in the Equipment Leasing Business.........................   19
  Fluctuations in Demand for Equipment....................................   20
  Competition.............................................................   20
  Risks of Operating Leases...............................................   20
  Casualty Losses.........................................................   20
  Consequences of Government Regulation...................................   20
  Registration of Aircraft May Not Be Possible............................   21
  Newly-Formed Entity.....................................................   21
  Difficulty in Investing Proceeds........................................   21
  Income in Excess of Distributions.......................................   21
  Limited Financial Resources of Fund Manager.............................   22
  Liability of Holders....................................................   22
  Risks of Joint Ventures.................................................   22
  Partnership Status......................................................   23
  Certain Other Tax Considerations........................................   23

  Tax Opinion.............................................................   24
  ERISA Considerations....................................................   25

WHO SHOULD INVEST.........................................................   25


ESTIMATED USE OF PROCEEDS.................................................   28

MANAGEMENT COMPENSATION...................................................   29
    Summary Table.........................................................   29
    Defined Terms Used in Description of Compensation.....................   33
    Narrative Description of Compensation.................................   34

INVESTMENT OBJECTIVES AND POLICIES........................................   37
    Principal Investment Objectives.......................................   37
    General Policies......................................................   38
    Identified Equipment Acquisitions.....................................   40
    Types of Equipment....................................................   41
    Borrowing Policies....................................................   48
    Description of Lessees................................................   50
    Foreign Leases........................................................   51
    Description of Leases.................................................   52
    Agreements with Manufacturers and Vendors.............................   53
    Competition...........................................................   54
    Joint Venture Investments.............................................   55
    General Restrictions..................................................   56
    Changes in Investment Objectives and Policies.........................   57

CONFLICTS OF INTEREST.....................................................   57

ORGANIZATIONAL DIAGRAM....................................................   60

FIDUCIARY DUTY OF THE GENERAL PARTNER.....................................   61

MANAGEMENT................................................................   63
    The Fund Manager......................................................   63
    The Dealer Manager....................................................   70

PRIOR PERFORMANCE SUMMARY.................................................   70

INCOME, LOSSES AND DISTRIBUTIONS..........................................   74
    Allocations of Net Income and Net Loss................................   74
    Timing of Distributions...............................................   75
    Allocations of Distributions..........................................   75
    Reinvestment..........................................................   77
    Return of Unused Capital..............................................   78
    Cash From Reserve Account.............................................   78
    Sources of Distributions - Accounting Matters.........................   79

CAPITALIZATION............................................................   79

MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION..................................................   80

INCOME TAX CONSEQUENCES...................................................   81
    Summary...............................................................   82
    Opinion of Counsel....................................................   82
    Classification as a "Partnership".....................................   82
    Allocations of Profits and Losses.....................................   82
    Income Recognition....................................................   82
    Taxation of Holders of Units..........................................   82
    Limitation on Deduction of Losses.....................................   82
    Tax Status of Leases..................................................   83
    Depreciation..........................................................   83
    Deductibility of Management Fees......................................   83
    Sales or Exchanges of Fund Equipment..................................   83
    Disposition of Units..................................................   83
    Fund Elections........................................................   83
    Investment by Qualified Plans and IRAS................................   83
    Dissolution of Fund...................................................   83
    Opinion of Counsel....................................................   84
    Classification as a "Partnership" ....................................   85
    Allocation of Profits and Losses .....................................   88
    Income Recognition....................................................   90
    Taxation of Holders of Units .........................................   91
    Limitation on Deduction of Losses ....................................   92
    Tax Basis ............................................................   92
    At Risk Rules ........................................................   92
    Passive Loss Limitations .............................................   93
    Hobby Losses .........................................................   94
    Tax Status of Leases .................................................   94
    Depreciation .........................................................   95
    MACRS and ADR ........................................................   95
    Recapture ............................................................   97
    Basis ................................................................   97
    Limitation on the Use of MACRS .......................................   97
    Property Used Predominantly Outside the United States ................   97
    Tax Exempt Leasing ...................................................   98
    Deductibility of Management Fees .....................................   98
    Tax Liabilities in Later Years .......................................   99
    Sales orExchange of Fund Equipment ...................................   99
    Disposition of Units .................................................  101
    Original Issue Discount ..............................................  102
    Fund Elections .......................................................  102
    Dissolution of Fund ..................................................  103
    Treatment of Gifts of Units ..........................................  103
    Investment by Qualified Plans and IRAS ...............................  103
    Individual Tax Rates .................................................  105
    Alternative Minimum Tax ..............................................  105
    Fund Tax Returns and Tax Information..................................  106
    Interest and Penalties................................................  107
    Audit of Tax Returns..................................................  109
    Registration Provisions...............................................  110
    Miscellaneous Partnership Tax Aspects.................................  110
    Foreign Tax Considerations............................................  110
    Taxation of Foreign Persons...........................................  111
    Future Federal Income Tax Changes.....................................  112
    State and Local Taxes.................................................  113
    Need for Independent Advice...........................................  114

ERISA CONSIDERATIONS......................................................  114
    Prohibited Transactions Under ERISA and the Code......................  114
    Plan Assets...........................................................  114
    Other ERISA Considerations............................................  115

SUMMARY OF THE PARTNERSHIP AGREEMENT......................................  116
    The Duties of the Fund Manager........................................  116
    Liability of Holders..................................................  117
    Term and Dissolution..................................................  117
    Voting Rights of Limited Partners.....................................  118
    Dissenters' Rights and Limitations on
      Mergers and Roll-ups................................................  119
    Meetings..............................................................  119
    Books of Account and Records..........................................  119
    Status of Units.......................................................  120
    Transferability of Units..............................................  120
    Repurchase of Units...................................................  124

    Indemnification of the General Partner...............................   124

PLAN OF DISTRIBUTION.....................................................   125
    Distribution.........................................................   125
    Selling Compensation and Certain Expenses............................   126
    Escrow Arrangements..................................................   127
    Investments by Certain Persons.......................................   128
    State Requirements...................................................   129

REPORTS TO HOLDERS.......................................................   130

SUPPLEMENTAL SALES MATERIAL..............................................   131

LEGAL OPINIONS...........................................................   131

EXPERTS..................................................................   131

ADDITIONAL INFORMATION...................................................   132

GLOSSARY.................................................................   132

FINANCIAL STATEMENTS.....................................................   F-1

Exhibit A - Prior Performance Information................................   A-1
Exhibit B - Partnership Agreement.........................................  B-1
Exhibit C - Subscription Instructions and Documents .....................   C-1


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation must not be relied upon. This Prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof; however, if any material change not contemplated hereby occurs while this Prospectus is required to be delivered, this Prospectus will be amended or supplemented accordingly.


         Until February 27, 1997 all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                             SUMMARY OF THE OFFERING

     The following is a summary of the pertinent facts and highlights from the material contained in this Prospectus. More detailed information with respect to this offering may be found in the remainder of this Prospectus.

         Risk Factors: An investment in Units involves significant risks.

         The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks, organized into the categories of Investment Risks (those relating to the types of investments the Fund will make), Fund Risks (those relating to the investments in limited partnerships and the terms of the Partnership Agreement), and Tax Risks (those relating to the tax laws as they apply to the Fund and its investments). Please refer to those sections of the Prospectus for discussions of material risk factors, including, but not limited to, the following risks:

  - Limited voting rights for investors mean total reliance on the Fund Manager for Fund management, and the Fund Manager may be subject to certain conflicts of interest;

  - Substantial fees are payable to the Fund Manager and its affiliates even if the Fund does not generate profits;

  - All equipment investments are not specified, and investors cannot fully assess the risks involved in the Fund's equipment portfolio;

  - The Fund's ability to realize lease revenues and make cash distributions is subject to the risk of lessee defaults;

  - The use of secured debt to acquire equipment may result in the loss of equipment used as collateral for such debt if the Fund is unable to pay its debt obligation;

  - The Units will not be listed on any securities exchange and there are significant limitations on transferability. Accordingly, investors may be unable to resell or dispose of Units except at discounts from the offering price, which discounts may be substantial, and, while the Fund is expected to liquidate over a ten to eleven year term, it must terminate no later than December 2017;

  - The Fund's ability to diversify its portfolio of leased equipment by types of equipment, manufacturers, lessees and geographic regions is dependent on the amount of capital actually raised and the amount of available debt financing (the Fund intends to incur debt equal to approximately 50% of its equipment cost, but there can be no assurance as to the amount of available debt financing);

  - A substantial portion of distributions will be deemed, and a substantial portion of distributions by prior ATEL programs have been, a return of invested capital, as opposed to investment income, and the amount of investment income investors may realize depends in part on the resale or re-lease value of equipment after the initial leases terminate;

  - The return of investors' capital is not guaranteed and there can be no assurance as to the timing or amount of any distributions; and

         Who Should Invest: The section of the Prospectus entitled "Who Should Invest" contains an explanation of investor suitability requirements, and describes the minimum net worth and income requirements that various states impose on investors. In particular, that discussion addresses the rules applicable to certain investors such as IRAs.

         Estimated Use of Proceeds: Of each dollar raised by the Fund, approximately 86% will actually be invested in the cash portion of the purchase price of equipment. An additional 0.5% will be retained as capital reserves. The balance will be used to pay selling commissions equal to 9.5% (including up to 1.5% which may be retained by the Dealer Manager, an affiliate of the Fund Manager, for wholesaling expenses and commissions), Acquisition Expenses and the other expenses of the offering in the estimated amount of from 2.5% to 4% (which may be advanced by the Fund Manager and reimbursed by the Fund). See "Estimated Use of Proceeds" for a precise breakdown of the Fund's estimate as to the use of the capital it raises.

         Management Compensation: The Fund Manager and its affiliates will receive substantial fees and compensation in connection with this offering and the operation of the Fund's business, including the following:

                  - Selling commissions on the sale of Units are payable to the Dealer Manager, a substantial portion of which will be reallowed to participating broker dealers. The Dealer Manager may retain up to 1.5% of the total proceeds from the sale of Units.


                  - An equipment management fee will be paid to an Affiliate of the Fund Manager, in an amount equal to either 2% or 3.5% of the gross revenues from Fund leases (depending on the type of lease).

                  - An incentive management fee will be paid to the Fund Manager or an Affiliate, in an amount equal to 4% of distributions  of cash from operations  (generally  consisting of lease revenues less operating expenses and reserves). When investors have received distributions equal to their original investment plus distributions equal to a cumulative 10% per annum on an investor's unreturned capital, then the incentive management fee will be paid in an amount equal to 7.5% of all Fund distributions, including distributions of the proceeds from sale, refinancing or other disposition of the equipment.


                  - An equipment resale/re-leasing fee may be paid to ATEL Equipment Corporation in an amount up to 3% of the sale price of Fund equipment, but only after investors have received their capital back plus distributions equal to a cumulative 10% per annum on an investor's unreturned capital. A fee of up to 2% of the gross rents may also be paid to ATEL Equipment Corporation upon a re-lease of Fund equipment.

                  - The Fund Manager has an interest as the General Partner in the Fund allocating to it 7.5% of all net income and net loss for tax and accounting purposes and cash distributions.

         See "Management Compensation." The Fund Manager has discretion with respect to all decisions related to Fund transactions, and may therefore be able to affect the amount and timing of compensation payable by the Fund. See "Conflicts of Interest - Receipt of Commissions, Fees and other Compensation by the Fund Manager and its Affiliates."

         Investment Objectives and Policies: The Fund's objectives are to invest in a diversified portfolio of equipment for lease to third parties which will:

     (i) Preserve, protect and return the Fund's invested capital;

     (ii) Generate regular distributions to investors from net lease revenues and from sales or refinancing of equipment, with any balance remaining after certain minimum distributions (see "Income, Losses and Distributions Allocations of Distributions") to be reinvested in equipment during the period ending six years after the year in which this offering of Units terminates (the "Reinvestment Period"); and

     (iii) Provide additional distributions after the end of the Reinvestment Period and until all Equipment has been sold.

         There can be no assurance that any such objectives can be attained.

         The Fund's equipment portfolio may include various types of equipment, as described more fully under "Investment Objectives and Policies - Types of Equipment."

         It is the Fund's investment objective to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include some more technology-dependent equipment, such as certain types of communications equipment, medical equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Partnership Agreement does not limit the Fund's ability to invest in high-technology equipment. Equipment that depends on high-technology design or applications for its value may often tend to lose value more rapidly than equipment which is less technology dependent, as advances in technology may render such high-technology equipment functionally obsolete at an earlier date. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the six prior public programs sponsored by the Fund Manager and its affiliates which have investment objectives and policies identical to those of the Fund.

         The effect of owning assets which may be subject to economic depreciation is, generally, that the investors' return on their capital, and in some cases the return of their capital, is dependent on the rate of such economic depreciation. In other words, the residual values realized upon the sale, release or other disposition of the equipment will play a significant role in determining the success of the investment. Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         A majority of the Fund's equipment will be leased on terms which return at least 90% of the original purchase price through lease payments ("High Payout Leases"), and a substantial portion of the purchase prices of other leased assets may be expected to be returned through rents. The residual value risk and the dependence on residual values to achieve a return on investment is discussed under "Risk Factors - Investment Risks - Return on Investment Dependent Upon Residual Value of Equipment."

         Upon termination of the Fund's leases, the Fund Manager will seek to release or sell the equipment, provided that subsequent leases will be for terms consistent with the Fund's intended term.

         Other than as set forth under "Investment Objectives and Policies Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund does not currently have options, contractual obligations or letters of intent to acquire any equipment. See "Risk Factors" and "Investment Objectives and Policies."

         There is no limit on the borrowings on individual items of equipment. However, the Fund's objective is to incur total portfolio debt equal to the maximum permitted under the Partnership Agreement, which is an amount equal to 50% of the cost of its equipment as of the date of its final investment of the offering proceeds or, thereafter, as of the date any subsequent indebtedness is incurred. See "Risk Factors - Risks of Leverage" and "Investment Objectives and Policies - Borrowing Policies."

         Conflicts of Interest: The Fund Manager will have conflicts of interest in the management of the Fund, including having interests which may be inconsistent with those of the investors under some circumstances and being permitted to engage in other activities which may conflict with those of the Fund. The section of this Prospectus entitled "Conflicts of Interest" discusses the most important of these conflicts of interest and how the Fund Manager intends to resolve them.

         Fiduciary Duty of the General Partner: The Fund Manager is responsible for supervising all aspects of the administration of the Fund and management of its business. The Fund Manager, as General Partner of the Fund, will act as a fiduciary to the Fund, and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs. See "Fiduciary Duty of General Partner." However, the Fund will indemnify the Fund Manager against certain liabilities and the Fund Manager will have certain conflicts of interest, as described under "Conflicts of Interest."

         Management: The General Partner of the Fund is ATEL Financial Corporation ("ATEL" or the "Fund Manager"), a California corporation. Affiliates of the Fund Manager will provide various services to the Fund. See "Management." The offices of the Fund Manager and its Affiliates are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL. The Fund Manager's balance sheet is included in this Prospectus under the caption "Financial Statements."

         Prior Performance Summary: The Fund Manager and its affiliates have sponsored six prior public and one prior private equipment leasing programs. The six prior public programs have had investment objectives substantially identical to those of the Fund, while the private program had similar investment objectives which differed in certain respects from those of the Fund. The section of the Prospectus entitled "Prior Performance Summary" contains a summary of certain of these prior investment programs in which the Fund Manager and its affiliates have been involved. The Prior Performance Tables attached as Exhibit A to the Prospectus include statistical and financial data regarding these prior investment programs. Upon request, the Fund Manager will provide a copy of the most recent annual report on Form 10-K for any of the six prior public programs.

         Income, Losses and Distributions: Fund income and loss for tax purposes shall be allocated 92.5% to investors and 7.5% to the Fund Manager. After payment of Fund expenses, permitted reinvestment in equipment and setting aside of reserves, investors will receive 88.5% and the Fund Manager and its Affiliates a total of 11.5% (7.5% as a distribution to the Fund Manager and 4% as a fee payable to its Affiliate) of all distributions of net lease revenues. Investors will initially receive 92.5% and the Fund Manager 7.5% of all distributions of the net proceeds of equipment sales or refinancings. At such time as investors have received aggregate Distributions equal to their original capital contributions plus an amount equal to 10% per annum on their "adjusted invested capital" (their original capital contribution reduced by all prior distributions to investors in excess of 10% per annum), investors will receive 85% and the General Partner and its Affiliates a total of 15% (7.5% as a distribution to the General Partner and 7.5% as a fee payable to its Affiliate) of all subsequent distributions of proceeds from sales or refinancings. The foregoing is only a brief summary of complicated provisions in the Partnership Agreement. See "Income, Losses and Distributions" for a more complete and precise description of these provisions.

         Upon liquidation of the Fund, the proceeds of liquidation will be distributed in accordance with each partner's positive capital account balance. See "Income, Losses and Distributions."

          Reinvestment: Subject to certain limitations, including the prior distribution of cash in specified minimum amounts, the Fund Manager may reinvest Fund revenues in additional equipment through the end of a six-year period commencing after the year this offering closes. See "Income, Losses and Distributions - Reinvestment."

          Income Tax Consequences:   The following is a brief summary of, and is
qualified by, the more extensive discussion of the material federal income tax consequences set forth in "Income Tax Consequences."

- Partnership Classification. Counsel is of the opinion that the Fund will be classified as a partnership for federal income tax purposes.

- Allocation of Net Income and Net Loss. Tax counsel is of the opinion that, it is more likely than not, the tax allocation provisions in the Partnership Agreement will not be significantly modified by the Internal Revenue Service.

- Income Recognition. In any year, an investor's tax liabilities attributable to his investment in the Fund may exceed cash realized by such investor in that year.

- Limitations on Deduction of Losses. There are certain limitations on the ability of an investor to utilize his allocable share of Fund tax losses.

- Tax Status of Leases. In order for investors to be entitled to depreciation deductions, the equipment leases must be classified "true leases" for federal income tax purposes. The Fund Manager has represented that it will use its best efforts to assure that each item of equipment will comply or will substantially comply with the Internal Revenue Service's equipment leasing guidelines.

- Disposition of Units. In certain circumstances, the amount of tax payable by an investor on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom.

- Fund Elections. The Fund is not expected to file an election under Internal Revenue Code section 754. The absence of such election may have an adverse effect on the marketability and sale price of the Units.

- UBTI. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs.

- AMT. The Fund's depreciation deductions may be subject to adjustment under the alternative minimum tax.

         Summary of the Partnership Agreement: The Partnership Agreement that will govern the relationship between the investors and the Fund Manager is a complex legal document, and the section of the Prospectus entitled "Summary of the Limited Partnership Agreement" summarizes some of its important provisions. Other important provisions are summarized elsewhere in the Prospectus under the captions "Management Compensation," "Income, Losses and Distributions" and "Reports to Holders." The following is a brief summary of certain provisions of the Partnership Agreement which are discussed in greater detail under "Summary of the Limited Partnership Agreement."

- Voting Rights of Limited Partners. Each limited partner of the Fund ("Limited Partner") will be entitled to cast one vote for each Unit which such partner owns as of the date designated as the record date for any Limited Partner vote. The Limited Partners are entitled to vote on only certain fundamental organizational matters affecting the Fund, and are not authorized to participate in the conduct of Fund operations or the establishment or implementation of Fund investment policies.

- Meetings. The General Partner or Limited Partners holding 10% or more of the total outstanding Units may call a meeting of the Limited
      Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote.

-     Dissenters'  Rights and  Limitations  on Mergers and Roll-ups.  Section
      16.7 of the Partnership Agreement provides Limited Partners with certain rights in the event of any proposal involving an acquisition, conversion, merger or consolidation transaction in which the investors would be issued new securities in the resulting entity.

- Transferability of Units. The Fund Manager may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to certain matters set forth in the Partnership Agreement. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Partnership Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

- Liability of Investors. Under the Partnership Agreement and the California Revised Limited Partnership Act, an investor complying with the Partnership Agreement will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits; provided that, if the Fund has made an improper distribution, the investor may be required to return the amount received as a result.

- Status Of Units. Under the Partnership Agreement, each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except with respect to certain limitations on the voting of Units held by the Fund Manager or its Affiliates.

- Term and Dissolution. The Fund will continue for a maximum period ending December 31, 2017, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the final investors are admitted to the Fund) with final liquidation expected to occur approximately ten to eleven years after the date the final investors are admitted to the Fund.

- The Duties of the Fund Manager. ATEL Financial Corporation, the Fund Manager, is General Partner of the Fund and, under the terms of the Partnership Agreement, has the exclusive management and control of all aspects of the business of the Fund.

- Books of Account and Records. The General Partner is responsible under the Partnership Agreement for keeping certain books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Limited Partner and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund, and each Limited Partner shall have the right to compel the Fund to deliver copies of certain of these records on demand.

- Indemnification of the Fund Manager. The Partnership Agreement provides that the Fund Manager and its affiliates who perform services for the Fund will be indemnified against certain liabilities.

         Plan of Distribution: The Units will be offered through ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Fund Manager. The Dealer Manager will in turn offer Units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). See "Plan of Distribution."


     Until subscriptions for a total of 120,000 Units are received and accepted, all subscription checks must be made payable to, and all offering proceeds will be deposited in an escrow account at, First Trust of California National Association, San Francisco, California. The offering will terminate not later than two years from the date of this Prospectus, subject to any re-qualification or renewal of qualification of the offering which may be required in certain jurisdictions after the end of the first year of the offering. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. See "Plan of Distribution."


         Glossary: See "Glossary" for definitions of certain capitalized terms which are not otherwise defined herein.

                                  RISK FACTORS

         The purchase of Units involves various risks. Therefore, prospective purchasers should consider the following factors, among others discussed in this Prospectus, before making a decision to purchase Units.

         Limited Investor Voting Rights and Total Reliance on Management. All decisions with respect to the management of the Fund will be made exclusively by the Fund Manager. The success of the Fund will, to a large extent, depend on the quality of the management of the Fund, particularly as it relates to Equipment acquisition, leasing and disposition. Holders are not permitted to take part in the management of the Fund and Limited Partners have only limited voting rights. An affirmative vote by holders of more than 50% of the outstanding Units is required to remove the General Partner. See "Summary of the Partnership Agreement - Voting Rights of Holders." Accordingly, no person should purchase any of the Units offered hereby unless he is willing to entrust all aspects of the management of the Fund to the Fund Manager and has evaluated the Fund Manager's capabilities to perform such functions. The Fund Manager has engaged in various phases of equipment acquisition, leasing, financing and disposition for its own account, and for corporate investors and others, and has sponsored six prior public partnerships, none of which has yet completed its operations and been liquidated. Although the General Partner does maintain key employee life insurance policies, the key executives are not bound by specific employment agreements. See "Management" and Exhibit A - "Prior Performance Information."

         Fund Manager's Compensation and Conflicts of Interest. Substantial fees are payable to the Fund Manager and its Affiliates before distributions are paid to investors and even if the Fund does not generate profits. The Fund Manager will also be subject to many conflicts of interest in connection with its management of the Fund. In particular, the anticipated use of leverage equal to 50% of the aggregate cost of Equipment could result in higher Equipment Management Fees and other compensation as well.

         Unspecified Equipment and Lessees. It is not possible to assess all of the potential risks of an investment in Units because all of the Equipment to be purchased and the lessees to whom such Equipment will be leased have not been identified. A prospective investor will not have complete information as to the manufacturers from which the Fund will purchase Equipment, the number of Operating Leases or Full Payout Leases to be entered into, the specific types and models of Equipment to be acquired, or the identity, financial condition and creditworthiness of the lessees who will lease such Equipment. The Holders must rely solely upon the judgment and ability of the Fund Manager with respect to the selection and methods of investment and reinvestment in Equipment, evaluation of Equipment manufacturers, vendor leasing programs, types of leases and potential lessees. See "Investment Objectives and Policies."


     Defaults by Lessees. The default by a lessee under a lease may cause a lease to terminate and Equipment to be returned to the Fund at a time when the Fund Manager or its agents may be unable promptly to arrange for the re-leasing or sale of such Equipment, thus resulting in the loss of anticipated revenues and the inability to recover the entire amount of the Fund's original investment. Furthermore, the Fund may experience difficulties and delays in recovering the Equipment from the defaulting lessee, if a lessee files for protection under the bankruptcy laws or otherwise. The Equipment may be returned in poor condition and the Fund may be unable to enforce the return provisions and other lessee obligations in its lease against an insolvent lessee. In any event, the costs associated with recovering Equipment upon a lessee's default, enforcing the lessee's obligations under the lease, and transporting, storing, repairing and remarketing the Equipment may be substantial and may adversely affect Fund operations. See Exhibit A, "Prior Performance Information," Table IV and the attached footnotes for a discussion of defaults by lessees of prior programs sponsored by the Fund Manager and its Affiliates. On its defaulted leases, the prior program realized lower residual values on certain items of equipment than had been anticipated at the time of acquisition.


         Risks of Leverage. To finance a portion of the purchase price of its Equipment portfolio, the Fund expects to incur aggregate indebtedness in an amount equal to the maximum permitted under the Partnership Agreement. Total Fund debt may not exceed an amount equal to 50% of the aggregate cost of Equipment as of the final commitment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. Equipment purchased on a leveraged basis generally can be expected to be profitable only if it generates sufficient cash revenues from rents and residual proceeds in excess of those required to pay interest on the related debt, recover the purchase price and cover other operating expenses. The Fund intends to use both nonrecourse debt (debt in which only the asset financed by the lender is collateral securing the obligation) and recourse debt (in which all of the Fund's assets or a selected pool of the assets are collateral securing the obligation). The Fund expects to incur recourse debt obligations in the form of asset securitization transactions and short term bridge financing to provide temporary financing for transactions approved for acquisition by the Fund, including a common recourse debt facility with affiliated programs. See the discussion under "Investment Objecties and Policies - Borrowing Policies." Upon a default by a borrower under a secured debt transaction, the lender generally has the right to accelerate the entire debt obligation and to foreclose on the collateral. The lender can thereby force a sale of the collateral to satisfy the full balance due under the debt obligation of the borrower. The use of leverage may therefore cause the risk of loss to the Holders to be greater than if no debt were incurred, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Fund from leveraged Equipment. At the same time, the use of debt increases the potential size of the Fund's Equipment portfolio, the amount of gross lease revenues and potential residual proceeds, and would also thereby increase the potential Equipment Management Fees payable to the Fund Manager, as such fees are determined as a percentage of the gross revenues from leases of Equipment.


         Furthermore, the amount of Distributions to the Holders and the amount of potential tax benefits may depend upon the availability and the terms of financing for the purchase of Equipment. The Fund has not entered into any agreements to obtain permanent financing, and it is not currently possible to ascertain the availability of such financing. No assurance can be given that financing will be available or, if available, that it will be provided upon terms which the Fund Manager deems reasonable.


         Balloon Payments. The Fund may borrow on terms which do not provide for amortization of the entire principal amount or a substantial portion thereof prior to maturity. Such "balloon payment" debt involves greater risks than secured debt where the principal amount is amortized over the term of the loan because the ability of the Fund to repay at maturity the outstanding principal amount may be dependent upon its ability to obtain adequate refinancing, and in turn upon economic conditions in general and the value of the underlying Equipment in particular. There is no assurance that the Equipment will have sufficient value to permit the Fund to pay or refinance any such balloon payment at maturity. Further, a significant decline in the value of the underlying Equipment could result in a loss of the Equipment through foreclosure.

         Limited Transferability of Units. There are significant limitations on the transferability of Units, and, as a result of potential adverse tax effects, the Fund Manager will take steps to assure that no public trading market develops for the Units offered hereby. Holders may not, therefore, be able to liquidate their investments in the event of an emergency. In addition, Units may not be readily accepted as collateral for a loan. Consequently, the purchase of Units should be considered only as a long-term investment.


     Diversification Dependent Upon Size of Fund. The Fund will be capitalized with contributions of not less than $1,200,000 nor more than $150,000,000. The potential for portfolio diversification and therefore the potential profitability of the Fund may be affected by the amount of funds actually raised. In the event that the Fund receives only the minimum Gross Proceeds, it will have less ability to obtain diversification of its Equipment portfolio and lessees, and the degree to which it may be adversely affected by the results of any single lease transaction will be increased. See "Estimated Use of Proceeds" and "Plan of Distribution." It should be noted that there is no minimum number of lease transactions nor is there any restriction on the percentage of offering proceeds at the minimum offering amount which may be used to purchase equipment of a single type or equipment leased to a single lessee.


         Return on Investment Dependent Upon Residual Value of Equipment. A substantial portion of Fund distributions from lease revenues is expected to be a return of capital. The Fund's ability to generate income from its investment in Equipment will depend in part upon the continuing value of such Equipment when its leases terminate, which in turn will depend upon, among other things:
(i) the condition of the Equipment; (ii) the cost of comparable new Equipment; and (iii) the functional and technological obsolescence of the Equipment. In general, leased equipment can be expected to depreciate in constant dollars (that is, in dollars discounted for the effects of inflation during the lease term). In structuring the terms of Fund leases, the Fund Manager will make certain assumptions regarding the anticipated residual values of Equipment in an effort to calculate lease rates which, when combined with estimated sale proceeds, may be expected to return the Fund's invested capital and provide a profit. There can be no assurance that the Fund's residual value assumptions will prove to be accurate or that the Equipment will not decline in value more rapidly than anticipated.

         Portion of Distributions Characterized as Return of Capital. The portion of each Distribution which exceeds the Fund's net income for the fiscal period in which the Distribution is made would constitute a return of capital. In other words, to the extent an investor receives cash in excess of his allocable share of income for a period, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital (i.e., investment income) or a portion of each. The portion of total Distributions which will constitute a return of capital and the portion which will constitute investment income upon termination of the Fund will depend on a number of factors in the Fund's operations, including the values which may be realized on the sales of the Fund's Equipment at the end of its leases, and cannot be determined until its Equipment portfolio is liquidated and the total amount of all Distributions is compared to the total capital invested. The amount and sources of cash distributions to investors in each of the prior public programs sponsored by the General Partner and its

Affiliates are set forth in Table III of Exhibit A to this Prospectus. Set forth under the line item "Cash distributions to investors on a GAAP basis," are the amount of annual distributions by each prior program per $1,000 invested and the portions of which constitute return of capital and investment income. It should be noted, however, that, as discussed above with respect to the Fund, the return of capital and investment income ultimately to be realized by the prior programs will not be finally determinable until each program is completed and liquidated.

         Activities Outside of the United States. The Fund may lease Equipment to foreign subsidiaries of United States corporations and to foreign lessees and otherwise lease Equipment which is to be used outside the United States. There is no limit on the amount of Equipment which may be so leased, but the Fund Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment which is leased to such foreign lessees and which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds at any time during the period the Fund is acquiring equipment. In such cases, the Fund's interest in the Equipment may be subject to the regulatory, taxing and judicial authorities of a foreign jurisdiction. The Fund will attempt to require foreign lessees to consent to the jurisdiction of U.S. courts in the event disputes should arise regarding the lease. Even if the Fund is successful in this effort, it may be difficult or impossible to enforce judgments obtained against foreign lessees in the event of a lease default, or to obtain possession of leased Equipment or otherwise to enforce the Fund's rights under the related lease. Moreover, the use and operation of Fund Equipment in foreign jurisdictions may subject the Equipment to unanticipated taxes, assessments or confiscation without fair compensation. The Fund will attempt to include in such leases provisions which will cause all payments due under the leases to be made in U.S. currency and require lessees to reimburse the Fund for any foreign taxes billed to the Fund and to maintain insurance covering the risk of confiscation. In the event that lease payments or other terms of the leases involve payments in other than U.S. currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund's overall return on an investment. Many countries also have laws regulating the transfer and exchange of currencies, and such laws may affect a foreign lessee's ability to comply with lease terms. Finally, certain depreciation methods may not be available for Equipment leased by a foreign lessee or "used predominantly outside the United States." See the discussion below under "Income Tax Consequences - Depreciation
- Limitations on the Use of MACRS - (1) Property Used Predominantly Outside the United States, and (2) Tax-Exempt Leasing."

         General Risks in the Equipment Leasing Business. The success of the Fund will be affected by the quality of the Equipment, the viability of the Equipment manufacturer, the timing of the purchases of Equipment by the Fund Manager and its ability to forecast technological advances concerning such Equipment. Equipment leasing is subject to the risk of credit losses, technological and economic obsolescence and defaults by lessees. Increases in operating expenses borne by the Fund (including expenses relating to energy, labor, taxes and insurance) could have an adverse impact upon the Fund's ability to keep the Equipment leased on a profitable basis.

         Fluctuations in Demand for Equipment. The ability of the Fund to keep the Equipment leased and/or operating and the terms of acquisitions, leases and dispositions of Equipment depend on various factors (many of which are not within the control of the Fund Manager or the Fund), such as general economic conditions, including the effects of inflation or recession, and fluctuations in supply and demand for various types of Equipment resulting from, among other things, technological and economic obsolescence.

         Competition. The equipment leasing industry is highly competitive. Equipment manufacturers, corporations, partnerships and others offer users an alternative to the purchase of most types of equipment with payment terms which vary widely depending on the lease term and type of equipment. In seeking suitable lease transactions, the Fund will compete with other entities, including financial institutions, manufacturers and public and private limited partnerships organized and managed similarly to the Fund, some of which may have greater financial resources or experience than the Fund and the Fund Manager. Such competition may have an adverse effect on the terms of lease transactions available to the Fund.


     Risks of Operating Leases. Equipment representing at least a majority of the aggregate purchase price of the Fund's Equipment portfolio as of the final investment of the Net Proceeds must be leased under High Payout Leases, the Equipment portfolio will predominantly consist of investments in Operating Leases, under which the Fund will be entitled to receive aggregate rental payments equal to at least 90% of the purchase price of the leased Equipment. The Equipment portfolio is expected predominantly to consist of investments in Operating Leases, under which the Fund will receive aggregate rental payments in an amount that is less than its purchase price for the Equipment. he Fund must, upon termination of an Operating Lease, either obtain a renewal from the original lessee, find a new lessee or sell the Equipment in order to cover its investment in such Equipment. If the Fund is unable to renew leases, to enter into new leases or to sell Equipment on desirable terms after the expiration of the initial terms of Operating Leases, it may experience (i) loss of anticipated revenues and (ii) the inability to recover the Fund's investment in the Equipment.


         Casualty Losses. Equipment may be damaged or lost as a result of fire, weather, accident, theft or other events of casualty. There is no assurance that all potential casualties will be insurable or that, if insured, the insurance proceeds will be sufficient to cover a casualty.

         Consequences of Government Regulation. The use, maintenance and ownership of certain types of Equipment are regulated by federal, state and/or local authorities which may impose restrictions and financial burdens on the Fund's ownership and operation of such Equipment. Changes in government regulations, industry standards or deregulation may also affect the ownership, operation and resale of such Equipment.

         In addition, certain types of Equipment (such as railcars and aircraft) are subject to extensive safety and operating regulations by governmental agencies and/or industry organizations. Such agencies or organizations may require modifications or capital improvements to items of Equipment. Such modifications or improvements may require the removal from service of items of Equipment for a period of time and substantial capital expenditures by the owner. The terms of leases may provide for rent abatements if required improvements cannot be made in a timely manner or if the Equipment must remain out of service for an extended period. The Fund may as a result experience reductions or interruptions in operating revenues from such leases. If the Fund lacked sufficient funds to make a required improvement or modification, it might be required to sell the affected item of Equipment or to sell other items of Equipment owned by it in order to obtain the necessary funds; in either event, the Fund might sustain a loss on its investment in the items sold and might lose future revenues, and the Holders might experience adverse tax consequences.

         Registration of Aircraft May Not Be Possible. The Fund may invest a portion of the Net Proceeds in aircraft. Aircraft operated in the United States must be registered with the Federal Aviation Administration, which limits such registration to aircraft owned by U.S. Citizens and Resident Aliens. The FAA's Rules are not clear on the status of a partnership which owns aircraft, and there may be a risk that a Fund aircraft may not be registered or may have its registration revoked. The fund's acquisition of any aircraft will be conditioned on appropriate registration with the FAA or other government agency having jurisdiction over the aircraft. If such registration were revoked for any reason, the aircraft could not be operated in the United States airspace, and the Fund would be subject to resulting risks, including a possible forced sale of the aircraft, the potential for uninsured casualties to the aircraft, the loss of the benefits of the central recording system under federal law (and exposure to liens not of record with the FAA) and a breach by the Fund of leases or financing agreements relating to the aircraft. See "Investment Objectives and Policies -- Types of Equipment - Aircraft."

         Newly-Formed Entity. The Fund was formed in May, 1996, and has no operating history. No assurance can be given that the Fund's operations will be successful or that it will meet its stated investment objectives.

         Difficulty in Investing Proceeds. There can be no assurance as to the length of time it will take the Fund to invest the Net Proceeds. A delay in the investment could affect the Fund's ability to meet its investment objectives. Any overall decline in corporate expansion or demand for capital goods would adversely affect the Fund's ability to invest the Net Proceeds.

         Income in Excess of Distributions. The Fund Manager may, in its discretion, withhold Distributions if, in the opinion of the Fund Manager, such funds should be used to meet Fund obligations, establish or replenish capital reserves or, as discussed below, reinvest in additional Equipment. Distributions to the Holders may be less than the amount of the Fund's taxable income. In such event, depending upon a Holder's tax rate and the amount distributed, a Holder may be subject to income tax payable out of his personal funds. Until the end of the Reinvestment Period, the Fund Manager intends to purchase additional Equipment from funds obtained from operations and sales of Equipment after the Fund has provided certain specified Distributions. Cash from Operations and Cash from Sales or Refinancing must be distributed to the extent necessary to pay federal and state tax liabilities arising from the Fund for a taxpayer in a 31% federal income tax bracket (subject to the additional minimum Distribution requirements described under "Income, Losses and Distributions - Distributions"). Accordingly, the risk of any tax liability in excess of cash distributions for any period resulting from reinvestment of Fund revenues in additional Equipment is limited to those persons in a federal income tax bracket in excess of 31%. See "Income, Losses and Distributions" and "Income Tax Consequences" for information with respect to the allocation of Net Income, Net Loss and Distributions. In addition, distributions to foreign and nonresident Holders may be subject to withholding taxes which would reduce the amount of cash actually received by such Holders. See "Income Tax Consequences Taxation of Foreign Persons" and "State Taxes."

         Limited Financial Resources of Fund Manager. The net worth of the Fund Manager as of July 31, 1996 was in excess of $3 million determined on a book value basis. If the financial condition of the Fund Manager should be substantially reduced, the Fund might not continue to satisfy the conditions required for classification as a partnership for federal income tax purposes, thereby resulting in adverse income tax consequences for the Partners. See "Income Tax Consequences." Furthermore, should such net worth be materially reduced in the future the Fund Manager's ability to satisfy its obligations to the Fund could be impaired. The Fund Manager is also general partner for five other limited partnerships and has contingent liabilities arising out of leasing transactions with various non-affiliated third parties; as such, it may be liable for the debts and obligations arising therefrom. See "Financial Statements". If the Fund Manager were forced into bankruptcy or receivership and the Holders did not elect to continue the Fund, dissolution of the Fund could result at a time when such dissolution would be adverse to the interests of the Holders.


         Liability of Holders. Under California law, neither the existence nor the exercise of certain voting rights in a limited partnership agreement will cause limited partners to be deemed to take part in the control of partnership business. A substantial number of states have adopted legislation which provides that the laws of the state under which a foreign limited partnership is organized govern its organization and internal affairs and the liability of its partners. Accordingly, in such states, the limitation of liability of limited partners provided by California law should be respected. In those states which have not adopted similar legislative provisions, counsel for the Fund has advised that strong arguments may be made in support of the conclusion that California law should govern as to the liability of limited partners and that neither the possession nor the exercise of such rights should affect the limited liability of limited partners; counsel, however, has also advised that there is no authoritative precedent on this issue, and a question exists as to whether the exercise (or perhaps even the existence) of such rights might provide a basis on which a court in such a state could determine that the Holders are not entitled to the limitation on liability for which the Partnership Agreement and California law provide.

         Risks of Joint Ventures. Some of the Fund's investments may be owned by joint ventures or partnerships between the Fund and unaffiliated third parties or, under certain circumstances, Affiliates of the Fund or the Fund Manager, or as co-tenants with such parties. The investment by the Fund in joint ownership of Equipment, instead of investing in the Equipment directly or as the sole owner, may involve risks not otherwise present, including, for example, risks associated with the possibility that the Fund's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund, that the parties may reach an impasse on joint venture decisions or that such co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund's policies or objectives. Among other things, actions by such a co-venturer might have the result of subjecting Equipment owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund. (See "Investment Objectives and Policies - Joint Venture Investments.")

         Partnership Status. The Fund will not apply for a ruling from the Internal Revenue Service (the "Service") that it will be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes. The Service has set forth certain net worth requirements which must be met by general partners in a limited partnership before the Service will issue a ruling concerning the tax status of such partnership. There can be no assurance that the Fund Manager will maintain a net worth sufficient to satisfy such requirements. Furthermore, there is the possibility that Units may be considered to be "publicly traded," thereby resulting in the Fund being taxed as a corporation. The Fund Manager will cause the Fund to contest any contention by the Service that the Fund constitutes an association taxable as a corporation, but Holders should be aware that this may result in additional representation expenses (i.e., legal and accounting fees). In the event that the Fund is treated for tax purposes as an association, the effective yield on an investment in the Units would be substantially reduced because certain tax benefits associated with the offering would be unavailable. See "Income Tax Consequences."

         Certain Other Tax Considerations. In determining whether to invest in the Units offered hereby, a prospective Holder should consider other possible tax consequences thereof which may include, among others:

                  (a)  the   Service   could   disallow  or  reduce  the  Fund's
         depreciation deductions or other deductions, or reallocate among the Holders the items of Fund income, gain, deduction and loss in a manner that is different from the provisions contained in the Partnership Agreement, in each case potentially resulting in less tax loss to Holders, or additional taxable income to Holders without a corresponding increase in cash Distributions;

                  (b) the investment by an exempt organization or a trustee or custodian of a Qualified Plan or an IRA will result in unrelated business taxable income to the exempt organization, Qualified Plan or IRA;

                  (c) changes in the tax law or in the Regulations promulgated under the Code may materially and adversely affect the Fund and the Holders, including limiting the ability of limited partnerships such as the Fund to generate passive income, and could adversely affect the value of equipment in general, including the value of the Equipment acquired by the Fund;

                  (d) the tax opinion of counsel is limited in scope and qualified by certain assumptions;

                  (e) Holders may be subject to taxation of an amount in excess of proceeds actually received on a sale of the Units and/or the Equipment and on undistributed income;

                  (f) the taxable losses incurred by the Fund will be subject to the passive loss limitation which will limit the deductibility of such losses;

                  (g) possible audit of a Holder's tax return resulting from the audit of the Fund's or another Holder's return; and

                  (h) Holders may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund.

         See "Income Tax Consequences" for further discussion with respect to the above and other possible tax consequences of the ownership and sale of Units.

         EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT HIS TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN APPLICABLE LAW.

         Tax Opinion. The Fund has obtained an opinion from its tax counsel, Derenthal & Dannhauser ("Tax Counsel"), concerning the Fund's classification as a partnership for federal income tax purposes. See "Income Tax Consequences -- Classification as a Partnership." The opinion also states that the summaries of federal income tax consequences set forth herein under the headings "Risk Factors" and "Income Tax Consequences" have been reviewed by Tax Counsel and, to the extent such summaries involve matters of law, Tax Counsel is of the opinion that such statements of law are correct under the Code, the regulations promulgated thereunder and existing interpretations thereof.

         The opinion of Tax Counsel is based upon the facts described in this Prospectus and upon the facts as they have been represented by the Fund Manager or determined by Tax Counsel as of the date of the opinion. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of Tax Counsel is based upon existing law and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively.

         Each prospective investor should note that the opinions described herein represent only Tax Counsel's best legal judgment and have no binding effect or official status of any kind before the Service or the courts. In the absence of a ruling from the Service, there can be no assurance that the Service will not challenge such conclusions (or the tax positions taken by the Fund).

         ERISA Considerations. In considering an investment of a portion of the assets of a Qualified Plan or IRA in the Fund, a fiduciary should assess (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA") (in the case of IRA's and Keogh Plans, fiduciaries should first determine whether the investment is subject to ERISA requirements), (ii) whether the investment is prudent, as it is unlikely that there will be a market created in which the Qualified Plan or IRA can sell or otherwise dispose of the Units, and
(iii) whether the investment is made solely in the interest of the participants in the Qualified Plan or IRA. Under certain circumstances ERISA and the Code, as interpreted by the Department of Labor will apply a "look- through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets." For this reason, the Fund is limiting sales to Qualified Plans and IRAs to less than 25% in value of the total sale of Units at any time. In the event that Qualified Plans or IRAs acquire more than 25% in value of the Units either because the investors have misrepresented the status of their investment or because of transfers made to Qualified Plans or IRAs the assets of the Fund might be treated as "plan assets." ERISA also requires that the assets of a plan be valued at their fair market value as of the close of the plan year. It may not be possible to value the Units accurately from year to year, because there will not be a secondary market for them and any change in the value of the Equipment may not be reflected in the value of the Units.

                                WHO SHOULD INVEST

         The Units represent a long-term investment, the primary benefit of which is expected to be Distributions. A purchase of Units involves investment risks and is suitable only for persons who meet the financial suitability standards described herein and who have no need for liquidity from this investment. See "Risk Factors." In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is included herein as Exhibit C. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.


         As a result of the relative lack of liquidity and the long-term nature of the investment, the Fund has established suitability standards which require that an investor (including subsequent transferees) (i) have an annual gross income of at least $30,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $75,000 in excess of his Original Invested Capital; or (iii) be purchasing in a fiduciary capacity for a person or entity, and either the investor or the fiduciary account or the donor who is directly or indirectly supplying the funds to purchase the Units subscribed for, meets the suitability standards set forth in clause (i) or (ii). Instead of the standards in clauses (i) and (ii) above, however, an investor (or fiduciary, as described above) in Alabama, Arizona, Arkansas, California, Indiana, Iowa, Kentucky, Maine, Massachusetts,

Michigan, Mississippi, Minnesota, Nebraska, New Hampshire, New Mexico, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont and Washington must (i) have an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $150,000 in excess of his Original Invested Capital. Certain state securities commissioners have established investor suitability standards different from those set forth above for the marketing, sale or subsequent transfers of Units within their respective jurisdictions, which standards are set forth below under "Plan of Distribution - State Requirements" or will be set forth in a supplement hereto. By executing the Subscription Agreement, an investor represents that he meets the suitability standards applicable to him as set forth herein and in the Subscription
Agreement, and agrees that such standards may be applied to any proposed transferee of his Units. Notwithstanding the foregoing, each participating broker-dealer who sells Units has the affirmative duty to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer and must maintain information concerning such suitability for at least six years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser.

         The minimum number of Units which an investor may purchase is 250, representing a total minimum investment of $2,500, except that an Individual Retirement Account ("IRA") or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan ("Qualified Plans") may purchase a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units subsequent to his initial investment may be subject to the securities or "Blue Sky" laws of the state in which the transfer is to take place.

         Because the Fund will be engaged in the business of equipment leasing, the distributive share of Fund income realized by a Qualified Plan or IRA will be taxable to such plan as "unrelated business taxable income" under the Internal Revenue Code (the "Code"). Furthermore, in considering an investment in the Fund, plan fiduciaries should consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prudent investment standards generally imposed on plan fiduciaries. Additionally, in certain circumstances the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." To the extent necessary to avoid this result, the Fund will limit the sale and transfer of Units to Qualified Plans and IRAs so that less than 25% of the total outstanding Units are held by Qualified Plans and IRAs at all times. In order to satisfy such requirement, each investor must make a representation at the time of his subscription as to the record and beneficial ownership of the Units subscribed. See "Income Tax Consequences -- Investment by Qualified Plans and IRAs."

         Investors should also note that the Fund is required by the Partnership Agreement to distribute, to the extent available, Cash from Operations and Cash from Sales or Refinancing in any year to the extent necessary to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes due with respect to his interest in Fund Net Income for such year. Accordingly, it is possible that a Holder subject to a higher effective tax rate might not receive sufficient Distributions to pay such tax liabilities. However, the Fund Manager is also required to make Distributions in certain minimum amounts during the Reinvestment Period prior to any reinvestment in Equipment and must distribute all available revenues after the Reinvestment Period. The Fund Manager anticipates that such Distributions will be in amounts which will exceed the expected tax liabilities resulting from allocations of Fund Net Income regardless of the investors' respective tax brackets. See "Risk Factors - Income and Distributions" and "Income, Losses and Distributions." In addition, distributions to nonresident or foreign investors may be subject to withholding taxes which would reduce the amount of cash actually received by such investors. See "Income Tax Consequences Taxation of Foreign Persons" and "State Taxes."

         Under federal law, certain types of Equipment, including aircraft and marine vessels, may not be operated unless they are owned by United States Citizens or Resident Aliens. To assure that the Fund will not exceed relevant federal limits on foreign ownership, the Fund Manager will not permit in excess of 20% of the outstanding Units to be held by persons other than U.S. Citizens and Resident Aliens, and may deny or condition any proposed subscription or transfer in order to comply with such limitation. Furthermore, any Holder who ceases to be a United States Citizen or Resident Alien may be required to tender his Units to the Fund for repurchase at a price determined pursuant to the formula described under "Summary of Partnership Agreement - Repurchase of Units." A HOLDER WHO FAILS TO CONFORM TO THE REPRESENTATIONS REGARDING UNIT OWNERSHIP AND CITIZENSHIP REQUIREMENTS OR MISREPRESENTS HIS UNIT OWNERSHIP OR CITIZENSHIP MAY FORFEIT AND NO LONGER BE ENTITLED TO CASH DISTRIBUTIONS, TAX ALLOCATIONS, RECEIPT OF REPORTS AND VOTING PRIVILEGES, ALTHOUGH HE MAY REALIZE PROCEEDS UPON THE TRANSFER OF HIS UNITS TO AN ELIGIBLE INVESTOR, WHO WOULD BE ENTITLED TO THE FULL ECONOMIC BENEFITS AND OTHER PRIVILEGES ATTRIBUTABLE TO SUCH UNITS.

                            ESTIMATED USE OF PROCEEDS

         Many of the figures set forth below are estimates, and consequently should not be relied upon as a prediction of the actual use of the proceeds of this offering. The Fund expects to commit approximately 86% of the Gross Proceeds of this offering to the cash portion of the purchase price of Equipment. The amounts set forth as the estimated use of the Net Proceeds are based on the assumption, and the Fund Manager's expectation, that the Fund will incur total acquisition indebtedness in an estimated amount equal to 50% of the aggregate cost of its Equipment.

                               Minimum Offering            Maximum Offering
                             Amount       Percent        Amount      Percent


Gross Offering
         Proceeds(1)...... $1,200,000       100.00%      $150,000,000  100.00%
Less Offering and
         Organization
         Expenses:
   Selling Com-
         missions(2)......    114,000         9.50%        14,250,000    9.50%
   Other Offering
         and Organ-
         ization
         Expenses(3)......     30,000         2.50%         5,250,000    3.50%
                            ---------        ------       -----------   ------

Net Offering Proceeds.      1,056,000        88.00%       130,500,000   87.00%

Capital Reserves(4)...          6,000         0.50%           750,000    0.50%
Amount Available for
         Cash Payments for
         Equipment(5)   ..    978,000        87.50%       129,750,000   86.50%
                            ---------        ------       -----------   ------
--------

         (1) The offering amounts shown do not include the Units purchased by the initial Holders.

         (2) The Fund will pay ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Fund Manager, selling commissions equal to 9.5% of the Gross Proceeds, and the Dealer Manager will in turn reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds from Units sold by them, retaining the balance of 1.5%. See "Plan of Distribution." Out of the amounts retained by the Dealer Manager, it may pay one or more broker-dealers for "wholesaling" services in connection with the offering. Wholesaling services include coordinating the sales effort of participating broker-dealers and training their personnel with respect to the offering. Total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed an amount equal to 10% of the Gross Proceeds, except that an additional 1/2 of 1% of the Gross Proceeds may be paid for accountable, bona fide due diligence expenses. If the Fund Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, purchase any Units in this offering, the Dealer Manager, in its discretion, may reimburse to any such purchasers selling commissions paid with respect to such Units. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Fund Manager would not recognize any attempted transfer of such Units unless certain conditions are satisfied. See "Plan of Distribution."

         (3) Consists of expenses incurred in connection with the organization and formation of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees and disbursements and reimbursements to participating broker-dealers in connection with the sale and distribution of Units; provided, however, that total selling commissions, disbursements and reimbursements to participating broker-dealers may not exceed the limitations thereon set forth in footnote (2) above. See "Management Compensation." The Fund Manager has agreed to pay all Organization and Offering Expenses which exceed an amount equal to (i) 15% of the Gross Proceeds of the offering up to $25,000,000, and (ii) 14% of the Gross Proceeds in excess of $25,000,000. Notwithstanding the foregoing, in the event that the Fund's Gross Proceeds upon the termination of the offering are in an amount less than $2,000,000, the Fund Manager has agreed to pay all Offering and Organization Expenses which exceed an amount equal to 12% of the Gross Proceeds. Payment of such expenses by the Fund Manager will be made without recourse to or reimbursement by the Fund.


         (4) The Fund will initially establish capital reserves in an amount equal to 1/2 of 1% of Gross Proceeds for general working capital purposes. This amount may fluctuate from time to time as the Fund Manager determines the level of reserves necessary for the proper operation of the Fund.


     (5) Includes the amount available for the cash portion of the purchase price to be paid for Equipment plus Acquisition Expenses of the Fund. The Fund will not pay the Fund Manager or any of its Affiliates Acquisition Fees. The Fund anticipates paying Acquisition Expenses in an amount equal to approximately 0.25% of the Gross Proceeds. Acquisition Fees or Expenses may be paid by sellers or lessees of Equipment (though not to the Fund Manager or any of its Affiliates). In cases where the sellers or lessees bear such costs, the price of Equipment or lease terms will generally be negotiated with consideration of such economic factors, so that, in effect, the Fund as purchaser and lessor may indirectly bear a portion of such fees and costs.



                             MANAGEMENT COMPENSATION

Summary Table

         The following table includes estimates of the maximum amounts of all fees, compensation, Distributions and other payments that the Fund Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under "Narrative Description of Compensation." It should be noted that the terms of compensation and amounts of Distributions payable to the Fund Manager and its Affiliates were not determined by arm's-length negotiation. See "Conflicts of Interest - Non-Arm's-Length Agreements" below. The Partnership Agreement does not permit the Fund Manager or its Affiliates to receive fees or expenses in excess of the maximum amount stated for each type of compensation described below by reclassifying such items under a different category.

                                                             Estimated Amount
Entity Receiving                                             Assuming Maximum
Compensation               Type of Compensation                 Units Sold

                         OFFERING AND ORGANIZATION STAGE

The Dealer                 Selling Commissions                Total selling
 Manager                   (Up to 1.5% of Gross               commissions to be

                            Proceeds to be retained          retained by the
                            by the Dealer Manager)           Dealer Manager are
                                                             not expected to
                                                             exceed $2,250,000.



Fund Manager                    Reimbursement of             $5,250,000 (1)
 and/or Affiliates              Organization and Offering
                                Expenses (when added to selling
                                commissions,  not  to
                                exceed a total equal to 15%
                                of Gross Proceeds up to
                                $25 million and 14% of any
                                additional Gross Proceeds)



                                OPERATIONAL STAGE


Fund Manager                    Equipment Management Fee     Not determinable
 and/or Affiliate               (2% or 3.5% of Gross         at this time (2)
                                Revenues from leases,
                                depending on type of
                                lease)




Fund Manager                    Incentive Management Fee     Not determinable
 and/or Affiliate               (4% of Distributions of      at this time (2)
                                Cash from Operations
                                until investors receive
                                their Original Invested
                                Capital plus a Priority
                                Distribution, then 7.5%
                                of all Distributions)



ATEL Equipment                  Equipment Resale/            Not determinable
 Corporation                    Re-Leasing Fees              at this time (2)
                                (Up to 3% of resale
                                price, subject to
                                subordination;
                                and up to 2% of re-lease
                                revenues from certain
                                leases)


Fund Manager                    Reimbursement of             Not determinable
 and/or Affiliates              Operating Expenses,          at this time (2)
                                subject to certain
                                limitations (3)


                                INTEREST IN FUND

Fund Manager                    Interest in Net Income,       Not determinable
                                Net Loss and Dist-            at this time (2)
                                ributions (7.5% of all
                                allocations of Net
                                Income, Net Loss and
                                Distributions)(4)
-----------------------

     (1) The estimated maximum amount excludes selling commissions which will be paid directly by the Fund, and will therefore not be reimbursed to the Fund Manager. Selling commissions are included as "Front End Fees" in the calculation of the minimum Investment in Equipment described in footnote (4) below. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to (i) 15% of the Gross Proceeds up to $25,000,000, and (ii) 14% of the Gross Proceeds in excess of $25,000,000. It is anticipated that substantially all of the Organization and Offering Expenses, other than selling commissions, will be paid by the Fund Manager and reimbursed by the Fund, subject to such limitations.


         (2) The Fund Manager is unable to predict the amounts which may be realized. Any such prediction would depend on the amount of Gross Revenues, Cash from Operations and/or Cash from Sales or Refinancing and would, therefore, necessarily involve assumptions of future events and operating results which cannot be made at this time.

         (3) Beginning with the first full year after the termination of this offering, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

         (4) Pursuant to Section 15.7 of the Partnership Agreement, the Fund Manager must commit not less than 85.875% of the Gross Proceeds to "Investment in Equipment" (which term includes the purchase price of Equipment, expenses such as interest and taxes and amounts set aside for reserves, but excludes Front End Fees). In the event the total amount of Investment in Equipment would otherwise be insufficient, the Fund Manager's interest in Fund Net Income, Net Loss and Distributions shall be decreased by an amount necessary to obtain compliance with the foregoing provision, as described in the discussion below under "Limitations on Fees".

Defined Terms Used in Description of Compensation

         Definitions  of  certain   capitalized  terms  used  in  the  following
narrative description of compensation payable to the Fund Manager and its Affiliates are as follows:

     "Adjusted Invested Capital" means, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all

Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Partnership Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

                  "Cash from Operations" means the excess of Gross Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Fund Manager.

                  "Cash from Sales or Refinancing" means the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction (including the Equipment Resale Fee).

                  "Distributions" means any cash distributed to Holders and the Fund Manager arising from their respective interests in the Fund.

                  "Full   Payout   Lease"   means  a  lease   under   which  the
non-cancelable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

                  "Net Income" or "Net Loss" means the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

                  "Operating Lease" means a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

                  "Original Invested Capital" means the amount in cash contributed by each Partner to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

                  "Priority Distribution" for any calendar year or other period means, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during each calendar year multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the initial purchaser of such Units was admitted as a Holder pursuant to the Partnership Agreement and pro rated for any fraction of a calendar year for which such calculation is made).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Fund Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         See  Article  II  of  the  Partnership   Agreement  for  more  complete
definitions of the foregoing terms.

Narrative Description of Compensation

         Selling Commissions. The Dealer Manager will receive selling commissions on all sales of Units in an amount equal to 9.5% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 8% of the Gross Proceeds from Units sold by them, and may use a portion of the retained selling commissions to compensate certain participating broker-dealers for wholesaling services or reimburse certain selling expenses. It is not anticipated that the Dealer Manager or other Affiliates of the General Partner will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services. See "Plan of Distribution."


     Reimbursement of Organization and Offering Expenses. The Fund Manager and/or its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, may not exceed an amount equal to (i) 15% of the Gross Proceeds up to $25,000,000, and (ii) 14% of the Gross Proceeds in excess of $25,000,000.

     Equipment Management Fee. The Fund Manager and/or its Affiliate, will receive an Equipment Management Fee equal to the lesser of (i) 3.5% of annual Gross Revenues from Operating Leases and 2% of annual Gross Revenues from Full Payout Leases which contain Net Lease Provisions), or (ii) the fees customarily charged by others rendering similar services as an ongoing public activity in the same geographic location and for similar types of equipment. The Fund Manager believes that the Equipment Management Fee payable by the Fund is currently equal to the fee customarily charged for similar services under circumstances similar to those of the Fund. Such compensation will be paid for the services rendered generally in managing or supervising the management of the Equipment and in performing other ongoing services and activities, including, among others, collection of lease revenues, monitoring compliance by lessees with the lease terms, assuring that Equipment is being used in accordance with all operative contractual arrangements, paying operating expenses and arranging for necessary maintenance and repair of Equipment in the event a lessee fails to do so, monitoring property, sales and use tax compliance and preparation of operating financial data. If the services with respect to certain Operating Leases are performed by nonaffiliated persons under the active supervision of the Fund Manager or its Affiliate, then the amount payable to the Fund Manager or such Affiliate shall be 1% of Gross Revenues from such Operating Leases.

     Incentive Management Fee. Until Holders have received a return of their Original Invested Capital plus a Priority Distribution, the Fund Manager and/or its Affiliates of the Fund Manager will receive, as Incentive Management Fees, an amount equal to 4% of Distributions of Cash from Operations, and, thereafter, an amount equal to a total of 7.5% of Distributions from all sources, including Sale or Refinancing Proceeds. In subordinating the increase in the Incentive

Management Fees to a cumulative return of a Holder's Original Invested Capital plus a Priority Distribution, a Holder is deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution. The Incentive Management Fees will be paid for services which may be distinguished from those for which the Equipment Management Fee is payable. In general the Incentive Management Fees are paid for determining portfolio and investment strategies (i.e., establishing and maintaining the composition of the Equipment portfolio as a whole and the Fund's overall debt structure), and overall supervision of Fund administration (i.e., investor communications and services, regulatory reporting, accounting and transfers of Units), while the Equipment Management Fee is paid for management of the Fund's Equipment leasing business, including supervision of the portfolio of Equipment and leases owned by the Fund, monitoring compliance with lease terms and maintaining lessee communications and relations. See "Income, Losses and Distributions."

         Equipment  Resale/Re-Leasing  Fee.  For  services  in  connection  with
Equipment resale, ATEL Equipment Corporation may receive a fee in an amount equal to the lesser of (i) 3% of the sale price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for resale services. Such fee is payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution. For services in connection with the re-leasing of Equipment to lessees other than previous lessees or their Affiliates, ATEL Equipment Corporation may receive a fee in an amount equal to the lesser of (i) the competitive rate for comparable services for similar equipment, or (ii) 2% of the gross rental payments derived from the re-lease of such Equipment, payable out of each rental payment received by the Fund from such re-lease.


     Reimbursement of Operating Expenses. The Fund Manager and/or its Affiliates may be reimbursed for expenses advanced or incurred on the Fund's behalf, to the extent permitted under the Partnership Agreement. The Fund Manager and its Affiliates will be reimbursed (i) the actual cost to the Fund Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; (ii) administrative services necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of (a) the actual cost of such services, or (b) the amount which the Fund would be required to pay to independent parties for comparable services. Beginning with the first full year after the termination of this offering, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. If at least 75% of the maximum Gross Proceeds are raised by the end of this offering, the cumulative limit will be an amount equal to 0.5% of the gross proceeds per annum as of any date. If less than 75% of the maximum Gross Proceeds is raised, then the cumulative limit will be an amount equal to 1% of the Gross Proceeds per annum. In addition, beginning with the first full year after the termination of this offering, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds. The Fund Manager estimates that the total amount of Reimbursable Administrative Expenses during the Fund's first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, may be approximately $400,000 to $500,000. See the footnotes to Table III of Exhibit A
- "Prior Performance Information" for information concerning the reimbursement of operating expenses by prior programs sponsored by the Fund Manager and its Affiliates.

         Interest in Net Income, Net Loss and Distributions. The Fund Manager will have an interest in the Fund as a Partner equal to 7.5% of all allocations of all Net Income, Net Loss and Distributions.

Limitations on Fees

         Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. The Fund intends to incur total indebtedness equal to 50% of the aggregate cost of its Equipment. The Partnership Agreement requires the Fund to commit at least 85.875% of the Gross Proceeds to Investment in Equipment. Based on the formula in the NASAA Guidelines, the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x
 .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%.

         The NASAA Guidelines permit the Fund Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875%, the Fund Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit the Fund Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Limited Partners have received total Distributions equal to their Original Invested Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest may increase to 15% of all Distributions.

         With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Fund Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The actual amounts to be paid under the terms of the Partnership Agreement will equal 11.5% of Distributions of Cash from Operations (4% as the Incentive

Management Fee plus 7.5% as the Fund Manager's Interest in the Fund) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Interest in the Fund) before the Priority Return (which is equal to Original Invested Capital plus a cumulative return of 10% per annum on Adjusted Invested Capital), and 15% of all Distributions thereafter (7.5% as the Incentive Management Fee plus 7.5% as the Fund Manager's Interest in the Fund).

         Upon completion of the offering of Units, final commitment of Net Proceeds to the acquisition of Equipment and the establishment of final levels of permanent portfolio debt encumbering such Equipment, the Fund Manager shall calculate the maximum carried interest and promotional interest payable to the Fund Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and the Fund Manager's Interest in the Fund. If and to the extent that the fees payable to the Fund Manager and its Affiliates as the Incentive Management Fee and the Fund Manager's Interest in the Fund should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, whether due to a lower than anticipated level of leverage for the initial Fund portfolio or the Fund incurring higher Front End Fees than permitted under the Partnership Agreement or otherwise, the fees payable to the Fund Manager and its Affiliates shall be reduced as described in this paragraph. In such event, the Partnership Agreement shall be amended immediately to reduce the Fund Manager's Interest in the Partnership by an amount sufficient to cause the total of the Incentive Management Fees and such Interest to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

                       INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         The Fund's principal objectives are to invest in a diversified portfolio of primarily low-technology, low-obsolescence Equipment which will

                  (i)  preserve, protect and return the Fund's invested capital;

                  (ii) generate regular Distributions to Holders of Cash from Operations and Cash From Sales or Refinancing, any balance remaining after certain minimum Distributions to be used to purchase additional Equipment during the Reinvestment Period; and

                  (iii) provide additional Distributions after the end of the Reinvestment Period and until all Equipment has been sold.

         Distributions will be made only to the extent cash is available after payment of Fund obligations (including payment of Fund administrative expenses, debt service and the Equipment Management Fee) and allowance for necessary reserves. There can be no assurance that any specific level of Distributions or any other objectives will be attained.

General Policies

         The Fund intends to acquire various types of Equipment for lease. See the discussion below under "Types of Equipment." Generally, the Fund expects to acquire newly-manufactured Equipment. However, the Fund may also invest in desirable used Equipment and Equipment subject to pre-existing leases under appropriate circumstances and where consistent with the Fund's overall investment objectives.

         The Fund's investment objective is to acquire primarily low-technology, low-obsolescence equipment such as materials handling equipment, manufacturing equipment, mining equipment, and transportation equipment. A portion of the portfolio may include some more technology-dependent equipment such as certain types of communications equipment, medical equipment and office equipment, although the Fund will seek to invest in such equipment in a manner consistent with its primary objective of acquiring equipment which is generally subject to relatively low rates of technological obsolescence. The Partnership Agreement does not limit the Fund's ability to invest in high-technology Equipment. See Table IV of Exhibit A, "Prior Performance Information," for information concerning the composition of the equipment portfolios held by the four prior public programs sponsored by the Fund Manager and its Affiliates which have investment objectives and policies similar to those of the Fund.

         Like most goods, new equipment generally has a higher market value than comparable used equipment, and capital equipment tends to lose value as it is used over a period of time. An equipment lessor such as the Fund seeks to negotiate lease terms based in part on its estimate of the value of the leased equipment upon termination of the lease. The lessor will negotiate a lease rate designed to generate sufficient rental revenues over the term of the lease so that, when the total lease payments are added to the estimated value of the equipment upon lease termination, the lessor will have achieved a return of the capital used to purchase the equipment plus an overall profit on the investment. There can be no assurance, however, that the lessor's assumptions regarding the residual value of the equipment will be accurate or that its objective will be achieved.

         The Fund Manager will seek to maintain an appropriate balance in the types of Equipment acquired and the types of leases entered into by the Fund. At least a majority of the Fund's Equipment, based on the aggregate purchase price, will be subject to High Payout Leases (with noncancellable lease payments returning at least 90% of the Equipment Price through the term of the lease) upon final investment of the Net Proceeds and completion of permanent financing for the portfolio. In addition, the Fund Manager will seek to invest not more than 20% of the aggregate purchase price of Equipment in Equipment acquired from a single manufacturer. However, the latter limitation is a general guideline only, and the Fund Manager may in its discretion cause the Fund to acquire Equipment from a single manufacturer in excess of the stated percentage if it deems such a course of action to be in the Fund's best interest. A number of factors will determine the actual composition of the

Fund's Equipment portfolio; for example, the amount of Gross Proceeds actually received prior to the termination of the offering will be a significant factor in determining the Fund's ability to diversify its portfolio. Furthermore, the Fund Manager cannot anticipate what types of Equipment will be available and at what prices at the time the Fund is ready to invest its funds.

         As set forth above under "Principal Investment Objectives," it will be the Fund's objective to reinvest in additional Equipment any Cash from Operations and Cash from Sales or Refinancing remaining after payment of certain minimum Distributions during the Reinvestment Period. The Fund will not acquire Equipment after the Reinvestment Period, except to the extent necessary to satisfy obligations entered into prior to the end of the Reinvestment Period or to maintain or improve Equipment already owned at such time.

         Other than as set forth below under "Identified Equipment Acquisitions" and in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any Equipment, and, as a result, there can be no assurance as to when the Net Proceeds from the offering will be fully invested.
Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the Equipment to be acquired. This Prospectus will be supplemented to describe the Fund's acquisition, in any single transaction or related series of transactions, of items of Equipment involving a cash payment of more than 10% of the maximum Net Proceeds prior to the termination of this offering.

         Prior to final funding of any acquisition of a single item of Equipment which has a contract purchase price in excess of $1,000,000, the Fund Manager will cause the Fund to obtain an appraisal of the item of Equipment from a qualified independent third party appraiser. The Fund Manager may also, in its discretion, obtain Equipment appraisals for certain smaller acquisitions if it deems an appraisal to be appropriate because of the type of Equipment, the overall size of a transaction or otherwise. It should be noted, however, that any such appraisals would represent only the appraiser's opinion of the value of the Equipment, and would not necessarily represent the actual amount which might be realized by the Fund upon disposition of the Equipment.

         The Fund Manager or an Affiliate may purchase Equipment in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or the completion of manufacture of the Equipment or for any other purpose related to the business of the Fund, provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such Equipment to the Fund Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Partnership Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the Fund Manager or Affiliate and the time acquired by the Fund;
(iv) there is no benefit arising out of such transaction to the Fund Manager or its Affiliate apart from the compensation otherwise permitted by the Partnership Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

         Any of the Net Proceeds received by the Fund during the first twelve months following the date hereof which have not been invested or committed to investment in Equipment during the period ending eighteen months following the date hereof, and any of the Net Proceeds received thereafter which have not been invested or committed to investment in Equipment during the period ending six months after the Final Closing Date (except, in either case, for amounts used to pay Fund operating expenses or deemed to be required as capital reserves, as determined in the sole discretion of the Fund Manager and in accordance with the Partnership Agreement) will be distributed pro rata by the Fund to the Holders. In addition, in order to refund to the Holders the amount of Front End Fees attributable to such returned capital, the Fund Manager has agreed to contribute to the Fund, and the Fund shall distribute to the Holders pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of Gross Proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed. The Fund's funds will be available for general use during the foregoing period and may be expended in operating the Equipment which has been acquired. Net Proceeds will not be segregated or held separate from other funds of the Fund pending investment, and no interest will be payable to the Holders if uninvested Net Proceeds are returned to them. For the purpose of the foregoing provision, Net Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of such period, regardless of whether any such investment is eventually consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payments are ever made.

Identified Equipment Acquisitions

         Set forth in the table below is a summary of the Equipment acquisitions and leases identified by the Fund as of the date of this Prospectus. These transactions have been committed and/or funded by the Fund Manager or its Affiliates and will be assigned to the Fund at such time as the Fund has sufficient capital to acquire the Equipment. The Fund's ability to acquire the Equipment described below will be dependent upon the amount of capital raised and the timing of the Fund's capital raising efforts. In addition, the Fund Manager will cause the Fund to acquire these transactions only to the extent consistent with its investment objectives at the time of each such acquisition. Therefore, there can be no assurance that these transactions will be acquired as described.



                             EQUIPMENT ACQUISITIONS



                        Equipment  Commence     Acquisition  Lease     Lease
Lessee                  Type       Date(s) (1)  Price (2)    Term (4)  Type (5)
------                  ----       -----------  ---------    --------  ---------
Mobil Business          Helicopter  12/96-3/97  $1,650,000    36           OL
 Resources
 Corporation (5)

General Electric        Plastic     12/96-3/97     906,370    24           OL
  Company               Molding
                        Equipment

Chrysler Corporation    Material    12/96-3/97     347,628    60           OL
                        Handling
                        Equipment


   Total




NOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore, "Commence Date(s)" expressed as a range represents multiple Lease commencement dates occurring or anticipated under the same Lease line.

(2) "Acquisition Price" includes amounts committed to Lessees for funding by the program. To the extent that the transaction is not fully funded, the information in the table represents the Fund Manager's best estimates as to the size, timing and terms of the transaction upon full funding, based on the outstanding lease commitment, its discussions with the lessee, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that the portion of the transaction which has not yet been funded will be completed as described.


(3) "Lease Term" is expressed in months, although actual Lease Terms may be monthly, quarterly, semiannual or annual.

(4) A designation of "FP" indicates that the aggregate rentals to be received during the Lease Term equals or exceeds the Acquisition Price of the Equipment. A designation of "HP" indicates that total lease payments are at least 90% of such Acquisition Price. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term is less than 90% of the Acquisition Price.

(5) Guaranteed by Mobil Corporation, parent of Mobil Oil Corporation and Mobil Business Resources Corporation.


     In addition to the foregoing specified Equipment, as of the date hereof ATEL Capital Group, the parent of the Fund Manager, has been awarded lease transactions representing equipment purchase costs in excess of $24 million which are suitable for acquisition by the Fund as well as certain Affiliates of the Fund. Some or all of these transactions may be allocated to the Fund, subject to the discretion of the Fund Manager and depending on future circumstances and the factors discussed below in the second paragraph under "Conflicts of Interest - Competition for Investments." ATEL Capital Group has the right to allocate and assign participations in these transactions among its affiliates in its discretion, and the Fund Manager has the authority to determine what level of participation, if any, is appropriate for each of the programs under its management, including the Fund. There can be no assurance as to what, if any, portion of these transactions awarded to ATEL Capital Group may be allocated and assigned to the Fund. However, these transactions include binding lease commitments to ATEL Capital Group from the following lessees in the approximate amounts noted: Aetna Life & Casualty Co. ($8 million in office equipment); Burlington Northern, Inc. ($7 million in locomotives); Cargill, Inc. ($6.5 million in railroad hopper cars); Southern Illinois Railcar (%460,000 in railroad hopper cars); Sisseton Milbank ($300,000 in railroad hopper cars); Illinois Central Gulf ($1.6 million in boxcars); and Columbus and Greenville Railway ($640,000 in boxcars).


Types of Equipment

         The Fund intends to acquire and lease a diversified portfolio of Equipment. The Fund intends to invest primarily in what it deems to be relatively low-technology, low-obsolescence types of equipment. These types of equipment would include a variety of items which are not dependent on high-technology design or applications for their usefulness to lessees, and are therefore less subject to rapid obsolescence than types which are so dependent.

         Equipment acquisition will be subject to the Fund Manager or its agents obtaining such information and reports, and undertaking such inspections and surveys as the Fund Manager may deem necessary and appropriate to determine the probable economic life, reliability and productivity of the Equipment, its competitive position with respect to other equipment and its suitability and desirability as compared with other equipment. Purchases of new Equipment for lease will typically be made directly from a manufacturer or its authorized dealers, either pursuant to a purchase agreement relating to significant quantities of such equipment, through lease brokers, or on an ad hoc basis to meet the needs of a particular lessee. Purchases pursuant to vendor leasing programs (discussed below under "Agreements with Manufacturers and Vendors") will typically be made directly from the manufacturers or principal distributors. There can be no assurance that favorable purchase agreements can be negotiated with equipment manufacturers or their authorized dealers or lease brokers at the time the Fund commences operations. In addition, the Fund may enter into sale/leaseback transactions pursuant to which the Fund will purchase Equipment from companies which will simultaneously lease the Equipment from the Fund.

         The following is a more detailed description of the various types of Equipment which the Fund may purchase and lease. The types of Equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund's acquisition policies. The final mix of Equipment types in the Fund's portfolio will depend on the factors discussed above under "General Policies."

         Aircraft. The Fund may invest in cargo and freight aircraft, corporate aircraft and aircraft used for medical evacuation and rescue purposes. The Fund will not invest in commercial passenger aircraft. The Fund Manager anticipates that the Fund's cash investments in aircraft will not exceed an amount equal to 20% of the maximum Gross Proceeds. Cargo and freight aircraft are used by commercial freight carriers and national and international mail and package delivery services exclusively for the hauling of cargo. Corporate aircraft, including both helicopters and fixed-wing aircraft, are used by many businesses to move employees from city to city or to locations without scheduled air service and for the express delivery of personnel, components and products at various manufacturing and service facilities. Commercial passenger aircraft consist of aircraft used in the day to day operation of scheduled passenger air carriers. All domestic corporate and commercial aircraft are registered with the Federal Aviation Administration ("FAA").

         Under the Federal Aviation Act of 1958, as amended (the "Act"), it is unlawful to operate an unregistered aircraft in the United States. In order to be eligible for registration, the rules and regulations of the FAA provide, in effect, that aircraft is eligible for registration only if it is owned by a United States Citizen or a Resident Alien. A literal reading of the Act could lead to the conclusion that aircraft in which the Fund has an interest are not eligible for registration because the term United States Citizen is defined in the Act to include a partnership in which each member is an "individual" who is a citizen of the United States or one of its possessions, and the Fund has a corporate Fund Manager. The FAA has indicated informally that it will permit registration of an aircraft under the Federal Aviation Act of 1958 and the regulations thereunder in the name of a trustee of a trust in which a partnership is the sole beneficiary if the partnership's partners are United States Citizens (whether or not they are all individuals) or Resident Aliens. However, such representations are not binding on the FAA; therefore, the possibility exists that the FAA would challenge such a registration. In addition, a registration may be challenged and rendered invalid if a Partner is not, contrary to his representation to the Fund, a United States Citizen or a Resident Alien or if a Partner ceases to be a United States Citizen or a Resident Alien. Any challenge, if successful, could result in an inability to operate the aircraft, substantial penalties, the premature sale of the aircraft, the loss of the benefits of the central recording system under federal law thereby leaving the aircraft exposed to liens or other interests not of record with the FAA, and a breach by the Fund of lease agreements entered into in connection with the aircraft. Accordingly, the Fund Manager will limit the ownership of Units or interests therein by any persons who are not United States Citizens or Resident Aliens to not more than 20% of the outstanding Units.

         It is anticipated that any aircraft lease will provide, as a condition precedent to the transaction, that application for registration shall have been duly made and that the prospective lessee shall have temporary or permanent authority to operate the aircraft. If such authority were not obtainable because of failure of registration, the lessee might be entitled to void the transaction and the lease would not take effect.

         Communications Equipment. Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

         Construction Equipment. Construction equipment includes bulldozers, haulers, cranes, graders, backhoes, front-end loaders, scrapers and asphalt and cement spreaders used in a wide variety of applications including building construction and road, bridge and other civil engineering construction projects.

         Energy Equipment. Energy equipment includes cogeneration facilities, transmission lines, generation facilities, compression and pumping equipment and other processing and treatment equipment, as well as energy management systems.

         General Purpose Plant/Office Equipment. Plant/office equipment includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

         Graphic Processing Equipment. Graphic processing equipment includes print setters, printing presses, automatic drafting machines and all equipment which is used for the visual display of designs, drawings and printed matter. Printing presses come in a variety of sizes depending on the applications for which they are used. Some printing presses are of a single color, whereas others can apply up to eight colors. Phototype setters are used for the setting of type for publications such as newspapers and magazines. Computerized type-setters have become common in recent years, as they simplify type-setting, correction of mistakes and lay-out of printed pages. Automatic drafting machines are computer controlled visual displays of drawings which enable designers to make changes in engineering drawings without the time required to make a completely new drawing by hand.

         Machine Tools and Manufacturing Equipment. Machine tools and manufacturing equipment include a wide variety of metalworking machinery, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. Some form of machine tool is used in virtually every production process of a metal product or component. While some machine tools and metalworking equipment are built for a particular end product, the majority of machine tools can be used in a variety of applications.

         Materials Handling Equipment. Materials handling equipment includes many varieties of fork lift trucks. They are either battery-powered or gas-powered, and are used in warehouses and factories for the movement of products and materials from one work station to another or from a warehouse to a truck for shipment, or for the storing of products and materials. The equipment comes in a variety of styles, depending on the design of the items to be moved and the design of the shipping or warehouse facility. However, this type of equipment is generally of standard design and can be used by a variety of industries.

         Medical Equipment. Medical equipment includes a wide variety of testing and diagnostic equipment including:

                  Radiology Equipment. This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

                  Laboratory Equipment. This category includes blood analysis equipment and other automated medical laboratory equipment.

                  Other Medical Equipment. This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

         Photocopying Equipment. The Fund may acquire and lease photocopying and other document duplicating or reproduction equipment.

         Railroad Rolling Stock. Railroad rolling stock includes gondolas, tank cars, boxcars,hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their tracks. Flatcars and boxcars have a variety of designs, some of which are general purpose and some of which are special purpose. Special purpose flatcars and boxcars are used for the shipment of specific products whereas a general purpose car can be used for the shipment of a wide variety of products. Many electric utilities lease hopper cars for the shipment of coal from the mine to the generating plant. Tank cars are used to transport liquids. Locomotives are the engines, generally diesel powered, that drive trains of railcars from one location to another. Locomotives come in a variety of designs which vary in the amount of horsepower produced.

         Research and Experimentation Equipment. Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

         Tractors, Trailers and Trucks. Tractors, trailers and trucks are used for the shipment of various products and goods from one location to another. Tractor-trailer rigs are often used for longer shipments and delivery of larger pieces; whereas heavy-duty trucks are generally used for the more local delivery of large products. A "tractor" refers to the power unit of a tractor- trailer combination. The tractor cab is generally manufactured by one company and the engine and drive train by another. The engine may use gasoline or diesel fuel. Trailers are the container portion of a tractor-trailer rig and come in a variety of sizes and designs depending on the product to be shipped. Trailers may be designed for intermodal use so they can either be pulled by tractors or transported on railroad flatcars. Trailers may be up to 45 feet long in most states and most commonly have a set of twin axles (eight wheels) to carry the load. A trailer may be enclosed on a flatbed for the shipment of large or oversized products, and may be refrigerated for the shipment of perishable products. The Fund intends to invest in trailers that can be used for the shipment of a wide variety of goods and are not limited to specific applications. Heavy-duty trucks are large trucks in which the engine and load carrying components are mounted on a single frame. The trucks can be used for the local delivery of large products or for the hauling of construction materials.

         Miscellaneous Equipment. The Fund may also acquire various other types of equipment, including, but not limited to, oil drilling equipment, mining and ore-processing equipment, electronic test equipment, office automation equipment, furniture and fixtures, automobiles, dairy production equipment, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

         Incidental Property Acquisitions. Incidental to an acquisition of Equipment, the Fund may acquire certain interests in real property, mineral rights or other tangible or intangible property or financial instruments. The Fund may acquire ownership of an item of Equipment by acquiring the beneficial interests of a trust or the equity interest in a special purpose corporation which holds an asset sought by the Fund. Nothing in the Partnership Agreement prohibits the Fund from acquiring any such incidental property rights or indirect ownership interest, provided that the primary purpose and objective is the acquisition and leasing of equipment as described herein, the acquisition of the incidental rights does not alter the essential character of the transaction as an acquisition and lease which otherwise satisfies the investment objectives and policies of the Fund, and the acquisition does not otherwise violate or circumvent any provision of the Partnership Agreement.

Prior Program Diversification


     The six prior public equipment leasing programs sponsored by the Fund Manager and its Affiliates have had equipment portfolio objectives substantially identical to those of the Fund. See "Prior Performance Summary" below and the Prior Performance Tables included as Exhibit A to this Prospectus for more information concerning these prior programs. The first chart set forth below represents the actual equipment portfolio diversification by equipment type for all prior ATEL public programs as of July 31, 1996; the second chart set forth below represents the actual equipment portfolio diversification by lessee industry for all prior ATEL public programs as of July 31, 1996; and the third chart set forth below represents the actual portfolio diversification by the lessees' geographic location for all prior ATEL public programs as of July 31, 1996. Diversification of the Fund's portfolio will depend on a number of variables, including the amount of Gross Proceeds raised and market conditions, which cannot be predicted in advance. Although there can be no assurance that the Fund will achieve diversification similar to that of the prior programs, achieving such diversification will be one of the primary investment objectives and policies of the Fund.


[GRAPHIC OMITTED - FIGURE 1]

[GRAPHIC OMITTED - FIGURE 2]

[GRAPHIC OMITTED - FIGURE 3]

Borrowing Policies

         The Fund expects to incur debt to finance the purchase of a portion of its Equipment portfolio. The amount of borrowings in connection with any Equipment acquisition transaction will be determined by, among other things, the credit of the lessee, the terms of the lease, the nature of the Equipment and the condition of the money market. There is no limit on the amount of debt which may be incurred in connection with any single acquisition of Equipment. However, the Fund may not incur aggregate indebtedness in excess of 50% of the total cost of Equipment as of the date of the final commitment of Net Proceeds and, thereafter, as of the date any subsequent indebtedness is incurred. The Fund intends to borrow amounts equal to such maximum debt level in order to fund a portion of its Equipment acquisitions. While the Fund Manager has obtained commitments for certain short term lines of credit, there can be no assurance that such short term credit or permanent financing will be available to the Fund in the amounts desired or on terms considered reasonable by the Fund Manager at the time the Fund seeks to finance a specific Equipment acquisition.

         Financing for the Fund is expected to be a combination of nonrecourse and recourse borrowings. The Fund Manager intends to use nonrecourse debt primarily to finance assets leased to those credits which, in the opinion of the Fund Manager, have a relatively higher potential risk of lease default than other lessees of the Fund's Equipment. This use of nonrecourse debt will mitigate the risk of loss due to default by such lessees.

         Nonrecourse borrowing, in the context of the type of business to be conducted by the Fund, means that the lender providing the funds would only be able to look to the Equipment purchased with such funds and the proceeds derived from the leasing or reselling of such Equipment as security; neither the Fund nor any Partner (including the Fund Manager) will be liable for repayment of any such loan, nor will any such loan be secured by other Equipment owned by the Fund. Investors should note, however, that the presence of nonrecourse financing may limit an investor's ability to claim losses from the Fund. See "Income Tax Consequences - Limitation on Deduction of Losses At Risk Rules." Furthermore, a creditor may under some circumstances have recourse to the Fund's assets upon establishing fraud or misrepresentation by the Fund.

         The Fund expects to incur recourse debt in connection with short-term bridge financing and asset securitization, as described below. Recourse debt, in the context of the type of business to be conducted by the Fund, means that the lender can look beyond the specific asset financed by the loan to all of the assets of the borrower, or a specified pool of assets, as collateral for repayment of its debt obligation.

         The Fund expects to incur recourse debt in the context of temporary or short-term bridge financing used to acquire equipment and which is intended to be repaid through a combination of permanent financing, offering proceeds and/or operating revenues. In addition, the Fund may participate with other affiliated programs and the Fund Manager in a common recourse debt facility to provide temporary or short-term bridge financing of transactions approved for acquisition by the Fund and such Affiliates. In such instances, lease transactions may be held in the name of ATEL Leasing Corporation, or some other nominee name, for convenience, notwithstanding that the transaction has been approved for one or more participants. The ultimate acquisition of the financed transaction will depend on many factors, including without limitation, the Fund's available cash, portfolio makeup, and investment objectives at the time of closing. See the discussion under "Risk Factors" and "Conflicts of Interest" above.

         The Fund may also incur long-term recourse debt in the form of asset securitization transactions in order to obtain lower interest rates or other more desirable terms than may be available for individual nonrecourse debt transactions. In an "asset securitization", the lender would receive a security interest in a specified pool of "securitized" Fund assets or a general lien against all of the otherwise unencumbered assets of the Fund. It is the intention of the Fund Manager to use such asset securitization primarily to finance assets leased to those credits which, in the opinion of the Fund Manager, have a relatively lower potential risk of lease default than those lessees with Equipment financed with nonrecourse debt.

         In the case of any recourse bridge financing or asset securitization, however, the lender would not be entitled to look to the individual assets of any Holder, or, in many cases, of the Fund Manager, for repayment of such loans. Thus, the liability of the Holders would be limited to their unreturned capital contributions. See "Summary of the Partnership Agreement - Liability of Holders" for a discussion of potential liability of Holders for return of certain Distributions. If, under tax principles, it is determined that the Fund Manager or one of its Affiliates bears the economic risk of loss for such recourse debt, then the recourse debt will be allocated to the Fund Manager or its Affiliate for tax basis purposes and all deductions attributable to the recourse debt will be allocated to the Fund Manager or its Affiliate. See "Income Tax Consequences
- Limitation on Deduction of Losses - Tax Basis."

         Other than in connection with short-term bridge financing, the Fund Manager will seek to avoid borrowing under terms which provide for a rate of interest which may vary with the prime or reference rate of interest of a lender. The Fund Manager will attempt to limit such variable interest rate borrowings to short-term debt or to those instances in which the lessee agrees to bear the cost of any increase in the interest rate. If such borrowings are incurred without a corresponding variable lease payment obligation, the Fund's interest obligations could increase while lease revenues remain fixed. Accordingly, a rise in the prime or reference rate may increase borrowing costs and reduce the amount of income and cash available for Distributions. Historically, the prime rates charged by major banks have fluctuated; as a result, the precise amount of interest which the Fund may be charged under such circumstances cannot be predicted.

         Fund indebtedness may provide for amortization of the principal balance over the term of the loan through regular payments of principal and interest or may provide that all or a substantial portion of the principal due will be payable in a single "balloon payment" upon maturity. Such balloon payment indebtedness involves greater risks than fully amortizing debt. See "Risk Factors - Balloon Payments."

         In the event that the Fund does not have sufficient funds to purchase an item of Equipment at the time it is acquired (including prior to the Fund's Final Closing Date), the Fund may borrow such funds from third parties on a short-term basis, and repay the loans out of the Net Proceeds derived from the subsequent sale of Units. Any such short-term loans may be unsecured or secured by the assets acquired and/or other assets of the Fund.

         Although the Partnership Agreement does not prohibit the Fund Manager or its Affiliates from lending to the Fund, the Fund does not have any intention or arrangements to borrow from such Persons. In the event that any such borrowing is incurred, the terms may not permit the Fund Manager or any Affiliate to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. In no event may the Fund Manager or its Affiliates provide financing to the Fund with a term in excess of twelve months.

Description of Lessees

         The Fund will only purchase Equipment for which a lease exists or for which a lease will be entered into at the time of purchase.

         The Fund's objective is to lease a minimum of 75% of the Equipment (by cost) acquired with the Net Proceeds to lessees which (i) have an average credit rating by Moody's Investor Service, Inc. of "Baa" or better, or the credit equivalent as determined by the Fund Manager, with the average rating weighted to account for the original Equipment cost for each item leased; or (ii) are established hospitals with histories of profitability or municipalities. The Fund Manager may determine that the credit equivalent of a Moody's Baa rating applies to those lessees which are not rated by Moody's, but which (i) have comparable credit ratings as determined by other nationally recognized credit rating services; (ii) although not rated by nationally recognized credit rating services, are believed by the Fund Manager to have comparable creditworthiness; or (iii) in the Fund Manager's opinion, as a result of guarantees provided, collateral given, deposits made or other security interests granted, have provided such safeguards of the Fund's interest in the Equipment that the risk is equivalent to that involved in a lease to a company with a credit rating of Baa. The balance of the original Equipment portfolio may include Equipment leased to lessees which, although deemed creditworthy by the Fund Manager, would not satisfy the general credit rating criteria for the portfolio. If the risk of lessee default is not deemed significant, and the potential return is deemed by the Fund Manager to justify the risk involved, the Fund may enter into leases with such lessees for up to 25% of the Equipment acquired with the Net Proceeds.

         In arranging lease transactions on behalf of corporate investors and securing institutional financing for such transactions, the Fund Manager and its Affiliates have been required to analyze and evaluate the creditworthiness of potential lessees. See "Exhibit A - Prior Performance Information." However, neither the Fund Manager nor any of its Affiliates is in the business of regularly providing credit rating analyses as an independent activity. In order to analyze whether a prospective lessee's credit risk is comparable or equivalent to a Moody's Baa rating, the Fund Manager will attempt to apply the standards applicable to securities qualifying for the Baa rating. Such securities are generally deemed to be of "investment grade," neither highly protected nor poorly secured, with earnings and asset protection which appear adequate at present but which may be questionable over any great length of time. Notwithstanding the Fund Manager's best efforts to assure the lessees' creditworthiness, there can be no assurance that lease defaults will not occur.

         It is not anticipated that the Fund's lessees will be located primarily in any given geographic area. The Fund Manager will use its best efforts to diversify lessees by geography and industry. The Fund Manager will seek to limit the amount invested in Equipment leased to any single lessee to not more than 20% of the aggregate purchase price of Equipment owned at any time during the Reinvestment Period, although there can be no assurance that it will be successful in doing so. The Partnership Agreement provides, however, that in no event may the Fund's equity investment in Equipment leased to a single lessee exceed an amount equal to 20% of the maximum Gross Proceeds from the sale of Units offered hereunder (or $30,000,000).

Foreign Leases

         There is no limit on the amount of Equipment which may be leased to foreign subsidiaries of United States corporations, to foreign lessees or which may otherwise be permitted to be used predominantly outside the United States. The Fund Manager does not have any specific objective with regard to the amount of Equipment to be subject to foreign leases, but intends to pursue desirable foreign leasing opportunities for the Fund to the extent consistent with the Fund's overall investment objectives.

         Of the total Purchase Price of Equipment leased to foreign lessees, the Fund Manager will require that a minimum of 75% must represent Equipment leased to lessees which have a credit risk equivalent to a credit rating by Moody's Investor Service, Inc. of "Baa" (investment grade) or better, as determined by a credit rating agency which is generally recognized in the financial services industry or, if no such credit rating is available, as determined by the Fund Manager. Any leases to foreign lessees which do not meet the foregoing credit standard will either be guaranteed by a U.S. parent company of the lessee, or will involve lessees which have assets located in the United States with a value equal to or greater than the original purchase cost of the Fund Equipment subject to the lease.

         The Fund Manager will seek to limit the aggregate amount of the Fund's equity invested in all Equipment leased to foreign lessees or which is otherwise to be used primarily outside the United States to not more than 20% of the Gross Proceeds at any time during the Reinvestment Period. For this purpose, a lessee under a lease guaranteed by a United States corporation will not be deemed a foreign lessee.

Description of Leases


     The Equipment will be leased to third parties primarily pursuant to High Payout Leases. High Payout Leases are Full Payout Leases or Operating Leases under which the non-cancelable lease payments and other payment obligations of the lessee are equal to at least 90% of the original purchase price of the Equipment paid by the Fund. Operating Leases are leases which will return to the lessor less than the purchase price of the subject equipment from non-cancelable rentals payable during the initial term of the lease. These include leases where rental payments are based upon equipment usage. A majority of the aggregate purchase price of the Fund's Equipment will represent Equipment leased under High Payout Leases upon final investment of the Net Proceeds and completion of permanent financing of the portfolio.


         Generally, in a lease involving new Equipment, the lessee will express an interest in lease financing for equipment and the Fund Manager will attempt to create a lease package for the prospective lessee. In formulating the lease package, the Fund Manager will consider the following factors, among others: the type of Equipment and its anticipated residual value; the business of the lessee and its credit rating; the cost of alternative financing services, and competitive pricing and other market factors. The initial lease terms will vary as to the type of Equipment, but will generally be for 36 months to 84 months. The Fund may lease some Equipment to federal, state or local governments, or agencies thereof. Many of such leases will be subject to renewal each year, because many governmental lessees must obtain appropriations for funds for their leases on an annual basis. In addition, the Fund may, under appropriate circumstances, engage in other short-term or "per diem" leases when the Fund Manager deems it in the best interests of the Fund and consistent with its overall objectives.

         Operating Leases may represent a greater risk to the Fund than Full Payout Leases, because upon termination of the initial lease term it is necessary either to renew or extend an existing Operating Lease, lease the Equipment to a third party, or sell the Equipment in order to obtain recovery of the purchase price. If Equipment is sold at the end of the initial term of an Operating Lease, the sale will likely result in a recapture of depreciation. Notwithstanding the risks associated with investments in Operating Leases, lease rentals during comparable terms are ordinarily higher under Operating Leases than under Full Payout Leases, and, accordingly, the Fund Manager believes that well-structured Operating Leases may help the Fund satisfy its investment objectives.

         The Fund's objective will generally be to lease the Equipment for an initial lease term during which the lessee may not cancel the lease or otherwise avoid the lease obligation. However, where the Fund Manager deems it to be in the Fund's best interests, because of favorable lease terms, anticipated high demand for particular items of Equipment or otherwise, it may permit an appropriate cancellation clause.

         The Fund Manager believes that the Fund will be able to lease or dispose of its purchased Equipment profitably in the aggregate after the initial lease terms although no assurances can be given in this regard. The Fund's ability to renew or extend the terms of its leases or to re-lease or sell the Equipment on expiration of the initial lease terms is dependent on many factors, including possible economic or technological obsolescence of the Equipment, competitive practices and conditions and generally prevailing economic conditions.

         It is anticipated that the leases which the Fund will enter into will generally be "net leases," which provide that the lessee must bear the risk of loss of the Equipment, provide adequate insurance, pay applicable taxes, maintain the Equipment and indemnify the Fund from and against any liability which may arise as the result of any act or omission by the lessee or its agents. In the case of Operating Leases, the Fund may be responsible for certain of these obligations, such as certain insurance and maintenance expenses, but generally only during a period when the Equipment is not under lease.

         The Fund's lease agreements, other than certain operating and per diem leases, will generally require the respective lessees (i) to maintain casualty insurance in an amount equal to the greater of the full value of the Equipment or a specified amount set forth in the lease, and (ii) to maintain liability insurance naming the Fund as an additional insured with a minimum limit of $1,000,000 in coverage.

Agreements with Manufacturers and Vendors

         The Fund may participate in manufacturer's or vendor leasing programs. Such programs will generally involve a contract between the Fund Manager and a seller of Equipment (typically, the manufacturer) whereby the Fund Manager agrees to purchase Equipment from the seller during the term of the contract, which Equipment is subject to a lease between the seller and a third party lessee. The Fund Manager will then assign suitable vendor leasing transactions to the Fund. See "Conflicts of Interest" for a discussion of potential conflicts which may arise if the Fund and one or more Affiliates of the Fund Manager have funds available to invest at the same time in similar equipment. The Fund will be unable to dictate the terms of third party leases involved in such programs, as such leases will be negotiated by the seller, but the Fund will, under such agreements, have the right to approve both the credit of each lessee and the terms of the lease. The terms of such agreements may vary, but they will generally include, among other provisions, covenants by the manufacturer to (i) warrant the Equipment and its use, (ii) provide for the maintenance of the Equipment and the supply of replacement parts, (iii) indemnify the Fund against patent infringement and patent violation claims and other similar actions, and
(iv) assist the Fund in obtaining new leases for, or arranging the sale of, the Equipment upon termination of the subject leases.

         The Fund Manager will determine, in its sole discretion, in which vendor leasing programs, if any, the Fund will participate. It is the Fund Manager's intention, however, to limit the Fund's investments pursuant to vendor leasing programs to an insignificant portion of its Equipment portfolio. It should be noted that the Fund Manager and its Affiliates have not engaged in any vendor leasing programs on behalf of prior programs they have sponsored.

         The Fund may enter into remarketing agreements with manufacturers of Equipment on terms which are customary in the industry. A remarketing agreement is an agreement whereby the manufacturer agrees with the lessor to assist the lessor in finding a new lessee at the termination of the original lease. The Fund Manager will determine, in its sole discretion, whether to enter into such agreements and with which manufacturers to do so. Most remarketing agreements call for the manufacturer to find a second user only on a "best efforts" basis. Thus, a remarketing agreement does not assure the lessor that the equipment can or will be re-leased at the end of the initial lease term. In the case of an Operating Lease, the manufacturer will not be required to repurchase Equipment, but may, through the use of its sales force and contacts with its customers, re-lease or sell such Equipment for the benefit of the Fund. The monthly rental payments under a new lease or the sale price of such Equipment would be subject to the final approval of the Fund Manager. Under a remarketing agreement, the manufacturer participates with the Fund in revenues on an incentive basis. The manufacturer would typically receive a percentage of the revenue derived by the Fund from Equipment subject to a remarketing agreement, which percentage would increase substantially after the Fund derived a specified return on its investment in such Equipment.

         In connection with the Fund entering into a management or service agreement with vendors, manufacturers or others covering such services as collection of rents, payment of expenses and monitoring of Equipment, an annual fee may be paid by the Fund to the vendors for such services in addition to the Equipment Management Fee and Incentive Management Fee payable to Affiliates of the Fund Manager, subject to the limitations in the Partnership Agreement. See "Management Compensation."

Competition

     Leasing has become one of the major methods by which American businesses finance their capital equipment needs. See Figure 4 below for a graphic-presentation of the dollar amount of equipment investment and equipment lease financing in the United States for each year since 1982 (according to the Equipment Leasing Association, a leasing industry trade association). Please note that this chart reflects the growth of equipment lease financing from all sources, including manufacturers, financial institutions and private and public lease financing companies, and not just public equipment leasing programs such as the Fund. Such public direct participation programs represent only a relatively small portion of the total lease financing industry.



[GRAPHIC OMITTED - FIGURE 4]


     In obtaining lessees the Fund will compete with manufacturers of equipment which provide leasing programs and with established leasing companies and equipment brokers. Manufacturers of equipment may offer certain incentives including maintenance services and trade-in or replacement privileges which the Fund cannot offer. The Fund may also be competing with manufacturers and others who offer Full Payout Leases that provide for longer terms and lower rates than Operating Leases which the Fund will offer. There are numerous other potential entities, including limited partnerships organized and managed similarly to the Fund, seeking to purchase equipment subject to either Operating Leases or Full Payout Leases, some of which have greater financial resources than the Fund.

Joint Venture Investments

         The Fund may purchase certain of its Equipment by acquiring a controlling interest in a partnership, equipment trust or other form of joint venture with a non-Affiliate which owns such Equipment or beneficial interest therein. For purposes of determining the permissibility of a joint venture with a non- Affiliate, the controlling interest requirement may be satisfied by ownership of more than 50% of the venture's capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that the other party or parties to the venture should make certain decisions respecting the sale, refinancing or alteration of assets owned by the venture. The Fund may not acquire Equipment jointly with others unless (i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the Equipment which the Fund, or the Fund Manager, could not do directly because of the policies set forth in the Partnership Agreement and (ii) the transaction does not result in payment of duplicate fees.

         The Fund may also acquire Equipment by joint venture or as co-owner with an Affiliate. In such event, the following conditions must be met: (i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund; (ii) there are no duplicative fees; (iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund; (iv) the Affiliate must have a compensation structure substantially identical to that of the Fund; (v) the venture must be entered into in order to obtain diversification or to relieve the Fund Manager or Affiliates from commitments entered into under Section 15.2.15 of the Partnership Agreement or similar provisions of the Affiliate's partnership agreement; and (vi) the Fund has a right of first refusal should a co-venturer decide to sell the property owned by the venture. Because both the Fund and such Affiliate will be required to approve decisions pertaining to the Equipment, it is possible that an impasse will develop. If one party, but not the other, wishes to sell the Equipment, the party not desiring to sell will have a right of first refusal to purchase the other party's interest in the Equipment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

         The investment by the Fund in joint ventures which own Equipment or as a co-owner of Equipment, instead of investing directly in the Equipment itself or as the sole owner, may under certain circumstances involve risks not otherwise present, including, for example, risks associated with the possibility that a Fund's co-venturer might become bankrupt, that the parties may reach an impasse on joint venture decisions, or that each co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Fund. See "Risk Factors - Risks of Joint Ventures."

         The Fund may not acquire limited partnership interests in other partnerships.

General Restrictions

         The Fund will not: (i) issue any Units after the Final Closing Date or issue Units in exchange for property, (ii) make loans to the Fund Manager or its Affiliates, (iii) invest in or underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase or lease any Equipment from nor sell or lease property to the Fund Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Fund Manager or any of its Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Partnership Agreement, including the restrictions applicable to transactions with Affiliates. See Article 15 of the Partnership Agreement for a description of additional investment limitations.

         The Fund Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that own, finance, lease, operate, manage, broker or develop equipment, as well as businesses unrelated to equipment leasing. See "Conflicts of Interest," "Management Compensation" and "Management."

Changes in Investment Objectives and Policies

         Holders have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Fund, all of which are the responsibility of the Fund Manager. However, the Fund Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

                              CONFLICTS OF INTEREST

         The Fund is subject to various conflicts of interest arising out of its relationship with the Fund Manager and Affiliates of the Fund Manager. These conflicts include, but are not limited to, the following:

         Other Activities of the Fund Manager. The Fund Manager serves in the capacity of general partner in six other public partnerships engaged in the equipment leasing business, and it and its Affiliates otherwise engage in the business of purchasing and selling equipment and arranging leases for its own account and for the accounts of others. See Exhibit A - "Prior Performance Information." The Fund Manager will have conflicts of interest in allocating management time, services and functions among the prior partnerships, the Fund, any future investment programs and activities for their own accounts. The Fund Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity.

         In addition, as general partner of prior and future partnerships, the Fund Manager will be contingently liable for obligations of such partnerships, except nonrecourse indebtedness relating to the acquisition of equipment. Such obligations are expected to consist primarily of normal operating and other current expenses, and it is not believed this responsibility will materially affect the ability of the Fund Manager to satisfy its responsibilities to the Fund.

         Competition for Investments. The Fund Manager will have conflicts of interest to the extent that its prior or future investment programs may compete with the Fund for opportunities in the acquisition and leasing of equipment. Six prior public programs, ATEL Cash Distribution Fund ("ACDF"), a California limited partnership, ATEL Cash Distribution Fund II ("ACDF II"), a California
limited partnership, ATEL Cash Distribution Fund III, L.P. ("ACDF III"), ATEL Cash Distribution Fund IV, L.P. ("ACDF IV"), ATEL Cash Distribution Fund V, L.P. ("ACDF V") and ATEL Cash Distribution Fund VI, L.P. ("ACDF VI") (together collectively referred to as the "Prior Programs") have investment objectives substantially identical to those of the Fund and may have funds available for investment at the same time the Fund is seeking to acquire Equipment. ACDF completed a fully-subscribed offering of $10,000,000 of its limited partnership interests in December 1987. All of its available net offering proceeds have been committed to investment as of the date hereof. ACDF II completed a fully-subscribed public offering of $35,000,000 of its limited partnership interests in January 1990. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III completed a public offering of its limited partnership interests on January 3, 1992, pursuant to which it raised total offering proceeds in the amount of approximately $73,900,000. All of such gross offering proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV completed a fully-subscribed public offering of $75,000,000 of its limited partnership interests on February 4, 1993. All of such gross offering proceeds had been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF V completed a public offering of its limited partnership interests in November 1994 pursuant to which it raised total offering proceeds in the amount of $125 million. All of such gross offering proceeds have been committed to equipment acquisitions, offering and organization expenses and capital reserves. ACDF VI completed a public offering of its limited partnership interests on November 23, 1996, pursuant to which it raised total offering proceeds of $125 million. Substantially, all of such gross offering had been committed to equipment acquisitions, offering and organization expenses and capital reserves as of such date. In addition, one or more of the Prior Programs may have excess operating revenues or financing proceeds available to invest in additional equipment at a time when the Fund is also active in seeking to invest or reinvest in Equipment. Certain of the equipment owned and to be acquired by the Prior Programs and the Fund may be similar and may be purchased from the same manufacturers. Furthermore, the Fund Manager and its Affiliates may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Fund Manager.


         Any time two or more investment programs (including the Fund) affiliated with the Fund Manager have funds available to acquire and lease the same types of equipment, conflicts of interest may arise as to which of the programs should proceed to acquire available items of equipment. In such situations, the Fund Manager will analyze the equipment already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the equipment based upon such factors, among others, as
(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available, (ii) the current and long-term liabilities of each program, (iii) the effect of such acquisition on the diversification of each program's equipment portfolio, (iv) the estimated income tax consequences to the investors in each program from such acquisition, and (v) the cash distribution objectives of each program. If after analyzing the foregoing and any other appropriate factors, the Fund Manager determines that such acquisition would be equally suitable for more than one program, then the Fund Manager shall purchase such equipment for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available equipment allocated first to the program which has had funds available for investment the longest.

         Receipt of Commissions, Fees and Other Compensation by the Fund Manager and its Affiliates. Fund operations will result in certain compensation to the Fund Manager and its Affiliates. See "Management Compensation." The Fund Manager has absolute discretion with respect to all decisions related to such operations. Because the amount and timing of such fees may depend, in part, on the debt structure of Equipment acquisitions and the timing of such transactions, the Fund Manager and its Affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of Equipment and the terms and conditions thereof may be less advantageous to the Fund and more advantageous to the Fund Manager under certain circumstances. It should be noted that the Fund Manager intends to cause the Fund to incur aggregate acquisition debt in an amount approximately equal to 50% of the total cost of Fund Equipment.

        In all cases where the Fund Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, it will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. See "Fiduciary Duty of the Fund Manager."

         Non-Arm's-Length Agreements. Any agreements and arrangements relating to compensation between the Fund and the Fund Manager or any of its Affiliates will not be the result of arm's-length negotiations and the performance thereof by the Fund Manager and its Affiliates will not be supervised or enforced at arm's-length.

         Distribution of Units. No independent managing underwriter has been engaged for the distribution of the Units. Furthermore, ATEL Securities Corporation (the "Dealer Manager"), an Affiliate of the Fund Manager which may sell Units and will perform certain wholesaling services for the Fund, may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Fund Manager and its Affiliates and is expected to do so in any future offerings that the Fund Manager and its Affiliates may conduct.

         Lack of Separate Representation. The Fund, the Fund Manager and prospective Holders have not been represented by separate counsel in connection with the formation of the Fund, drafting of the Partnership Agreement or the offering of Units. The attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Fund Manager and its Affiliates and it is contemplated that such dual representation will continue in the future. However, should a dispute arise between the Fund and the Fund Manager, the Fund Manager will cause the Fund to retain separate counsel in connection with such matters.

         Joint Ventures with Affiliates of the Fund Manager. The Fund may enter into joint ownership or joint venture agreements for the acquisition and leasing of Equipment with other persons, including limited partnerships of which the Fund Manager or its Affiliates are general partners. See "Investment Objectives and Policies - Joint Venture Investments." Should any such joint ventures be consummated, the Fund Manager may face certain conflicts of interest inasmuch as it may control and owe fiduciary duties to both the Fund and, through such Affiliates, the affiliated co-venturer. For example, because of the differing financial positions of the co-venturing partnerships, it may be in the best interest of one partnership to sell the jointly-held Equipment at a time when it is in the best interest of the other partnership to hold such Equipment. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are comparable to the Fund's, the Fund's investment is on substantially the same terms as the co-venturer and the compensation to be received by the Fund Manager and its Affiliates from each co-venturer is substantially identical.

         Maintenance of Reserves. The Fund Manager will have the discretion to determine the amount of reserves to be maintained by the Fund. The Fund Manager is required by the Partnership Agreement to establish an initial working capital reserve equal to 1/2 of 1% of the Gross Proceeds. This amount may fluctuate from time to time as the Fund Manager determines the appropriate amount of reserves for the Fund to maintain. The Fund Manager may be subject to conflicts of interest to the extent that its interests may be served by the Fund maintaining higher reserves in order to avoid the Fund Manager's personal liability for Fund obligations when such reserves might otherwise be distributed to Holders. Any personal liability incurred by the Fund Manager for Fund obligations, however, would generally be reimbursable to the Fund Manager by the Fund. As a result, the Fund Manager does not believe any such potential conflict will have a material impact on the Fund or the Holders.


                             ORGANIZATIONAL DIAGRAM


     The following diagram shows the relationships among the Fund, the Fund Manager and certain of Affiliates of the Fund Manager which may perform services for the Fund (solid lines denote ownership and dotted lines denote other relationships).

[GRAPHIC OMITTED - FIGURE 5]

     ATEL Capital Group's capital stock is owned 75% by A.J. Batt and 25% by Dean L. Cash. ATEL Capital Group owns 100% of the outstanding capital stock of each of the Fund Manager, ALC, AIS and AEC. The Fund Manager owns 100% of the outstanding capital stock of the Dealer Manager. See "Management" for further information concerning the above entities and their respective officers and directors.

                      FIDUCIARY DUTY OF THE GENERAL PARTNER

     The Fund Manager, as General Partner of the Fund, is accountable to the Fund as fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

     Under California law and subject to certain conditions, a limited partner may institute legal action on behalf of the limited partnership (a partnership derivative action) to recover damages from a third party or to recover damages resulting from a breach by a general partner of its fiduciary duty. In addition, a limited partner may institute a legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty, subject to procedural rules generally applicable to class actions. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a general partner and the remedies available to limited partners should consult with their counsel.

         The Partnership Agreement does not exculpate the Fund Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a general partner to his partners is similar in many respects to the fiduciary duty owed by directors of a corporation to its shareholders, and is subject to the same rule, commonly referred to as the "business judgment rule," that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgement rule, a general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Partnership Agreement that the Fund Manager shall have no liability to the Fund for losses arising out of any act or omission by the Fund Manager, provided that the Fund Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Partnership Agreement specifically defining the General Partner's standard of care.

         The Partnership Agreement also provides that, to the extent permitted by law, the Fund shall indemnify the Fund Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys' fees) incurred in dealings with third parties, provided that the conduct of the Fund Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Fund Manager shall not be indemnified against any liabilities arising under the Securities Act of 1933. The Fund shall not pay for any insurance covering liability of the Fund Manager or any other persons for actions or omissions for which indemnification is not permitted by the Partnership Agreement.

         Subject to the fiduciary relationship, the Fund Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Partnership Agreement and under the California Revised Limited Partnership Act. Generally, actions taken by the Fund Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Partnership Agreement and under California law. (See "Summary of the Partnership Agreement.")

                                   MANAGEMENT

The Fund Manager

         The Fund Manager and General Partner of the Fund is ATEL Financial Corporation (the "General Partner", "Fund Manager" or "AFC"), a California corporation formed in 1977 under the name All Type Equipment Leasing, Inc. The Fund Manager's offices are located at 235 Pine Street, 6th Floor, San Francisco, California 94104, and its telephone numbers are 415/989-8800 and 800/543-ATEL. Its officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment, including acquiring and disposing of equipment subject to Operating Leases and Full Payout Leases, as more fully described below and in Exhibit A hereto. The Fund Manager and its Affiliates are sometimes collectively referred to below as "ATEL" for convenience.

         Since its organization in 1977, ATEL has been active in several areas within the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, and (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations. The Fund Manager has organized one privately- placed limited partnership and six public limited partnerships formed to acquire and lease equipment. During the past 14 years, ATEL has participated in structuring and/or arranging lease transactions involving aggregate equipment costs in excess of $1 billion.

         All of the outstanding capital stock of ATEL Financial Corporation is held by ATEL Capital Group ("ACG"). The outstanding capital stock of ATEL Capital Group is owned 75% by A.J. Batt and 25% by Dean L. Cash. Each of ATEL Leasing Corporation ("ALC"), ATEL Equipment Corporation ("AEC") and ATEL Investor Services ("AIS") is a wholly-owned subsidiary of ATEL Capital Group which will perform services for the Fund. Acquisition services will be performed for the Fund by ALC, equipment management and asset disposition services will be performed by AEC, and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation ("ASC"), is a wholly-owned subsidiary of ATEL Financial Corporation. See the chart included under the caption "Organizational Diagram" above for more information in this regard.

         The officers and directors of ATEL Capital Group, ATEL Financial Corporation and their Affiliates are as follows:

Name                                Positions

A.J. Batt ...................       Chairman of the Board of
                                    Directors  of ACG, AFC,
                                    ALC, AEC, AIS and ASC;
                                    President and Chief
                                    Executive  Officer
                                    of ACG,  AFC,  and
                                    AEC

Dean L. Cash ................       Director, Executive Vice
                                    President and Chief Operating
                                    Officer of ACG, AFC and AEC;
                                    Director, President and Chief
                                    Executive Officer of ALC, AIS
                                    and ASC

F. Randall Bigony............       Chief Financial Officer of
                                    ACG, AFC, ALC, AIS and AEC

Donald E. Carpenter..........       Controller of ACG, AFC, ALC,
                                    AEC and AIS; Chief Financial
                                    Officer of ASC

Vasco H. Morais..............       General Counsel  for ACG, AFC,
                                    ALC, AIS and AEC

William J. Bullock...........       Director of Asset Management
                                    of AEC

Janet V. Eyre.............          Vice President of ALC

Jeffrey A. Schwager..........       Vice President - Syndication
                                    of ALC

Carl W. Magnuson.............       Vice President - Syndication of ALC

Russell H. Wilder............       Vice President - Credit of ALC

J. Edwin Holliday............       Senior Vice President -
                                    National Sales Manager of ASC

John P. Scarcella............       Senior Vice President of ASC

     A. J. Batt, age 60, founded ATEL in 1977 and has been its president and chairman of the board of directors since its inception, and a director of the Dealer Manager since its organization in October, 1985. From 1973 to 1977, he was employed by GATX Leasing Corporation as manager-data processing and equity placement for the lease underwriting department, which was involved in equipment financing for major corporations. From 1967 to 1973 Mr. Batt was a senior technical representative for General Electric Corporation, involved in sales and support services for computer time-sharing applications for corporations and financial institutions. Prior to that time, he was employed by North American Aviation as an engineer involved in the Apollo project. Mr. Batt received a B.Sc. degree with honors in mathematics and physics from the University of British Columbia in 1961. Mr. Batt is qualified as a registered principal with the NASD.

         Dean L. Cash, age 46, joined ATEL as director of marketing in 1980 and has been a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida
State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with the NASD.

         F. Randall Bigony, age 39, joined ATEL in 1992 and became chief financial officer in 1994. From 1987 until joining AFC, Mr. Bigony was president of F. Randall Bigony & Co., a consulting firm that provided financial and strategic planning services to emerging growth companies. From 1983 to 1987, he was a manager with the accounting firm of Ernst & Whinney, serving clients in its management consulting practice. Mr. Bigony received a B.A. degree in business from the University of Massachusetts and an M.B.A. degree in finance from the University of California, Berkeley. He is a founding board member and acting treasurer of the I Have a Dream Foundation - Bay Area Chapter.


         Donald E. Carpenter,  age 47, joined ATEL in 1986 as controller.  Prior
to joining the   Fund Manager,  Mr.  Carpenter was employed as an audit
supervisor with Laventhol & Horwath, certified public accountants in San Francisco, California, from 1983 to 1986. From 1979 to 1983, Mr. Carpenter was employed by Deloitte Haskins & Sells, certified public accountants in San Jose, California. From 1971 to 1975, Mr. Carpenter was a supply officer in the U.S. Navy. Mr. Carpenter received a B.S. degree in mathematics (magna cum laude) from California State University, Fresno in 1971 and completed a second major in accounting in 1978. Mr. Carpenter has been a California certified public accountant since 1981. He is qualified as a registered principal with the NASD.

         Vasco H. Morais, age 38, joined ATEL in 1989 as general counsel to provide legal support in the drafting and reviewing of lease documentation, advising on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America's equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley and a J.D. degree in 1986 from Golden Gate University Law School. Mr. Morais has been an active member of the State Bar of California since 1986.


     William J. Bullock, age 33, joined ATEL in 1991, as the director of asset management. He assumes responsibility for the disposition of off-lease equipment and residual valuation analysis on new lease transactions. Prior to joining ATEL, Mr. Bullock was a senior member of the equipment group at McDonnell Douglas Finance Corporation ("MDFC") responsible for managing its $4 billion portfolio of leases. Mr. Bullock was involved in negotiating sales and renewals as well as appraising and inspecting equipment. Prior to joining MDFC in 1989, Mr. Bullock was the senior negotiator at Equitable Leasing (a subsidiary of GE Capital Equipment Corp.) in San Diego, California. At Equitable Leasing, he was responsible for end-of-lease negotiations and equipment dispositions of a portfolio comprised of equipment leased primarily to Fortune 200 companies. Mr. Bullock has authored industry articles for the Equipment Lessors Association ("ELA") and has been named to the ELA's equipment management committee. He received a B.S. degree in Finance in 1987 from San Diego State University and is currently pursuing his MBA.


     Janet V. Eyre, age 41, joined ATEL in 1993 as director of sales support in charge of the pricing of lease transactions and has been a vice president since 1995. From 1986 to 1993, Ms. Eyre was employed by GE Capital Corporation to price and purchase lease transaction. Prior to that, Ms. Eyre worked for United States Portfolio Leasing (a subsidiary of US Leasing International) for five years marketing lease financing; responsibilities included pricing, negotiations, documentation and the remarketing of off-lease equipment. From 1977 to 1981, Ms. Eyre worked at ITEL Corporation in various administrative and sales positions. Ms. Eyre received a B.A. degree (cum laude) from Harvard University in 1976.


     Jeffrey A. Schwager, age 36, joined ATEL in 1991 as vice president - syndication and is responsible for acquiring lease transactions from intermediaries as well as debt and equity placement. Prior to joining ALC, Mr. Schwager was a member of General Electric Capital Corporation's Institutional Financing Group. There, he was responsible for originating equipment lease and corporate finance opportunities, as well as soliciting equipment portfolios in conjunction with marketing a proprietary capital enhancement product. From 1985 through 1990, Mr. Schwager held several positions with Bank Ireland/First Financial, most recently Vice President Marketing, where he was responsible for originating and negotiating tax-oriented leveraged lease financings with Fortune 500 companies. From 1983 to 1985 Mr. Schwager was an Associate Consultant with The Bigelow Company, a middle market investment banking and management consulting firm, developing and implementing strategic plans for a number of clients. Prior to The Bigelow Company, he worked for Petro-Lewis Corporation as a joint-interest accountant. Mr. Schwager received his B.S. in Business Administration from Babson College in 1982, majoring in Finance and Entrepreneurial Studies.


     Carl W. Magnuson, age 53, joined ATEL in 1994 and is Vice President - Syndication for ALC. Mr. Magnuson is responsible for acquiring third party lease transactions and debt placement. Prior to joining ATEL he was a Regional Group Manager and Portfolio Sales Manager for Bell Atlantic Systems Leasing for 10 years. From 1983 to 1984 he was Vice President and Chief Financial Officer of the Handi-Kup Company, a plastics manufacturer, and from 1981 to 1982 he was Controller for the Cyclotron Corporation, engaged in nuclear medicine research and development. From 1978 to 1981 he was Executive Vice President of Shannon Financial Corporation, a middle market leasing corporation. From 1975 to 1978 he was a Deputy Program Manager for the Watkins Johnson Company. From 1968 to 1973 Mr. Magnuson was an engineering duty officer in the U.S. Navy. Mr. Magnuson received a B.S. in Engineering Science and an M.S. in Applied Mathematics from the Rensselaer Polytechnic Institute, an MS in Industrial Engineering/Operations Research from Stanford University,and an M.B.A. form the University of California at Berkeley.


         Russell H. Wilder, age 41, joined ATEL in 1992 as Vice President of Credit for ALC. Immediately prior to joining ATEL, Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. From 1985 to 1990 he was Vice President and Manager of Leasing for Fireside Thrift Co., a Teledyne subsidiary, and was responsible for all aspects of setting up and managing the department, which operated as a small ticket lease funding source. From 1983 to 1985 he was with Wells Fargo Leasing Corporation as Assistant Vice President in the credit department where he oversaw all credit analysis on transactions in excess of $2 million. From 1978 to 1983 he was a District Credit Manager with Westinghouse Credit Corporation's Industrial Group and was responsible for all non-marketing operations of various district offices. Mr. Wilder holds a B.S. with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the Western Association of Equipment Lessors.

     J. Edwin Holliday, age 53, joined ATEL in 1988 as Regional Vice President of the Dealer Manager for the Southwestern region and has been a Senior Vice President and its National Sales Manager since April 1994. From August 1993 until April 1994, Mr. Holliday was a Managing Director of HomeMac Corporation, a mortgage bank that also markets a mortgage-related trust. Prior to joining ATEL, Mr. Holliday was a Regional Vice President for several firms marketing investment securities, including Icon Group from 1986 to 1988, Stonehenge Capital from 1982 to 1986, and Quantum Resources from 1980 to 1982. Mr. Holliday was Sales Manager for a retail division of Beech Aircraft in Denver, Colorado from 1975 to 1980, and sales engineer for Trane Company in Canton, Ohio from 1968 to 1975. Mr. Holliday received a B.S. degree in Mechanical Engineering from West Virginia Institute of Technology in 1968, and served as Chairman of the Board of the Orange County, California Chapter of the International Association for Financial Planning in 1993 and 1994.


         John P. Scarcella, age 35, joined the Dealer Manager as vice president of broker dealer relations in 1992. He is involved in the marketing of securities offered by the Dealer Manager. Prior to joining ATEL Securities Corporation, from 1987 to 1991, he was employed by Landsing Pacific Fund, a real estate investment trust in San Mateo, California and acted as director of investor relations. From 1984 to 1987, Mr. Scarcella acted as broker dealer representative for Landsing Capital Corporation, where he was involved in the marketing of limited partnerships and REITs. Mr. Scarcella received a B.S.C. degree with an emphasis in investment finance in 1983 and an M.B.A. degree with a concentration in marketing in 1991 from Santa Clara University.

Selection and Management of Investments

         An Affiliate of the Fund Manager, ATEL Leasing Corporation, will have primary responsibility for selecting and negotiating potential acquisitions and leases of Equipment, subject to the Fund Manager's supervision and approval. The Fund Manager's Investment Committee will approve any acquisition before it is consummated. The Investment Committee currently consists of A.J. Batt, Dean L. Cash, Donald E. Carpenter and F. Randall Bigony.

     ATEL Equipment Corporation will manage the Fund's portfolio of Equipment, subject to the Fund Manager's supervision. Management services to be provided by AEC include collection of lease payments from the lessees of Equipment, re-leasing services upon termination of leases, inspection of Equipment, acting as a liaison between lessees and vendors, general supervision of lessees and vendors to ensure that the Equipment is being properly used and operated by lessees, arranging for maintenance and related services with respect to the Equipment and the supervision, monitoring and review of others performing services for the Fund. Third parties may participate in managing or may separately manage Equipment for which they will receive a fee from the Fund.

Management Compensation

         The Fund is not required to pay the officers or directors of the Fund Manager or its Affiliates any remuneration. However, the Fund will pay the Fund Manager and its Affiliates certain fees and compensation for their services to the Fund, including Equipment Management Fees, Equipment Resale and Re-lease Fees and Incentive Management Fees. Furthermore, the Fund will reimburse the Fund Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Fund Manager) who will be engaged by the Fund Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Fund Manager, its Affiliates and other investment programs to be formed in the future. See "Management Compensation."

Changes in Management

         The Partnership Agreement provides that the Fund Manager may be removed as General Partner at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor General Partner in place of the removed General Partner by a similar vote. The Fund Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Fund Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

         The by-laws of the Fund Manager provide for a maximum of three directors. The by-laws can be amended to increase the number of directors either by a vote of stockholders or of directors. In the event of a vacancy or increase in the number of members of the board of directors, the remaining directors may elect the members to serve until the next annual meeting of directors. Directors are otherwise elected annually by vote of the stockholders, and the directors appoint corporate officers to serve at the will of the board.

The Dealer Manager

     ATEL Securities Corporation (the "Dealer Manager") was organized in October 1985 principally for the purpose of participating in and facilitating the distribution of securities of partnerships to be sponsored by the Fund Manager and its Affiliates. The Dealer Manager became a member of the NASD in February 1986. The Dealer Manager is a wholly-owned subsidiary of AFC.


         The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby. (See "Plan of Distribution.") The executive officers and directors of the Dealer Manager are discussed above under "The Fund Manager."

                            PRIOR PERFORMANCE SUMMARY

         THE INFORMATION PRESENTED IN THIS SECTION AND IN THE TABLES INCLUDED AS EXHIBIT A TO THIS PROSPECTUS REPRESENTS THE HISTORICAL RESULTS OF PRIOR EQUIPMENT LEASING PROGRAMS SPONSORED BY THE FUND MANAGER AND ITS AFFILIATES. INVESTORS IN THE FUND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE INVESTMENT RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

         Since July 28, 1977, the Fund Manager and its Affiliates have financed, structured or arranged equity and debt participations for equipment leasing transactions involving total equipment costs in excess of $1 billion. The Fund Manager sponsored and syndicated six prior public and one prior private limited partnership. See Exhibit A - Prior Performance Tables for more detailed information concerning the prior public programs (collectively referred to herein as the "Prior Programs").

         The first Prior Program, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds have been committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF public acquired a variety of types of equipment with a total purchase cost
of  approximately   $11,133,679  as  of  June  30,  1996.  See  Table  IV  -
"Acquisition   of  Equipment  by  Prior  Programs"  in  Exhibit  A  for  further information concerning the types of equipment acquired by ACDF. Of such equipment, items representing an original purchase cost of approximately $8,700,153 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF had made cash distributions to its investors in the aggregate amount of $1,068.40 per

$1,000 invested. Of this amount a total of $229.30 represents investment income and $839.10 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The second Prior Program, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $33,874,148 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF II had made cash distributions to its investors in the aggregate amount of $1,018.35 per $1,000 invested. Of this amount a total of $254.34 represents investment income and $764.01 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The third Prior Program, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $23,608,542 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF III had made cash distributions to its investors in the aggregate amount of $776.30 per $1,000 invested. Of this amount a total of $165.97 represents investment income and $607.63 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The fourth Prior Program, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $112,424,026 as of June 30, 1996. See Table
IV "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $13,835,773 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF IV had made cash distributions to its investors in the aggregate amount of $517.84 per $1,000 invested. Of this amount a total of $69.25 represents investment income and $448.59 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.

         The fifth Prior Program, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests In February 1993. ACDF V terminated its offering in November 1994, after raising a total of $125 million in offering proceeds, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of approximately $186,537,028 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. Of such equipment, items representing an original purchase cost of approximately $7,411,341 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF V had made cash distributions to its investors in the aggregate amount of $297.14 per $1,000 invested. Of this amount a total of $28.23 represents investment income and $268.91 represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.


         The sixth Prior Program, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests in November 1994. ACDF VI terminated its offering on November 23,

1996  after  raising  a  total  of  $125  million  in  offering   proceeds,
substantially all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $147,437,403 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. Of such equipment, items representing an original purchase cost of approximately $155,361 had been sold as of June 30, 1996. See Table V "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF VI had made cash distributions to its investors in the aggregate amount of $124.73 per $1,000 invested, all of which represents return of capital. See Table III - "Operating Results of Prior Programs" in Exhibit A for further information concerning such distributions.


         Although certain of the Prior Programs have experienced lessee defaults in the ordinary course of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

         The Prior Programs have investment objectives which are similar to those of the Fund. The factors considered by the Fund Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in the tables included in Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.


     In Tables I through III information is presented with respect to all Prior Programs sponsored by the Fund Manager and its Affiliates which completed their offerings of interests within the five-year period ending December 31, 1995, except that ACDF completed its offering in December 1987, ACDF II completed its offering in January 1990 and ACDF VI completed its public offering as of November 23, 1996. Accordingly, the tabular information concerning ACDF VI does not reflect results of an operating period after completion of its funding. Table V includes information regarding all dispositions of equipment by Prior Programs during the five year period ending June 30, 1996. No information concerning results of completed programs is presented herein, because none of the Prior Programs has completed its operations.

         The following is a list of the tables set forth in Exhibit A:

         Table I           - Experience in Raising and Investing Funds
         Table II          - Compensation to the Fund Manager and
                                    Affiliates
         Table III         - Operating Results of Prior Programs
         Table IV          - Acquisition of Equipment by Prior Programs
         Table V           - Sales or Disposals of Equipment


         The Fund Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 235 Pine Street, 6th Floor, San Francisco, CA 94104 or by calling the Fund Manager at (415) 989-8800.
>

                        INCOME, LOSSES AND DISTRIBUTIONS

Allocations of Net Income and Net Loss

         The taxable income and taxable loss of the Fund (the "Net Income and Net Loss") shall be allocated 7.5% to the Fund Manager and 92.5% to investors.

         The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of limited partnership interests will not be effective for any purpose until the first day of the following quarter.

Timing of Distributions

         Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Fund Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Fund Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may during each fiscal quarter designate an election to change the timing of Distributions payable to the investor for the ensuing fiscal quarter by delivering to the Fund Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter.

Allocations of Distributions

         Distributions allocated to the investors as described below will be allocated among them on the same basis as Net Income and Net Loss is to be allocated, as described under "Allocations of Net Income and Net Loss" above. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of Capital reserves deemed appropriate by the Fund Manager, and, to the extent permitted as described below, reinvestment in additional Equipment.

         Until the investors have received aggregate distributions in an amount equal to their original capital investment plus an amount equal to an 10% per annum return on their Adjusted Invested Capital (which is equal to the original investment reduced by prior distributions in excess of 10% per annum), calculated on a cumulative basis, compounded daily, commencing the last day of the calendar quarter in which an investor or his predecessor in interest was admitted to the Fund), investors will receive 88.5% of distributions of cash from operations and 92.5% of distributions of the proceeds of any equipment sales or refinancing, the Fund Manager will receive 7.5% of all distributions, and an Affiliate of the Fund Manager will receive 4% of distributions of cash from operations as Incentive Management Fees. Thereafter, investors will receive 85% of distributions from all sources, the Fund Manager will receive 7.5% of all distributions, and its Affiliate will receive 7.5% of all distributions as Incentive Management Fees.


         It is anticipated that income taxes on a portion of distributions will be deferred by depreciation available from Equipment purchased by the Fund. To the extent Net Income is reduced by depreciation deductions, distributions will be considered return of capital for tax purposes and income tax will be deferred until subsequent years. Furthermore, until investors receive aggregate distributions equal to their original capital, a portion of each distribution will be deemed a return of capital rather than a return on capital. Notwithstanding the foregoing, however, the Fund Manager intends to make distributions only out of cash from operations and cash from sales or refinancing and not out of capital reserves or offering proceeds held pending investment.

         The Fund is intended to be self-liquidating in nature. After the expiration of the Reinvestment Period, the Fund will distribute any available cash, subject to the establishment of reserves deemed reasonably required by the Fund Manager for the proper operation of the business of the Fund, which may include reserves for the upgrading of Equipment in order to preserve its rental or sales value or for purchasing Equipment for which the Fund has committed funds prior to the end of the Reinvestment Period.

         Upon liquidation of the Fund, the proceeds of liquidation will be distributed, after creditors of the Fund (including investors who may be creditors) have been paid or provision has been made for their payment, in accordance with each Partner's positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation of gain from the sale or other disposition of Equipment to the investors which will equalize their respective Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any such differences will be substantially reduced or eliminated to the extent the Fund Manager equalizes Capital Accounts through the use of special allocations of gain from the sale or other disposition of Equipment.

Reinvestment

     Subject to the limitations set forth herein, the Fund Manager has the right to reinvest on behalf of the Fund cash from operations and cash from sales or refinancing during the Reinvestment Period (which ends six years after the last day of the year in which the offering of Units terminates). Notwithstanding the foregoing, however, the Fund Manager shall, at a minimum, distribute, to the extent available, such amounts of cash from sales or refinancing and cash from operations as may be sufficient to allow an investor in a 31% federal income tax bracket (but not a higher bracket) to meet the federal and state income taxes due with respect to income derived by him from the operations of the Fund. See "Risk Factors - Income in Excess of Distributions" for a discussion of the risk that a Holder in a higher tax bracket may, under some circumstances, be required to pay certain tax liabilities out of his personal funds rather than out of amounts distributed by the Fund.

         Furthermore, through the end of the Reinvestment Period the Fund may reinvest cash from operations and cash from sales or refinancing, but only after the Fund Manager has caused the Fund to distribute to the investors:

                  (i) prior to the end of the year the offering of Units terminates, an amount equal to the lesser of (a) 10% per annum on their original capital investment, or (b) 90% of the total amounts available for distributions; and

                  (ii) in each of the six years after the end of the year the offering terminates, an amount equal to 10% of their original capital investment.

         Distributions will be made only to the extent cash is available to distribute after payment of Fund obligations and allowance for necessary reserves. There can be no prediction as to any future rate of return on original capital investment nor assurance that any specific amount of cash distributions can be attained. Distributions may in any year be in amounts less than the amounts stated above.

Return of Unused Capital

         Any portion of the net offering proceeds received by the Fund during the first twelve months following the date hereof which has not been invested or committed to Investment in Equipment during the period ending eighteen months from the date hereof, and any of the net offering proceeds received thereafter which have not been invested or committed to Investment in

Equipment during the period ending six months after the end of the offering (except, in either case, for amounts used to pay Fund operating expenses or deemed by the Fund Manager to be required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Fund Manager has agreed to contribute to the Fund, and the Fund shall distribute to investors pro rata, the amount by which (x) the amount of unused capital so distributed, divided by (y) the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the unused capital so distributed.

Cash from Reserve Account

         The Partnership Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than 1/2 of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $750,000 if the maximum Units are sold). Any cash reserves used as provided herein need not be restored, and, if restored, shall be restored from the operating revenues of the Fund. When Equipment is sold or otherwise disposed of, all cash reserves specifically allocated to such Equipment may be distributed to the Holders as a return of original capital investment or be applied as a reserve for other Equipment. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales or refinancing of equipment. Cash reserves which the Fund Manager deem no longer reasonably required to be maintained as reserves may be distributed or invested by the Fund, subject to the limitations described herein. No distributions or investments will be made from Fund reserve accounts during the three-year period following the date investors are first admitted to the Fund; thereafter, no distributions or investments will be made unless the Fund Manager determines that the reserves of the Fund, in any fiscal quarter, are in excess of the amount deemed sufficient in connection with the Fund's operations.

Sources of Distributions - Accounting Matters

         During the initial years, the Fund may experience a Net Loss in accordance with generally accepted accounting principles, and it is anticipated that a substantial portion of any such Net Loss would be caused by depreciation which is a non-cash expense. As a result, distributions, if any, made in the initial years of the Fund may be considered to be a return of capital and not investment income.

         Without regard to the accounting method adopted, to the
extent Equipment is not producing revenues in excess of operating expenses, debt
service  and  other   contractual   obligations   related  to  such   Equipment,
distributions may be considered a return of capital.

                                 CAPITALIZATION

         The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 1,250,000 Units are sold is as follows:

                              As of               Minimum            Maximum
                              the Date            120,000            12,250,000
                              hereof(2)           Units              Units

Fund Manager's
Capital Contribution(1)       $       100         $      100         $      100

Units of Limited
Fund Interest
($10 per Unit)                        500          1,200,500        150,000,500
                                  -------          ---------        -----------

Total Capitalization           $      600        $1,200,600        $150,000,600

Less Estimated Organization
and Offering Expenses                   -           144,000          20,250,000
                                  -------         ---------          ----------

Net Capitalization             $      600        $1,056,600        $129,750,600
                                  -------         ---------         -----------
                                  -------         ---------         -----------

---------------

         (1) See "Management Compensation" and "Income, Losses and Distributions" for a description of the fees and compensation, including an interest in Net Income, Net Loss and Distributions, payable to the Fund Manager or its Affiliates.

         (2) The Fund was originally capitalized with $600, representing a cash contribution to the Fund of $100 by the Fund Manager and $500 from the initial Holders.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

         Following achievement of such funding level, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,056,000. Thereafter, the Fund will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as Net Proceeds are expended in connection with the acquisition and leasing of Equipment.


     The Fund will acquire Equipment with cash offering proceeds and indebtedness. The Fund may borrow on a secured or unsecured basis amounts up to 50% (and intends to borrow the maximum amount permitted) of the aggregate purchase price of Equipment as of the date of the final investment of Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred. The Fund currently has no arrangements with, or commitments from, any lender with respect to permanent financing. The Fund Manager anticipates that any acquisition financing or other borrowing will be obtained from institutional lenders. See "Investment Objectives and Policies Borrowing Policies."


         Until required for the acquisition or operation of Equipment, the Net Proceeds will be held in short-term, liquid investments. The Fund is required by the Partnership Agreement to establish an initial working capital reserve in the amount of 1/2 of 1% of the Gross Proceeds. See also "Summary of the Partnership Agreement Reserves."

     For financial reporting purposes, Fund Equipment on operating leases will generally be depreciated using the straight-line method, over periods equal to the terms of the related leases to the Equipment, down to an amount equal to the estimated residual value of the Equipment at the end of the related leases. The treatment for financial reporting purposes differs from cost recovery for tax purposes (generally, the Modified Accelerated Cost Recovery System or "MACRS"), in which the Service prescribes certain useful lives for each type of equipment and the Code provides specific accelerated rates of depreciation over those useful lives. See "Income Tax Consequences - Depreciation".

         The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. The cost of equipment acquisitions could increase with inflation, but such cost increases could be offset by the Fund's ability to increase lease rates in an inflationary market. Revenues from existing leases would not generally increase with inflation, as the Fund does not generally expect to provide for rent escalation clauses tied to inflation in its leases. Nevertheless, the anticipated residual values to be realized upon the sale or re-lease of equipment upon lease terminations (and thus the overall cash flow from the Fund's leases) may be expected to increase with inflation as the cost of similar new and used equipment increases.

         Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates is a significant factor in determining market lease rates and the pricing of lease financing generally. Higher interest rates could affect the cost of Fund borrowing, reducing its yield on leveraged investments or reducing the desirability of leverage. The Fund would also expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available lease rates on new leases. Interest rate fluctuations would generally have little or no effect on existing leases, as rates on such leases would generally be fixed without any adjustment related to interest rates.

                             INCOME TAX CONSEQUENCES


         The following is a summary of all material federal tax considerations which may be relevant to a prospective Holder. However, it is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect a Holder's participation in the Fund. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation contained herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Each prospective Holder should consult his own tax counsel to satisfy himself as to the tax consequences of his investment.

     Derenthal & Dannhauser ("Tax Counsel") as tax counsel to the Fund, will not prepare or review the Fund's income tax information returns, which will be prepared by the management and independent accountants for the Fund. The Fund will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized, the allocation of acquisition costs between Equipment and management fees and many other similar items. Such matters will be handled by the Fund, often with the advice of independent accountants retained by the Fund, and usually will not be reviewed by Tax Counsel.

Summary

         The following is a summary of, and is qualified by, the more extensive discussion of the federal income tax consequences set forth in this section.

         Opinion of Counsel. Tax Counsel has delivered its opinion to the Fund, which will be confirmed as of the effective date of the registration statement of which this Prospectus is a part, concerning the likely outcome on the merits of a challenge to the Fund's position on certain material tax issues. There are certain issues upon which Tax Counsel cannot express an opinion. (See "Opinion of Counsel.")

     Classification as a "Partnership". Tax Counsel has rendered its opinion that the Fund will be classified as a partnership for federal income tax purpose. (See "Classification as a Partnership.")

     Allocations of Profits and Losses. Tax Counsel has opined that, more likely than not, the tax allocation provisions in the Partnership Agreement will not be significantly modified by the Internal Revenue Service and that and each Holder's distributive share of income, gain, loss and deduction will be determined and allocated substantially in accordance with the Partnership Agreement. (See "Allocations of Profits and Losses.")

     Income Recognition. The Fund's tax returns will be prepared using the accrual method of accounting. Under such method, the Fund will include in income items such as rentals and interest as and when earned by the Fund, whether or not received. In addition, certain of the Fund's Equipment leases may be subject to section 467 which could result in a Holder receiving increased allocations of taxable income (or reduced allocations of loss) in earlier years without any increase in cash available for distribution until subsequent years. (See "Income Recognition.") Finally, after some years of Fund operations, a Holder's tax liabilities may exceed cash distributions to him in corresponding years. (See "Tax Liabilities in Later Years.")

     Taxation of Holders of Units. A Holder's share of Fund income generally is not identical to the Holder's share of Distributions. Any Distributions in excess of a Holder's adjusted tax basis in his Units will cause such Holder to recognize such excess as taxable income. (See "Taxation of Holders of Units.")

     Limitations on Deduction of Losses. There are certain limitations on the ability of a Holder to utilize his distributive share of losses from the Fund to offset income from other sources. (See "Limitations on Deduction of Losses.")

         Tax Status of Leases. In order for the Fund and Holders to be entitled to depreciation deductions, a lease of Equipment must be treated as a lease rather than a sale or financing for federal income tax purposes. The Fund Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will comply or will substantially comply with the equipment leasing guidelines of the Internal Revenue Service (the "Service") if the cost of such item exceeds 10% of the Gross Proceeds of this offering. Furthermore, the Fund Manager has agreed to use its best efforts to cause any other lease entered into by the Fund to satisfy such guidelines. (See "Tax Status of Leases.")

     Deductibility of Management Fees. The Fund intends to deduct the Equipment Management Fee and the Incentive Management Fee for services performed by Affiliates of the Fund Manager. Subject to certain assumptions, Tax Counsel has opined that it is more likely than not that such fees would be deductible. See "Deductibility of Management Fees.")

         Sale or Exchange of Fund Equipment. The Fund's gain or loss on sale or disposition of an item of Equipment will equal the difference between sale proceeds (including the amount of any indebtedness to which the Equipment is subject) and the Fund's adjusted tax basis in the Equipment. In certain circumstances, the amount of tax payable by a Holder on his share of gain on sale of Equipment may exceed his share of cash proceeds therefrom. (See "Sales or Exchanges of Fund Equipment.")

     Disposition of Units. On sale or disposition of Units, a Holder will recognize gain equal to the excess, if any, of cash received (plus the Holder's share of any Fund liabilities) over the Holder's tax basis in the Units. Such gain will be taxed at ordinary income tax rates to the extent of depreciation recapture. In certain circumstances, the amount of tax payable by a Holder on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom. (See "Disposition of Units.")

         Fund  Elections.  The Fund is not  expected to file an  election  under section 754 of the Code. The absence of such election may have an adverse effect on the marketability and sale price of Units.
(See "Fund Elections.")

         Investment by Qualified Plans and IRAs. The Fund will generate unrelated business taxable income to Holders who are Qualified Plans or IRAs, with the result that the Fund income will be subject to tax to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000. (See "Investment by Qualified Plans and IRAs.")

     Dissolution of Fund. Upon dissolution of the Fund, a Holder will recognize taxable income if the cash received (including the reduction in his share of Fund liabilities) exceeds his tax basis in his Units. (See "Dissolution of Fund.")

     Alternative Minimum Tax. The tax preference items and adjustments under the alternative minimum tax that may be present in the Fund include the excess of depreciation deductions claimed over deductions that would be allowable if the Equipment were subject to depreciation over its ADR midpoint life using the 150% declining balance method, switching to the straight-line method in later years. (See "Alternative Minimum Tax.")

Opinion of Counsel


     The Fund has obtained an opinion from Derenthal & Dannhauser ("Tax Counsel"), concerning the likely outcome on the merits of a challenge to the Fund's position on certain material tax issues. This opinion will also be executed and delivered to the Fund as of the effective date of the registration statement of which this Prospectus is a part, and, if there are any material changes to the opinion as of such date, the prospectus will be amended to reflect all such material changes. The opinion further states that the summary of federal income tax consequences to the Holders set forth in this Prospectus under the headings "Risk Factors - Partnership Status," " - Certain Other Tax Considerations" and " - Tax Opinion" and "Income Tax Consequences" has been reviewed by Tax Counsel and, to the extent such summaries involve matters of law, Tax Counsel is of the opinion that such statements of law are correct under the Code, the Treasury Regulations and existing interpretations thereof.


         The opinion of Tax Counsel is based upon the facts described in this Prospectus, upon facts as they have been represented by the Fund Manager to Tax Counsel or determined by them as of the date of the opinions and upon the assumption the Fund will operate its business as described in the Prospectus. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion is based on the Code, current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

         In the preparation and rendition of its opinion, Tax Counsel has considered all material tax issues and has addressed fully and fairly in the offering materials all of the material tax issues which Tax Counsel believes involve the reasonable possibility of a challenge by the Service.

         Each prospective investor should note that the opinion described herein represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Tax Counsel's opinions or that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

         Treasury Regulations and certain ethical standards require specific opinions to be rendered in connection with an opinion of counsel regarding the federal tax consequences of a "tax shelter" investment. For this purpose, a "tax shelter" is an investment that has, as a significant or intended feature, the generation of tax losses or tax credits to shelter taxable income or tax liability from other sources. The Fund is not a "tax shelter" within the meaning of these Regulations and ethical standards. Therefore, although Tax Counsel is rendering its opinion on certain material federal income tax issues relating to an investment in the Fund, such opinion will not follow the standards applicable to opinions with respect to "tax shelters."

         It should also be noted that there are certain issues upon which Tax Counsel cannot express an opinion because: (i) the issue is subject to facts that are not presently known and cannot readily be determined, (ii) the issue is subject to future events, or (iii) the issue involves a question of law on which there is insufficient judicial or other authority upon which a conclusive opinion can be based. Except for certain expenses that Tax Counsel has indicated must be capitalized, no opinion is expressed as to whether certain fees will be deductible as ordinary and necessary expenses reasonable in amount in relation to services rendered, and no opinion is expressed as to the proper allocation of various fees and expenses, the proper periods for their deduction or amortization, or whether certain fees are properly allocable to the cost recovery basis of the Equipment. In addition, no opinion is expressed on the issue of whether the Fund will be determined to be a "dealer" with respect to the Equipment.

Classification as a "Partnership"

         The Fund has not applied for a ruling from the Service that it will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes.

         In the opinion of Tax Counsel, under current federal income tax laws and regulations, the Fund will be classified as a partnership and not as an association taxable as a corporation for federal income tax purposes. However, unlike a tax ruling, an opinion of counsel has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested by the Service.

         Tax Counsel's opinion is based in part upon Sections 301.7701-2 and 301.7701-3 of the Regulations, which provide that, in the absence of significant relevant "other factors," an unincorporated organization will not be treated as a corporation for federal income tax purposes unless it has more than two of the following four corporate characteristics: (a) continuity of life; (b) free transferability of interests; (c) limited liability; and (d) centralized management.

         If interests in the Fund were considered "publicly traded," the Fund would be treated as a corporation under the publicly traded partnership provisions of Code section 7704. (Being classified as a publicly traded partnership also may have other adverse tax consequences. See "Limitation on Deduction of Losses - Passive Loss Limitation" below.) Under that section, the Fund would be treated as publicly traded if Units were traded on an established securities market or were readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. The legislative history of Code Section 7704 states that a secondary market is generally indicated by the existence of a person standing ready to make a market in the partnership interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests, whether or not there exists an identifiable market maker. On the other hand, where offers to buy or sell interests are normally not accepted in a time frame comparable to that which would be available on a secondary market, then the interests would not be treated as readily tradable on the substantial equivalent of a secondary market. A secondary market is not created by occasional accommodation trades of partnership interests or by the general partner providing information as to the desire of partners to buy or sell interests to each other or arranging such transfers between partners, without offering to buy or redeem interests. Complicity or participation of the partnership or the general partner is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading is in fact taking place and the partnership agreement imposes no meaningful limitation on partners' ability to readily transfer their interests. The partnership's or the general partner's right to refuse to recognize transfers is not a meaningful limitation unless such right is exercised (except in the case of transfers by reason of death, divorce or gift and occasional accommodation transfers).

         The Fund Manager does not expect to list Units on an exchange or to facilitate the quotation of Units in an over-the-counter market. Accordingly, the Fund Manager does not expect that the Units will be readily tradable on an established securities market. Whether Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. In this regard, it should be noted that the Regulations provide that certain types of limited non-public transfers will be disregarded in determining whether a partnership is publicly-traded. The six categories of exempt transfers are:

         (1) Transfers in which the basis of the partnership interest in the hands of the transferee is determined by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Code. Transactions in which basis is determined by reference to the transferor include gifts of partnership interests;

         (2)      Transfers at death;

         (3)      Transfers between members of a family, as defined in
Section 267(c)(4) of the Code. This includes one's brothers and sisters, spouse, ancestors (including parents and grandparents), and lineal descendants (including children and grandchildren);

         (4) Transfers resulting from the issuance of partnership interests by the partnership in exchange for cash, property, or services;

         (5) Transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code (e.g., Qualified
Plans);

         (6) Any block transfer. A block transfer is a transfer by a partner in one or more transactions during any thirty-day period of partnership interests representing in the aggregate more than two percent of the total outstanding interests in partnership capital or profits.

         In addition to providing for these exempt transfers, the Regulations state that partnership interests will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any of the safe harbors provided for in that Notice is satisfied. One of these is the "two percent safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold or otherwise transferred during the partnership's taxable year does not exceed two percent of the total interests in partnership capital or profits. The six categories of exempt transfers listed above do not count towards the two percent ceiling. In determining whether the Fund satisfies the two percent safe harbor, non-exempt privately arranged transactions will be counted.

           Although neither the Fund nor the Fund Manager would have any control over an independent third person establishing a secondary market, the Partnership Agreement requires that the Holders obtain the consent of the Fund Manager prior to any transfers of Units. The Fund Manager intends to exercise its discretion in granting and withholding its consent to transfers in such a manner as to fall within the parameters of the two percent safe harbor articulated in the Regulations. Accordingly, based on representations of the Fund Manager of its intention to comply with the two percent safe-harbor provision of the Regulations, Tax Counsel is of the opinion that, more likely than not, the Fund will not be considered a "publicly traded" partnership.

         If the Fund were treated for federal income tax purposes as an association taxable as a corporation in any taxable year, (i) it would be required to pay federal income taxes upon its taxable income, rather than there being no tax on income at the Fund level; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the Holders on their personal income tax returns; and (iv) any Distributions would be taxable to them as ordinary income to the extent of current or accumulated earnings and profits or treated as gain from the sale of their Units to the extent any Distribution exceeded such earnings and profits and the tax basis of such Holder for his Units and would not be deductible by the Fund in computing its taxable income. In addition, Distributions from the Fund would be classified as portfolio income, rather than passive activity income and thus, would not be available to offset passive activity losses of any Holder. See "Limitation on Deduction of Losses - Passive Loss Limitation" below. If after a period of operations the Fund is first deemed to be an association for federal income tax purposes, such change in status would result in taxable income to a Holder measured by the excess, if any, of his share of the liabilities of the Fund over the adjusted basis of his Units. The effect of the foregoing would be to substantially reduce the effective yield on an investment in Units.

     THE FOLLOWING DISCUSSION IS BASED UPON THE ASSUMPTION THAT THE FUND WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

Allocations of Profits and Losses

         Under Section 704(b) of the Code, a partner's distributive share of partnership income, gain, deduction or loss will be determined in accordance with the partnership agreement, unless the allocation does not have "substantial economic effect," in which case the distributive shares will be determined in accordance with the partners' interests in the partnership.

         An allocation has "economic effect" under the Regulations if: (i) each partner's share of partnership items, including certain nondeductible expenditures (such as syndication expenses), is reflected by an increase or decrease in the capital account established for the partner; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit to the partnership.

         The Regulations further provide that liquidating distributions must be made by the end of the taxable year of liquidation or, if later, within 90 days after the date of the liquidation. In addition, the Regulations provide that an allocation can have substantial economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero (after reducing the capital account for certain adjustments, allocations or distributions in excess of income which are reasonably expected in the future) and (ii) if the partnership agreement contains a "qualified income offset." A partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives such an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

         With respect to allocations of loss and deductions attributable to nonrecourse debt, the Regulations provide that such allocations will be respected if the partners who were allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item attributable to the property securing the nonrecourse liability; and (ii) the partnership agreement must contain a "minimum gain chargeback."

         A partnership agreement contains a "minimum gain chargeback" if it provides that, if there is a net decrease in partnership "minimum gain" during a partnership taxable year, all partners will be allocated items of partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such partner's share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain (of whatever character), if any, that would be realized by the partnership if it disposed of the partnership property subject to the nonrecourse liability in full satisfaction thereof.

         The Partnership Agreement prohibits losses from being allocated to the Holders that would cause deficit Capital Accounts in excess of their share of Fund Minimum Gain. Nonrecourse deductions (if any) will be allocated in the same manner as operating profits and losses. The Partnership Agreement contains a minimum gain chargeback and a qualified income offset that are intended to comply with the provisions of the Regulations. The Partnership Agreement provides that Capital Accounts of the Holders will be maintained in accordance with the provisions of the Regulations and proceeds on liquidation will be distributed in accordance with the positive Capital Account balances of the Holders. Therefore, Tax Counsel is of the opinion that, more likely than not, the allocations will not be significantly modified by the Service.

         Under the substantial economic effect requirement, the economic effect of the Fund allocations also must be "substantial." Tax Counsel notes that the meaning and scope of the substantiality requirements are unclear at this time. Based on the existing language of the Regulations, Tax Counsel does not believe the Fund allocations present any material substantiality issues. Consequently, as stated above, Tax Counsel is of the opinion that the allocations to the Holders, more likely than not, will not be significantly modified by the Service. However, Tax Counsel cautions that no assurance can be given that the Service will not interpret the Regulations in a manner that could cause those allocations to be treated as lacking substantiality. If the Service were successful in challenging the Fund's method of allocating profits and losses, then this may decrease the Holders' shares of taxable loss or increase the Holders' shares of taxable income.

         As noted later in this discussion, there can be no assurance that the Service will not attempt to recharacterize fees paid to the Fund Manager or its Affiliates as nondeductible partnership distributions. See Edward T. Pratt, 64 TC 203 (1975), aff'd, 550 F.2d 1023 (5th Cir.1977). If the Service were to take such position and prevail, any losses allocated to Holders would be decreased and any taxable income allocated to Holders would be increased. A protective gross income allocation is included in the Partnership Agreement to guard against this recharacterization having any


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


adverse economic effect.

         Apart from the foregoing, if the Service were to recharacterize fees paid to the Fund Manager or its Affiliates as Fund Distributions, the Service might additionally take the position that the Fund Manager's interest in Fund profits and losses should be proportionately increased on the theory that if the Fund Manager is receiving a greater share of Fund Distributions, it should also be credited with a greater share of the profits and losses. If the Service were to take that position and prevail, any Fund profits and losses allocated to the Holders would be reduced.

Income Recognition

         The Fund's tax returns will be prepared using the accrual method of accounting. Under the accrual method, the Fund will include in income items such as interest and rentals as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash receipts and disbursements method of accounting.

         In certain circumstances, where a lease provides for varying rental payments increasing in the later years of the lease (step rentals), Section 467 of the Code requires the lessor to take the rental payments into income as if the rent accrued at a constant level rate. This provision applies to certain sale-leaseback transactions and certain long-term leases. The Fund Manager expects that certain of the Fund's Equipment leases may provide for rental payments that increase or decrease in the later years of such leases, and
Section 467 may operate to require the Fund to accrue the rental payments on such leases at a constant level rate. This could result in Holders receiving increased allocations of taxable income (or reduced allocations of loss) in earlier years, without any increase in cash available for distribution until subsequent years. An additional consequence could be a conversion of a portion of the Fund's rental income (passive income) from any such lease to interest income (portfolio income).

Taxation of Holders of Units

         As long as the Fund is treated as a partnership for federal income tax purposes, it will not be subject to any federal income taxes. The Fund will file federal partnership information tax returns reporting its operations on the accrual basis for each calendar year. Within 75 days after the end of each calendar year, Holders will be provided with federal income tax information relevant to the Fund and their own federal income tax returns, including each Holder's share of the Fund's ordinary income or loss, capital gain or loss (net short-term and net long-term) and credits for the year. Each Holder (whether or not a substitute Holder) will be required to report on his own federal income tax return his share


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


of Fund items of income, gain, loss, deduction, or credit and, accordingly, may be subject to tax on his distributive share of Fund income whether or not any Distribution is made to him.

         If the cash distributed by the Fund for any year exceeds its taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the Holder's interest in the Fund (as described below), and any amounts in excess of such tax basis will generally be taxable as a gain from the sale of a capital asset. However, a distribution of money or property which is received by a Holder in exchange for an interest in "inventory items" which have substantially appreciated in value or "unrealized receivables" (as defined in Section 751) will generally result in the receipt of ordinary income to the extent that such distributions are in excess of the Holder's basis for his interest in such property. The term "unrealized receivables" under Section 751 includes depreciable property subject to depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property. See "Disposition of Units" below.

Limitation on Deduction of Losses

         There are certain limitations on the ability of a Holder to utilize his distributive share of losses of the Fund to offset income from other sources:
(1) losses are limited to the extent of a partner's tax basis in his interest in a partnership; (2) losses are limited to the amounts for which a partner is "at risk"; (3) losses derived from investments in "passive activities" are limited to a taxpayer's income from such activities; and (4) losses attributable to "activities not engaged in for profit" are also limited. These limitations are described below.

         Tax Basis. Generally, each Holder's tax basis for his Units will be equal to the price paid therefor plus his share of those liabilities of the Fund with respect to which none of the Partners (General or Limited) nor the Fund has any personal liability ("Fund Nonrecourse Debts"). See "Investment Objectives and Policies Borrowing Policies." The Service has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of his combined interests. Possible adverse tax consequences could result from the application of this ruling upon a sale of Units. Each Holder will increase (or decrease) the tax basis of his Units by the amount of his allocable share of the Fund's taxable income (or loss) for any year and reduce the tax basis of his Units by the amount of any distributions (including any reduction in his share of Fund Nonrecourse Debts) made by the Fund to him during such year. If the tax basis of a Holder's Units should be reduced to zero, the amount of any


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


Distributions (including any reduction in Fund Nonrecourse Debts) in excess of his share of the income reported by the Fund for any year will be treated as gain from the sale or exchange of the Holder's Units.

         On his own federal income tax return, each Holder may, subject to the limitations discussed below, deduct his share of the Fund's taxable loss, if any, to the extent of the tax basis for his Units; Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

         At Risk Rules. Under Code Section 465, the amount of losses which may be claimed by an individual investor or a closely-held corporation (a corporation of which more than 50% in value of its shares is owned directly or indirectly by not more than five individuals) in equipment leasing activities is limited to the amount which the investor has "at risk" with respect to such activities. For purposes of the at risk rules, the amount at risk is generally equal to the sum of money and the adjusted basis of property contributed to the activity plus borrowed amounts for which the taxpayer is personally liable and the net fair market value of his personal assets (other than Units) that secure nonrecourse borrowings, the proceeds of which are used in the Fund. A partner's at risk amount is decreased by his share of partnership losses and distributions, and is increased by his share of partnership income. Any losses in excess of a partner's at risk amount will be treated as a deduction in succeeding taxable years, again subject to the at risk limitations. Recapture of previously allowed losses is required if the Partner's amount at risk at the end of the year is reduced below zero (e.g., by distributions of cash from the Fund).

         In the case of the Fund the total amount of money contributed by each Holder for his Units will be considered at risk, but any Fund borrowings will not be considered at risk. Accordingly, subject to the passive loss rules discussed below, a Holder will only be able to deduct his share of Fund losses in an amount equal to the purchase price of his Units (as adjusted for Fund income and distributions).

         The Code allows the Fund to aggregate its Equipment leasing activities only with respect to Equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing Equipment which is placed in service during the same taxable year. This could result in a Holder's deduction for losses with respect to certain Equipment being limited by the "at risk" rules, even though he must recognize income with respect to other Equipment. It is unclear what the effect of this provision on ownership of Units will be.

         Passive Loss Limitation. Code section 469 imposes a limitation (the "passive loss limitation") on the amount of losses that a taxpayer may claim from an activity in which he/she does not materially participate.

         Under the passive loss limitation, net losses from a passive activity, such as the leasing activity of the Fund, may not be used to offset active income (e.g., compensation) or portfolio income (e.g., interest and dividends). Passive losses may, however, be used to offset passive income from any other passive activity carried on by the taxpayer. Tax Counsel has opined that, under section 469 of the Code, the income received by the Fund will constitute passive income and may thus be offset by a Holder's passive losses from other activities. Furthermore, excess passive losses for a particular year are "suspended" and carried forward indefinitely. Suspended passive losses may be used to offset passive income in future years and may be claimed in full (even to offset active income) if a taxpayer disposes of his/her entire interest in a passive activity in a fully taxable transaction and the transferee is not a related person to the taxpayer.

         The passive loss limitation is applied after the "at risk" rules. Thus, if a loss is disallowed under the "at risk" rules for a particular year, it is not again disallowed by the passive loss limitation for such year. Rather, for the year in which the taxpayer becomes "at risk" in the activity, the suspended "at risk" loss becomes subject to the passive loss limitation. On the other hand, even if a loss is permitted under the "at risk" rules, it may still be disallowed under the passive loss rules.

         Section 469(k) of the Code provides that net income from "publicly traded" partnerships which are not taxable as corporations for Federal income tax purposes will not be treated as passive income for purposes of the passive loss rules but, rather, as portfolio income. In addition, each partner in such a publicly traded partnership would treat a loss (if any) from the partnership as separate from income and loss from any other publicly traded partnerships and also as separate from any income or loss from passive activities. This provision should not apply to the Fund since the Fund should not be considered to be publicly traded; if it were to be so considered, it would be taxable as a corporation. If the Fund were taxable as a corporation, income and deductions of the Fund would not be passed through to the Holders and certain cash distributions would be treated as dividends and be considered portfolio income.

         Hobby Losses. Under Section 183 of the Code, certain losses from activities not engaged in for profit are not allowed as deductions from other income. That section contains a presumption that an activity is engaged in for profit if income exceeds deductions in at least three out of five consecutive



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


years. Although one of the objectives of the Fund is to provide Holders with Distributions (see "Investment Objectives and Policies"), there can be no assurance that the Fund will be deemed to be engaged in an activity for profit because the applicable test is based on the facts and circumstances from time to time. Further, although the Service has not indicated that Section 183 is applicable to limited partners, it is conceivable that it may take such a position, notwithstanding any "profit objective" which the Fund may be deemed to have. Prospective investors should consult their own tax advisers regarding the impact of this section on their particular situations.

Tax Status of Leases

         The decision of whether a specific lease is to be categorized as a lease rather than as a sale for federal income tax purposes involves a factual determination, and, accordingly, no assurance can be given that, upon audit by the Service, the leases of Equipment would be treated as such for federal income tax purposes. If they are treated as sales or financings rather than leases, the Fund and the Holders would not be entitled to depreciation deductions. On the other hand, a portion of the lease rental payments (otherwise fully taxable), would be deemed to constitute amortization of such financing or sales proceeds which would not be taxable to the Fund.

         The Fund does not intend to apply to the Service for a ruling that any leases of Equipment which conform to the Service guidelines will be treated as leases for federal income tax purposes. However, Service guidelines are set forth in Revenue Procedures 75-21, 1975-1 C.B. 715, 75-28, 1975-1 C.B. 752,
76-30,  1976-2 C.B. 647 and 79-48,  1979-2 C.B. 529, which provide that,  unless other facts and circumstances indicate a contrary intent, for advance ruling purposes only, the Service will consider the lessor in a leveraged lease transaction to be the owner of property if:

         (a) the lessor has a minimum unconditional investment in the property at all times during the lease of at least 20% of the cost of the property and can demonstrate that the estimated residual value of the property is at least 20% of the cost of the property;

         (b) the lessee does not have an option to purchase the property (other than at fair market value) and the lessor does not have the right to require anyone to purchase the property;

         (c) no part of the cost of the property subject to the lease is furnished by the lessee other than for full consideration;

         (d) the lessee does not lend the lessor any of the funds necessary to purchase the property; and

         (e)      the lessor expects to receive a profit from the


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


transaction apart from tax benefits.

         The Fund Manager has represented that any initial lease of an item of Equipment acquired with the Net Proceeds will meet the foregoing guidelines if the amount of Net Proceeds used to acquire such item exceeds an amount equal to 10% of the maximum Gross Proceeds of this offering. Although, as stated above, determination of lease status is made on a case-by-case basis, Tax Counsel is of the opinion that any lease satisfying the foregoing guidelines should more likely than not qualify as a lease for tax purposes.

Depreciation

         MACRS and ADR. Under the "Modified Accelerated Cost Recovery System" ("MACRS"), the cost of depreciable property placed in service after 1986, so-called "recovery property," may be depreciated using certain specified depreciation methods (referred to as "recovery methods") over specified depreciable lives (referred to as "recovery periods"). Under MACRS the methods of recovery and the recovery periods apply equally to new and used property.

         MACRS  provides  that  the  cost  of  tangible   personal  property  is
depreciated over a period determined with reference to the ADR midpoint life ("ADR Midpoint Life") of such property prescribed by the Service.

                  For Assets With An                        The MACRS Recovery
                  ADR Midpoint Life Of...                   Period Is...
                  -----------------------                   ------------

                  4 years or less............................3 years
                  More than 4, but
                     less than 10............................5 years
                  10 or more, but
                     less than 16............................7 years
                  16 or more, but
                     less than 20...........................10 years
                  20 or more, but
                     less than 25...........................15 years
                  25 or more................................20 years

         The cost of MACRS property is recovered over the periods specified above using the 200% declining balance method, except for 15 or 20 year property for which the 150% declining balance method is utilized.

         The Code contains "anti-churning" provisions to prevent taxpayers from utilizing MACRS on property placed in service prior to January 1, 1987. These provisions generally attempt to reach situations where personal property used during 1986 is transferred without a real change in the owner or user of such property and MACRS depreciation would be more favorable than depreciation under


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


prior law. The Fund may acquire used Equipment which will be leased back to the owner or continued under lease to the original lessee. If the Fund is not able to use MACRS with respect to such Equipment, the depreciation deductions thereon will be determined under the rules in effect prior to 1987 ("ACRS"). In such cases, depreciation deductions allowed with respect to such Equipment could be less in the early years and greater in later years than the depreciation deductions allowable under MACRS and the Holders' share of Fund losses in the early years could be reduced.

         Neither MACRS nor ACRS will be available to the Fund for Equipment (i) owned or used at any time during 1980 by certain related persons; (ii) acquired by the Fund from a person who owned the Equipment at any time during 1980 if the user of such Equipment does not change as part of the transaction; or (iii) leased by the Fund to a person (or a person related to such person) who owned or used such Equipment at any time during 1980. Such Equipment will instead by subject to depreciation under the pre-1981 rules, which would include the Asset Depreciation Range ("ADR") System. Under ADR, the cost of used Equipment is depreciated using the 150% declining balance method, switching to straight-line at a time that will maximize the remaining deductions, over the Equipment's ADR useful life.

     It should be noted that the excess of the depreciation deduction on Equipment over the amount that would have been allowed had the deduction been calculated using the half-year convention, no salvage value, and the 150% declining balance method over the property's ADR Midpoint Life, will effectively be an item of tax preference. See "Alternative Minimum Tax."

         There can be no assurance that the Service will not challenge the Fund's determination of the appropriate depreciation period for its Equipment. If such a challenge were successful, the Fund's depreciation deductions would be reduced for a particular period, although deferred to a subsequent period, and a corresponding adjustment would be made to the income or loss of the Holders for tax purposes. Further, a depreciation deduction may be disallowed with respect to Equipment which the Fund is deemed to hold as a "dealer". See "Sales or Exchanges of Fund Equipment."

     Recapture. All depreciation deductions with respect to the Equipment are subject to recapture upon the disposition of the Equipment. See "Sales or Exchanges of Fund Equipment."

     Basis. The basis of the Equipment for depreciation purposes includes reasonable costs payable in connection with the acquisition of the Equipment. The Fund intends to include in the cost basis of the Equipment the fees payable by the Fund to the Fund Manager for services rendered in connection with the acquisition of the Equipment. See "Management Compensation."

         Limitations on the Use of MACRS. Under certain circumstances, in addition to those set forth above, a taxpayer is required to recover the cost of an asset over a period longer than its MACRS recovery period. The relevant restrictions include the use of the property predominantly outside the United States and the use of equipment by a foreign or "tax-exempt" entity. These limitations are described below.

         (1) Property Used Predominantly Outside the United States. The MACRS provisions of the Code contain special rules for recovering the cost of personal property used predominantly outside the United States. Under Code section 168(g), the cost of such property is to be recovered using the straight-line method over a period equal to the property's ADR Midpoint Life as set forth in Regulation section 1.167-11, utilizing a half-year convention and no salvage value. If the Regulations do not provide an ADR Midpoint Life, a 12-year period is used. To the extent personal property used predominantly outside the United States is subject to the ADR system of depreciation, the alternative depreciation system of Code section 168(g) is not applicable.

         Section 168(g)(4) of the Code provides an exception to the predominant use limitation described above. Under this Section, certain types of property which are used predominantly outside the United States qualify for the normal MACRS cost recovery rules; the exceptions include aircraft registered by the administrator of the FAA which are operated to and from the United States, i.e., such aircraft return to the United States with some degree of frequency.

         (2) Tax-Exempt Leasing. Section 168 of the Code provides that the use of personal property by a tax-exempt entity (including (i) certain foreign persons or entities, (ii) certain governmental units, or (iii) certain other tax-exempt organizations), which is classified as "tax-exempt use property," will result in a reduction of the tax benefits which would otherwise be available. The portion of tax-exempt use property leased to a tax-exempt entity must be depreciated using the straight-line method over the greater of (i) the ADR Midpoint Life (12 years if there is no ADR Midpoint Life assigned to such property), or (ii) 125 percent of the lease term. The tax-exempt use provisions do not apply to property subject to the ADR system. The Fund does not anticipate leasing a significant amount of its portfolio to tax-exempt entities.

         If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as a partner, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless (i) all allocations to the tax-exempt entity of partnership items are qualified; or (ii) the income derived from such share of the property is subject to the unrelated business tax. Income derived by tax-exempt entities other than foreign entities from the Fund should be subject to the unrelated business tax (see "Investment by Qualified Plans and IRAs," below); thus, admission of such Qualified Plans and IRAs as Holders should not, in and of themselves, cause any of the Equipment to be treated as tax-exempt use property. If the Service successfully asserted that the income of the Fund does not constitute unrelated business taxable income to tax-exempt Holders, then the Fund would be required to maintain separate depreciation systems for its Equipment subject to MACRS, and, as a result, depreciation deductions available to Holders in the early years of operations of the Fund would be reduced.

Deductibility of Management Fees

         The Fund intends to deduct the Equipment Management Fee and the Incentive Management Fee for services performed by Affiliates of the Fund Manager.

     The U.S. Court of Appeals for the Fifth Circuit has held that a partnership was not entitled to deduct as an ordinary and necessary business expense amounts paid to general partners equal to 5% of the gross rentals paid by tenants for the performance of services basic to partnership business. See Edward T. Pratt, 550 F.2d 1023 (5th Cir. 1977). aff'g, 64 T.C.203 (1975).

         However, the Service in Revenue Ruling 81-300, 1981-2 C.B. 143, and Revenue Ruling 81-301, 1981-2 C.B. 144, ruled that a payment to a general partner of a partnership for advisory services provided to the partnership may constitute a "guaranteed payment" and be deductible by the partnership if not a capital expenditure, if reasonable in amount and if the method for determining the amount would have been used to compensate an unrelated party for such services.

         It is possible that the Service may challenge the deductibility of all or a portion of any fees on the basis that they are excessive, or that all or a portion of the fees should properly be considered payment for other services performed by, or other value provided by, the recipient of the fee, or that payments for such services rendered are not deductible. If a challenge by the Service were successful, the asserted deductions could be reduced or eliminated. This would result in a proportionate increase in the taxable income, or decrease in tax loss, of the Partners resulting in the Partners being required to pay additional tax.

Tax Liabilities in Later Years

         After some years of Fund operations, a Holder's tax liabilities may exceed cash distributions to him in corresponding years. Such situations will typically arise at the "cross-over point", i.e., the point in time when the Fund's nondeductible loan amortization payments on its Equipment exceed its depreciation deductions. This is principally due to (i) the short periods over which Equipment is depreciated under MACRS and (ii) the annual increases in the amount of nondeductible principal amortization payments and the corresponding decreases in the amount of deductible interest payments which will typically occur on level payment obligations on Fund Equipment. To the extent a Holder's tax liabilities exceed cash distributions, such excess would be a nondeductible out-of-pocket expense to a Holder.

Sales or Exchanges of Fund Equipment

         Gain realized by the Fund on a sale of any Equipment will, to the extent of all depreciation deductions claimed thereon, be treated as ordinary income. Unless the Fund is a "dealer" in the property sold, any gain realized by the Fund in excess of such depreciation deductions will, generally, be treated as long-term capital gain (if the property has been held for more than one year) under Code Section 1231. Any loss realized upon a sale will generally be treated as an ordinary loss (if the property has been held for more than one year) under Code Section 1231.

         A "dealer" is one who holds property "primarily for sale to customers in the ordinary course of business". Under existing law, whether property is so held is a question of fact, depending upon all of the facts and circumstances of the particular transactions. The Fund intends to purchase Equipment for investment only, to engage in the business of owning and operating such Equipment and make such occasional sales thereof as in the opinion of the Fund Manager is consistent with the Fund's investment objectives. Accordingly, the Fund does not anticipate that it will be treated as a dealer with respect to any of its Equipment, although there is no assurance that the Service will not take the contrary position.

         Under Section 1033 of the Code, the Fund would not be required to report income from the receipt of insurance proceeds to the extent the proceeds are reinvested in property similar or related in service or use to the property damaged or destroyed. If the Fund Manager elects to distribute any insurance proceeds that are received as the result of the destruction or other conversion of an item of Equipment, the Fund would recognize gain in the same amount as would be the case if the item of Equipment had been sold for an amount equal to the insurance proceeds.

         If the Fund were to sell an item of Equipment on an installment basis, all depreciation recapture income would be recognized at the time of sale whether or not payments were to be made in succeeding taxable years. Furthermore, if the Fund were to sell an item of Equipment on an installment basis, the "OID" rules, discussed below in "Original Issue Discount," might apply to the Sale.

         Unless the Equipment is found to be "dealer property" as discussed above, and assuming the Equipment has been held for more than one year, any gain or loss generally will be treated as "section 1231" gain or loss, except to the extent of recapture of certain cost recovery or depreciation deductions, which will be taxed as ordinary income. A Holder's allocable share of Fund Section 1231 gains or losses, if any, for the particular year are netted with the Partner's other Section 1231 gains and losses; a "net" Section 1231 loss will be treated as an ordinary loss. Net Section 1231 gain will be treated as a long-term capital gain, except to the extent of the taxpayer's "non-recaptured" net Section 1231 loss (generally, the excess of net Section 1231 losses over net
Section 1231 gains) for the five preceding taxable years, to which extent the net Section 1231 gain will be treated as ordinary income.

         Under Section 1231, casualty and theft gains and losses on depreciable business property and capital assets which are used in a taxpayer's trade or business and held for more than one year, must be grouped together by each Holder and, if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed such gains, the resulting net loss is not further grouped with other Section 1231 transactions, but is instead excluded from Section 1231 and characterized as an ordinary loss.

         As the Fund's gain on a sale of Equipment will be measured by the difference between the sales proceeds (including the amount of any indebtedness to which the property is subject) and the adjusted basis of the Equipment, the amount of tax payable by a Holder in respect of his share of such gain may in some cases exceed his share of the cash proceeds therefrom. In the event of a foreclosure of a debt on Equipment owned by the Fund, the Fund may realize gain equal to the excess of such indebtedness over the adjusted basis of the Equipment, and the Holders may realize taxable income although they may not receive any cash distributions as a result of the foreclosure.

Disposition of Units

          Gain or loss realized by a Holder on the sale of Units that have been held for more than one year generally will have the character of long-term capital gain or loss, and any such gain will be subject to tax at a maximum rate of 28%, as opposed to the maximum rate of 39.6% imposed on ordinary income and short-term capital gain. However, any gain realized on the sale or other disposition of a Unit by a Holder which is attributable to the Holder's share of previous Fund depreciation deductions (computed as if the Equipment of the Fund had been sold at its fair market value on the date the Units are sold), will be taxed at ordinary income rates. A Holder must recognize such depreciation recapture upon the sale or other disposition of the Equipment by the Fund (see "Sale or Exchange of Fund Equipment" above) or upon the sale or other disposition of a Unit by a Holder, in the year of sale or disposition, regardless of the amount of sale proceeds received in the year of sale or disposition.

         The amount of gain which a Holder will realize upon the sale or other disposition of his Units will equal the excess, if any, of (i) the amount realized by the Holder for the Units over (ii) the Holder's tax basis in the Units. The amount of any loss which a Holder will realize on the sale or other disposition of the Holder's Units will equal the excess, if any, of (i) the Holder's tax basis over (ii) the amount realized for the Units. For this purpose, the amount realized on the sale of the Units will include the Holder's share of any Fund liabilities. As a result, a sale or disposition of Units by a Holder may result in a tax liability in excess of cash proceeds received on the sale or other disposition of such Units.

Original Issue Discount

         The original issue discount ("OID") rules apply to seller- provided financing furnished to a purchaser of property. If the interest on such financing is not equal to an established federal rate, interest will be imputed at that rate. In addition, the payee of deferred interest on such an obligation is required to recognize such interest income ratably as it accrues. The imputed rate is equal to the interest rate of U.S. government securities of comparable maturity (the "applicable federal rate"), provided that for seller financing of property other than new Section 38 property (as defined in Section 48(b) of the Code as in effect on the day before the date of enactment of the Omnibus Budget Reconciliation Act of 1990) in an amount equal to or less than $2.8 million per transaction, the applicable rate will not exceed 9%.

         If the Fund were to sell an item of Equipment and provide financing to the buyer bearing interest at a rate less than the applicable federal rate, the Fund's gain on sale would be reduced by the application of that rate. Such a reduction in gain on sale would be offset, in whole or in part, by interest income exceeding the nominal interest received by the Fund.

Fund Elections

         The Code permits partnerships to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner (Section 754 election). The general effect of such an election is that transferees of the partnership interests are treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. Any such election, once made, may not be revoked without the consent of the Service. As a result of the complexities and added expense of the tax accounting required to implement such an election, the Fund Manager does not intend to cause the Fund to make the election. Accordingly, upon the sale of Equipment subsequent to the transfer of a Unit, taxable gain or loss to the transferee of the Unit will be measured by the difference between his share of the gross proceeds of such sale and his share of the Fund's tax basis in the Equipment (which, in the absence of a Section 754 election, will be unchanged by the transfer of the Unit to him), rather than by the difference between his share of the amount realized and the portion of his purchase price that was allocable to the Equipment. As a consequence, such transferee will be subject to tax upon a portion of the proceeds which, as to such transferee, constitutes a return of capital, if the purchase price of his Unit exceeded his share of the adjusted basis for all Equipment.

         Therefore, any benefits which might have been available to the Holders of Units by reason of such an election will not be available. Moreover, a Holder may have greater difficulty in selling his Units since the purchaser will obtain no current tax benefits from his investment to the extent that his cost of such investment exceeds his allocable share of the Fund's basis in its assets.

         The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Dissolution of Fund

         Upon the dissolution of the Fund, the Fund assets are to be sold, which may result in the realization of taxable gain to the Holders of Units including recapture of depreciation deductions taken. See "Disposition of Units." Subsequent distributions of cash in complete dissolution of the Fund will generally be treated in the same manner as nonliquidating distributions. See "Limitation on Deduction of Losses - Tax Basis."

Treatment of Gifts of Units

         Generally, no gain or loss is recognized for income tax purposes as a result of a gift of property. Although the Fund Manager does not anticipate that a Holder's allocable share of the Fund's nonrecourse indebtedness will exceed the adjusted basis of his Unit, if a gift of a Unit were made at a time when the Holder's allocable share of the Fund's nonrecourse indebtedness exceeded the adjusted basis of his Unit, such Holder would realize gain for income tax purposes, to the extent of such excess, upon the transfer of such Unit. A charitable contribution of Units by a Holder also would result in income or gain to the extent that the Holder's share of nonrecourse liabilities exceeds the adjusted basis in his Units. For this purpose, rules applicable to bargain sales to charitable organizations may substantially reduce the portion of the tax basis of the Units to reduce gain. Gifts of Units may also result in gift tax liability pursuant to the rules generally applicable to all gifts of property.

Investment by Qualified Plans and IRAs

         Qualified pension, profit-sharing, stock bonus plans, Keogh Plans (collectively, "Qualified Plans") and Individual Retirement Accounts ("IRAs") are generally exempt from taxation except to the extent that "unrelated business taxable income" (determined in accordance with Sections 511-514 of the Code) exceeds $1,000 during any fiscal year. Because the Fund will be engaged in the business of equipment leasing, each Qualified Plan's distributive share of the Fund's taxable income (including capital gain) will constitute "unrelated business taxable income" ("UBTI"). Therefore, a Qualified Plan or IRA that purchases Units in the Fund would be required to report its pro rata share of the Fund's taxable income as unrelated business taxable income if and to the extent that the Qualified Plan's or IRA's unrelated business taxable income from all sources exceeds $1,000 in any year.

         Income from property subject to acquisition indebtedness also will be included in the unrelated business income of a tax-exempt entity, converting what might otherwise be portfolio income into unrelated business income. For this purpose, indebtedness will constitute acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of property.

         Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property, and except to the extent Equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of Equipment generally will be excluded from the scope of unrelated business taxable income. However, any gain on the disposition of Equipment which is characterized as ordinary income as a result of the recapture of depreciation deductions in all events will constitute unrelated business taxable income of Qualified Plans and IRAs. See "Sale or Exchange of Fund Equipment" above.

         Finally, interest income from the investment of Fund cash balances should not constitute unrelated business taxable income, unless such interest is derived from acquisition indebtedness property.

         If an IRA has UBTI in excess of a specific exemption of $1,000 for any taxable year, the IRA is subject to income tax on this excess at the same tax rates applicable to trusts and estates. Even though an IRA is not subject to tax for any year, if the gross income taken into account in computing UBTI exceeds $1,000, the IRA customer is still obligated to file a tax return for such year on Form 990-T. Generally, this tax return must be filed with the Service by April 15th of the following year.

         Penalties may be imposed by the Service for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid. In addition, any tax due should be paid from the IRA. Direct payment of the tax by the IRA customer may have other adverse tax consequences.

         AN IRA CUSTOMER WHO MAKES AN INVESTMENT IN HIS/HER IRA WHICH MAY RESULT IN THE REALIZATION OF UNRELATED BUSINESS INCOME IS URGED TO OBTAIN THE ADVICE OF A QUALIFIED TAX ADVISOR ON THE EFFECT OF REALIZING UNRELATED BUSINESS INCOME IN HIS/HER IRA AND ANY OBLIGATION TO FILE INCOME TAX RETURNS AND TO PAY TAX ON SUCH UNRELATED BUSINESS INCOME. FOR A DISCUSSION OF THE ERISA CONSIDERATIONS OF AN INVESTMENT IN THE FUND BY A QUALIFIED PLAN OR IRA, SEE "ERISA CONSIDERATIONS."

Individual Tax Rates

         General. The highest individual tax rate currently is 39.6%. The benefits of personal exemptions are phased out for taxpayers with an adjusted gross income over certain thresholds. Further, otherwise allowable itemized deductions (other than medical expenses, casualty and theft losses and investment interest) are reduced by an amount equal to 3% of a taxpayer's adjusted gross income over certain thresholds. In no event, however, are such deductions reduced by more than 80%.

         Capital Gains and Losses. Net capital gains (the excess of net long-term capital gains over short-term capital losses) of individuals are taxed at a 28% maximum rate. Capital losses, whether long-term or short-term, will only be available to offset $3,000 of ordinary income in a given taxable year. Any remaining capital loss may be carried forward indefinitely.

         Two Percent Floor on Miscellaneous Itemized Deductions. Noncorporate Holders may deduct expenses paid or incurred for (a) the production or collection of income, (b) the management, conservation, or maintenance of property held for the production of income, or (c) in connection with the determination, collection or refund of a tax, only to the extent such expenses exceed 2% of adjusted gross income. This rule is to apply with respect to indirect deductions through pass-through entities (such as the Fund) of amounts that would not be allowable as a deduction if paid or incurred directly by an individual. Although it is not anticipated that the Fund will incur any material expenses of this nature, the 2% limit described above may cause certain expenses allocable to Holders to be nondeductible.

Alternative Minimum Tax

         The alternative minimum tax ("AMT") rate for individuals is 26% of so much of the taxable excess as does not exceed $175,000, plus 28% of so much of the taxable excess as exceeds $175,000. For this purpose, "taxable excess" means the amount by which alternative minimum taxable income ("AMTI") exceeds the exemption amounts: $45,000 for married taxpayers filing jointly, $33,750 for single individuals and $22,500 for married individuals filing separately or trusts. (The foregoing exempt amounts are reduced for taxpayers with income in excess of certain specified levels.) The alternative minimum tax is imposed to the extent that such tax exceeds the taxpayer's "regular tax" liability for the year.

         AMTI is computed differently than taxable income for regular tax purposes in various respects, including the following: (i) certain tax-exempt interest excluded from income for regular tax purposes is included in AMTI; (ii) deductions for depreciation are computed using longer depreciable lives and in some cases slower depreciation methods (i.e., a 150% declining balance method rather than a 200% declining balance method); and (iii) deductions for miscellaneous itemized deductions, for state and local real property, personal property and income taxes and for interest expense on certain borrowings related to residences are not permitted. Because of this second item, the basis of depreciated property for AMT purposes will be different from its basis for regular federal income tax purposes. Thus, upon disposition of the property, the taxpayer may recognize less gain for AMT purposes than for regular federal income tax purposes.

         The tax preference items and adjustments that may be present in the Fund include, with respect to an item of Equipment, the excess of depreciation deductions claimed over deductions that would be allowable if the item of Equipment were subject to depreciation over its ADR midpoint life using the 150% declining balance method, switching to the straight line method in later years. Items of tax preference also include other items which are not anticipated to be generated by the Fund, but may apply in the case of certain Holders due to their particular facts and circumstances unrelated to the Fund.

         The effect of the AMT on each Holder will depend upon each


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


Holder's particular circumstances. Each prospective investor should therefore consult his own tax advisor as to the effect of an investment in the Fund on his AMT liability.

Fund Tax Returns and Tax Information

         The Fund Manager will file the Fund's tax returns using the accrual method of accounting and will adopt the calendar year as the Fund's taxable year. The Fund will provide tax information to the Holders within 75 days after the close of each taxable year. If a Holder is required to file its tax return on or before March 15, it may be necessary for the Holder to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

         Holders will be required to file their returns consistent with the information provided on the Fund's informational return or notify the Service of any inconsistency. A failure to notify the Service of an inconsistent position allows the Service automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

         Under Section 6050K of the Code, a selling Holder is required to inform the Fund of the sale or exchange of the Holder's Units within 30 days of the transaction or, if earlier, January 15 of the calendar year following the calendar year in which the transaction occurs. The Fund is required to inform the Service of each such transaction in connection with the filing of its tax information return for the taxable year in which the transaction occurs. Failure to provide this notice may result in a $50 penalty per unreported transfer with an annual maximum penalty of $250,000. Intentional failure may result in a penalty per unreported transfer in an amount equal to the greater of $100 or 5% of the transfer price with no annual maximum. The Fund is also required to inform both the seller and the buyer of Units of the proportionate interest of those Units in the unrealized receivables (including potential depreciation recapture) and substantially appreciated inventory items of the Fund. This notification is required to be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs. A Holder who fails to inform the Fund of a sale or exchange of the Holder's Units in accordance with the rules described in this paragraph is liable under the Code for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. These reporting requirements may increase the Fund's administrative costs.

Interest and Penalties

         With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

         A penalty will be assessed if the Fund fails to furnish to the Holders a correct Schedule K-1 to the federal income tax return for the Fund on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year. If such failure to furnish a correct Schedule K-1 to the Holders is due to intentional disregard of this requirement, the penalty is equal to the greater of (i) $100 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof) or (ii) 10% of the amount required to be shown on the Fund's return, with no limitation on the maximum penalty per calendar year.

     A nondeductible penalty may be imposed by the Service in connection with an underpayment of tax resulting from a taxpayer's negligent disregard of applicable rules and regulations. This penalty is equal to 20% of the underpayment.

         Section 6662 of the Code establishes a penalty equal to 20% on underpayment of tax attributable to substantial valuation overstatements. This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). In the event an underpayment of tax is attributable to a gross valuation misstatement, then the penalty is increased from 20% to 40%. A gross valuation misstatement occurs only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 400% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to such gross valuation misstatement exceeds $5,000 ($10,000 in the case of a corporation, other than an S corporation or personal holding company). All or any part of the penalty may be waived by the Service upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If the Fund were to overstate the value of Equipment, a Holder might be liable for this penalty.

         There is a 20% penalty on the amount of an underpayment of tax attributable to the "substantial understatement" of a tax liability. A substantial understatement is defined as an understatement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). Interest accrues on the amount of the penalty at the applicable federal rate as of the due date of the return and not the date the penalty is assessed. The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter (defined as any entity, plan or arrangement whose principal purpose is the avoidance or evasion of tax), the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. Based upon the representations of the Fund Manager, Tax Counsel believes the Fund will not be characterized as a "tax shelter" for these purposes. It should also be noted that the Fund Manager will not cause the Fund to claim a deduction unless the Fund Manager believes, based upon the advice of its accountants or counsel, that substantial authority exists to support the deduction.

         All interest payable with respect to a deficiency is compounded daily. Interest rates are redetermined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

Audit of Tax Returns

         An audit of the Fund's information return may result in adjustments to items of income, gain, deduction, loss or credit reported on such information return. At a minimum such adjustments will result in a corresponding adjustment to the federal income tax liability of individual Partners, and may result in a full audit of their individual tax returns (thus resulting in adjustments to non- Fund as well as Fund items).

         The tax treatment of items of Fund income, loss, deduction or credit will be determined at the Fund level in a unified Fund proceeding, rather than in separate proceedings with the Partners. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of the Fund and all Partners.

         With respect to proposed tax deficiency adjustments at the administrative level, in general each partner (other than a partner owning less than a 1% profits interest in a partnership having more than 100 partners) whose name and address is furnished to the Service (a "notice-partner") will receive notice of the commencement of a partnership level audit as well as notice of the final partnership administrative adjustment. All partners have the right to participate in a partnership audit proceeding. In general, each partner is free to negotiate his own settlement of partnership items with the Service. If the Service enters into a settlement agreement with any partner, it must offer the same settlement terms to the other parties who request settlement. The Fund must designate a

"tax matters partner" who may enter into a settlement on behalf of, and binding upon, partners owning less than a 1% profits interest in partnerships having more than 100 partners. The tax matters partner may not settle on behalf of partners with less than a 1% profits interest if (i) an aggregate of 5% or more of such partners designate with the Service a notice partner to receive notice from the Service on behalf of the group or (ii) such partners notify the Service that the tax matters partner may not settle on their behalf. Except for the above-described settlement power granted the tax matters partner, any settlement entered into by any partner (including the tax matters partner) is not binding on any partner who does not wish to be bound thereby. However, the tax matters partner may extend the statute of limitations for assessment of a deficiency with respect to all partners. The Fund has designated ATEL as the tax matters partner.

Registration Provisions

         Sections 6111 and 6112 of the Code require (i) registration of certain tax shelters and (ii) the maintenance of lists of investors participating in certain tax shelter investments, respectively.

         Under Section 6111, anyone who organizes a "tax shelter" must register such shelter with the Service not later than the day on which occurs the first offering for sale of interest therein. A "tax shelter" is defined as any investment with respect to which a person could reasonably infer from representations made or to be made in connection with an offer for sale of any interest that, as of the close of any of the first 5 years, the ratio with respect to any investor of (A) the sum of the aggregate gross deductions and 350% of the credits potentially allowable to (B) the aggregate of the cash invested and the adjusted basis of other property contributed by the investor (reduced by any liability to which the property is subject) is greater than 2 to 1.

         The Fund Manager has determined that, because of the limited amount of leverage that will be placed on the Equipment, and because a significant amount of the Equipment will be "net leased" by the Fund, the Fund is not expected to generate a tax shelter ratio of greater than 2 to 1. Based on this determination, the Fund Manager will not register the Fund as a tax shelter.

Miscellaneous Partnership Tax Aspects

         (a) Fees for the syndication of a partnership must be capitalized; partnership organization fees must be capitalized and may be amortized over a five-year period.

         (b) Under Code Section 195, a taxpayer must amortize "start-up expenditures" over a period of 60 months, beginning with the date on which the business begins. Start-up expenditures are costs incurred in investigating the creation or organization of a business, or in creating a business, which would be deductible if incurred in connection with the expansion of an existing business.

Foreign Tax Considerations

         As noted above, the Fund may acquire Equipment which is operated outside the United States. As a consequence, Holders may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of the Fund. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

         Holders who have foreign tax liabilities as a result of the Fund may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid. In particular, prospective Holders should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated according to United States rather than the foreign jurisdiction's tax law. Because the United States tax rate may be lower than the tax rate imposed by a foreign country, it is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United states law. In such a case, Holders would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. To the extent that all income taxes paid to a foreign country exceed the amount of foreign tax credit allowable in any year, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on foreign source income in those tax years. If the Fund were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the Holders. Each Holder should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

         Prior to the Fund entering into an arrangement which contemplates the use of Equipment outside the United States, the Fund Manager will consult with its counsel and with special tax advisor located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the Holders to avoid being required to file income tax returns in the foreign jurisdiction. The Fund Manager has


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discretion to cause the Fund to enter into any such arrangement.

Taxation of Foreign Persons

         Special rules in the Code govern the U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign investors ("foreign persons"). No attempt is made to provide herein more than a brief summary of some of the relevant rules. Holders that are foreign persons should consult their own tax advisors to fully determine the impact of them of United States federal, state and local income tax laws.

         Foreign persons who own Units will be considered to be engaged in a trade or business in the United States because of the activities of the Fund and such activities will be deemed to be conducted through a permanent establishment within the meaning of potentially applicable tax treaties. Therefore, a foreign person who becomes a Holder of Units will generally be required to file United States tax returns on an annual basis on which he must report his distributive share of the Fund's items of income, gain, loss, deduction and credit, and will be required to pay United States taxes at regular rates on his share of any Fund net income that is effectively connected with a United States trade or business, whether ordinary income or capital gains.

         A partnership such as the Fund engaged in a United States business is required to withhold with respect to a foreign Partner's distributive share of the partnership's "effectively connected" income at the maximum regular rate applicable to such foreign Partner (currently 39.6% for individual foreign partners and 35% for corporate foreign partners). Amounts withheld will be creditable by a foreign Partner against the foreign Partner's United States income tax liability. Further, if any portion of a foreign Partner's distributive share of Fund income is not effectively connected with a United States trade or business, such income may, depending on its character, be subject to a 30% United States withholding tax (or such lower rates as may be prescribed under an applicable income tax treaty).

         Foreign corporations that are Holders will also be subject to a branch profits tax equal to 30% of a foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States. This tax is payable in addition to the regular United States corporate tax. The branch profits tax will generally not apply in cases inconsistent with United States tax treaties.

         A foreign person may also be subject to tax on his distributive share of the Fund's income and gain in his country of nationality or residence or elsewhere, against which the tax paid to the United


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


States may in some  instances  be  creditable.  The method of  taxation  in such jurisdictions may differ considerably from the United States tax system described herein and may be affected by the United States characterization of the Fund and its income. Prospective foreign investors should consult their own tax advisors with respect to their potential tax liability in such jurisdictions, as well as in the United States, on income derived from an investment in the Fund.

Future Federal Income Tax Changes

         Neither the Fund Manager nor Tax Counsel can predict what additional legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Moreover, neither the Fund Manager nor Tax Counsel can predict what changes may be made to existing Regulations, or what revisions may occur in the Service's ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

         In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. A Partner's distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident Partners, determined with reference to their pro rata share of Fund income derived from such states; any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

         California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign Holders on Fund income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign Holder and would therefore reduce the amount of cash actually received by the nonresident or foreign Holder as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against any income tax imposed by their state of residency. The Fund cannot, at present, estimate the percentage of its future income that will be from states which have adopted such withholding tax procedures and it cannot therefore estimate the required withholding tax, if any. In addition, while the Fund may apply to the applicable taxing


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


authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

         To the extent that a nonresident Partner pays tax to a state by virtue of Fund operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Furthermore, estate or inheritance taxes might be payable in such jurisdiction upon the death of a Holder.

         PROSPECTIVE INVESTORS SHOULD BE AWARE THAT, IN COMPUTING THEIR TAXABLE INCOME FOR THE PURPOSE OF DETERMINING THEIR STATE INCOME TAX LIABILITIES, THEY MAY BE SUBJECT TO RULES WHICH ARE LESS FAVORABLE THAN THOSE UNDER FEDERAL INCOME TAX LAWS.

Need for Independent Advice

         The foregoing summary is not intended as a substitute for careful tax planning, particularly as the income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. ACCORDINGLY, EACH PROSPECTIVE PURCHASER OF UNITS IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION.

                              ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Code

         Section  4975 of the Code  (which  applies to all  Qualified  Plans and
IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code. "Disqualified persons" include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other "disqualified persons."

         "Prohibited transactions" include any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made


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


in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

         If the Fund's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Fund Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Fund Manager in violation of ERISA.

         Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except from the application of the "look-through" principle investments in entities in which equity participation in the entity by benefit plan investors is not significant.

         In order to qualify for the exception described above, "benefit plan investors" must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a "benefit plan investor") who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A "benefit plan investor" is any of the following: (a) any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code (which description includes Qualified Plans and IRAs), and (c) any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity. As described above under "Who Should Invest" and "Summary of the Partnership Agreement


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


- Transferability of Units," the sale of Units during this offering and the subsequent transfer of Units will be limited to the extent that the Fund Manager deems it necessary to qualify for this exception. Therefore, the Fund's assets should not be "plan assets" of any Qualified Plan or IRA investor; and no prohibited transaction should occur based on treatment of the Fund's underlying assets as "plan assets" of Qualified Plan or IRA investors.

Other ERISA Considerations

         In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether (a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments, (d) the investment is made solely in the interests of plan participants, and (e) the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies. Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan's interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity's underlying assets are treated as "plan assets" for the purpose of ERISA's and the Code's prohibited transaction and other fiduciary duty rules.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

         The Partnership Agreement (attached hereto as Exhibit B) is the governing instrument establishing the Fund's right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Fund will be operated. The Partnership Agreement will be executed on behalf of each subscriber upon his admission to the Fund by the Fund Manager acting pursuant to the power of attorney contained in the Subscription Agreement.

         The following is a brief summary of certain provisions of the Partnership Agreement. It does not purport to be complete and it is recommended that each prospective investor review the Partnership Agreement carefully in its entirety. Aspects of the Partnership Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Partners are summarized


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


elsewhere in this Prospectus. See "Income, Losses and Distributions" and "Reports to Holders."

The Duties of the Fund Manager

         ATEL Financial Corporation, the Fund Manager, is General Partner of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Fund Manager will perform certain Equipment acquisition, leasing, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Fund Manager may, in its absolute discretion, acquire, hold title to, sell, re-lease or otherwise dispose of Equipment and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Fund Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

Liability of Holders

         A Holder's capital is subject to the risks of the Fund's business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Revised Limited Partnership Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Partners on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

         The Fund will continue for a maximum period ending December 31, 2017, but may be dissolved at an earlier date if certain contingencies occur. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth full year following the year during which the Final Closing Date occurs) with final liquidation expected to occur approximately ten to eleven years after the Final

Closing Date. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See "Repurchase of Units" below under this caption. The contingencies whereupon the Fund may be dissolved are as follows:

         (a) The Fund becomes insolvent or bankrupt;

         (b) The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of a Fund Manager unless (i) there is a remaining Fund Manager, and the remaining Fund Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Fund Manager, the Limited Partners holding in excess of 50% of the outstanding Units elect a successor Fund Manager prior to the effective date of removal and such successor Fund Manager elects to continue the business of the Fund;

         (c) An election to dissolve upon the vote of Limited Partners owning more than 50% of the total outstanding Units; or

         (d) The disposition of all interests in Equipment and other assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

Voting Rights of Limited Partners

         In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Partner owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Fund Manager or any Affiliate of the Fund Manager will not be entitled to vote, and will not be deemed to be "outstanding" for purposes of any vote, upon matters which involve a conflict between the interests of the Fund Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the Fund Manager as General Partner or any proposed amendment to the Partnership Agreement which would expand or extend the rights, authorities or powers of the General Partner. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon:

         (a)      Removal or voluntary withdrawal of the General Partner;

         (b)      Election of a successor General Partner;

         (c)      Termination and dissolution of the Fund;

         (d) Amendment of the Partnership Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Limited Partners, the reduction of Capital Accounts


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


or for any other purposes prohibited under the Partnership Agreement as described below;

         (e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

         (f)      The extension of the term of the Fund.

         Without the consent of the Partners to be adversely affected by the amendment, the Partnership Agreement may not be amended so as to (i) convert a Holder into a general partner; (ii) modify the limited liability of a Holder;
(iii) alter the interest of the Partners in Net Income, Net Loss and Distributions; or (iv) affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters' Rights and Limitations on Mergers and Roll-ups

         Section 16.7 of the Partnership Agreement provides that Limited Partners holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section
16.7 and Sections 15679.1 through 15679.14 of the California Revised Limited Partnership Act. Such provisions generally give a dissenting limited partner the right, subject to certain procedural requirements, to require that the limited partnership repurchase the dissenting limited partner's partnership interest at a price equal to its fair market value.

Meetings

         The General Partner may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units. Upon such written request of Limited Partners holding 10% or more of the total outstanding Units, such Limited Partners may propose a vote by all Partners on any matter on which Limited Partners are entitled to vote under the Partnership Agreement.

Books of Account and Records

         The General Partner is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

                  (i) A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Partner;

                  (ii) A copy of the certificate of limited partnership and all certificates of amendment, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                  (iv) Copies of the original of the Partnership Agreement and all amendments;

                  (v) Financial statements of the Fund for the six most recent fiscal years; and

                  (vi) The Fund's books and records for at least the current and past three fiscal years.

         Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Limited Partner and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Limited Partner, the General Partner shall promptly deliver to such Limited Partner at the expense of the Fund a copy of the information described in (i),
(ii) and (iv) above. In the event a Limited Partner is required to compel the General Partner to produce the foregoing records as a result of the General Partner's breach of its obligation to deliver such information, the General Partner shall reimburse the Limited Partner for all reasonable costs actually incurred in compelling production.

Status Of Units

         Each Unit will be fully paid and nonassessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Fund Manager or its Affiliates.

Transferability of Units

         The General Partner may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

              (i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

             (ii) the transferee not being a minor or an incompetent;

            (iii) the transfer or assignment not violating federal or state securities laws;

             (iv)  the   transferor   or  the   transferee   not  holding  Units
         representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

              (v) such assignee or transferee being a Citizen of the United States;

             (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

            (vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

           (viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Partnership Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Fund Manager.

         In connection  with state  securities  laws  restrictions  on transfer,
Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

                  (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or
         260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

                  (b) It is unlawful for the holder of any such security


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


         to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor's ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California
         Corporations Commissioner's written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under
         Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller


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


         pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by
         Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of
         Section 25102.

                  (c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

         Any assignment,  sale,  exchange or other transfer in  contravention of
any  of  the  provisions  of  the  Partnership   Agreement  shall  be  void  and
ineffectual, and shall not bind or be recognized by the Fund.

         An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Fund Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an


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


Assignee of Record shall be the first day of the first full fiscal quarter following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

         All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

         An Assignee may only be substituted as a Limited Partner in the place of the assignor with the prior consent of the Fund Manager, which consent may be withheld in the Fund Manager's sole discretion. Any substituted Limited Partner must also agree to be bound by the provisions of the Partnership Agreement. The Fund Manager shall cause the Partnership Agreement to be amended to reflect the substitution of Limited Partners at least once in each fiscal quarter.

         The Fund Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Limited Partner, except as noted above under "Voting Rights of Limited Partners."

Repurchase of Units

         In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason, he must immediately notify the Fund and may be required to tender his Units to the Fund for repurchase in order to protect the Fund's interest in certain leases. The Fund will have the absolute right, but no obligation, to repurchase the Units for a price equal to the Unit Holder's capital account, computed in accordance with federal tax accounting principles, allocable to the repurchased Units as of the last day of the quarter during which the precipitating event occurs.

         Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly. The Fund Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence.

Indemnification of the General Partner

         The Partnership Agreement provides that the General Partner and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by


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


any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Partnership Agreement also provides that, to the extent permitted by law, the Fund will indemnify the General Partner against liability and related expenses (including attorneys' fees) incurred in dealing with third parties, provided that the conduct of the General Partner is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund's capital assets by the amount paid.

         The General Partner will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the General Partner has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the General Partner or its Affiliates. The Fund will not pay for any insurance covering liability of the General Partner or any other persons for actions or omissions for which indemnification is not permitted by the Partnership Agreement, provided, however, that this will not preclude the naming of the General Partner or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

         The General Partner will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. See
"Fiduciary Duty of the General Partner."

                              PLAN OF DISTRIBUTION

Distribution

         The Units will be offered and sold on a "best efforts minimum/maximum" basis through ATEL Securities Corporation (the "Dealer Manager"), a broker-dealer which is an Affiliate of the Fund Manager (see "Conflicts of Interest" and "Management"), and through other participating broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates.

         The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $150,000,000 (15,000,000 Units).



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


         The minimum subscription is 250 Units ($2,500); provided that an IRA or Keogh Plan may subscribe for a minimum of 200 Units ($2,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.

         The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

         Subscriptions will be effective only on acceptance by the Fund Manager and the right is reserved to reject any subscription in whole or in part. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor's subscription for Units upon admission to the Fund.

         The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or requalification in all those jurisdictions requiring such renewal or requalification. However, the offering may be terminated at any time by the Fund Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned together with any interest earned thereon.

Selling Compensation and Certain Expenses

         The Dealer Manager will receive selling commissions in an amount equal to 9.5% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 8% of the Gross Proceeds attributable to Units sold by them. Out of the 1.5% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel and certain participating broker-dealers, reimburse certain wholesaling expenses incurred by participating broker-dealers and reimburse amounts which may be advanced by ATEL for certain overhead expenses of the Dealer Manager and its personnel.

         The Dealer Manager (out of its compensation equal to 1.5% of the Gross Proceeds) or the Fund (up to a maximum amount equal to 0.5% of the Gross Proceeds) may pay or reimburse participating dealers a portion of their actual expenses in connection with this offering (including expenses incurred in coordinating their sales efforts, training their personnel and expenses incurred, by such broker-dealers as the Dealer Manager shall designate, in performing "wholesaling" functions). The Fund may also pay or reimburse participating dealers  for  their  due  diligence  expenses.  Subject  to  NASD  approval  and compliance with Rule 2810(b)(4)(E) of the NASD's Conduct Rules, the Fund, the Fund Manager or the Dealer Manager may establish noncash sales incentive programs for sales representatives of participating dealers, provided that the aggregate value of any noncash incentive awards to any individual by the Fund Manager or any of its Affiliates during any year does not exceed the sum of $100. The total of all selling compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, broker dealer and investment seminar expenses, non-cash incentive payments and any other forms of compensation paid to the Dealer Manager or other participating broker-dealers (including any unreimbursed overhead costs of the Dealer Manager advanced by ATEL), will not exceed 10% of the Gross Proceeds, except that up to an additional 0.5% of the Gross Proceeds may, in the sole discretion of the Fund Manager, be paid in connection with accountable, bona fide due diligence activities.

         The  Fund   Manager   has  agreed  to   indemnify   the   participating
broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

         At various times during the offering period the Fund Manager may elect to pay a portion of the set-up fees for IRAs which purchase Units. The Fund Manager will pay a maximum of $25 toward such fees for each IRA which purchases the minimum number of Units or more.

         The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

     Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at First Trust of California, National Association, San Francisco, California. Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

         Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Fund Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

         Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $7.5 million in Gross Proceeds.

         The  Original  Invested  Capital  of the  initial  subscribers  will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Fund Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned.

         First Trust of California, National Association's sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. First Trust of California neither endorses, recommends nor guarantees any aspect of an investment in the Units. First Trust of California does not represent the interests of the Limited Partners or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Fund Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed First Trust of California to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments By Certain Persons

         The Fund Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Fund Manager or its Affiliates will be purchased on the same terms as the other Units


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


offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by such Persons will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

         The Fund Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 8% retail selling commissions at a per Unit price of $9.20. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 and is an Affiliate of a participating broker-dealer may also purchase Units with reduced selling commissions, subject to the express approval of such participating broker-dealer Affiliate, if the client (i) has been advised by such advisor over a continuous course of time on investments other than the purchase of Units, and (ii) is not being charged by the advisor or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such advisor specifically in connection with the purchase of Units. In no event will the net contribution to the Fund by such persons be less than $9.20 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Fund Manager would no recognize any attempted transfer of such Units unless the Fund Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the NASD's Rules of Fair Practice.

State Requirements

         In addition to the investor suitability and minimum investment standards established by the Fund and described under "Who Should Invest" above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

         The following states have imposed additional conditions on investments in such jurisdictions:

         Iowa.  The minimum investment for all IRAs in Iowa is $2,500
(250 Units).

         Maine. The minimum amount which may be invested by a Maine investor on any subscription, whether an initial investment or any subsequent investment, is $2,500 (250 Units), or $2,000 (200 Units)


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



for IRAs and Qualified Plans.

         Michigan. An investor in Michigan may not invest in Units any amount in excess of 10% of the investor's net worth (exclusive of home, home furnishings and automobiles)

         Missouri. Each Missouri investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or
(ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

         Nebraska.   The minimum investment for all investors in Nebraska,
except IRAs and Keogh Plans, is $5,000 (500 Units).

         North Carolina. Each North Carolina investor must (i) have an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of his Original Invested Capital; or (ii) have a net worth (determined with the same exclusions) of at least $225,000 in excess of his Original Invested Capital.

         Pennsylvania. In addition to the investor suitability standards set forth under "Who Should Invest," an investor in Pennsylvania may not invest in Units an amount in excess of 10% of the investor's net worth (with such net worth calculated exclusive of home, home furnishings and automobiles). Furthermore, Pennsylvania subscriptions will be subject to a separate escrow and will be released to the Fund only when the Fund has received aggregate subscriptions from all investors equal to not less than $7.5 million. See "Escrow Arrangements" above.


                               REPORTS TO HOLDERS

         The Fund fiscal year will be the calendar year; provided, however, that the Fund Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund's best interest.

          The Fund will furnish to each Holder certain reports, statements and tax information, as set forth in Article 14 of the Partnership Agreement. The Fund Manager shall have prepared and distributed at least annually, at the Fund's expense, (i) a statement of cash flow, (ii) Fund information necessary in the preparation of each Holder's federal income tax returns; (iii) a report of the business of the Fund; (iv) a statement as to the compensation received by the Fund Manager and its Affiliates from the Fund during the year; (v) a report identifying the sources of all Fund Distributions for the year; and (vi) a special report containing an opinion of a certified public accounting firm and a breakdown of the costs reimbursed by the Fund to the Fund Manager or its Affiliates. Following the close of each taxable year of the Fund, the Fund will distribute to the Holders copies of the annual report and annual financial statements (balance sheet, statement of income or loss, statement of partners' equity and statement of cash flow, accompanied by a report containing an opinion of independent certified public accountants) within 120 days thereafter, and such statements will be prepared on an accrual basis in accordance with generally accepted accounting principals; and all Fund information necessary in the preparation of their federal income tax returns within 75 days after the end of each fiscal year. The Fund Manager does not intend to cause the Fund to prepare and distribute any reconciliation between the financial information contained in the foregoing reports and the information furnished to Holders for income tax purposes.

         During the offering period and until the Fund is fully invested, the Fund will also furnish to each Holder, at least quarterly, information concerning the investments of the Fund.

         The Fund will also furnish to each Holder a quarterly report covering each of the first three quarters of Fund operations in each calendar year, including unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Partnership and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Partnership.

                           SUPPLEMENTAL SALES MATERIAL

         In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Fund Manager and its Affiliates and brochures and articles and publications concerning equipment leasing.

         The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The


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


offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

                                 LEGAL OPINIONS

         The legality of the Units and the statements under the captions "Income Tax Consequences" and "ERISA Considerations" as they relate to federal income tax and ERISA matters have been reviewed and passed upon by Derenthal & Dannhauser, San Francisco, California.

                                     EXPERTS

         The balance sheet of ATEL Capital Equipment Fund VII, L.P. at July 17, 1996 and the consolidated balance sheet of ATEL Financial Corporation at July 31, 1996, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission at 450 Fifth Street, Northwest, Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

                                    GLOSSARY

         The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

          "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount by which (i) all Distributions with respect to such Units on or before the date of determination pursuant to any provision of the Partnership Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

          "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

           "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

           "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Partnership and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

           "ATEL" shall mean ATEL Financial Corporation, a California corporation.

           "Capital Account" shall mean, with respect to any Partner, such Partner's Capital Account determined in accordance with Section 6.7 of the Partnership Agreement.

           "Cash from Operations" shall mean the excess of Gross

Revenues (which excludes revenues from Equipment sales or refinancing) over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the Fund Manager.

           "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4 of the Partnership Agreement.

           "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment after payment of all expenses related to the transaction (including the Equipment Resale Fee).

          "Closing Date" shall mean such date designated by the General Partner for the termination of the offering of Units, but not later than ____________, 1998 (a date two years from the date the offering of Units commenced). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash distributed to Holders and the Fund Manager arising from their respective interests in the Fund.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

        "Equipment Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.1 of the Partnership Agreement. See "Management Compensation."

         "Equipment Re-leasing Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.3 of the Partnership Agreement. See "Management Compensation."

         "Equipment Resale Fee" shall mean the fee payable to an Affiliate of the General Partner, under the provisions of Section 8.3.2 of the Partnership Agreement. See "Management Compensation."

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the General Partner.

         "Full Payout Lease" shall mean a lease under which the non-cancelable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

         "Fund" shall mean the limited partnership created under the Partnership Agreement.

         "Fund  Manager"  shall  mean  the  General   Partner,   ATEL  Financial
Corporation or its successor as General Partner of the Fund.

         "Fund  Minimum  Gain" shall have the  meaning set forth in  Regulations section 1.704-2(d)(1).

         "General Partner" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The General Partner is referred to throughout the Prospectus as "ATEL" or the "Fund Manager."

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Revenues" shall mean all revenues from the operation and lease of the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancelable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Partners or Assignees of Record, and reference to a "Holder" shall be to any one of them. The General Partner shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.4 of the Partnership Agreement.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Partnership Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

        "Limited Partners" shall mean the initial limited partners and any other Persons who are admitted to the Fund as additional or substituted limited partners. Reference to a "Limited Partner" shall refer to any one of them.

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancelable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less Organization and Offering Expenses.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the amount in cash contributed by each Partner to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Partners" shall mean collectively the General Partner and Holders who are admitted to the Fund as Limited Partners and reference to a "Partner" shall be to any one of the Partners.


         "Partnership Agreement" or "Agreement" shall mean the Amended and Restated Agreement of
Limited Partnership of ATEL Capital Equipment Fund VII, L.P., as it may be further amended from time to time.


         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Priority Distribution" for any calendar year or other period shall mean, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

         "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity.
Such term does not include:

                  (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation
         National Market System; or

                  (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                            (i)      the Limited Partners voting rights;
                           (ii)      the term of existence of the Fund;
                          (iii)      the terms of compensation of the
                                     General partner and its Affiliates;
                                       or
                           (iv)      the Fund's investment objectives.

         "Service" shall mean the United States Internal Revenue Service or its successor.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

                              FINANCIAL STATEMENTS

Set forth below are the following financial statements:

                      ATEL Capital Equipment Fund VII, L.P.

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . F - 2
Balance Sheet, July 17, 1996  . . . . . . . . . . . . . . . . . . . . . . F - 3
Notes to Financial Statements, July 17, 1996  . . . . . . . . . . . . . . F - 4


                           ATEL Financial Corporation

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . F - 6
Consolidated Balance Sheet, July 31, 1996 . . . . . . . . . . . . . . . . F - 7
Notes to Consolidated Balance Sheet, July 31, 1996  . . . . . . . . . . . F - 8

                         REPORT OF INDEPENDENT AUDITORS






The Partners
ATEL Capital Equipment Fund VII, L.P.


We have audited the accompanying balance sheet of ATEL Capital Equipment Fund VII, L.P. as of July 17, 1996. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ATEL Capital Equipment Fund VII, L.P. at July 17, 1996, in conformity with generally accepted accounting principles.





                                                              Ernst & Young LLP
San Francisco, California
July 18, 1996

                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                                  BALANCE SHEET

                                  JULY 17, 1996


                                     ASSETS

Cash                                                                       $600
                                                                        ========

                                PARTNERS' CAPITAL

Partners' capital:
     General Partner                                                      $100
     Limited Partners                                                      500
                                                                       --------
Total partners' capital                                                   $600
                                                                       ========

                             See accompanying notes.

                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                             NOTES TO BALANCE SHEET

                                  JULY 17, 1996

1.  Organization and Partnership matters:

ATEL Capital Equipment Fund VII, L.P. (the Fund), was formed under the laws of the State of California on May 17, 1996, for the purpose of acquiring equipment to engage in equipment leasing and sales activities. Contributions in the amount of $600 were received as of July 17, 1996, $100 of which represented the General Partner's (ATEL Financial Corporation's) continuing interest, and $500 of which represented the Initial Limited Partners' capital investment.

As of July 17, 1996, the Fund had not commenced operations other than those relating to organizational matters. The Fund, or the General Partner on behalf of the Fund, will incur costs in connection with the organization, registration and issuance of the Units of Limited Partnership interest (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the Partnership Agreement. In the event that the minimum number of Units specified in the Prospectus are not sold, all funds received for subscribed Units will be refunded together with interest thereon.

2.  Income taxes:

The Partnership does not provide for income taxes since all income and losses are the liability of the individual partners and are allocated to the partners for inclusion in their individual tax returns.

3.  Partners' capital:

As of July 17, 1996, 50 Units were issued and outstanding. The Fund is in the process of filing a registration statement with the Securities and Exchange Commission in order to issue up to 15,000,000 additional Units of Limited Partnership interest at $10.00 per Unit.

The Partnership Net Profits, Net Losses, and Tax Credits are to be allocated 92.5% to the Limited Partners and 7.5% to the General Partner.

Available Cash from Operations, as defined in the Limited Partnership Agreement, shall be distributed as follows:

First, Distributions of Cash from Operations shall be 88.5% to the Limited Partners, 7.5% to the General Partner and 4% to the General Partner or its affiliate designated as the recipient of the Incentive Management Fee, until the Limited Partners have received Aggregate Distributions in an amount equal to their Original Invested Capital, as defined, plus a 10% per annum cumulative (compounded daily) return on their Adjusted Invested Capital, as defined in the Limited Partnership Agreement.

Second, 85% to the Limited Partners, 7.5% to the General Partner and 7.5% to the General Partner or its affiliate designated as the recient of the Incentive Management Fee.

                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                             NOTES TO BALANCE SHEET

                                  JULY 17, 1996


3.  Partners' capital (continued):

Available Cash from Sales or Refinancing, as defined in the Limited Partnership Agreement, shall be distributed as follows:

First, Distributions of Sales or Refinancings shall be 92.5% to the Limited Partners and 7.5% to the General Partner, until the Limited Partners have received Aggregate Distributions in an amount equal to their Original Invested Capital, as defined, plus a 10% per annum cumulative (compounded daily) return on their Adjusted Invested Capital.

Second, 85% to the Limited Partners, 7.5% to the General Partner and 7.5% to the General Partner or its affiliate designated as the recient of the Incentive Management Fee.


4. Commitments and management:

The terms of the Limited Partnership Agreement provide that the General Partner and/or affiliates are entitled to receive certain fees, in addition to those described above, which are more fully described in Section 8 of the Limited Partnership Agreement. The additional fees to management include fees for equipment management and resale.

REPORT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
ATEL Financial Corporation


We have audited the accompanying consolidated balance sheet of ATEL Financial Corporation and subsidiary as of July 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ATEL Financial Corporation at July 31, 1996 in conformity with generally accepted accounting principles.



                                                              Ernst & Young LLP

San Francisco, California
September 13, 1996

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996

                                     ASSETS


Cash and cash equivalents                                              $818,309
Short-term investments                                                  372,649
Accounts receivable, net of allowance for doubtful accounts
of $10,828                                                               41,033
Amounts due from affiliated partnerships                              1,931,434
Investments in leases                                                 4,538,190
Cash surrender value of life insurance                                  300,000
Other assets                                                            581,227
                                                                ----------------
                                                                     $8,582,842
                                                                ================


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Non-recourse debt                                                    $1,959,206
Line of credit                                                          499,639
Amounts due to affiliated companies                                     129,553
Accounts payable and accrued liabilities                                287,757
Customer deposits                                                        83,389
Deferred liabilities and credits:
  Unearned acquisition fees                                           1,946,985
  Deferred income taxes                                                 415,856
                                                                ----------------
  Total liabilities                                                  5,322,385

Shareholder's equity:
Common stock, 100,000 shares authorized, 666 1/2shares
   issued and outstanding                                                 2,000
Additional paid-in capital                                               93,855
Retained earnings                                                     3,164,602
                                                                ----------------
  Total shareholder's equity                                          3,260,457
                                                                ----------------
                                                                     $8,582,842
                                                                ================
                             See accompanying notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


1.   Summary of significant accounting policies:

Organization and principles of consolidation:

The  consolidated   balance  sheet  includes  the  accounts  of  ATEL  Financial
Corporation (ATEL) and its wholly owned subsidiary,  ATEL Securities Corporation
(ASC). ATEL is a wholly owned subsidiary of ATEL Capital Group (ACG).

ATEL is a California corporation formed in July 1977 to engage in the brokering and leasing of equipment for its own account and the account of affiliated partnerships. ASC was formed in November 1985 and was registered as a securities broker/dealer in February 1986. All significant intercompany balances have been eliminated in consolidation.

ATEL organizes and sponsors limited partnerships (the "affiliated partnerships" or the "programs") engaged in equipment leasing and sales activities. It also acts as the corporate general partner in these affiliated partnerships. Through these programs, ACG derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expense reimbursements are allocated to ATEL and the balance is allocated to various other affiliates. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various programs.

In addition, under the terms of the partnership agreements for certain of the affiliated partnerships for which ATEL is a general partner, ATEL is entitled to participate in net cash from operations and sales or refinancing of equipment owned by the affiliated partnerships. A portion of ATEL's participation is subordinated to the limited partners' full recovery of their initial invested capital contributions plus a specified return on their investments. No earnings or equity interests from such subordinated interests have been recognized through July 31, 1996. The shareholders of ATEL Capital Group are also general partners in certain of these affiliated partnerships.

Operating leases:

Assets on operating leases are stated at cost less accumulated depreciation. Revenues from operating leases are recognized evenly over the terms of the related leases. Depreciation is provided by the straight-line method over the term of the lease to an amount equal to the equipment's estimated residual value at lease termination.

Initial direct costs:

Initial direct costs are capitalized and amortized over the terms of the related leases.

Short-term investments:

Short-term   investments  consist  of  certificates  of  deposit  with  original maturities in excess of ninety days.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


1.   Summary of significant accounting policies (continued):

Investment in leveraged leases:

Leases which are financed principally with non-recourse debt at lease inception and which meet certain other criteria are accounted for as leveraged leases. Leveraged lease contracts receivable are stated net of the related non-recourse debt service (which includes unpaid principal and aggregate interest on such debt) plus estimated residual values. Unearned income represents the excess of anticipated cash flows (after taking into account the related debt service and residual values) over the investment in the lease and is amortized using a constant rate of return applied to the net investment when such investment is positive.

Residual interests:

Residual interests represent the present value of ATEL's proportionate interest (calculated at the time of the transaction) in the estimated residual value of equipment originally owned by ATEL and subsequently sold to a third party where ATEL retains an unconditional right to participate in such residual value upon the expiration of the related lease. This retained residual value is presented as an asset until the ultimate liquidation of the underlying equipment and realization of the participation.

Commissions:

Commission revenue is recognized as the offerer accepts each subscription for interests in the affiliated partnership units after minimum funding levels are achieved. Commissions to outside broker-dealers are expensed as the corresponding income is recognized.

Acquisition fees:

Acquisition fees received from the affiliated partnerships on equipment purchased prior to 1995, generally 3.5% to 4.75% of the affiliated partnerships' equipment cost, were deferred and are recognized as income as services are provided in connection with the partnerships' acquisition of equipment and leases. It is estimated that these services will be rendered over a period of seven years. Beginning in 1995, acquisition services are performed by an affiliate.

Cash surrender value of life insurance

ATEL purchased two single premium key-man life insurance policies to cover its two officer-shareholders. ATEL is a beneficiary under the contracts for $300,000 of cash surrender values and death benefits. The spouses are the beneficiaries for amounts above $300,000.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


1.   Summary of significant accounting policies (continued):

Income taxes:

For federal and state income tax reporting, ATEL's taxable income is included in the returns filed by its parent. For financial reporting, ATEL's income tax provision is calculated on a separate return basis. The current portion is included in the intercompany account with the parent. Deferred taxes are calculated using the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

New accounting pronouncement:

In August 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Live Assets to be Disposed Of" (FAS 121). This statement requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets during the holding period are less than the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. ATEL adopted FAS 121 as of August 1, 1995. No impairment losses were required to be recorded as a result of adopting FAS 121.

Credit Risk:

Financial instruments which potentially subject the Partnership to concentrations of credit risk include cash and cash equivalents. The Partnership places its cash deposits and temporary cash investments with creditworthy, high quality financial institutions. The concentration of such deposits and temporary cash investments is not deemed to create a significant risk to the Partnership.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


2.  Investments in leases:

Investments in leases consist of the following:

Equipment on operating leases, net of accumulated depreciation       $3,170,411
Residual interests                                                      682,227
Lease assets held for sale, net of allowance for losses of
   $273,446                                                             435,281
Investment in leveraged leases                                          250,271
                                                                ----------------
                                                                     $4,538,190
                                                                ================
Operating leases:

Equipment on operating leases consists of the following:
Electrical  cogeneration  plant  (estimated  useful life,
   20 years)                                                         $2,565,815
Concrete hauling trucks (estimated useful life, 7 years)              1,793,410
                                                                ----------------
                                                                      4,359,225
Less accumulated depreciation                                        (1,188,814)
                                                                ----------------
Equipment on operating leases, net of accumulated depreciation       $3,170,411
                                                                ================

At July 31, 1996, the aggregate amounts of future minimum lease payments receivable from operating leases are as follows:

                                     Year ending July 31,
                                                1996         $641,295
                                                1997          641,295
                                                1998          286,590
                                                1999          290,999
                                                2000          290,999
                                          Thereafter          339,500
                                                      ================
                                                           $2,490,678
                                                      ================

Leveraged leases:

ATEL participates in leveraged lease transactions in which the cost of assets leased to others is financed primarily by loans from financial institutions but ownership of property is retained by ATEL. The lessees' rental obligations are assigned to the financial institutions and the related property is pledged as collateral for the loans and are without deficiency liability (non-recourse) against ATEL. Equipment under leveraged leases includes coal mining and processing equipment and over-the-road tractors and trailers. The net investment in leveraged leases is as follows:

Aggregate rentals receivable                                          $3,852,459
Aggregate principal and interest payable on non-recourse loans       (3,852,459)
Estimated residual value of leased assets                               581,000
Less unearned income                                                   (330,729)
                                                                ----------------
Investment in leveraged leases                                          250,271
Deferred tax asset, included in the accompanying
   balance sheet                                                        328,131
                                                                ----------------
Net investment in leveraged leases                                     $578,402
                                                                ================

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


2.  Investments in leases (continued):

General lease terms and concentration of credit risk:

Operating and leveraged leases generally provide that the lessee will be responsible for maintenance, insurance and similar costs (referred to as net leases).

ATEL leases equipment to lessees in diversified industries. As of July 31, 1996, equipment representing 18% and 16% of total assets was leased to lessees in the heavy construction and machine tool industries, respectively. Leases are subject to the Company's credit committee review. The leases provide for the repossession of the equipment in the event of default.


3.  Non-recourse debt:

Non-recourse debt consists of the following:

Note payable to financial  institution,  interest at 9.6094% per year,  concrete hauling trucks and related leases pledged as
collateral, due in various installments through 2002                 $1,237,030

Note payable to financial institution, interest at 10.87% per year, cogeneration plant and related lease pledged as
collateral, due in quarterly installments of $100,801 through
July 1998                                                               722,176
                                                                ----------------
                                                                     $1,959,206
                                                                ================

The net book value of assets financed with non-recourse debt was $3,170,411 at July 31, 1996.

Future minimum payments on non-recourse debt are as follows:

                                   Principal          Interest          Total
     Year ending July 31,           Payments          Payments         Payments
                     1997           $467,755          $173,540         $641,295
                     1998            516,173           125,122          641,295
                     1999            201,397            85,194          286,591
                     2000            226,437            64,562          290,999
                     2001            249,180            41,819          290,999
               Thereafter            298,264            16,985          315,249
                             ----------------  ---------------- ----------------
                                  $1,959,206          $507,222       $2,466,428
                             ================  ================ ================

Cash in the amount of $250,000 is restricted as a security interest to the lender. The cash would transfer to the lender only in the event of ATEL's default on the related notes.

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


4.  Income taxes:

Deferred income taxes as of July 31, 1996 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At July 31, 1996, deferred tax assets total $1,009,670 and deferred tax liabilities total $1,425,526.

Deferred income taxes arise primarily from differences in the reporting of lease income, depreciation, acquisition fees and valuation accounts for tax purposes as compared to their treatment for financial reporting purposes.


5.  Line of credit:

ATEL participates with ACG, certain other subsidiaries of ACG and with certain affiliated partnerships, in a $70,000,000 line of credit facility with a lender to be used in connection with warehousing lease transactions. The line expires July 18, 1997. Included in this line of credit is a $1,000,000 facility available for operations and working capital. At July 31, 1996, ATEL's borrowings related to working capital were $499,639. At July 31, 1996, $2,501,013 was borrowed under a separate small ticket lease facility by another subsidiary of ACG relating to lease transactions. Interest is at the bank's prime rate plus 1/2% (8 1/4% at July 31, 1996).

These facilities, when used, are collateralized by (i) leases and equipment owned by the specific borrower and financed by the lines and (ii) all other assets owned by the borrower except equipment, lease receipts and residual values specifically pledged to other equipment funding sources. ATEL's borrowings under the facility are guaranteed by ACG and/or its shareholders.

In separate facilities under the line, the affiliated partnerships have borrowed $37,341,915 as July 31, 1996. These funds are collateralized by the assets owned by the affiliated partnerships, except equipment, lease receipts and residual values specifically pledged to other equipment funding sources.


6.  Commitments and contingencies:

Office lease:

ATEL occupies office space under operating leases expiring through January 2003. Future minimum payments for fiscal year periods under the leases are $468,374 in 1997, $512,438 in 1998, $526,279 in 1999, $536,164 in 2000 and $550,004 in 2001.
Office rent expense was $434,964 in 1996 and $362,963 in 1995.


7.  Reimbursements of operating costs:

The Limited Partnership Agreements of the affiliated partnerships allow for the reimbursement of costs incurred by ACG and its subsidiaries in providing administrative services to the Partnerships, of which a portion of such amounts is allocated to ATEL. Administrative services provided include partnership accounting, investor relations, legal counsel and lease and equipment documentation. ACG and its subsidiaries are not reimbursed for services where they are entitled to receive a separate fee as compensation for such services, such as acquiring and overseeing the

                    ATEL FINANCIAL CORPORATION AND SUBSIDIARY

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1996


7.  Reimbursements of operating costs (continued):

management of equipment. Reimbursable operating costs incurred by ACG and its subsidiaries are allocated to the Partnerships based upon actual time incurred by employees working on partnership business and an allocation of rent and other costs based on utilization studies. Accrual and payment of reimbursable costs and management fees due from ATEL Cash Distribution Fund were voluntarily suspended in May 1994.


8.  Fair value of financial instruments:

During  the year  ended July 31,  1996,  ATEL  adopted  Statement  of  Financial
Accounting  Standards  No.  107,  "Disclosures  about  Fair  Value of  Financial
Instruments," which requires disclosure of the fair value of financial instruments for which it is practicable to estimate fair value. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

Cash and cash equivalents:

The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments.

Accounts payable, accrued interest and customer deposits:

The carrying amounts of accounts payable, accrued interest and customer deposits approximate fair value because of the short maturity of these instruments.

Non-recourse debt:

The fair value of ATEL's non-recourse debt is estimated using discounted cash flow analyses, based on ATEL's current incremental borrowing rates for similar types of borrowing arrangements. The estimated fair value of ATEL's non-recourse debt at July 31, 1996 is $1,923,376.

Line of credit:

The carrying amount of ATEL's variable rate line of credit approximates fair value.

      -----------------------------------------------------------------
                          PRIOR PERFORMANCE INFORMATION
       -----------------------------------------------------------------

     ATEL Financial Corporation ("ATEL"), the General Partner of the Fund, and its affiliates have extensive experience in the equipment leasing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations,
(iv)  organizing  and  offering  individual  ownership  and limited  partnership
investment   leasing   programs  and  (v)  supervising  and  arranging  for  the
supervision of equipment management and marketing on leasing transactions involving total equipment costs in excess of $1 billion. In addition to the Fund, ATEL has sponsored six prior public and one private equipment leasing limited partnership(s). See "Prior Performance Summary" for a summary of information regarding such prior programs.

The first prior partnership, ATEL Lease Income Fund 1985-A ("ALIF"), completed a private placement of $218,500 of its limited partnership interests in April 1986 from a total of 12 investors. ALIF had acquired a variety of equipment with a total purchase cost of approximately $296,627 as of June 30, 1996. All such equipment had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in this Exhibit A.

The second prior partnership, ATEL Cash Distribution Fund ("ACDF"), commenced a public offering of up to $10,000,000 of its limited partnership interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF had acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF. Of such equipment, items representing an original purchase cost of approximately $8,700,153 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF had made cash distributions to its investors in the aggregate amount of $1,068.40 per $1,000 invested. Of this amount a total of $229.30 represents investment income and $839.10 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The third prior partnership, ATEL Cash Distribution Fund II ("ACDF II"), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its limited partnership interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF II had acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF II. Of such equipment, items representing an original purchase cost of approximately $33,874,148 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF II had made cash distributions to its investors in the aggregate amount of $1,018.35 per $1,000 invested. Of this amount a total of $254.34 represents investment income and $764.01 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fourth prior partnership, ATEL Cash Distribution Fund III ("ACDF III"), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its limited partnership interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III had acquired a variety of types of equipment with a total purchase cost of approximately $99,629,941 as of June 30, 1996. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF III. Of such equipment, items representing an original purchase cost of approximately $23,608,542 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF III had made cash distributions to its investors in the aggregate amount of $776.30 per $1,000 invested. Of this amount a total of $165.97 represents investment income and $607.63 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The fifth prior partnership, ATEL Cash Distribution Fund IV ("ACDF IV"), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF IV had acquired a variety of types of equipment with a total purchase cost of approximately $112,424,026 as of June 30, 1996. See Table IV "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF IV. Of such equipment, items representing an original purchase cost of approximately $13,835,773 had been sold as of June 30, 1996. See Table V - "Sales or Disposals of Equipment" in Exhibit A. Through June 30, 1996, ACDF IV had made cash distributions to its investors in the aggregate amount of $517.84 per $1,000 invested. Of this amount a total of $69.25 represents investment income and $448.59 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions.

The sixth prior partnership, ATEL Cash Distribution Fund V ("ACDF V"), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF V had acquired a variety of types of equipment with a total purchase cost of $186,537,028 as of June 30, 1996. Of such equipment, items representing an original purchase cost of approximately $7,411,341 had been sold as of June 30, 1996. Through June 30, 1996, ACDF V had made cash distributions to its investors in the aggregate amount of $297.14 per $1,000 invested. Of this amount a total of $28.23 represents investment income and $268.91 represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF V. See Table V - "Sales or Disposals of Equipment" in Exhibit A.

The seventh prior partnership, ATEL Cash Distribution Fund VI ("ACDF VI"), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI has not terminated its offering as of June 30, 1996. As of that date, $93,303,920 of offering proceeds had been received. All of the proceeds have been committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF VI had acquired a variety of types of equipment with a total purchase cost of $147,437,403 as of June 30, 1996. Of such equipment, items representing an original purchase cost of approximately $155,361 had been sold as of June 30, 1996. Through June 30, 1996, ACDF VI had made cash distributions to its investors in the aggregate amount of $124.73 per $1,000 invested. All of this amount represents return of capital. See Table III - "Operating Results of Prior Programs" in this Exhibit A for further information concerning such distributions. See Table IV - "Acquisition of Equipment by Prior Programs" in Exhibit A for further information concerning the types of equipment acquired by ACDF VI. See Table V - "Sales or Disposals of Equipment" in Exhibit A.

Although certain of the Prior Programs have experienced lessee defaults in the ordinary court of business, none of the Prior Programs has experienced an unanticipated rate of default or major adverse business developments which the Fund Manager believes will impair its ability to meet its investment objectives.

     All of the Prior Programs have investment objectives that are similar to those of the Fund. It should be noted, however, that the prior privately placed program, ALIF, invested in equipment without the use of any acquisition debt, while the Prior Programs ("Prior Public Programs") were designed to use moderate amounts of acquisition debt, as is the Fund. In addition, as in the case of the Fund's portfolio objectives, the Prior Public Programs' equipment portfolios placed greater emphasis on relatively low technology equipment than did ALIF. The factors considered by the General Partner in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired, the structure of the leases to such equipment, the credit criteria for lessees, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore all of the information set forth in Tables included in this Exhibit A - "Prior Performance Information" may be deemed to relate to programs with investment objectives similar to those of the Fund.

     In Tables I through III information is presented with respect to all Prior Programs sponsored by the General Partner and its Affiliates which closed their offerings within the five year period ending June 30, 1996, except that ACDF closed its offering December 18, 1987, ACDF II closed its offering January 3, 1990 and ACDF VI has not completed its offering as of the date hereof. Accordingly, the tabular information for ACDF VI does not reflect results of an operating period after completion of its funding. Table V includes information regarding all dispositions of equipment by prior programs during the five year period ending June 30, 1996. No information concerning results of completed programs is presented herein, because none of the prior partnerships has completed its operations. The following is a list of the tables set forth on this Exhibit A:


                      TABLE I - Experience in Raising and Investing Funds TABLE II - Compensation to ATEL and Affiliates TABLE III - Operating results of Prior Programs
                      TABLE IV - Acquisition of Equipment by Prior Programs TABLE V - Sales or Disposals of Equipment

     ATEL will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each Prior Public Program, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports.

INVESTORS IN THE PARTNERSHIP WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

     In addition to Tables I through V, two summary charts are set forth below. Figure 6 is a summary of cumulative cash distributions through June 30, 1996 by each Prior Public Program, expressed as a percentage of an initial investor's original capital contribution and divided into the portions of such distributions which have been characterized in the Prior Programs' financial statements as a return of capital, on the one hand, and net income, on the other.

{GRAPHIC OMITTED]

     Figure 7 below illustrates the disposition of equipment after expiration of the initial lease term for equipment coming off lease through May 1, 1996 for all of the Prior Public Programs that had completed their public offerings as of December 31, 1995. The dispositions are characterized as (i) short term renewals by the lessee (for terms of less than 12 months), (ii) long term renewals by the lessee (for terms of at least 12 months), (iii) equipment purchased by the lessee, and (iv) equipment returned by the lessee to the Prior Public Program for sale or lease to another party.

[GRAPHIC OMITTED]

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (on a percentage basis)
                                 June 30, 1996
                                   (Unaudited)

The following Table sets forth certain information concerning the experience of the General Partners in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

                                  ATEL Cash       ATEL Cash       ATEL Cash       ATEL Cash      ATEL Cash        ATEL Cash
                                 Distribution    Distribution    Distribution     istribution   Distribution    Distribution
                                     Fund          Fund II         Fund III        Fund IV         Fund V          Fund VI
                                     ----          --------        --------        -------         ------          -------
EQUITY PROCEEDS
  Dollar amount of equity
    offered                      $10,000,000     $35,000,000     $75,000,000     $75,000,000    $125,000,000     $125,000,000
  Dollar amount of equity
    raised                       $10,000,000     $35,000,000     $73,855,840     $75,000,000    $125,000,000      $93,303,920
                              --------------- --------------- --------------- --------------- --------------- ----------------
Less:  Offering expenses:
  Selling commissions                   9.50%           9.50%           9.50%           9.50%           9.50%            9.50%
  Organization and program
    expenses (1)                        4.00%           5.00%           4.25%           4.53%           4.60%            4.77%
  Reserves                              3.00%           1.50%           1.50%           1.50%           1.50%            1.50%
                              --------------- --------------- --------------- --------------- --------------- ----------------
Percent available for
  investment                           83.50%          84.00%          84.75%          84.47%          84.40%           84.23%
Acquisition costs:
  Purchase price (2)                   79.00%          79.25%          80.00%          79.71%          79.64%           79.73%
  Acquisition fees                      4.50%           4.75%           4.75%           4.76%           4.76%            4.50%
                              --------------- --------------- --------------- --------------- --------------- ----------------
                                       83.50%          84.00%          84.75%          84.47%          84.40%           84.23%
                              =============== =============== =============== =============== ===============  ================
Percent leverage (9)                   20.26%          40.93%(8)       43.04%(10)      41.50%          28.93%           28.93%
                              =============== =============== =============== =============== ===============  ================


Date offering commenced:         Mar. 1, 1986    Jan. 4, 1988    Jan. 4, 1990    Feb. 4, 1992   Feb. 22, 1993     Nov. 23, 1994

Length of offering                  21 Months       24 Months       24 Months       12 Months       21 Months              N/A (11)

Months to  invest 90% of
  amount available for
  investment (measured from
   beginning of offering            30 Months (3)    27 Months (4)  30 Months (5)   20 Months (6)   22 Months (7)          N/A (11)

FOOTNOTES:

(1) Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the General Partner.

(2) Represents amounts paid to unrelated third parties for purchase of equipment under leases.

(3) As of September 1988, 90% of the amount available for investment had been invested. As of December 1988, 100% of the amount available for investment had been invested.

(4) As of March 1990, 90% of the amount available for investment had been invested. As of June 1990, 100% of the amount available for investment had been invested.

(5) As of September 30, 1992, 100% of the amount available for investment had been invested.

(6) As of February 3, 1993, the Partnership's offering of Limited Partnership Units was completed. As of September 30, 1993, 90% of the proceeds of the offering had been invested. As of December 31, 1993, the proceeds of the offering had been fully invested.

(7) As of November 15, 1994, the Partnership's offering of Limited Partnership Units was completed. As of December 31, 1994, the proceeds of the offering had been fully committed.

(8) From January 4, 1988 through August 31, 1994, the maximum amount of leverage at the end of any quarter was 37%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(9) The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.

(10) From January 4, 1990 through June 30, 1996, the maximum amount of leverage at the end of any quarter was less than 40%. This was computed as the outstanding balance of all debt divided by the original cost of all equipment owned by the partnership as of the end of each period.

(11) The offering had not been completed as of June 30, 1996.

                                    TABLE II
                      COMPENSATION TO THE GENERAL PARTNERS
                                 June 30, 1996
                                   (Unaudited)

The following Table sets forth certain information concerning the compensation derived by the General Partner. Amounts paid are from two sources: proceeds of the offering and gross revenues.

                                      ATEL Cash       ATEL Cash        ATEL Cash       ATEL Cash       ATEL Cash        ATEL Cash
                                     Distribution    Distribution     Distribution    Distribution    Distribution     Distribution
                                         Fund           Fund II         Fund III         Fund IV          Fund V          Fund VI
                                         ----           -------         --------         -------          ------          -------
Date offering commenced               Mar. 1, 1986    Jan. 4, 1988    Jan. 4, 1990    Feb. 4, 1992   Feb. 22, 1993    Nov. 23, 1994

Date offering closed                 Dec. 18, 1987    Jan. 4, 1990    Jan. 3, 1992    Feb. 3, 1993   Nov. 15, 1994            N/A

Dollar amount raised                   $10,000,000     $35,000,000     $73,855,840     $75,000,000    $125,000,000      $93,303,920

Amounts paid to General
   Partners from proceeds of
   offering:
    Acquisition fees                      $450,000      $1,662,500      $3,558,700      $3,575,123      $5,956,443        4,460,019
    Organization and program costs        $550,000      $1,751,422      $3,135,942      $3,394,652      $5,751,177       $4,450,776
Dollar amount of cumulative
   cash generated from operations
   before deducting payments to
   the General Partner                 $10,288,753     $41,060,384     $61,802,522     $40,156,559     $39,313,793      $12,056,344
Cumulative amount paid to the
   General Partner from operations:
       Management fees                    $765,081      $2,724,746      $4,503,090      $3,272,322      $3,678,541         $784,209
       Other operating expenses           $475,740      $1,342,886      $2,071,102      $1,744,830      $1,737,049         $819,403

Aggregate payments to General
   Partner: (1)
                1991                      $185,640        $605,326      $8,681,140
                1992                       220,893         664,605       3,709,768     $10,986,027
                1993                       221,000         741,295       1,383,380       4,178,039      $8,084,815
                1994                        54,739         551,300       1,339,355       2,007,562      15,675,132
                1995                             -         380,380       1,201,436       1,480,305       4,067,056      $12,837,117
                1996                             -         134,942         482,421         599,992       1,122,537        6,691,017
                                    --------------- --------------- --------------- --------------- --------------- ----------------
                                          $682,272      $3,077,848     $16,797,500     $19,251,925     $28,949,540      $19,528,134
                                    =============== =============== =============== =============== =============== ================



FOOTNOTES:

(1) As of June 30, 1996. Includes payments of management fees, reimbursements of syndication costs to general partner (and affiliates), acquisition fees and reimbursements of administrative costs.

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
                                 June 30, 1996
                                   (Unaudited)

 The following Table summarizes the operating results of Prior Programs (ACDF, ACDF II, ACDF III, ACDF IV, ACDF V and ACDF VI). The Programs' records are maintained in accordance with generally accepted accounting principles for financial statement purposes.

                                                                         ATEL Cash Distribution Fund
                                                            ---------------------------------------------------------
                                                                                Period Ended December 31,
                                                                         1986               1987               1988
                                                                         ----               ----               ----
Months of operations                                                      2                  12                 12
Gross revenue - lease and other                                          $6,257          $375,072          $1,493,794
Less Operating Expenses: (1)
       Depreciation expense                                                   -            51,965             914,188
       Amortization expense                                                   -             7,849               7,949
       Interest expense                                                   1,558            29,918              37,727
       Administrative costs and reimbursements                                -            16,288              20,978
       Legal/Professional fees                                                -            15,105              16,586
       Provision for doubtful accounts                                        -                 -                   -
       Supplies                                                               -            10,507               6,414
       Other                                                               125             10,886              18,329
       Management fee                                                        -             19,882             108,196
                                                                ---------------    ---------------    ----------------

Net income - GAAP basis (2)                                             $4,574           $212,672            $363,427
                                                                ===============    ===============    ================

Taxable income (loss) from operations                                   $3,972          ($208,962)          ($414,155)
                                                                ===============    ===============    ================


Cash generated by (used in) operations (3)                            $221,291           $160,581          $1,402,104
Cash generated from sales                                                    -                  -                   -
Cash generated from refinancing                                              -                  -                   -
Cash generated from other (3)                                                -            104,143             183,679
                                                                ---------------    ---------------    ----------------
                                                                       221,291            264,724           1,585,783
                                                                ---------------    ---------------    ----------------
Less cash distributions to investors:
       From operating cash flow                                              -            160,581           1,215,018
       From sales                                                            -                  -                   -
       From refinancing                                                      -                  -                   -
       From other                                                            -             93,374                   -
                                                                ---------------    ---------------    ----------------
       Total distributions                                                   -            253,955           1,215,018
                                                                ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                  $221,291            $10,769            $370,765
                                                                ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                   $2.76            ($46.78)            ($41.00)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                               None             $47.60              $35.98
       -  Return of capital                                               None               9.82               85.52
                                                                ---------------    ---------------    ----------------
                                                                          None              57.42              121.50
Cash available for distribution, reinvested for
     investors' accounts                                                  None              65.08               28.50
                                                                ---------------    ---------------    ----------------
Total                                                                     None            $122.50             $150.00
                                                                ===============    ===============    ================
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                                          $77.46             $150.00
       Other                                                                                45.04
                                                                ---------------    ---------------    ----------------
       Total                                                              None            $122.50             $150.00
                                                                ===============    ===============    ================

Amount invested in program equipment (cost, excluding
   acquisition fees)                                                  $467,071         $4,293,800          $8,139,130
Amount invested in program equipment (book value)                     $488,090         $4,341,128          $7,244,935
Amount remaining  invested in program  equipment (Cost
   of equipment owned at end of period as a percentage
   of cost of all equipment purchased by the    program) (4)             4.20%             38.57%              73.10%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)


                                                                                   ATEL Cash Distribution Fund
                                                                                    Period Ended December 31,
                                                                                    -------------------------
                                                                  1989               1990               1991               1992
                                                                  ----               ----               ----               ----
Months of operations                                               12                 12                 12                 12
Gross revenue - lease and other                                $1,761,021         $2,201,630         $1,816,898          $1,410,396
                  - gain (loss) on sales of assets                 11,951              8,766              4,998              15,909
                                                           ---------------    ---------------    ---------------    ----------------
                                                                1,772,972          2,210,396          1,821,896           1,426,305

Less Operating Expenses: (1)
       Depreciation expense                                     1,215,223          1,612,647          1,277,406             906,100
       Amortization expense                                         7,949              7,949              7,849                   -
       Interest expense                                            52,553            176,922            144,752              72,057
       Administrative costs and reimbursements                     43,990             37,163             55,293             126,664
       Legal/Professional fees                                     39,712             35,231             41,141              41,459
       Provision for doubtful accounts                                  -             96,682             42,870               5,731
       Supplies                                                         -                  -                  -                   -
       Other                                                       12,648             11,786             25,922              35,839
       Management fee                                             147,120            164,932            130,347              94,229
                                                           ---------------    ---------------    ---------------    ----------------

Net income (loss) - GAAP basis (2)                               $253,777            $67,084            $96,316            $144,226
                                                           ===============    ===============    ===============    ================

Taxable income (loss) from operations                           ($294,778)          $150,104           $180,117          $1,105,467
                                                           ===============    ===============    ===============    ================

Cash generated by (used in) operations (3)                     $1,521,502         $1,585,967         $1,424,425          $1,673,016
Cash generated from sales                                               -             30,000            159,396             562,504
Cash generated from refinancing                                         -                  -                  -                   -
Cash generated from other (3)                                     221,151            237,576            185,406             126,552
                                                           ---------------    ---------------    ---------------    ----------------
                                                                1,742,653          1,853,543          1,769,227           2,362,072
                                                           ---------------    ---------------    ---------------    ----------------
Less cash distributions to investors:
       From operating cash flow                                 1,508,226          1,516,124          1,265,955           1,470,260
       From sales                                                       -                  -                  -                   -
       From refinancing                                                 -                  -                  -                   -
       From other                                                       -                  -                  -                   -
                                                           ---------------    ---------------    ---------------    ----------------
       Total distributions                                      1,508,226          1,516,124          1,265,955           1,470,260
                                                           ---------------    ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions             $234,427           $337,419           $503,272            $891,812
                                                           ===============    ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                            ($29.20)            $14.88             $17.83             $109.44
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                        $25.14              $6.66              $9.54              $14.30
       -  Return of capital                                        125.75             145.17             117.24              132.94
                                                           ---------------    ---------------    ---------------    ----------------
                                                                   150.89             151.83             126.78              147.24
                                                           ---------------    ---------------    ---------------    ----------------
Cash available for distribution, reinvested for
     investors' accounts                                             9.11              18.17              14.46               31.00
                                                           ---------------    ---------------    ---------------    ----------------
Total                                                             $160.00            $170.00            $141.24             $178.24
                                                           ===============    ===============    ===============    ================

Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                 $160.00            $170.00            $141.24             $178.24
       Other
                                                           ---------------    ---------------    ---------------    ----------------
       Total                                                      $160.00            $170.00            $141.24             $178.24
                                                           ===============    ===============    ===============    ================
Amount invested in program equipment (cost,

   excluding acquisition fees)                                 $8,989,917        $10,064,292         $8,607,852          $7,402,311
Amount invested in program equipment (book value)              $6,724,650         $5,961,158         $3,639,966          $2,147,253
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)             80.75%             90.40%             77.31%              66.49%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                   ATEL Cash Distribution Fund
                                                                           Period Ended December 31,                    June 30,
                                                                          -------------------------                    --------
                                                                 1993               1994               1995               1996
                                                                 ----               ----               ----               ----
Months of operations                                              12                 12                 12                  6
Gross revenue - lease and other                                  $895,012           $264,117           $374,172            $108,081
              - gain (loss) on sales of assets                      9,929            220,266             15,106               5,196
                                                           ---------------    ---------------    ---------------    ----------------
                                                                  904,941            484,383            389,278             113,277

Less Operating Expenses: (1)
       Depreciation expense                                       348,650             98,835             29,324              21,572
       Amortization expense                                             -                  -                  -                   -
       Interest expense                                            25,403              5,154             12,496               8,358
       Administrative costs and reimbursements                    140,984             34,380                  -                   -
       Legal/Professional fees                                     44,256             20,391             15,443               5,035
       Provision for losses                                             -                  -              3,768               1,133
       Provision for doubtful accounts                                  -                  -                  -                   -
       Supplies                                                         -                  -                  -                   -
       Other                                                       21,664             20,697             17,552               7,973
       Management fee                                              80,016             20,359                  -                   -
                                                           ---------------    ---------------    ---------------    ----------------
Net income (loss) - GAAP basis (2)                               $243,968           $284,567           $310,695             $69,206
                                                           ===============    ===============    ===============    ================

Taxable income (loss) from operations                            $692,509           $745,274           $339,275            $150,000
                                                           ===============    ===============    ===============    ================

Cash generated by (used in) operations (3)                       $574,077           $195,123           $200,234             $89,612
Cash generated from sales                                       1,343,908            622,350            112,188              14,000
Cash generated from refinancing                                         -                  -                  -                   -
Cash generated from other (3)                                     183,275            119,745             79,692              47,112
                                                           ---------------    ---------------    ---------------    ----------------
                                                                2,101,260            937,218            392,114             150,724
                                                           ---------------    ---------------    ---------------    ----------------
Less cash distributions to investors:
       From operating cash flow                                   574,077            195,123           200,234               89,612
       From sales                                                 524,806            622,350            112,188              14,000
       From refinancing                                                 -                  -                  -                   -
       From other                                                 183,275            412,143            174,165              20,467
                                                           ---------------    ---------------    ---------------    ----------------
       Total distributions                                      1,282,158         1,229,616             486,587            124,079
                                                           ---------------    ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions             $819,102          ($292,398)          ($94,473)            $26,645
                                                           ===============    ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                             $68.55             $73.92             $33.65              $14.88
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                        $24.18             $28.22             $30.82               $6.86
       -  Return of capital                                        104.22              94.96              17.91                5.57
                                                           ---------------    ---------------    ---------------    ----------------
                                                                   128.40             123.18              48.73               12.43
                                                           ---------------    ---------------    ---------------    ----------------
Cash available for distribution, reinvested for
     investors' accounts                                           (21.92)            (23.66)            (18.63)              (2.43)
                                                           ===============    ===============    ===============    ================
Total                                                             $106.48             $99.52             $30.10              $10.00
                                                           ===============    ===============    ===============    ================

Sources (on a cash basis)
       Sales                                                       $43.58             $50.37              $6.94               $1.13
       Refinancing
       Operations                                                   47.68              15.79              12.39                7.22
       Other                                                        15.22              33.36              10.77                1.65
                                                           ===============    ===============    ===============    ================
       Total                                                      $106.48             $99.52             $30.10              $10.00
                                                           ===============    ===============    ===============    ================
Amount invested in program equipment (cost,

   excluding acquisition fees)                                 $3,620,293         $2,300,024         $2,825,287          $2,785,169
Amount invested in program equipment (book value)                $724,675           $484,971           $552,050            $473,429
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)              32.52%             20.66%             25.38%              25.02%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                          ATEL Cash Distribution Fund II
                                                                                              Period Ended December 31,
                                                                                     1988               1989               1990
Months of operations                                                                  9                  12                 12

Gross revenue - lease and other                                                  $1,001,065         $4,190,191          $8,619,546
              - gain (loss) on sales of assets
                                                                             ---------------    ---------------    ----------------
                                                                                  1,001,065          4,190,191           8,619,546

Less Operating Expenses: (1)
       Depreciation expense                                                         531,855          2,579,866           5,253,869
       Provision for decline in value of commercial aircraft                              -                  -           1,083,834
       Provision for doubtful accounts                                                    -                  -                   -
       Interest expense                                                              31,445            362,122           1,485,960
       Administrative costs and reimbursements                                       19,284            107,082              95,474
       Legal/Professional fees                                                            -             32,022              42,748
       Other                                                                          7,799             41,448              58,465
       Management fee                                                                43,721            252,159             472,064
                                                                             ---------------    ---------------    ----------------
Net income - GAAP basis (5)                                                        $366,961           $815,492            $127,132
                                                                             ===============    ===============    ================

Taxable income (loss) from operations                                             ($588,007)       ($3,544,620)        ($3,583,850)

Cash generated by (used in) operations (3)                                       $1,044,176         $3,639,963          $6,823,453
Cash generated from sales
Cash generated from refinancing
Cash generated from other (3)                                                       100,715            147,741             400,308
                                                                             ---------------    ---------------    ----------------
                                                                                  1,144,891          3,787,704           7,223,761
Less cash distributions to investors:
       From operating cash flow                                                     253,760          1,986,455           4,069,920
       From sales                                                                         -                  -                   -
       From refinancing                                                                   -                  -                   -
       From other                                                                         -                  -                   -
                                                                             ---------------    ---------------    ----------------
       Total distributions                                                          253,760          1,986,455           4,069,920

                                                                             ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                               $891,131         $1,801,249          $3,153,841
                                                                             ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                              ($96.15)          ($158.82)           ($101.37)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                                          $41.91             $36.54               $3.60
       -  Return of capital                                                                              53.37              112.69
                                                                             ---------------    ---------------    ----------------
                                                                                      41.91              89.91              116.29
Cash available for distribution, reinvested for investors' accounts                   37.47              30.09               13.71
                                                                             ---------------    ---------------    ----------------
Total                                                                                $79.38            $120.00             $130.00
                                                                             ===============    ===============    ================

Sources (on a cash basis)
       Operations                                                                    $79.38            $120.00             $130.00
       Sales
       Refinancing
       Other
                                                                             ---------------    ---------------    ----------------
       Total                                                                         $79.38            $120.00             $130.00
                                                                             ===============    ===============    ================


Amount invested in program equipment (cost, excluding acquisition fees)         $14,664,014        $30,309,212         $48,538,987
Amount invested in program equipment (book value)                               $14,661,074        $28,412,251         $40,154,353
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by
   the program) (4)                                                                   28.05%             57.99%              92.86%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                        ATEL Cash Distribution Fund II
                                                                                            Period Ended December 31,
                                                                                    1991               1992               1993
Months of operations                                                                 12                 12                 12
Gross revenue - lease and other                                                   $8,774,789         $8,148,565          $6,665,582
              - gain (loss) on sales of assets                                       (31,613)           111,809             184,599
                                                                              ---------------    ---------------    ----------------
                                                                                   8,743,176          8,260,374           6,850,181

Less Operating Expenses: (1)
       Depreciation expense                                                        5,546,000          5,285,315           4,285,373
       Provision for decline in value of commercial                                        -                  -                   -
          aircraft                                                                         -                  -                   -
       Provision for doubtful accounts                                                30,400              4,064                   -
       Interest expense                                                            1,353,033          1,171,105             860,663
       Administrative costs and reimbursements                                        94,910            256,184             313,421
       Legal/Professional fees                                                        52,281             39,612              47,110
       Other                                                                          38,337             70,316              49,725
       Management fee                                                                510,416            408,421             427,874
                                                                              ---------------    ---------------    ----------------
Net income - GAAP basis (5)                                                       $1,117,799         $1,025,357            $866,015
                                                                              ===============    ===============    ================

Taxable income (loss) from operations                                            ($2,013,494)        $1,686,207          $2,346,733

Cash generated by (used in) operations (3)                                        $6,705,095         $6,601,157          $4,720,797
Cash generated from sales                                                            223,447            767,749           2,643,336
Cash generated from refinancing                                                            -                  -                   -
Cash generated from other (3)                                                        488,962            698,496           1,437,114
                                                                              ---------------    ---------------    ----------------
                                                                                   7,417,504          8,067,402           8,801,247
Less cash distributions to investors:
       From operating cash flow                                                    4,561,842          4,927,246           4,720,797
       From sales                                                                          -                  -                   -
       From refinancing                                                                    -                  -                   -
       From other                                                                          -                  -             794,270
                                                                              ---------------    ---------------    ----------------
       Total distributions                                                         4,561,842          4,927,246           5,515,067
                                                                              ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                              $2,855,662         $3,140,156          $3,286,180
                                                                              ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                               ($56.95)            $47.69              $66.38
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                                           $31.62             $29.01              $24.50
       -  Return of capital                                                            98.72             111.77              133.07
                                                                              ---------------    ---------------    ----------------
                                                                                      130.34             140.78              157.57
Cash available for distribution, reinvested for
   investors' accounts                                                                  9.66               9.22                2.43
                                                                              ---------------    ---------------    ----------------
Total                                                                                $140.00            $150.00             $160.00
                                                                              ===============    ===============    ================

Sources (on a cash basis)
       Operations                                                                    $140.00            $150.00             $136.96
       Sales
       Refinancing
       Other                                                                                                                  23.04
                                                                              ---------------    ---------------    ----------------
       Total                                                                         $140.00            $150.00             $160.00
                                                                              ===============    ===============    ================


Amount invested in program equipment (cost, excluding acquisition fees)          $47,181,808        $41,405,356         $36,692,677
Amount invested in program equipment (book value)                                $29,983,437        $23,667,996         $16,204,828
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by
   the program) (4)                                                                    90.26%             79.21%              70.20%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                     ATEL Cash Distribution Fund II
                                                                                         December 31,                   June 30,
                                                                                    1994               1995               1996
Months of operations                                                                 12                 12                  6

Gross revenue - lease and other                                                   $5,627,738         $3,191,834          $1,098,313
              - gain (loss) on sales of assets                                        (3,239)           453,960              63,650
                                                                              ---------------    ---------------    ----------------
                                                                                   5,624,499          3,645,794           1,161,963

Less Operating Expenses: (1)
       Depreciation expense                                                        2,963,445          1,451,193             527,880
       Provision for decline in value of commercial
          aircraft                                                                         -                  -                   -
       Provision for losses                                                           11,616             25,972              11,344
       Interest expense                                                              509,267            365,099             134,967
       Administrative costs and reimbursements                                       238,185            157,444              60,902
       Legal/Professional fees                                                        37,647             44,864              13,211
       Other                                                                          66,324             71,101              51,019
       Management fee                                                                313,115            222,936              74,040
                                                                              ---------------    ---------------    ----------------
Net income - GAAP basis (5)                                                       $1,484,900         $1,307,185            $288,600
                                                                              ===============    ===============    ================

Taxable income (loss) from operations                                             $4,340,559         $3,101,835          $1,000,000

Cash generated by (used in) operations (3)                                        $3,921,897         $2,788,119            $748,095
Cash generated from sales                                                          2,959,549          2,304,367             431,159
Cash generated from refinancing                                                            -                  -                   -
Cash generated from other (3)                                                      1,311,673            875,730             449,828
                                                                              ---------------    ---------------    ----------------
                                                                                   8,193,119          5,968,216           1,629,082
Less cash distributions to investors:
       From operating cash flow                                                    3,921,897          2,788,119             748,095
       From sales                                                                    859,241          1,064,197
       From refinancing                                                                                         -
       From other                                                                  1,311,673            875,730             382,999
                                                                              ---------------    ---------------    ----------------
       Total distributions                                                         6,092,811          4,728,046           1,131,094

                                                                              ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                              $2,100,308         $1,240,170            $497,988
                                                                              ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                               $122.79             $87.76              $28.29
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                                           $42.01             $36.99               $8.17
       -  Return of capital                                                           132.10              98.14               24.16
                                                                              ---------------    ---------------    ----------------
                                                                                      174.11             135.13               32.33
Cash available for distribution, reinvested for
   investors' accounts                                                                 (4.11)            (30.13)              (6.33)
                                                                              ---------------    ---------------    ----------------
Total                                                                                $170.00            $105.00              $26.00
                                                                              ===============    ===============    ================

Sources (on a cash basis)
       Operations                                                                    $109.43             $61.92              $17.20
       Sales                                                                           23.97              23.63
       Refinancing
       Other                                                                           36.60              19.45                8.80
                                                                              ---------------    ---------------    ----------------
       Total                                                                         $170.00            $105.00              $26.00
                                                                              ===============    ===============    ================


Amount invested in program equipment (cost, excluding acquisition fees)          $26,755,760        $21,031,914         $19,473,778
Amount invested in program equipment (book value)                                $11,523,077         $7,459,980          $6,113,064
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased
   by the program) (4)                                                                 51.19%             40.24%              37.26%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                          ATEL Cash Distribution Fund III
                                                                                             Period Ended December 31,
                                                                                    1990               1991               1992
Months of operations                                                                 12                 12                 12
Gross revenue - lease and other                                                   $2,130,161         $7,760,246         $12,713,280
              - gain (loss) on sales of assets                                             -            (17,714)          1,202,188
                                                                              ---------------    ---------------    ----------------
                                                                                   2,130,161          7,742,532          13,915,468

Less Operating Expenses: (1)
       Depreciation expense                                                        1,278,427          4,919,605           7,739,054
       Provision for decline in value of commercial aircraft                         623,294                  -                   -
       Interest expense                                                              482,047          1,002,520           1,186,760
       Administrative costs and reimbursements                                        70,775            239,667             542,510
       Legal/Professional fees                                                         7,600             52,746              31,691
       Other                                                                          22,898             49,198              52,629
       Management fee                                                                 83,245            391,494             839,909
                                                                              ---------------    ---------------    ----------------
Net income - GAAP basis (6)                                                        ($438,125)        $1,087,302          $3,522,915
                                                                              ===============    ===============    ================

Taxable income (loss) from operations                                            ($2,539,135)       ($6,476,596)        ($3,010,933)
                                                                              ===============    ===============    ================

Cash generated by (used in) operations (3)                                        $1,572,921         $6,288,997          $9,564,446
Cash generated from sales                                                                  -                  -           4,006,080
Cash generated from refinancing                                                            -                  -                   -
Cash generated from other (3)                                                        125,093             14,587             181,746
                                                                              ---------------    ---------------    ----------------
                                                                                   1,698,014          6,303,584          13,752,272
Less cash distributions to investors:
       From operating cash flow                                                      396,751          4,185,400           9,261,560
       From sales                                                                          -                  -                   -
       From refinancing                                                                    -                  -                   -
       From other                                                                          -                  -                   -
                                                                              ---------------    ---------------    ----------------
       Total distributions                                                           396,751          4,185,400           9,261,560
                                                                              ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions                              $1,301,263         $2,118,184          $4,490,712
                                                                              ===============    ===============    ================
Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                              ($282.13)          ($200.01)            ($40.37)
            Recapture
          Capital gain (loss) Cash distributions to investors on a GAAP basis:
       -  Investment income                                                                              $33.58              $47.23
       -  Return of capital                                                           $44.53              96.98               78.19
                                                                              ---------------    ---------------    ----------------
                                                                                      $44.53            $130.56             $125.42
                                                                              ===============    ===============    ================
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                                     $44.53            $130.56             $125.42
       Other
                                                                              ---------------    ---------------    ----------------
       Total                                                                          $44.53            $130.56             $125.42
                                                                              ===============    ===============    ================


Amount invested in program equipment (cost, excluding acquisition fees)          $28,534,220        $52,188,848         $83,423,686
Amount invested in program equipment (book value)                                $27,475,925        $44,531,829         $64,526,606
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by
    the program) (4)                                                                   28.64%             52.38%              83.73%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                               ATEL Cash Distribution Fund III
                                                                                         Period Ended
                                                                                 December 31,                            June 30,

                                                                 1993               1994               1995               1996
                                                                 ----               ----               ----               ----
Months of operations                                              12                 12                 12                  6

Gross revenue - lease and other                               $13,970,227        $14,212,777         13,378,680           5,411,317
                  - gain (loss) on sales of assets               (140,513)           155,497            954,115             181,879
                                                           ---------------    ---------------    ---------------    ----------------
                                                               13,829,714         14,368,274         14,332,795           5,593,196

Less Operating Expenses: (1)
       Depreciation expense                                     8,984,502          9,734,408          9,037,450           3,801,365
       Provision for losses                                             -             36,626            826,550              55,882
       Interest expense                                         1,456,147          1,395,276          1,064,823             389,779
       Administrative costs and reimbursements                    468,005            340,269            300,952             108,924
       Legal/Professional fees                                     58,809             60,552             59,237              21,604
       Other                                                       75,289            113,411            110,637              86,679
       Management fee                                             915,375            999,086            900,484             373,497
                                                           ---------------    ---------------    ---------------    ----------------
Net income - GAAP basis (6)                                    $1,871,587         $1,688,646         $2,032,662            $755,466
                                                           ===============    ===============    ===============    ================

Taxable income (loss) from operations                         ($5,122,581)          $635,990         $6,281,437          $3,000,000
                                                           ===============    ===============    ===============    ================

Cash generated by (used in) operations (3)                    $11,402,915        $11,400,861        $10,333,228          $4,664,962
Cash generated from sales                                         269,479            682,595          3,276,705           1,025,749
Cash generated from refinancing                                         -                  -                  -                   -
Cash generated from other (3)                                     719,701          1,317,531          1,518,191             867,605
                                                           ---------------    ---------------    ---------------    ----------------
                                                               12,392,095         13,400,987         15,128,124           6,558,316
Less cash distributions to investors:
       From operating cash flow                                 9,594,918         10,201,485         10,333,228           4,664,962
       From sales                                                       -                  -                  -                   -
       From refinancing                                                 -                  -                  -                   -
       From other                                                       -                  -              4,961             122,835
                                                           ---------------    ---------------    ---------------    ----------------
       Total distributions                                      9,594,918         10,201,485         10,338,189           4,787,797
                                                           ---------------    ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions           $2,797,177         $3,199,502         $4,789,935          $1,770,519
                                                           ===============    ===============    ===============    ================
Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                            ($68.68)             $8.53             $84.28              $40.25
            Recapture
          Capital gain (loss) Cash distributions to investors on a GAAP basis:
              -  Investment income                                 $25.09             $22.66             $27.27              $10.14
              -  Return of capital                                 104.86             115.59             112.73               54.76
                                                           ===============    ===============    ===============    ================
                                                                  $129.95            $138.25            $140.00              $64.90
                                                           ===============    ===============    ===============    ================
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                 $129.95            $138.25            $139.93              $63.23
       Other                                                                                               0.07                1.67
                                                           ===============    ===============    ===============    ================
       Total                                                      $129.95            $138.25            $140.00              $64.90
                                                           ===============    ===============    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                          $91,612,304        $87,442,745        $79,602,818         $76,864,677

Amount invested in program equipment (book value)             $63,434,911        $52,479,724        $39,107,792         $33,691,962
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)              91.95%             87.77%             79.90%              77.15%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                              ATEL Cash Distribution Fund IV
                                                                                Period Ended December 31,

                                                                      1992               1993               1994
                                                                      ----               ----               ----
Months of operations                                                   12                 12                 12

Gross revenue - lease and other                                      $2,123,081        $10,510,289        $13,246,145
                  - gain (loss) on sales of assets                            -            (38,429)          (102,932)
                                                                 ---------------    ---------------    ---------------
                                                                      2,123,081         10,471,860         13,143,213

Less Operating Expenses: (1)
       Depreciation and amortization expense                          1,147,209          7,054,380          8,743,149
       Provision for losses                                                   -                  -             34,505
       Interest expense                                                  91,577             81,437          1,332,542
       Administrative costs and reimbursements                          382,114            537,918            358,441
       Legal/Professional fees                                           46,935             52,838             86,594
       Other                                                             25,988             57,575            114,376
       Management fee                                                   103,510            752,950          1,060,190
                                                                 ---------------    ---------------    ---------------
Net income - GAAP basis                                                $325,748         $1,934,762         $1,413,416
                                                                 ===============    ===============    ===============

Taxable income (loss) from operations                               ($2,034,428)       ($9,624,570)       ($8,073,869)
                                                                 ===============    ===============    ===============

Cash generated by (used in) operations (3)                           $3,560,891         $9,021,440        $10,366,325
Cash generated from sales                                                     -             98,752          5,648,425
Cash generated from refinancing                                               -                  -                  -
Cash generated from other (3)                                                 -            220,258          1,522,609
                                                                 ---------------    ---------------    ---------------
                                                                      3,560,891          9,340,450         17,537,359
Less cash distributions to investors:
       From operating cash flow                                       1,936,639          8,686,491          9,653,038
       From sales                                                             -                  -                  -
       From refinancing                                                       -                  -                  -
       From other                                                             -                  -                  -
                                                                 ---------------    ---------------    ---------------
       Total distributions                                            1,936,639          8,686,491          9,653,038
                                                                 ---------------    ---------------    ---------------
Cash generated (deficiency) after cash distributions                 $1,624,252           $653,959         $7,884,321
                                                                 ===============    ===============    ===============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                  ($76.67)          ($127.78)          ($106.64)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                              $12.28             $15.86             $18.67
       -  Return of capital                                               61.44             100.63             110.12
                                                                 ---------------    ---------------    ---------------
                                                                         $73.72            $116.49            $128.79
                                                                 ===============    ===============    ===============

Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                        $73.72            $116.49            $128.79
       Other
                                                                 ---------------    ---------------    ---------------
       Total                                                             $73.72            $116.49            $128.79
                                                                 ===============    ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                $49,603,894        $82,896,683        $88,187,291

Amount invested in program equipment (book value)                   $49,801,834        $69,901,953        $65,252,553
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                    44.12%             73.74%             78.44%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)

                                   (Unaudited)

                                                                 ATEL Cash Distribution Fund IV
                                                                           Period Ended
                                                                 December 31,          June 30,
                                                                      1995               1996
                                                                      ----               ----
Months of operations                                                   12                 6

Gross revenue - lease and other                                     $12,973,718        $5,889,736
                  - gain (loss) on sales of assets                      615,042            790,390
                                                                 ---------------    ---------------
                                                                     13,588,760          6,680,126

Less Operating Expenses: (1)
       Depreciation and amortization expense                          8,740,231          4,047,106
       Provision for losses                                             679,634             66,796
       Interest expense                                               1,960,823            986,666
       Administrative costs and reimbursements                          349,663            116,694
       Legal/Professional fees                                           76,365             23,261
       Other                                                            110,466             58,388
       Management fee                                                   872,374            483,298
                                                                 ---------------    ---------------
Net income - GAAP basis                                                $799,204           $897,917
                                                                 ===============    ===============

Taxable income (loss) from operations                               ($2,073,084)        $1,000,000
                                                                 ===============    ===============

Cash generated by (used in) operations (3)                           $8,830,893         $3,359,858
Cash generated from sales                                             2,722,954          2,152,220
Cash generated from refinancing                                               -                  -
Cash generated from other (3)                                         2,384,094          1,732,475
                                                                 ---------------    ---------------
                                                                     13,937,941          7,244,553
Less cash distributions to investors:
       From operating cash flow                                       8,830,893          3,359,858
       From sales                                                                           57,182
       From refinancing
       From other                                                       906,007          1,732,475
                                                                 ---------------    ---------------
       Total distributions                                            9,736,900          5,149,515
                                                                 ---------------    ---------------
Cash generated (deficiency) after cash distributions                 $4,201,041         $2,095,038
                                                                 ===============    ===============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                  ($27.43)            $13.22
            Recapture
          Capital gain (loss)                                              0.04

Cash distributions to investors on a GAAP basis:
       -  Investment income                                              $10.57             $11.87
       -  Return of capital                                              119.50              56.90
                                                                 ---------------    ---------------
                                                                        $130.07             $68.77
                                                                 ===============    ===============

Sources (on a cash basis)
       Sales                                                                                 $0.76
       Refinancing
       Operations                                                       $117.97              44.87
       Other                                                              12.10              23.14
                                                                 ---------------    ---------------
       Total                                                            $130.07             $68.77
                                                                 ===============    ===============
Amount invested in program equipment (cost, excluding
   acquisition fees)                                                $98,547,911        $98,588,253

Amount invested in program equipment (book value)                   $63,967,204        $59,321,966
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)                    87.66%             87.69%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                 June 30, 1996
                                   (Unaudited)

                                                                                ATEL Cash Distribution Fund V
                                                                                          Period Ended
                                                                                 December 31,                            June 30,
                                                                                 ------------                            --------
                                                                  1993               1994               1995               1996
                                                                  ----               ----               ----               ----
Months of operations                                               10                 12                 12                  6

Gross revenue - lease and other                                $2,173,205        $10,806,892        $19,951,380         $12,045,075
              - gain (loss) on sales of assets                                         2,564            933,289             137,301
                                                           ---------------    ---------------    ---------------    ----------------
                                                                2,173,205         10,809,456         20,884,669          12,182,376

Less Operating Expenses: (1)
       Depreciation and amortization expense                    1,600,628          8,135,951         14,600,474           7,943,833
       Provision for losses                                             -             34,158            987,013             121,824
       Interest expense                                            31,511             61,036          1,222,050           1,924,366
       Administrative costs and reimbursements                    373,089            706,324            535,812             201,113
       Legal/Professional fees                                     13,746             65,028            110,744              84,003
       Other                                                       36,269            113,981            176,847             125,702
       Management fee                                             178,583          1,013,448          1,623,818             862,692
                                                           ---------------    ---------------    ---------------    ----------------
Net income - GAAP basis                                          ($60,621)          $679,530         $1,627,911            $918,843
                                                           ===============    ===============    ===============    ================

Taxable income (loss) from operations                         ($5,061,304)      ($13,005,033)      ($11,831,759)        ($4,000,000)
                                                           ===============    ===============    ===============    ================

Cash generated by (used in) operations (3)                      $1,795,722       $10,053,220        $15,800,948          $6,248,313
Cash generated from sales                                                -            22,572          6,930,477             247,488
Cash generated from refinancing                                          -                 -                  -                   -
Cash generated from other (3)                                            -         1,513,782          2,498,923           2,678,736
                                                           ---------------    ---------------    ---------------    ----------------
                                                                1,795,722         11,589,574         25,230,348           9,174,537
Less cash distributions to investors:
       From operating cash flow                                   922,278          8,223,081         13,101,508           6,248,313
       From sales                                                       -                  -                  -                   -
       From refinancing                                                 -                  -                  -                   -
       From other                                                       -                  -                  -             551,666
                                                           ---------------    ---------------    ---------------    ----------------
       Total distributions                                        922,278          8,223,081         13,101,508           6,799,979
                                                           ---------------    ---------------    ---------------    ----------------
Cash generated (deficiency) after cash distributions             $873,444         $3,366,493        $12,128,840          $2,374,558
                                                           ===============    ===============    ===============    ================

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                           ($219.75)          ($152.59)           ($93.72)            ($31.68)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income                                                            $8.05             $12.89               $7.28
       -  Return of capital                                        $40.45              89.41              91.93               47.13
                                                           ---------------    ---------------    ---------------    ----------------
                                                                   $40.45             $97.46            $104.82              $54.41
                                                           ===============    ===============    ===============    ================
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                  $40.45             $97.46            $104.82              $49.99
       Other                                                                                                                   4.42
                                                           ---------------    ---------------    ---------------    ----------------
       Total                                                       $40.45             $97.46            $104.82              $54.41
                                                           ===============    ===============    ===============    ================
Amount invested in program equipment (cost, excluding
   acquisition fees)                                          $34,699,207       $113,427,843       $161,866,626        $179,127,761

Amount invested in program equipment (book value)             $34,246,741       $100,762,242       $131,686,535        $139,397,206
Amount remaining invested in program equipment (Cost
   of equipment owned at end of period as a percentage of
   cost of all equipment purchased by the program) (4)              18.60%             60.81%             86.77%              96.03%

                         (Footnotes follow on page A-21)

                                    TABLE III
                 OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
                                    TABLE III
                                   (Unaudited)

                                                                                       ATEL Cash Distribution Fund VI
                                                                                                Period Ended
                                                                                     December 31,         June 30,
                                                                                         1995               1996
                                                                                         ----               ----
Months of operations                                                                      12                 6

Gross revenue - lease and other                                                         $6,440,218         $9,651,807
              - gain (loss) on sales of assets                                               3,819              9,380
                                                                                    ---------------    ---------------
                                                                                         6,444,037          9,661,187

Less Operating Expenses: (1)
       Depreciation and amortization expense                                             4,976,075          7,438,946
       Provision for losses                                                                 64,892             96,599
       Interest expense                                                                    931,651          1,919,915
       Administrative costs and reimbursements                                             539,009            280,394
       Legal/Professional fees                                                              50,962            123,552
       Other                                                                               121,541            141,343
       Management fee                                                                      362,581            421,628
                                                                                    ---------------    ---------------
Net income - GAAP basis                                                                  ($602,674)         ($761,190)
                                                                                    ===============    ===============

Taxable income (loss) from operations                                                 ($11,625,618)       ($7,500,000)
                                                                                    ===============    ===============

Cash generated by (used in) operations (3)                                              $4,354,020         $6,098,712
Cash generated from sales                                                                   54,156            103,247
Cash generated from refinancing                                                                  -                  -
Cash generated from other (3)                                                              195,884            236,138
                                                                                    ---------------    ---------------
                                                                                         4,604,060          6,438,097
Less cash distributions to investors:
       From operating cash flow                                                          2,484,971          3,583,893
       From sales                                                                                -                  -
       From refinancing                                                                          -                  -
       From other                                                                                -                  -
                                                                                    ---------------    ---------------
       Total distributions                                                               2,484,971          3,583,893
                                                                                    ---------------    ---------------
Cash generated (deficiency) after cash distributions                                    $2,119,089         $2,854,204
                                                                                    ===============    ===============

Tax and distribution data per $1,000 limited partner investment:
       Federal Income Tax Results:
          Ordinary income (loss):
            Operations                                                                    ($364.88)           ($95.19)
            Recapture
          Capital gain (loss)

Cash distributions to investors on a GAAP basis:
       -  Investment income
       -  Return of capital                                                                 $78.78             $45.95
                                                                                    ---------------    ---------------
                                                                                            $78.78             $45.95
                                                                                    ===============    ===============
Sources (on a cash basis)
       Sales
       Refinancing
       Operations                                                                           $78.78             $45.95
       Other
                                                                                    ---------------    ---------------
       Total                                                                                $78.78             $45.95
                                                                                    ===============    ===============

Amount invested in program equipment (cost, excluding acquisition fees)                $98,036,611       $147,282,097
Amount invested in program equipment (book value)                                      $92,802,029       $136,619,553
Amount remaining  invested in program  equipment (Cost of equipment owned at end of period as a percentage of cost of all equipment purchased by the
   program) (4)                                                                              66.49%             99.89%

                         (Footnotes follow on page A-21)

FOOTNOTES:

(1) Operating expenses include reimbursements to the corporate general partner as follows:

                       ATEL Cash          ATEL Cash          ATEL Cash          ATEL Cash           ATEL Cash          ATEL Cash
                     Distribution       Distribution       Distribution       Distribution       Distribution       Distribution
Year ended December 31,   Fund             Fund II            Fund III           Fund IV             Fund V             Fund VI
-----------------------   ----             -------            --------           -------             ------             -------
             1986             $100
             1987           15,100
             1988           21,500             $3,000
             1989           32,201             86,234
             1990           37,163             95,474            $70,775
             1991           48,195             71,289            239,667
             1992          126,664            256,184            542,510           $382,114
             1993          140,984            313,421            468,005            537,918            $373,089
             1994           34,380            238,185            340,269            358,441             706,324
             1995                -            157,444            300,952            349,663             535,812           $539,009
             1996                -             60,902            108,924            116,694             201,113            280,394
                    ---------------    ---------------    ---------------    ---------------    ----------------   ----------------

                          $456,287         $1,282,133         $2,071,102         $1,744,830          $1,816,338           $819,403
                    ===============    ===============    ===============    ===============    ================   ================

(2) A portion of the equipment owned by the Partnership is accounted for under the direct financing method. Income under direct financing leases is reported on the financing method where the income portion of each rental payment is calculated so as to generate a constant rate of return on the outstanding net investment. The effect is to recognize decreasing amounts of income in later periods as the net investment declines. Net income was also negatively impacted in 1990 by necessity for a provision for doubtful accounts. Prior to 1990, there had been no such need. The decrease in net income from 1988 to 1989 and from 1989 to 1990 is due to increasing debt levels and interest expense. The decrease from 1992 to 1993 is due to decreased lease revenues. Revenues have declined as equipment leases have expired and as the related assets have been sold.

(3) Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases. In the partnerships' statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.

(4) The percentage is calculated as a fraction, the numerator of which is the amount invested in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.

(5) Net income decreased from 1989 to 1990 due to the provision for decline value of commercial aircraft ($1,083,834) included in net income in 1990. Excluding the effect of that provision, net income per $1,000 invested would have been $34.60. The results in 1990 are also effected by higher depreciation rates used for more recent equipment purchases, resulting in increased depreciation expense compared to lease revenues. The remaining amount of the changes from 1988 to 1989 and from 1989 to 1990 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

(6) Net income increased from 1990 to 1991 due to the provision for decline value of commercial aircraft ($623,294) included in net income in 1990. The remaining amount of the changes from 1990 to 1991 and from 1991 to 1992 are primarily due to the timing of the acquisition of assets, the placement of debt against certain assets and other operating factors.

                                    TABLE IV
                            ACQUISITION OF EQUIPMENT
                                BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions and Lessees by the six prior publicly-registered programs sponsored by ATEL Financial Corporation and its affiliates. Information concerning the prior programs' Equipment acquisition is current through June 30, 1996.

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------
ATEL Cash Distribution Fund
---------------------------
Acushnet Company                     Office Information   Jan-87               $134,246      $6,041                   60          FP
                                        Systems
Alachua General Hospital, Inc.  7    Medical              Jan-89                628,632      28,288                   36          OL
American Motors Corporation          Lift Trucks          Oct-87 to Jan-88      622,632      28,018                   48          OL
Anaheim Memorial Hospital            Medical              Jan-88                779,613      35,083      48.07%       60          FP
Campbell Soup Company                Lift Trucks          Mar-87                317,500      14,288                   84          FP
Colour Graphics Corporation     8    Printing             Jan-87                222,520      10,013      80.75%       84          FP
Enron Corp.                          Office Information   Aug-88                244,488      11,002                   36          FP
                                        Systems
Financial News Network, Inc.    9    Studio and           Apr-90                909,735      26,183                   36          FP
                                        Broadcasting
GAF Corporation                10    Manufacturing        Oct-88                512,208      23,049                   60          FP
GAF Corporation                      Lift Trucks          Oct-87                439,866      19,794                   60          OL
Galardi Group, Inc.                  Restaurant Furnitue  Jul-94                247,000           -                   48          FP
                                        and Fixtures
Hartford Insurance Group             Communication        Mar-88                 89,236       4,016                   60          FP
Imperial Plastics, Inc.        11    Manufacturing        Sep-87 to Apr-88      526,270      23,682      69.63%       84          FP
Martin Marietta Corporation          Communication        May-88                425,670      19,155                   48          OL
Nord Kaolin Company        12, 13    Mining, Processing   Jul-87 to Jan-88      358,710      16,734                   60-62       FP
Nord Sil-Flo Company       12, 13    Material Handling    Aug-89 to Jan-88       28,113         673      86.27%       60          FP
Polaroid Corporation                 Office Information   Jan-87                 36,190       1,629                   59          FP
                                        Systems
Putnam County Hospital               Medical              May-88                110,000       4,950                   60          FP
Rohr Industries, Inc.                Motor Vehicle        Apr-88 to Oct-88      327,240      14,726                   36-84   FP, OL
Teledyne Industries, Inc.      14    Lift Trucks          Jan-88 to Oct-89    1,653,596      74,412                   36-84   FP, OL
The Dow Chemical Company             Motor Vehicle        May-88                217,908       9,805      74.86%       50          FP
Treasure Chest                 15    Printing             Apr-87                498,746      22,444      97.79%       60          FP
   Advertising Company
TRW, Inc.                            Communication        Apr-89                320,657      14,430                   36          OL
United Technologies                  Office Information   Jan-87                 74,115       3,335                   48          FP
   Corporation, Pratt &                 Systems
   Whitney Aircraft Group
Vista Chemical Company               Railroad Rolling     Mar-88                850,000      38,250      53.45%       60          FP
                                        Stock
Vista Chemical Company               Railroad Rolling     Apr-93                350,000           -                   60          OL
                                        Stock,
                                        Improvements
WSMP, Inc.                           Food Processing      Jul-95                208,788           -      98.47%       60          FP
                                        Equipment
                                                                          -------------- -----------
                                      ATEL Cash Distribution Fund total:    $11,133,679    $450,000
                                                                          ============== ===========

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------
ATEL Cash Distribution Fund II
------------------------------
A.O. Smith Corporation               Office Information   Jul-89 to Feb-91     $873,480      $6,880      11.59%       36-59       FP
                                        Systems, Lift
                                        Trucks
Addwest Gold, Inc.             16    Mining               Oct-88              1,100,717      52,284                   60          FP
Alachua General Hospital, Inc.  7    Medical              Jan-89              1,257,263      59,720                   36          OL
American Express Company             Manufacturing        May-89                276,775      13,147                   48          FP
American President             17    Tractors             Sep-88              2,890,840     137,315                   84          FP
   Trucking Co., Ltd.
Bristol-Myers Squibb Company         Office Furniture     Jul-92                324,310           -                   24          OL
Buffalo & Pittsburgh Railroad        Locomotive           Nov-93                108,127           -                   37          FP
Campbell Soup Company                Lift Trucks          Aug-88                350,772      16,662                   84          FP
Chesebrough-Pond's Inc.              Lift Trucks          Jun-90                201,452           -                   48-50       FP
Chrysler Corporation                 Material Handling    Dec-93                103,620           -                   12          OL
Colour Graphics Corporation          Computer System      Oct-88                 33,805       1,606                   60          FP
Cooper Tire & Rubber Company         Lift Trucks          Jan-89                576,326      27,375                   84          FP
Delnor Community Hospital            Medical              Jul-88                449,956      21,373                   36          OL
DJ Aerospace (Bermuda), Ltd.         Executive Aircraft   Jul-94                810,000           -                   36          OL
Emanuel Hospital & Health Center     Helicopter           Oct-88              2,247,765     106,769      79.58%       144         FP
Financial News              9, 18    Studio and           Apr-90                640,544      29,815                   36          FP
   Network, Inc.                        Broadcasting
Fingerhut Corporation                Binding, Printing    Jan-89 to Mar-89    1,441,690      68,481                   60          FP
FMC Gold Company                     Material Handling    Apr-90                761,129      36,154                   36          OL
GAF Corporation                      Manufacturing        Oct-88 to Apr-88      682,310      32,410                   60          FP
Galardi Group, Inc.                  Restaurant Furniture Jul-94                507,000           -                   48          FP
                                        and Fixtures
General Motors Corporation           Video Projectors     Jan-94                 58,644           -                   36          OL
Home Life Insurance Company          Office Furniture/    Dec-88                425,658      20,219                   60          FP
                                        Lift Trucks/
                                        Binding
Hudson Foods, Inc.                   Food Processing      Dec-89              2,713,115     128,872      65.91%       57-59       FP
Inland Steel Company                 Scientific Measuring Sep-89                417,000      19,808                   54          FP
International Paper Company    19    Delivery Trucks      Jul-88              1,281,761      60,884                   36-60   FP, OL
KeyCorp                              Office Furniture,    Jul-89              1,618,337      76,870      40.09%       53-55       FP
                                        Automated Teller
                                        Machines
Koppers Industries, Inc.             Material Handling    Jun-90                639,120           -                   60          FP
Liggett Group, Inc.            20    Manufacturing        Dec-88                648,577      30,807                   56          FP
Midway Airlines, Inc.          21    Commercial Aircraft  Jun-90              4,592,040           -      68.85%       102         FP
National Semiconductor               Manufacturing        Apr-89                728,000      34,580                   56          FP
   Corporation
National Steel Corporation           Material Handling    May-89                606,153      28,792      87.63%       81          FP
National Union Electric        22    Communication        Apr-89                459,893      21,845                   60          FP
   Corporation
Nissan Motor Corporation             Office Information   Jul-88                219,187      10,411                   48          FP
   In USA                               Systems
NMCS, Inc. , d/b/a National    23    Office Furniture     Apr-88                599,001      28,452                   60          FP
   Medical Group Services,
   Inc.
Nord Kaolin Company            12    Drilling             Apr-89                292,799      13,908                   60          FP
Owens Corning Fiberglas              Material Handling    Jul-89 to Oct-90    1,689,012      42,404      39.57%       36-84   FP, OL
   Corporation
Quaker Coal Company                  Tractor              Apr-94                558,301           -                   24          OL
Regents of the University            Communication        Dec-88                 80,386       3,818                   60          FP
   of California
Rocky Mountain Helicopters,          Medical Aircraft     Nov-89              2,150,000     102,125      81.86%       84          FP
   Inc.
Rohr Industries, Inc.                Motor Vehicles       Jan-89 to Jan-90      749,291      33,835                   36-84       FP
Sebastiani Vineyards, Inc.           Production Line,     Jan-90 to Jan-91    2,818,067     133,417      79.98%       60-84       FP
                                        Wine Barrels
Shell Mining Company           24    Mining               Jul-90              3,736,965           -      21.46%       60-84       FP
Sherwood Rehabilitation        25    Medical Furniture/   Oct-90              1,814,036           -      97.36%       87          FP
   Hospital, Inc.                       Fixtures & Eqt.
South Dade Nursing Home Ltd.   25    Physical Therapy &   Jul-90                 36,676           -                   60          FP
                                        Exercise Eqt.
St. Luke's-Roosevelt                 Medical Furniture/   Feb-90              1,075,795      50,428      84.68%       34-39       OL
   Hospital Center                      Fixtures & Eqt.
The Budd Company                     Material Handling    May-90 to Jun-90    1,099,014           -      75.09%       55-80       FP
The Dow Chemical Company             Material Handling    Jun-88              1,532,061      72,773      74.86%       50          OL
Treasure Chest Advertising           Printing Press       Apr-93                850,000           -      95.59%       60          FP
   Company
Treasure Chest Advertising           Printing Equipment   Feb-94                233,000           -                   60          FP
   Company
USX Corporation                      Haul Trucks          Dec-89              2,910,766     138,261      83.41%       60          FP
                                                                          -------------- -----------
                                    ATEL Cash Distribution Fund II total:   $52,270,536  $1,662,500
                                                                          ============== ===========

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------
ATEL Cash Distribution Fund III
-------------------------------
A.O. Smith Corporation               Material Handling    Feb-91               $451,902     $21,465                   60          FP
Alachua General Hospital, Inc.       Medical              Oct-92              2,074,989           -                   36          OL
Alachua General Hospital, Inc.       Medical              Apr-95                 80,500           -                   18          FP
Alumina Partners of Jamaica    26    Earth Moving         Jun-93              2,057,133           -                   60          FP
American President Trucking          Tractors and         Mar-90 to Aug-90    4,859,181     230,811      68.08%       77-84       FP
   Co., Ltd.                            Trailers
AMOCO Corporation                    Trailers             May-94                523,805           -      85.88%       66          FP
ARR, Inc.                  27, 28    Corporate Aircraft   Oct-92              5,275,000           -                   84          OL
Barney's, Inc.                       Retail Store         Oct-93              2,041,222           -      60.04%       60          FP
                                        Furniture and
                                        Fixtures
Buffalo & Pittsburgh                 Locomotives          Nov-93                792,657           -                   37          FP
   Railroad Company
Carrier Corporation                  Lift Trucks          Jul-90                108,062       5,133                   55          FP
Carrier Corporation                  Lift Trucks          Jul-90 to Aug-90      533,950      25,363                   53          FP
Dean Foods Company                   Trailers             Nov-90 to Apr-91    1,213,190      57,627                   75-84       FP
Fingerhut Corporation                Offset Printing      Apr-91              1,303,078      61,896                   85          FP
                                        Press
Fingerhut Corporation                Printing             Oct-91 to Oct-92    2,074,915      14,464      48.47%       84-85       FP
FMC Gold Company                     Haul Truck           Jul-90                534,828      25,404                   48          OL
Fred Meyer, Inc.                     Point-of-Sale        Oct-90              6,343,897     301,335      63.93%       58          FP
General American Life Insurance      Office Furniture     Jan-93              1,611,278      76,536                   84          FP
H.E. Butt Grocery Company            Tractors and         Jan-93              2,112,747           -                   60-84    OL/FP
                                        Trailers
Ingersoll International, Inc.        Communication        Dec-90                277,017      13,158                   60          FP
                                        System
Kelly-Springfield Tire Company       Material Handling    Apr- to Jul-92        127,834       6,072                   60          FP
Koppers Industries, Inc.             Material Handling    Oct-90                402,722      19,129                   60          FP
Kraft General Foods, Inc.            Lift Trucks          May-91 to Nov-91    1,621,541      77,023                   48-72       FP
Midway Airlines, Inc.          21    Commercial Aircraft  Jul-90              2,296,020     109,061      68.85%       102         FP
Mobil Oil Corporation                Material Handling    Jul-92                 70,256       1,173                   36          OL
Mobil Oil Corporation                Electric Golf Carts  Nov-93                280,119           -                   36          OL
Nord Kaolin Company            29    Materials Processing Sep-90                391,116      18,578                   60          FP
Ohio Coal Company              30    Mining               Apr-92             10,630,130     504,931      84.48%       51-84    OL/FP
Pepsico, Inc., d/b/a/ PFS            Material Handling    Jul-90 to Sep-90      539,330      25,618      45.63%       58-72       FP
Pilgrim's Pride Corporation          Food Processing      Nov-90              3,619,095     171,907                   59          FP
Pittston Coal Group            31    Mining               Jul-92              5,810,941     276,020      75.71%       60          FP
Portland General Electric      32    Power Generation     Jun-90              2,710,359     128,742      70.25%       101         OL
   Company
PSI Energy, Inc.                     Earth Moving         Aug-90                842,013      39,996                   72          FP
Quaker Coal Company                  Mining               Jan-94              5,808,385           -                   60          OL
Reliance Insurance Company           Office Furniture     Jul-92              1,222,297      50,135      51.90%       60          FP
Rohr Industries                      Motor Vehicle        Oct-95                 37,244           -                   36          OL
Shell Mining Company                 Haul Trucks          Jan-92              3,167,443     150,454      65.64%       60-84       FP
Stone Container Corporation          Material Handling    Nov-90              2,975,000     141,313      34.40%       26-57       OL
Teledyne Industries, Inc.            Lift Trucks          Feb-91                116,476       5,533                   39          OL
Terex Corporation                    Manufacturing        Apr-91                291,455      13,845                   84          FP
The Dow Chemical Company             Material Handling    Nov-90 to Dec-92    4,504,918     195,358      68.68%       53-60    OL/FP
The Helen Mining Company       33    Mining Shields       Jul-91              5,270,314     250,340                   60          FP
The Pillsbury Company                Harvesting           Jan-93              2,327,946     110,577      59.93%       60          OL
Treasure Chest Advertising           Flying High Speed    Apr-93                239,171           -                   87          FP
   Company                              Paster
Treasure Chest Advertising           Printing Stackers    Oct-95                139,600           -                   84          FP
   Company
Truck-Lite Company, Inc.       33    Project Line         Oct-91 to Jan-93    6,875,715     308,441      81.76%       69-84       FP
USS/Kobe Steel Company         34    Lift Trucks          Sep-19 to Nov-91      408,410      19,399                   36-60    OL/FP
Utilicorp United, Inc.         35    Power Generation     Sep-91              1,086,934      51,629      75.65%       105         FP
Wal-Mart, Inc.                       Trailers / Forklifts May-94                490,255           -      95.09%       20-38    OL/FP
West Penn Power Company              Storage Tanks        Sep-91              1,057,551      50,234      97.86%       87          FP
                                                                          -------------- -----------
                                    ATEL Cash Distribution Fund III total:  $99,629,941  $3,558,700
                                                                          ============== ===========

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------

ATEL Cash Distribution Fund IV
------------------------------
ARR, Inc.                    27, 28  Corporate Aircraft   Oct-92 to Dec-92   $9,635,969    $337,259                   84          OL
ATS Automatic Tooling                Machine Tools        Mar-95              3,338,997     123,410      86.98%       60          FP
   Systems
ATS Automatic Tooling                Machine Tools        Mar-95              1,353,644       6,545      86.98%       60          FP
    Systems
Barney's, Inc.                       Retail Store         Oct-93              2,353,608      82,376      60.05%       60          FP
                                        Furniture and
                                        Fixtures
Buffalo & Pittsburgh Railroad        Locomotives          Nov-93                849,216      29,723                   37          FP
Burlington Air Exress                Materials Handling   Apr-95                622,663      21,793      78.25%       84          FP
Burlington Air Exress                Materials Handling   Jul-95                            505,325      80.23%       84          FP
Burlington Northern Railroad         Locomotives          Jan-93              7,950,000     278,250                   24          OL
   Company
Chrysler Corporation             36  Tractors & Trailers  Dec-93              3,253,000     113,855      84.13%       71-72       FP
Clinchfield Coal Company             Drill, Endloader,    Jan-94                985,203      34,482      65.79%       73 1/2-     FP
                                        Diesel Generator                                                                91 1/2
DJ Aerospace (Bermuda), Ltd.         Executive Aircraft   Jul-94              1,890,000      66,150                   36          OL
Federal Paper Board Co., Inc.        Office Equipment     Jul-95                 77,950           -                   36          FP
Foodmaker, Inc.                      Restaurant Furniture Oct-94 to Jan-95    2,651,356      92,797                   60          FP
                                        and Fixtures
Galardi Group, Inc.                  Restaurant Furniture Jul-94                546,000      19,110                   48          FP
                                        and Fixtures
GE Industrial & Power Systems        Office Automation    Mar-95                138,130       4,835                   36          FP
GE Industrial & Power Systems        Machine Center       Jun-95                457,670           -                   84          FP
H.E. Butt Grocery  Company           Trailers             Oct-92 to Jan-93    5,709,369     199,828      72.48%       60-84    OL/FP
H.E. Butt Grocery  Company           Trailers             Jun-93              1,404,302      49,151      75.71%       84          FP
Holston Mining, Inc.             37  Endloader, Dozer     Jan-94                584,617      20,462                   91 1/2      FP
Kraft General Foods, Inc.            Tractors             Dec-93                964,315      33,751      71.69%       31          FP
Liquid Carbonic Industrial/      38  Air Separation Plant Dec-93              9,500,897     332,531      54.21%       99          FP
   Medical Corporation
Midwest Power Systems, Inc.          Coal Hopper Cars     Jan-93              2,240,000      78,400      28.36%       36          OL
Mobil Oil Corporation                Tractors/            Oct-92 to Apr-94    2,760,175      95,786                   27-60       OL
                                        Construction/
                                        Earth Moving
Nabisco, Inc.                        Office Automation    Aug-95                337,594           -                   36          FP
National Steel Corporation           Construction         Jan-95              2,208,510      77,298      76.55%       60-84       FP
                                        Equipment
National Steel Corporation           Construction         Apr-95              3,675,997      83,148      88.15%       85-91       FP
                                        Equipment
Omnicom Group, Inc.                  Office Automation    Oct-95                901,849           -                   36          FP
Paramount Coal Corporation       37  Drill, Dozer         Jan-94                595,800      20,853      65.79%       61 1/2-     FP
                                                                                                                        91 1/2
Pepsico, Inc.                        Materials Handling   Jan-94                146,926       5,142                   48-60    OL/FP
Pepsico, Inc.                        Materials Handling   Jul-93 to Sep-93      458,017      16,031                   48-60    OL/FP
Pittston Coal Group              31  Mining               Jul-92                846,883      29,641      78.76%       60          FP
Quaker Coal Company                  Rail Car Mover       Nov-95                263,984           -                   48          FP
Rochelle Coal Company            39  Mining               Jan-93              6,303,701     220,630      70.34%       84          FP
Sebastiani Vineyards, Inc.           Wine Barrels         Apr-94                189,855       6,645                   60          FP
Sebastiani Vineyards, Inc.           Wine Barrels         Apr-94 to Jul-94      454,721      15,915                   36          FP
Sebastiani Vineyards, Inc.           Wine Barrels         Apr-95                180,253       6,309                   60          FP
Signature Flight Support             Air Support          Jan-95                1,142,400    39,200                   84          FP
   Corporation                          Equipment
Tarmac America, Inc.                 Crawler Dozer,       Aug-94                385,443      13,491      75.64%       60-84       FP
                                        Wheel Loader
Tarmac America, Inc.                 Construction         Jan-95                210,438       7,365      80.90%       84          FP
                                        Equipment
Tarmac America, Inc.                 Construction         Jul-95 to Aug-95    1,309,300           -      79.82%       97          FP
                                        Equipment
TASC, Inc.                           Office Automation    Jan-95                131,008       4,585                   36          FP
TASC, Inc.                           Office Automation    Oct-95 to Apr-96      601,701           -                   36          FP
The Dow Chemical Company             Boom Lift            May-93                 66,900       2,342      75.81%       60          FP
The Dow Chemical Company             Material Handling,   Dec-92              2,221,228      77,743      74.80%       60-84       FP
                                        Research
The Dow Chemical Company             Research             Feb-93                102,149       3,575      87.94%       60          FP
The Helen Mining Company         33  Mining               Jan- to May-92      3,816,507     133,578      32.62%       60          FP
The Kendall Company                  Office Automation    Nov-94                166,835       5,839                   36          FP
The Kendall Company                  Office Automation    Jan-95                 86,108       3,014                   36          FP
The Kendall Company                  Office Automation    Apr-95                434,705      15,071                   36          FP
The Kendall Company                  Office Automation    Oct-95 to Jan-96      568,370           -                   24 - 36     FP
The Pittston Company                 Mining Equipment     Mar-95                819,349      28,677      65.79%       60          FP
The Stop & Shop Supermarket          Bakery Labeling      Feb-96                368,500           -                   60          FP
   Company                               Machines
Trans Ocean Container                Intermodal           Oct-93              3,001,930     105,068                   120         FP
   Corporation                          Containers
Treasure Chest Advertising           Bin Stackers and     Dec-93 to Apr 94      753,419      26,370                   84-86       FP
   Company                              Trimmers
Treasure Chest Advertising           Printing Press       Dec-93              3,478,749     121,756      88.28%       84          FP
   Company
Treasure Chest Advertising           Printing Press &     Aug-93              2,075,000      72,625      89.99%       66          FP
   Company                              Associated
                                        Equipment
Treasure Chest Advertising           Printing Press &     Feb-95                511,907      17,917                   84          FP
   Company                              Associated
                                         Equipment
Union Pacific Corporation            Intermodal           Jan-93              1,453,096      50,858      46.85%       60          OL
Union Tank Car Company               Rail                 Sep-92 to Oct-92    6,460,600     225,666      23.25%       25-51       OL
USS/Kobe Steel Company           34  Materials Handling   Jul-94                 35,920       1,257                   60          FP
USS/Kobe Steel Company           34  Dump Truck           Aug-92                256,000       8,960                   84          FP
USX Corporation                      Materials Handling   Jun-93              3,061,376     107,148      83.67%       54-69       FP
Xerox Corporation                    Materials Handling   Feb-95                 26,092         913                   44          OL
Xerox Corporation                    AKT PVD System       Jul-96              2,542,500           -                   60          FP
                                                                          -------------- -----------
                                   ATEL Cash Distribution Fund IV total:   $112,424,026  $3,575,123
                                                                          ============== ===========

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------

ATEL Cash Distribution Fund V
-----------------------------
Armco, Inc.                          Phone Mail System    Jan-96               $459,835     $16,094                   84          FP
Atchison, Topeka & Santa             Containers           Jan-95              1,926,930      67,443      62.75%       84          OL
   Fe Railroad Company
Atchison, Topeka & Santa             Rail Car Containers  Jul-94              7,812,200     273,427      55.89%       84          OL
   Fe Railroad Company                  and Chassis
Atchison, Topeka & Santa         40  Tank Containers      Nov-93                744,875      26,071                   84          FP
   Fe Railroad Company
Barney's, Inc.                       Retail Store         Oct-93              3,365,947     117,808      60.04%       60          FP
                                        Furniture and
                                        Fixtures
BNMC Leasing, Inc.                   Over-the-road        May-94                141,540       4,954      35.62%       8           OL
                                        Tractors
Burlington Air Express               Materials Handling   Jan-95 to Apr-95    1,720,008      60,200      75.87%       84          FP
Burlington Northern Railroad     41  Covered Hopper Rail  Apr-96              9,344,563      60,848                   21          FP
                                        Cars
Burlington Northern Railroad         Locomotives          Jan-95             12,350,000     432,250                   28          OL
Burris Foods, Inc.                   Over-the-road        May-94                245,296       8,585      21.16%       5           OL
                                        Trailers
Canadian Pacific Limited         41  Covered Hopper Rail  Apr-96              1,798,388           -                   13          FP
                                        Cars
Cargill, Inc.                    41  Covered Hopper Rail  Apr-96                282,100           -                   36          FP
                                        Cars
CF Industries, Inc.              41  Covered Hopper Rail  Apr-96                528,938           -                   12          FP
                                        Cars
Chrysler Corporaion                  Materials Handling   Dec-94 to Mar-95    1,300,286      45,510      76.79%       60          OL
Chrysler Corporation                 Materials Handling   Nov-93 to Jan-94    1,303,039      45,606      58.69%       60          OL
Chrysler Corporation                 Materials Handling   Apr-95 to Jun-95      166,069       5,812      30.07%       60          OL
Chrysler Corporation                 Materials Handling   Apr-96                  9,296           -                   60          OL
Chrysler Corporation                 Over-the-road        Dec-93              1,379,490      48,282      54.62%       60          OL
                                        Tractors
CITGO Petroleum Corp.                Over-the-road        May-94                837,904      29,327      74.10%       36          OL
                                        Tractors
Clark Oil & Refining                 Retail Store         Jan-94              1,268,656      44,403                   36          OL
   Corporation                          Fixtures
Denver and Rio Grande Western        Auto Racks           May-94              7,180,000     251,300                   44       FP/OL
   Railroad
Emerson Electric Company             Over-the-road        May-94                237,149       8,300      27.39%       80          FP
                                        Trailers
Federal Paper Board Company          Materials Handling   Jan-95              1,315,911      46,057                   36          OL
Federal Paper Board Company          Materials Handling   Apr-95                930,814      32,578                   36          OL
Federal Paperboard Company, Inc.     Forklifts,           Oct-94                167,791       5,873                   36          OL
                                        Wheeloader
Foodmaker, Inc.                      Fixtures and         Jan-94 to Oct-94    6,042,382     211,489                   60          FP
                                        Fittings and
                                        Trailers
General Electric Company             Injection Molding    Feb-96              1,470,000      51,450                   120         FP
General Motors Corporation           Materials Handling   Jan-94 to May-94    3,023,173     105,811      62.16%       60          OL
   (Service Parts Operation
   Division)
General Motors Corporation           Materials Handling   Jul-94                893,382      31,268     73.33%        60          OL
   (Truck and Bus Division)
IBM Corporation                      Office Furniture     Aug-93              1,825,710      63,900                   48          OL
Illinois Central Railroad        41  Covered Hopper Rail  Apr-96              1,234,188           -                   12 - 40     FP
   Company                              Cars
Ingersoll International, Inc.        Machine Tools        Jun-94              1,196,355      41,872                   72          FP
Kaiser Cement Corporation            Tractor and Dump     Oct-93                984,671      34,463                   60          OL
                                        Truck
Kraft, Inc.                          Over-the-road        May-94              1,000,353      35,012     91.49%        56          FP
                                        Trailers
McDonnell Douglas Helicopter         Office Automation    Aug-95                110,320       3,861                   36          FP
   Systems
Minteq International, Inc.       42  Turbo Laser          May-96                347,430           -                   36          FP
Minteq International, Inc.       42  Turbo Laser          Feb-94                461,800      16,163                   60          FP
Mobil Administrative Services    43  Helicopter           Jun-93                844,525      29,558                   24          OL
   Company, Inc.
Mobil Oil Corporation                Environmental        Jul-93                423,000      14,805                   36          OL
                                        Ejector Systems
Mobil Oil Corporation                Liquid Petroleum     Oct-95 to Jan-96   12,863,591     450,226     75.74%        240         FP
                                        Tank Cars
Mobil Oil Corporation                Materials Handling   Jan-95                853,093      29,858                   60          OL
Mobil Oil Corporation                Wheel Loader         Oct-93                 70,200       2,457                   36          OL
Montana Rail Link, Inc.          41  Covered Hopper Rail  Apr-96                846,300           -                   12          FP
                                        Cars
Nabisco, Inc.                        Office Automation    Mar-95                426,420      14,925                   36          OL
Nabisco, Inc.                        Office Automation    Oct-95                190,442       6,665                   36          FP
National Steel Corporation           Bulldozer / Crane    Oct-95              2,137,183      74,801                   90          FP
National Steel Corporation           Materials Handling   Oct-94                 64,650       2,263                   49          OL
National Steel Corporation           Materials Handling   Jan-95                 66,134       2,315                   36          OL
National Steel Corporation           Materials Handling   Jan-95              1,649,465      57,731                   61          OL
National Steel Corporation           Materials Handling   Apr-95                609,500      21,333                   49          OL
National Steel Corporation           Materials Handling   Apr-95                873,161      30,561                   61          OL
National Steel Corporation           Wheel Loader         Oct-94                253,527       8,873                   60          FP
Occidental Chemical Corporation      Barges               Aug-94              2,798,303      97,941     56.31%        16          OL
Omnicom Group, Inc.                  Office Automation &  Jan-96              1,458,896      51,061                   36 - 60     FP
                                        Office Furniture
Owens Corning Fiberglas Corp.        Materials Handling   Aug-93                157,462       5,511                   36          OL
Pegasus Gold Corporation             Surface Mining       Jan-96              7,280,747     254,826     79.77%        84          FP
Praxair, Inc.                        Over-the-road        May-94                668,114      23,384     52.77%        27          OL
                                        Tractors
Primark Corporation                  Office Automation    Jul-95 to Apr-96      143,449       5,021                   36          FP
PV Trucking                          Over-the-road        May-94                 75,332       2,637                   18          FP
                                        Tractors
Quaker Coal Company                  Haul Truck &         Oct-94              2,626,953      91,943                   24-30       OL
                                        Crawler Tractor
Quaker Coal Company                  Haul Trucks &        Oct-95              2,877,672     100,719                   48 - 60     FP
                                        Tractor
Quaker Coal Company                  Mining Equipment     Jan-95              3,000,000     105,000                   24          OL
Quantum Restaurant Group, Inc.       Restaurant Furniture Oct-96                205,981       7,209                   60          FP
                                         / Fixtures /
                                         Equipment
Quantum Restaurant Group, Inc.       Restaurant Furniture Oct-96                425,437      14,890                   60          FP
                                         / Fixtures /
                                         Equipment
Quantum Restaurant Group, Inc.       Restaurant Furniture Oct-96                432,328      15,131                   60          FP
                                         / Fixtures /
                                         Equipment
Quantum Restaurant Group, Inc.       Restaurant Furniture Sep-96                272,498           -                   60          FP
                                         / Fixtures /
                                         Equipment
Quantum Restaurant Group, Inc.       Restaurant Furniture Jun-96                436,331           -                   60          FP
                                         / Fixtures /
                                         Equipment
Quantum Restaurant Group, Inc.       Restaurant Furniture Jul-96                499,131           -                   60          FP
                                         / Fixtures /
                                         Equipment
Roper Corporation                    Forklifts            Jan-96                243,659       8,528                   84          FP
Schwegmann Giant Super               Fixtures & Equipment Jul-95              5,058,331     176,161                   60          FP
   Markets, Inc.
Sebastiani Vineyards, Inc.           Bottling Equipment   Apr-94                113,673       3,979                   48          OL
Sebastiani Vineyards, Inc.           Wine Barrels         Apr-95                 95,848       3,355                   36          FP
Smitty's Super Valu, Inc.            Retail Store         Jan-96              4,709,326     164,826                   60          FP
                                        Furniture &
                                        Fixtures
Soo Line Railroad Company        41  Covered Hopper Rail  Apr-96              1,586,813           -                   12          FP
                                        Cars
Star Enterprise                      Over-the-road        May-94                923,533      32,324     59.16%        32          OL
                                        Tractors
Tarmac America, Inc.             44  Concrete Trucks      Sep-94 to Oct-94    5,937,371     207,808     76.81%        48          FP
                                        with Mixers
Tarmac America, Inc.             44  Concrete Trucks      Sep-95 to Oct-95    1,982,071      69,372     75.27%        97          FP
                                        with Mixers
Tarmac America, Inc.             44  Construction         Sep-95 to Jan-96    1,491,348      52,197     70.16%        84          FP
                                        Equipment
TASC, Inc.                           Office Automation    Jan-95                237,685       8,319                   18          OL
TASC, Inc.                           Office Automation    Apr-96                522,280      16,716                   18 - 36     FP
Texaco Trading and                   Over-the-road        May-94              4,485,676     156,999     60.91%        32-68    FP/OL
   Transportation, Inc.                 Tractors &
                                        Trailers
The Dow Chemical Company             Copiers              Jul-94                272,809       9,548                   36          OL
The Dow Chemical Company             Office Automation    Oct-94 to Jan-95      377,702      13,220                   36       OL/FP
The Dow Chemical Company             Office Equipment     Apr-95                122,800       4,298                   36          FP
The Kendall Company                  Office Automation    Oct-96                  3,735         131                   36          FP
The Pillsbury Company                Harvesting Equipment Oct-94              1,643,101      57,509     84.91%        60       FP/OL
The Pittston Company                 Construction &       Jan-94 to Dec-94   14,037,683     491,319     38.93%        49-61    OL/FP
                                        Mining Equipment
Tom's Foods, Inc.                    Over-the-road        May-94                259,102       9,069     35.23%        9           OL
                                        Tractors
Trans Ocean Container            45  Intermodal           Oct-93              5,000,683     175,024                   120         OL
   Corporation                          Containers
Treasure Chest Advertising           Printing Press &     Oct-93              2,069,950      72,448                   66          FP
   Company, Inc.                        Associated
                                        Equipment
Treasure Chest Advertising           Printing Press &     Jul-95 to Nov-95    2,328,538      81,499                  60 - 84      FP
   Company, Inc.                        Associated
                                        Equipment
Treasure Chest Advertising           Printing Press &     Aug-96                258,588       9,051                  84           FP
   Company, Inc.                        Associated
                                        Equipment
Tyson Foods, Inc.                    Tractors / Trailers  Jul-93 to Aug-93    5,785,000     202,475     26.95%       36 - 84      OL
Union Carbide Corporation            Rail Tank Cars       Aug-95              4,835,759     140,000     39.30%       68 - 92      FP
USS / Kobe Steel Company         34  Wheel loader, Crane  Jan-94                603,352      21,117                  60 - 84   FP/OL
                                        & Lift Truck
Waban, Inc.                          Materials Handling   Oct-94                613,998      21,490                  62           FP
                                                                          -------------- -----------
                                      ATEL Cash Distribution Fund V total: $186,537,028  $5,956,443
                                                                          ============== ===========

                                                          Commence          Acquisition Acquisition Percent      Lease        Lease
Lessee                       Notes   Equipment Type       Date(s) (1)       Cost (2)    Fees (3)    Leverage (4) Term (5)   Type (6)
------                       -----   --------------       -----------       --------    --------    ------------ -------- ----------
ATEL Cash Distribution Fund VI
------------------------------
AT&T Communications, Inc.            Printers             Aug-95 to Nov-95   $1,578,500     $46,200                   36          OL
American President Trucking      17  Tractors and         Nov-95                759,092      22,773       0.91%       8           OL
   Company, Ltd.                        trailers
Applied Magnetics Corporation        Sputter              Jul-96              3,274,642      98,239                   60          FP
Armco, Inc.                          Link-Belt            Oct-95                388,993      11,670                   36          OL
                                        Scrapmaster
Armco, Inc.                          Data processing      Nov-95                 67,829       2,035                   37          FP
Armco, Inc.                          Office Automation    Jul-96                109,416       3,282                   30          FP
AT&L Railroad Company            41  Covered Hopper       Apr-96                 35,263       1,050                   12          FP
                                        Rail Cars
AT&T Communications, Inc.        46  Printers             Jun-96 to Jul-96      540,181      16,205                   28 - 34     OL
Atchison, Topeka & Santa Fe          Containers           Oct-94 to Jan-95    9,196,811     298,896      60.53%       84          OL
   Railroad Company
ATS Automation Tooling Systems       Machine Tools        Apr-96 to Oct-96    2,569,753      77,093                   60          FP
BJ's Wholesale Club              47  Materials Handling   Jul-95                931,635      30,278                   63          OL
Burlington Northern Railroad     41  Covered Hopper       Apr-96             13,223,438     396,703                   21          FP
                                        Rail Cars
Canadian Pacific Limited         41  Covered Hopper       Apr-96              2,433,113      72,450                   13          FP
                                        Rail Cars
Cargill, Inc.                    41  Covered Hopper       Apr-96                352,625      10,500                   36          FP
                                        Rail Cars
CF Industries, Inc.              41  Covered Hopper       Apr-96                705,250      21,000                   12          FP
                                        Rail Cars
Chrysler Corporation                 Materials Handling   Feb-96 to Jul-96    1,716,947      51,508                   60          OL
Chrysler Corporation                 Materials Handling   Mar-95 to Dec-95    5,925,384     184,233      66.83%       60          OL
Consolidated Rail Corporation        Locomotives          Sep-95             22,353,332     668,372      57.02%       60          OL
Consolidated Rail Corporation        Intermodal Container Jan-96              2,502,750      75,083                   60          OL
                                        Chassis
Coors Transportation Company     48  Refrigerated         Nov-95                797,704      23,931      47.35%       21          OL
                                        Trailers
Fairmont Homes, Inc.                 Materials Handling   Apr-96                644,565      19,337                   60          OL
Federal Paper Board Company          Materials Handling   Apr-96 to Jun-96    1,740,861      52,226                   36 - 60     OL
Federal Paper Board Company          Materials Handling   Jul-95 to Jan-96    5,401,765     166,124                   36 - 84  OL/FP
General Motors Corporation           Manufacturing        Jul-95                652,232      19,567                   36          OL
                                        Equipment
Illinois Central Railroad        41  Covered Hopper       Apr-96              1,692,600      50,400                   12 - 40     FP
   Company                              Rail Cars
IMC Fertilizer, Inc.                 Rail Tank Cars       Sep-95              1,266,374      37,991                   27          OL
Mobil Oil Corporation                Tractor              Jul-96                 78,327       2,350                   36          OL
Mobil Oil Corporation                Liquid Petroleum     Jan-96 to Feb-96   16,110,807     483,324      75.44%       240         FP
                                       Tank Cars
Montana Rail Link, Inc.          41  Covered Hopper       Apr-96              1,198,925      35,700                   12          FP
                                        Rail Cars
Nabisco, Inc.                        Office Automation    Apr-95                709,572      23,061                   36          OL
National Steel Corporation           Hydraulic Shovels    Jul-96              6,245,062     187,352                   60          OL
National Steel Corporation           Wheel Loaders &      Jan-96 to Apr-96    4,710,131     141,304                   36 - 90  OL/FP
                                        Forklifts
National Steel Corporation           Materials Handling,  Jul-96 to Oct-96    1,525,887      49,517                   60 - 84  OL/FP
                                        Tractors &
                                        Trailers
National Steel Corporation           Cranes & Loaders     Jul-96 to Oct-96    1,099,210      32,976                   36 - 84  FP OL
NVR, Inc.                            Roof Truss Assembly  Jul-96                 78,484       2,355                   84          FP
Omnicom Group, Inc.              49  Office Automation    Apr-95 to Oct-95    2,232,559      68,290                   36 - 60  OL/FP
Overnite Transportation Company      Tractors             Apr-96              2,140,643      62,961                   36          OL
Peerless Eagle Coal Company      50  Haul Trucks &        Jul-95              5,184,875     168,508      59.29%       48          OL
                                        Construction
Perdue Transportation            51  Freightliner         Nov-95                536,740      16,102      49.71%       24          OL
   Incorporated                         Tractors
Quaker Coal Company                  Wheel Loaders,       Jan-96              3,298,935      98,968                   48          FP
                                        Drill & Grader
Sebastiani Vineyards, Inc.           Bottle Labeler       Feb-96                317,520       9,526                   60          OL
Soo Line Railroad Company        41  Covered Hopper       Apr-96              2,256,800      67,200                   12          FP
                                        Rail Cars
Tarmac America, Inc.             44  Concrete Mixer       Jul-96                582,340      17,470                   96          FP
                                        Trucks
Tarmac America, Inc.             44  Dragline             Jul-96              1,441,764      43,253                   84          FP
Tarmac America, Inc.             44  Construction         Oct-94 to Nov-94    3,114,870     101,233      71.69%       97          FP
                                        Equipment
TASC, Inc.                           Office Automation    Jan-96 to Jul-96      796,027      23,881                   36          FP
TASC, Inc.                           Office Automation    May-95 to Oct-95    1,567,339      50,413                   18 - 36  OL/FP
Trans Ocean Container            45  Intermodal           Jan-96              9,995,127     299,854                   120         FP
   Corporation                          Containers
Tyson Foods, Inc.                    Office Automation    Jun-95                563,411      18,311                   24          OL
Xerox Corporation                    Binding & Finishing  Feb-95 to Jun-95      646,466      24,279                   48          OL
                                        Equipment
Xerox Corporation                    Materials Handling   May-95 to Aug-95      144,527       4,456                   44          OL
                                                                          -------------- -----------
                                   ATEL Cash Distribution Fund VI total:   $147,437,403  $4,489,790                   60          OL
                                                                          ============== ===========

                                                    TOTALS OF ALL FUNDS:   $609,432,613 $19,692,557
                                                                          ============== ===========

  TABLE IV ACQUISITION OF EQUIPMENT FOOTNOTES

(1) In many cases, a Lease transaction is funded over a period of time according to the Lessee's requirements. Therefore "Commencement Date (s)" expressed as a range represents multiple commencement dates occurring or anticipated under the same Lease line.

(2) "Acquisition Cost" includes either amounts committed to Lessees for funding by the program, or the actual Equipment acquisition cost, less any Acquisition Fees. All figures are rounded.

(3) "Acquisition Fees" include fees accrued by the program as of the Preparation Date. For partially funded Lease lines, additional fees may be expended by the program for future acquisitions made pursuant to the terms of the Lease.

(4) "Percent Leverage" represents the percent ratio of the original principal amount of the debt acquired or assumed by the program, to the Acquisition Cost of the Equipment. The Equipment may be "leveraged" (where a portion of the Equipment Acquisition Cost is financed using non-recourse debt financing) at the time of, or subsequent to, the acquisition of the Equipment by the program. Therefore, actual leverage ratios may be more or less than indicated due to the timing of the acquisition of the Equipment in relation to the amortization of the principal amounts of the debt.

(5) "Lease Term" is expressed in terms of months, although the actual Lease Term may be expressed as monthly, quarterly, semiannual or annual.

(6) A designation of "FP" indicates that the aggregate rents to be received during the Lease Term exceed or are equal to the Acquisition Cost of the Equipment. A designation of "OL" indicates that the aggregate rentals to be received during the Lease Term are less than the Acquisition Cost.

(7) The interest in this transaction is held 1/3 by ATEL Cash Distribution Fund and 2/3 by ATEL Cash Distribution Fund II.

(8) Guaranteed by both Fingerhut Corporation and by Primerica Corporation, as successor in interest to American Can Company.

(9) In March 1992, Financial News Network ("FNN"), a lessee of ATEL Lease Income Fund, ATEL Cash Distribution Fund and ATEL Cash Distribution Fund II, filed for protection under Chapter 11 of the U.S. Bankruptcy Act. Subsequent competitive bidding between CNBC (a division of General Electric Company) and a partnership consisting of Dow Jones, Inc. and Group W (Westinghouse) developed for the purchase of FNN assets. This bidding resulted in the sale of certain FNN assets, principally its subscribers, to CNBC for $145 million in cash and the assumption of $9.3 million in liabilities. The proceeds from the sale were distributed beginning in June 1992 resulting in the recovery of substantially all of the programs' remaining investment in the Equipment.

(10)  A  34.41%  interest  in  this   transaction  was  acquired  by  ATEL  Cash
Distribution Fund. The remaining 65.59% was acquired by ATEL Cash Distribution Fund II.

(11) Guaranteed by Fingerhut Corporation.

(12) Credit support provided by an Investment Agreement of Nord Kaolin Corporation and of Nord Resources Corporation.

(13) These transactions are all leveraged under one non-recourse note with Sogelease Corporation.

(14) Leased to Teledyne  Wah Chang  Albany,  a division of Teledyne  Industries,
Inc.

(15) ATEL Cash Distribution Fund holds a one-half interest in this transaction, the remaining half interest was acquired by ATEL Financial Corporation on identical terms.

(16) Guaranteed by Addington Resources.

(17) Guaranteed by American President Companies.

(18) A 97.75% interest in Equipment Schedule No. 2 was acquired by ATEL Cash Distribution Fund II. The remaining 2.25% interest in that Schedule was acquired by ATEL Lease Income Fund.

(19) Lease originally with Hammermill Paper Company as lessee and subsequently assumed by International Paper Company.

(20) Lease assigned to and assumed by Liggett & Meyers Tobacco Company, with recourse retained against the original Lessee.

(21) On January 1, 1991 Midway Airlines, Inc., the lessee of the DC9-32 in which ATEL Cash Distribution Fund II and ATEL Cash Distribution Fund III owned interests, suspended payments on its debt and aircraft leases. On March 26, 1991, the Lessee filed for protection under Chapter 11 of the U.S. Bankruptcy Act. On September 4, 1991, the non-recourse lender, John Hancock Leasing Corporation, exercised its right to foreclose on the aircraft. As this investment represents a relatively small portion of the programs' total equity and anticipated cash flow, the General Partners do not believe that the adverse developments with respect to this investment will have a material effect on their respective operations, cash flows or rates of cash distributions. The beneficial interest in the Equipment was held two-thirds by ATEL Cash Distribution Fund II and one-third by ATEL Cash Distribution Fund III.

(22) Equipment operated by the Eureka Company, a division of Lessee, an indirect subsidiary of AB Electrolux, Sweden.

(23) Guaranteed by Reynolds and Reynolds.

(24) On October 13, 1993, the lessee, Rocky Mountain Helicopters, Inc., filed for protection under Chapter 11 of the U.S. Bankruptcy Act. The aircraft which was the subject of the lease was delivered to ATEL Cash Distribution Fund II, prior to the petition for bankruptcy and was sold by the lessor. The proceeds of the sale satisfied in full the non-recourse debt obligation owed to USX Credit Corporation and the excess was applied to mitigate the lessor's claim against the lessee. The lessor subsequently filed and was allowed an unsecured claim in the amount of $776,542. Through September 30, 1996, the lessor has received $310,617 on this claim, representing 40% of the allowed claim. The sum of the proceeds from the rents, sale of the aircraft and the claim filed in bankruptcy has resulted in a recovery exceeding the lessor's original investment in the aircraft.

(25) Guaranteed by Continental Medical Systems, Inc.

(26) An indirect subsidiary and joint venture of Kaiser Aluminum & Chemical Corporation and Norsk Hydro.

(27) Guaranteed by United States Surgical Corporation.

(28) Acquisition Cost represents one-half of the total Equipment Acquisition Cost. Title to this Equipment is held in an equipment trust where one-half of the beneficial interest in the Equipment is owned by ATEL Cash Distribution Fund III and one-half by ATEL Cash Distribution Fund IV.

(29) Guaranteed by Nord Resources Corporation.

(30)  On  January  10,  1996,  Barney's,   Inc.,  a  lessee  of  ATEL  Cash
Distribution Fund III, ATEL Cash Distribution Fund IV and ATEL Cash Distribution Fund V filed for protection under Chapter 11 of the U.S. Bankruptcy Act. In July of 1996, the lessors sold their unsecured claim in the bankruptcy for an amount equal to approximately 73% of the unsecured claim, which, after satisfaction of the non-recourse loan due to the CIT Group/Equipment Financing, Inc. (and taking into account all prior rents received, security deposits retained and loan proceeds previously received), resulted in proceeds to the lessors in excess of their original investments in the equipment.

(31) The Lessee name is indicated for convenience only. The actual Lessees are Paramount Coal Corporation, Clinchfield Coal Company, Heartland Resources, Inc. and Meadow River Coal Company, all subsidiaries of The Pittston Company. The Lease is guaranteed by the Pittston Company.

(32) Title to the Equipment and Lease transaction is held by an equipment trust. A divisible 1/2 beneficial interest in the equipment trust is owned by the program. The remaining divisible 1/2 beneficial interest in the equipment trust is owned by a non-affiliate.

(33) Guaranteed by Quaker State Corporation.

(34) Lessee is a partnership formed by United States Steel Corporation and Kobe Steel Corporation.

(35) Title to the Equipment and Lease transaction is held by an equipment trust. Partnership owns a 17.3199% beneficial interest in the equipment trust.

(36) Subject to a remarketing agreement with General Motors - Electro-Motive division.

(37) Guaranteed by The Pittston Company.

(38) Guaranteed by CBI Industries, Inc.

(39) Guaranteed by Peabody Holding Company, Inc.

(40) Lessee has limited option to terminate at 36 months and 60 months, subject to a remarketing agreement with Bond International (US), Inc.

(41) Equipment is subject to a full payout management agreement with MRXX Corporation.

(42) Guaranteed by Mineral Technologies, Inc.

(43) Guaranteed by Mobil Corporation.

(44) Guaranteed by Tarmac PLC, a British Limited Liability Company.

(45) Rentals under the Lease are variable. Average monthly lease payments are estimated based on the minimum lease payments to be received on similar Equipment owned by a prior program.

(46)  Subject  to
a  remarketing/residual  sharing  agreement  with AT&T  Credit
Corporation.

(47) A division of Waban, Inc.

(48) Guaranteed by Adolf Coors Company.

(49) Guaranteed by Omnicom Group, Inc. Actual lessees are various subsidiaries of Omnicom Group, Inc.: DDB Needham Worldwide, Inc.; Griffin Bacal, Inc.; DDB Needham Chicago, Inc.; Tracy-Locke, Inc.; Puskar Gibbon Chapin, Inc.; The Focus Agency, Inc.; and Elgin Syferd/DDB Needham, Inc.

(50) Guaranteed by A.T. Massey Coal Company, Inc.

(51) Guaranteed by Perdue Farms, Inc.

                                     TABLE V

                         SALES OR DISPOSALS OF EQUIPMENT

ATEL Lease Income Fund, ATEL Cash Distribution Fund, ATEL Cash Distribution Fund II, ATEL Cash Distribution Fund III, ATEL Cash Dsitribution Fund IV, ATEL Cash Distribution Fund V and ATEL Cash Distribution Fund VI have disposed of equipment in their portfolios as of June 30, 1996. Set forth below is a summary of equipment sales and dispositions as of such date. Sales were for consideration unless otherwise noted. Interim rent (rent paid prior to formal commencement of a lease), hold-over rent (rent received after termination of the initial lease term, but before formal extension or disposition) and extension rent (rent paid after formal extension of a lease) are included in the "Excess of Rents Over Expenses" column. "Equipment Acquisition Price" includes acquisition fees. Dispositions are shown on a per asset basis.

                                                                                                             Excess of
                                                                        Equipment                            Rents Over
                                                            Acquisition Acquisition             Sale         Expenses
Lessee                          Type of Equipment           Date (1)    Price (2)    Sale Date  Price (3)       (4)         Notes
ATEL LEASE INCOME FUND 1985-A
-----------------------------
Colour Graphics                 Computer system             Feb-87          $34,500  Oct-93          $2,525      $44,483
Colour Graphics                 Office Information Systems  Jul-88           45,000  Jan-94          11,200       55,777
Educational Loan Services, Inc. Office Information Systems  May-86           33,050  Oct-90             900       31,350
Federal Home Loan Bank of       Office Information Systems  May-86           39,127  Apr-90             870       36,800
   New York
Financial News Network, Inc.    Studio and Broadcasting     Feb-90           14,777  Jun-92          11,493        2,027        5
Gorham, Inc.                    Office Information Systems  May-86           38,799  Mar-90           2,300       45,180
Long Lake Staionary, Inc.       Binding Equipment           May-87            4,023  Jul-92               1        6,242
Philip Morris, U.S.A.           Office Information Systems  May-86           13,297  Jan-89           3,600       12,400
Philip Morris, U.S.A.           Office Information Systems  May-86           21,584  Aug-92               -       22,050
Polaroid Corporation            Office Information Systems  May-86           48,028  Jan-90           4,500       45,000
Rohr Industries, Inc.           Motor Vehicle               Jan-89           12,451  Apr-95           6,400       17,843
Rohr Industries, Inc.           Motor Vehicle               Apr-89            8,376  Jul-92           4,723        8,558
                                                                        ------------            ------------ ------------
                                                                           $313,012                 $48,512     $327,710
                                                                        ============            ============ ============

                                                                                                             Excess of
                                                                        Equipment                            Rents Over
                                                            Acquisition Acquisition             Sale         Expenses
Lessee                          Type of Equipment           Date (1)    Price (2)    Sale Date  Price (3)       (4)         Notes

ATEL CASH DISTRIBUTION FUND
---------------------------
Acushnet Company                Office Information Systems  Jan-87       $140,287     Dec-91     $4,545      $156,000
Alachua General Hospital        Tractor                     Jan-89         15,327     Sep-92      9,000        15,900     6
American  Motors Corporation    Lift Trucks                 Oct-87         25,754     Sep-92      6,200        30,215
American Motors Corporation     Lift Truck                  Oct-87         34,494     May-89     30,818        10,117
American Motors Corporation     Lift Trucks                 Oct-87         25,754     Sep-92      6,200        31,306
American Motors Corporation     Lift Trucks                 Oct-87         12,367     Jan-93      3,200        15,863
American Motors Corporation     Lift Trucks                 Oct-87        105,158     Mar-93     31,800       141,636
American Motors Corporation     Lift Trucks                 Oct-87         53,186     Apr-93     15,956        71,727
American Motors Corporation     Lift Trucks                 Oct-87         15,201     Feb-94      4,500        22,886
American Motors Corporation     Hoist Mill Truck            Dec-87        100,325     Mar-93     18,000       131,164
American Motors Corporation     Lift Trucks                 Jan-88         45,378     Dec-92      7,000        63,268
Anaheim Memorial Hospital       CAT Scanner                 Jan-88        779,613     Apr-93     88,000       839,938
Campbell Soup Company           Lift Truck                  Mar-87         34,790     Jun-90     30,000        19,575
Campbell Soup Company           Lift Truck Battery Chargers Mar-87         35,529     Aug-93     12,435        38,812
Campbell Soup Company           Reach / Walkie Trucks       Mar-87         75,836     Sep-93      2,700        89,216
Campbell Soup Company           Batteries / Chargers        Mar-87         11,882     Dec-93      4,250        13,977
Campbell Soup Company           Lift Truck                  Mar-87         25,668     Jul-94      5,022        31,663
Campbell Soup Company           Lift Truck                  Apr-87          4,997     Apr-91      3,616         3,616
Campbell Soup Company           Lift Truck                  Apr-87         24,550     Apr-91     17,764        17,765
Campbell Soup Company           Lift Truck                  Mar-87         19,763     Oct-95      2,000        27,283
Color Graphics Corporation      645-MSS Output Scanning     Dec-86        232,533     Mar-94     20,000       303,307
                                   Station
Enron Corp.                     Office Information Systems  Jun-88         88,364     Jun-91     17,857        90,326
Enron Corp.                     Office Information Systems  Jun-88         87,399     Feb-92     10,650        85,140
Enron Corp.                     Office Information Systems  Jun-88         79,726     Mar-92      8,000        76,968
Financial News Network, Inc.    Studio and Broadcasting     Mar-90        935,918     Jun-92    747,617       123,050     7
GAF Corporation                 Lift Trucks                 Oct-87        459,660     Nov-92     94,575       457,460
Hartford Insurance Group        Communication               Jul-88         89,236     Jul-93      3,618       106,785
Imperial Plastics, Inc.         Injection Molding           Jun-87        137,247     Apr-94     67,000       147,445
Imperial Plastics, Inc.         Injection Molding           Dec-87        150,879     Apr-94     64,000       170,530
Imperial Plastics, Inc.         Injection Molding           Jan-88        194,944     Apr-94     77,000       229,797
Imperial Plastics, Inc.         Air Compressor Temperature  Mar-88        275,718     Apr-94    131,000       369,505
                                   Control Unit
Martin Marietta Corporation     Communication               Apr-88        148,275     Jun-92     16,000       138,592
Martin Marietta Corporation     Communication               Apr-88        283,780     Aug-93        500       277,184
Nord Kaolin Company             Hydraulic Excavator         May-87        156,450     Mar-93     45,000       184,567
Nord Kaolin Company             Lift Trucks                 Sep-87         15,633     Oct-95      3,500        27,386
Polaroid Corporation            Office Information Systems  Mar-87         37,819     Apr-92      2,475        41,005
Putnam County Hospital          Spectrum Analyzer           May-88        114,950     May-94      2,000       158,780
Rohr Industries, Inc.           Motor Vehicle               Jul-87         14,153     Feb-93      4,175        17,080
Rohr Industries, Inc.           Motor Vehicle               Mar-88         15,714     Feb-93      4,575        19,073
Rohr Industries, Inc.           Motor Vehicle               Apr-88         12,060     Apr-91      3,498        10,804
Rohr Industries, Inc.           Motor Vehicle               Apr-88         12,060     Apr-91      3,198        10,804
Rohr Industries, Inc.           Motor Vehicle               Apr-88         12,932     Apr-91      4,380        11,585
Rohr Industries, Inc.           Motor Vehicle               Apr-88         14,630     Apr-91      5,725        13,106
Rohr Industries, Inc.           Motor Vehicle               Apr-88         15,486     Aug-93      3,977        18,986
Rohr Industries, Inc.           Motor Vehicle               Jul-88         11,566     Jul-91      4,075        10,517
Rohr Industries, Inc.           Motor Vehicle               Jul-88         11,566     Jul-91      4,850        10,517
Rohr Industries, Inc.           Motor Vehicle               Jul-88         11,566     Jul-91      3,890        10,517
Rohr Industries, Inc.           Motor Vehicle               Aug-88         15,826     May-93      2,622        18,710
Rohr Industries, Inc.           Motor Vehicle               Aug-88         14,031     Oct-93      3,435        16,587
Rohr Industries, Inc.           Motor Vehicle               May-88         13,981     Sep-95      3,900        20,280
Rohr Industries, Inc.           Motor Vehicle               Apr-88         14,028     Dec-95      4,630        20,629
Rohr Industries, Inc.           Motor Vehicle               Apr-88         16,052     Feb-96      5,000        21,252
Rohr Industries, Inc.           Motor Vehicle               Jul-88         25,755     Mar-96      9,000        33,051
Teledyne Industries, Inc.       Lift Truck                  Oct-87        154,000     Feb-93     48,000       162,751
Teledyne Industries, Inc.       Lift Truck                  Oct-87         83,500     Mar-93     19,000        89,166
Teledyne Industries, Inc.       Lift Truck                  Jan-88         39,188     Apr-91     10,000        35,832
Teledyne Industries, Inc.       Lift Truck                  Jan-88         52,250     Apr-91     15,000        47,775
Teledyne Industries, Inc.       Lift Truck                  Jan-88        147,345     Nov-91     41,000       137,956
Teledyne Industries, Inc.       Lift Truck                  Feb-88        165,866     Feb-93     58,000       150,644
Teledyne Industries, Inc.       Lift Truck                  Mar-88         48,000     May-93     11,000        51,896
Teledyne Industries, Inc.       Lift Truck                  Apr-88         53,500     Feb-93     20,000        58,088
Teledyne Industries, Inc.       Lift Truck                  Jul-88        147,345     Oct-92     20,000       134,726
Teledyne Industries, Inc.       Lift Truck                  Aug-88         42,845     Jan-94      9,000        46,240
Teledyne Industries, Inc.       Lift Truck                  Nov-88         35,530     Jan-94     10,390        36,406
Teledyne Industries, Inc.       Lift Truck                  Nov-88         38,278     Mar-94     11,000        41,481
Teledyne Industries, Inc.       Lift Trucks                 Aug-89         32,771     Nov-94      7,896        33,173
Teledyne Industries, Inc.       Lift Truck                  Sep-89         68,970     Oct-92     10,000        67,300
Teledyne Industries, Inc.       Lift Truck                  Nov-89        208,740     Jan-93     44,000       204,009
Teledyne Industries, Inc.       Lift Truck                  Nov-89         58,374     Mar-94     12,500        63,256
Teledyne Industries, Inc.       Lift Truck                  Jan-90         57,487     Mar-94     13,000        55,978
Teledyne Industries, Inc.       Lift Trucks                 Jan-90         57,350     Jan-95     15,000        58,052
Teledyne Industries, Inc.       Lift Trucks                 Jan-90         57,350     Jan-95     15,000        58,052
The Dow Chemical Company        Motor Vehicle               Jul-87         25,211     Aug-92      7,500        22,361
The Dow Chemical Company        Mack Truck                  Jul-87         25,210     Aug-92      7,500        24,846
The Dow Chemical Company        Truck                       Jul-87        106,495     Jun-93     17,500       102,367
The Dow Chemical Company        Trucks                      Jul-87         87,288     Jul-93     26,000        80,985
TRW, Inc.                       Communication               Apr-89         77,957     May-92     19,800        70,704
TRW, Inc.                       Communication               Apr-89        246,057     Jul-93      8,400       235,080
United Technologies Corporation,Office Information          Dec-86         77,450     Mar-91     20,000        80,985
                                   Systems
Vista Chemical Company          Tank cars                   Mar-88      1,200,000     Dec-93    885,000     1,090,493
                                                                        =========            ========================
                                                                       $8,700,153            $3,066,214    $8,263,854
                                                                      ===========            ========================
ATEL CASH DISTRIBUTION FUND II
A. O. Smith Corporation         Office Automation Equipment Dec-90       $723,258     Sep-94    $75,017      $763,652
A.O. Smith Corporation          Machinery                   Jul-91         27,667     Jan-93     18,360        15,660
A.O. Smith Corporation          Lift Truck                  Jul-89         80,717     Jun-94     34,000        81,198
A.O. Smith Corporation          Personnel Carrier           Jul-89          4,381     Jul-94        500         4,407
A.O. Smith Corporation          Lift Truck                  Jul-89         26,910     Jun-95      6,250        51,147
A.O. Smith Corporation          Lift Truck                  Jul-89         17,616     Jul-95      1,500        23,346
Addwest Gold, Inc.              Portable Jaw Crusher Plant  Sep-88      1,153,001     Nov-94    301,000     1,104,720
Alachua General Hospital        Tractor                     Jan-89         30,727     Sep-92     18,000        31,801     6
American Express Company        Manufacturing               May-89        276,775     May-93     10,000       293,040
American President Trucking     Tractors                    Nov-88         58,724     May-93     44,172        44,957
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         57,590     Jun-93     45,041        47,171
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         58,724     Dec-93     16,000        52,752
  Co., Ltd
American President Trucking     Tractors                    Oct-88         57,590     Dec-93     15,000        51,734
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         58,724     Dec-93     15,926        59,573
  Co., Ltd.
American President Trucking     Tractors                    Sep-88         60,326     Jan-94     15,500        55,808
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         61,513     Jan-94     16,000        60,854
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         61,513     Jan-94     16,000        58,674
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         60,326     Jan-94     15,500        56,701
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         61,513     Jan-94     16,000        59,369
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         61,513     Jan-94     16,000        56,907
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-94     17,461        58,772
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-94     15,500        55,808
  Co., Ltd.
American President Trucking     Tractors                    Sep-88         60,326     Apr-94     16,400        61,125
  Co., Ltd.
American President Trucking     Tractors                    Sep-88         60,326     Apr-94     16,200        61,571
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         60,326     Apr-94     16,400        58,570
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         61,513     Apr-94     17,000        59,724
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Apr-94     19,000        55,809
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Apr-94     16,400        58,570
  Co., Ltd.
American President Trucking     Tractors                    Sep-88         60,326     Apr-94     16,400        55,808
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         60,326     Apr-94     16,400        58,145
  Co., Ltd.
American President Trucking     Tractors                    Oct-88         60,326     Apr-94     19,000        58,595
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,325     Dec-95     11,522        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         61,513     Jun-96      8,500        71,279
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     May-96     10,390        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-96     10,350        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jun-96      9,500        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Apr-96     10,565        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-96     10,282        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-96     10,350        69,903
  Co., Ltd.
American President Trucking     Tractors                    Nov-88         60,326     Jan-96     10,350        69,903
  Co., Ltd.
American President Trucking     Tractors                    Dec-88         60,326     Jun-96      9,500        69,903
  Co., Ltd.
American President Trucking     Tractors                    Mar-89         61,513     Feb-96     10,488        71,279
  Co., Ltd.
Bistol-Meyers Squib             Office furniture            Jun-92        324,310     Oct-95     89,834       340,960
Campbell Soup Company           Lift Trucks                 Jul-88        237,980     Oct-95     33,000       304,036
Campbell Soup Company           Life plus charger           Jul-88         28,056     Aug-95      6,000        34,608
Campbell Soup Company           Lift Truck                  Jul-88         26,604     Oct-95      2,500        33,597
Chesebrough-Pond's Inc.         Lift Trucks                 May-90        109,901     Aug-94     42,000       124,236
Chesebrough-Pond's Inc.         Lift Truck                  May-90         18,220     Aug-94      6,750        20,502
Chesebrough-Pond's Inc.         Lift Truck                  May-90         35,029     Aug-94     12,950        39,270
Chesebrough-Pond's Inc.         Motorized Lowlift Walk/Ride May-90         38,303     Aug-94      4,800        43,452
Colour Graphics Corporation     Computer system             Jul-88         33,805     Oct-93      2,475        41,767
Continental Medical Systems,    Physical therapy            Jun-90         36,676     Jun-95     11,750        45,485
  Inc.
Cooper Tire and Rubber Company  Lift Trucks                 Nov-88         33,296     Jan-96     10,600        37,698
Delnor Community Hospital       Medical                     Jul-88        118,775     Apr-91     17,850       106,513
Delnor Community Hospital       Medical                     Jul-88        265,473     Apr-91     45,000       247,586
Delnor Community Hospital       Medical                     Apr-88         89,081     Dec-91     35,000        87,406
Financial News Network, Inc.    Studio and Broadcasting     Feb-90        670,359     Jun-92    534,432       148,788     8
Fingerhut Corporation           Pacesetter Saddlebinder     Dec-89        233,268     Dec-94    110,000       258,130
FMC Gold Company                Material Handling           Apr-90        362,960     May-93    105,000       322,256
FMC Gold Company                Material Handling           Apr-90        398,169     Jul-93    155,000       361,891
Hudson Foods, Inc.              Chicken Processing          Jul-89        326,880     Aug-94    120,215       373,808
Hudson Foods, Inc.              Waste Water Pre-treatment   Aug-89        331,070     Aug-94    121,600       377,895
                                  Plant
Hudson Foods, Inc.              Chicken Processing          Dec-89      1,102,591     Sep-94    333,006     1,182,678
                                   Equipment
Hudson Foods, Inc.              Chicken Processing          Dec-89        890,708     Sep-94    272,280       959,784
                                   Equipment
Hudson Foods, Inc.              Chicken Processing          Dec-89        190,739     Sep-94     56,897       205,202
                                   Equipment
Inland Steel Company            Laser Measuring System      Sep-89        436,808     Apr-94    105,000       487,179
Inland Steel Company            Laser Measuring Equipment   Sep-89        436,808     Apr-94    105,000       461,538
International Paper Company     Trucks                      Nov-88        165,175     Aug-91    118,185        90,831
International Paper Company     Trucks                      Jul-88         32,039     Nov-91      7,412        31,840
International Paper Company     Trucks                      Sep-88         37,910     May-92     17,372        33,220
International Paper Company     Trucks                      Oct-89        116,589     May-92     83,477        63,595
International Paper Company     Trucks                      Mar-90         76,300     May-92     54,047        34,906
International Paper Company     Trucks                      Sep-88         26,840     Dec-93      7,750        30,848
International Paper Company     Truck                       Nov-89         33,587     Mar-94      9,000        32,917
International Paper Company     Trucks                      Nov-89         33,587     Mar-94      9,000        34,975
International Paper Company     Truck                       Jun-89         27,457     Apr-94      4,500        26,928
International Paper Company     Trucks                      Jun-89         27,457     Apr-94      4,500        32,538
International Paper Company     Truck                       Sep-88         35,302     Sep-94      8,500        36,360
International Paper Company     Van                         Sep-88         39,626     Nov-94     11,325        37,872
International Paper Company     Truck with power lift gate  Nov-88         32,691     Dec-94     10,000        36,079
International Paper Company     Cargo Van                   Mar-89         13,910     Dec-94      2,740        16,189
International Paper Company     Cut-away Van                Aug-89         19,484     Dec-94      5,750        19,095
International Paper Company     Truck with power lift gate  Nov-88         32,691     Feb-95      9,500        36,079
International Paper Company     Truck                       Mar-89         24,458     Apr-95     11,000        25,968
International Paper Company     Trucks                      Apr-89         76,873     May-95     20,000        86,592
International Paper Company     Trucks                      Mar-89         48,783     May-95     26,000        40,150
International Paper Company     Truck                       Jun-89         29,079     May-95      9,000        31,744
International Paper Company     Trucks                      Dec-89        123,513     Apr-95     50,750       139,088
International Paper Company     Truck                       Sep-88         20,850     Dec-95     11,924        39,114
International Paper Company     Truck                       Sep-88         42,161     Dec-95     11,120        73,774
International Paper Company     Cab & chassis               Oct-89         25,374     Dec-95      9,477        38,797
International Paper Company     Truck                       Aug-89         27,249     Apr-96      7,000        37,622
KeyCorp                         ATM Machines                Aug-89        139,658     Jan-94     41,250       146,802
KeyCorp                         Office Furniture and        Aug-89        913,120     Apr-94    245,000     1,014,508
                                   Equipment
KeyCorp                         ATM Machines                Aug-89         55,864     Aug-94     14,500        66,333
KeyCorp                         ATM Machines                Aug-89        195,522     Apr-96     18,650       211,431
Koppers Industries, Inc.        Hydraulic loader &          Jun-90        639,120     Jun-95    317,500       793,198
                                   end loader
Midway Airlines, Inc.           Commercial Aircraft         Jun-90      4,592,040     Sep-91  3,444,589       463,076     9
National Semiconductor          Wafer Processing System     Apr-89        762,580     Jan-94     82,000       869,955
  Corporation
National Union Electric         Phone System                Aug-89        481,738     Mar-94    130,000       507,722
  Corporation
Nissan Motor Corporation        Office Information Systems  Jul-88        219,187     Jul-93      3,700       221,328
  In USA
NMCS, Inc., d/b/a National      Office Furniture            Jun-88        627,453     Mar-94          1       747,640
  Medical Group Services, Inc.
Owens Corning Fiberglas         Lift Truck                  Aug-90         59,786     Dec-94     20,000        59,404
  Corporation
Owens Corning Fiberglas         Lift Truck                  Mar-90         18,288     Mar-95      6,500        19,851
  Corporation
Owens Corning Fiberglas         Material Handling           Jul-89        175,098     Jul-92     41,020       154,944
  Corporation
Owens Corning Fiberglas         Material Handling           Oct-89        144,350     Mar-93     47,000       139,317
  Corporation
Owens Corning Fiberglas         Material Handling           Apr-90         97,160     Jun-93     29,100        92,836
  Corporation
Owens Corning Fiberglas         Material Handling           May-90         57,956     Jun-93     13,500        62,821
  Corporation
Owens Corning Fiberglas         Material Handling           Aug-90        123,102     Aug-93     41,000       113,082
  Corporation
Owens Corning Fiberglas         Sweeper                     Nov-90         27,592     Dec-93      6,600        26,638
  Corporation
Owens Corning Fiberglas         Material Handling           Apr-90        122,130     Apr-94     36,600       126,827
  Corporation
Owens Corning Fiberglas         Material Handling           May-90         18,972     Apr-94      4,800        20,165
  Corporation
Owens Corning Fiberglas         Material Handling           Oct-89         31,192     Sep-94      9,000        34,524
  Corporation
Owens Corning Fiberglas         Material Handling           Oct-89         56,733     Sep-94     13,000        62,760
  Corporation
Owens Corning Fiberglas         Material Handling           Apr-90        118,092     Apr-95     44,500       128,182
  Corporation
Owens Corning Fiberglas         Automobile                  Nov-88         15,822     Apr-95      3,650        20,000
  Corporation
Owens Corning Fiberglas         Material Handling           Feb-90        100,985     Oct-95     35,000       119,560
  Corporation
Owens Corning Fiberglas         Material Handling           Aug-90         20,858     Sep-95     10,750        22,911
  Corporation
Owens Corning Fiberglas         Material Handling           Aug-90         20,858     Aug-95     10,750        22,911
  Corporation
Owens Corning Fiberglas         Material Handling           Jun-90        152,935     Oct-95     56,000       179,186
  Corporation
Owens Corning Fiberglas         Material Handling           Oct-90         22,750     Nov-95      7,000        29,948
  Corporation
Owens Corning Fiberglas         Material Handling           Oct-90         21,920     Oct-95     10,750        24,521
  Corporation
Owens Corning Fiberglas         Material Handling           Dec-89         21,331     May-96      4,100        27,834
  Corporation
Quaker Coal Company             Crawler Dozer               Feb-94        558,301     Apr-96    255,000       356,875
Ran-Bar Corporation             Boom lift                   Aug-93          7,950     Sep-95          1        19,152
Regents of the University       Communication               Jan-89         80,386     Dec-93     25,500        87,434
  of California
Rocky Mountain                  Aircraft                    Oct-89      2,150,000     Dec-93  1,472,413     1,383,000
  Helicopters, Inc.
Rohr Industries, Inc.           Motor Vehicles              Apr-89         36,263     Apr-89      7,667        35,328
Rohr Industries, Inc.           Motor Vehicles              Apr-89         12,393     Jan-92      2,313        12,086
Rohr Industries, Inc.           Motor Vehicles              Jan-89         14,990     Feb-92      3,509        12,925
Rohr Industries, Inc.           Motor Vehicles              Apr-89         35,762     Apr-92      9,019        34,793
Rohr Industries, Inc.           Motor Vehicles              Jan-89         14,990     May-92      5,538        13,776
Rohr Industries, Inc.           Motor Vehicles              Apr-89         11,921     May-92      3,058        11,597
Rohr Industries, Inc.           Motor Vehicles              Jan-90         16,378     May-92     13,340         9,100
Rohr Industries, Inc.           Motor Vehicles              Apr-89         11,920     Jul-92      2,973        11,597
Rohr Industries, Inc.           Motor Vehicles              Apr-89         24,343     Jul-92      5,146        23,683
Rohr Industries, Inc.           Motor Vehicles              Apr-89         72,014     Jul-92     20,088        68,396
Rohr Industries, Inc.           Motor Vehicles              Jul-89         17,801     Jul-92      3,823        15,948
Rohr Industries, Inc.           Motor Vehicles              Dec-88         95,039     Jan-93     22,012        99,184
Rohr Industries, Inc.           Motor Vehicles              Jul-89         17,639     Feb-93     11,810        14,614
Rohr Industries, Inc.           Motor Vehicles              Mar-90         14,382     Feb-93      6,756        12,658
Rohr Industries, Inc.           Motor Vehicles              Oct-88         23,341     May-93      5,534        24,406
Rohr Industries, Inc.           Motor Vehicles              May-89         11,380     May-93      2,772        12,955
Rohr Industries, Inc.           Motor Vehicles              Oct-88         45,369     Aug-93     19,095        61,845
Rohr Industries, Inc.           Motor Vehicles              Oct-88         10,854     Dec-93      3,977        13,300
Rohr Industries, Inc.           Motor Vehicles              Dec-88         14,863     Dec-93      4,777        17,664
Rohr Industries, Inc.           Motor Vehicles              Aug-89         13,910     Dec-93      3,695        15,270
Rohr Industries, Inc.           Motor Vehicles              Jan-89          9,532     Apr-94      3,300        12,375
Rohr Industries, Inc.           Motor Vehicles              Apr-89         21,759     Jul-94      8,500        25,267
Rohr Industries, Inc.           Motor Vehicles              May-89         16,760     Jul-94      3,677        18,710
Rohr Industries, Inc.           Motor Vehicles              Feb-89          9,359     Aug-94      3,177        12,851
Rohr Industries, Inc.           Auto                        Dec-88         15,642     Jan-95      3,077        21,521
Rohr Industries, Inc.           Pickup Truck                Nov-89          9,652     Jan-95      4,100        10,720
Sebastiani Vineyards, Inc.      Wine Barrels                May-89         33,919     Jun-94      4,340        41,682
Sebastiani Vineyards, Inc.      Wine Barrels                Oct-88         13,728     Jun-96      6,535        36,137
Shell Mining Company            Crawler Tractor             Oct-89      1,013,257     Dec-94    390,000     1,048,122
Shell Mining Company            Miner Machine               Feb-90        640,995     Mar-95    130,000       648,032
Shell Mining Company            Miner Machine               Feb-90        640,427     Mar-95    130,000       647,458
St. Luke's-Roosevelt            Medical Furniture,          Feb-90      1,075,795     Apr-93    404,654     1,116,417
  Hospital Center                 Fixtures & Equipment
The Budd Company                Lift Trucks                 May-90        154,260     Mar-96     29,000       158,330
The Dow Chemical Company        Lift Truck                  Jul-87         26,198     Aug-92      4,300        25,820
The Dow Chemical Company        Material Handling           Jul-87        991,409     Aug-92    382,160       877,628
The Dow Chemical Company        Rail car Mover              Jul-87        145,822     Jan-93     43,650       125,152
The Dow Chemical Company        Material Handling           May-88        281,424     Jul-93     74,300       290,517
The Dow Chemical Company        Material Handling           May-88         17,045     Jan-94      5,800        16,340
The Dow Chemical Company        Material Handling           May-88         33,943     Jun-94     10,900        32,539
The Dow Chemical Company        Medical Furniture,          May-88         33,119     Jan-95     10,000        39,517
                                  Fixtures & Equipment
USX Steel Corporation           Haul Truck                  Dec-89      1,017,631     Dec-94    324,300     1,003,483
USX Steel Corporation           Haul Truck                  Dec-89      1,017,631     Dec-94    324,300     1,003,483
USX Steel Corporation           Haul Truck                  Dec-89      1,013,766     Dec-94    324,300       999,671
                                                                        =========               =====================
                                                                      $33,874,148           $13,133,987   $29,250,612
                                                                        =========               =====================
ATEL CASH DISTRIBUTION FUND III
American President Trucking     Tractors                    Feb-90        $64,510     Jun-96    $18,738       $62,791
  Co., Ltd.
American President Trucking     Tractors                    Feb-90         64,510     May-96     19,738        62,791
  Co., Ltd.
American President Trucking     Tractors                    Feb-90         64,863     Jun-96     18,788        63,134
  Co., Ltd.
American President Trucking     Tractors                    Apr-90        322,551     Jun-96     97,892       300,307
  Co., Ltd.
American President Trucking     Tractors                    May-90        129,021     Jun-96     37,934       120,123
  Co., Ltd.
American President Trucking     Tractors                    May-90        387,062     Jun-96    150,839       343,988
  Co., Ltd.
A.O. Smith Corporation          Lift trucks                 Nov-90         22,516     Jan-96      9,000        23,215
A.O. Smith Corporation          Lift trucks                 Nov-90         17,860     Mar-96      3,950        18,414
A.O. Smith Corporation          Carton Clamps               Nov-90         22,469     Jan-96      9,000        26,166
A.O. Smith Corporation          Towmotors                   Nov-90        120,865     Jan-96     44,000       124,614
A.O. Smith Corporation          Lift trucks                 Nov-90         25,315     Jan-96      8,250        26,100
Carrier Corporation             Lift trucks                 Jun-90        113,195     Apr-95     27,950       114,228
Carrier Corporation             Lift trucks                 Jun-90        359,305     Apr-95     89,800       369,875
Carrier Corporation             Lift trucks                 Aug-90        200,008     Apr-95     43,100       203,148
FMC Gold Company                Haul Truck                  Jun-90        560,232     Jan-94    295,000       427,663
Fred Meyer, Inc.                Data Processing             Nov-90      3,340,551     Dec-92  2,715,033     2,338,583
Fred Meyer, Inc.                Data Processing             Oct-90      3,244,649     Aug-95  1,060,276     3,608,683
Koppers Industries, Inc.        Material Handling           Aug-90         45,485     Jan-94     33,383        31,471
Koppers Industries, Inc.        Material Handling           Jul-90         54,156     Sep-95     23,000        64,020
Koppers Industries, Inc.        Material Handling           Dec-90        200,911     Dec-95    102,500       237,614
Koppers Industries, Inc.        Hydraulic Excavator         Mar-91        114,492     Apr-96     57,500       129,848
Kraft Genersl Foods, Inc.       Material Handling           Jul-91         46,694     Aug-94     24,248        22,701
Midway Airlines, Inc.           Commercial Aircraft         Jun-90      2,405,081     Sep-91  1,656,694       226,541    11
Mobil Oil Corporation           Material Handling           Apr-92         35,662     Jun-95     13,040        29,673
Mobil Oil Corporation           Material Handling           Jul-92         36,249     Jun-95     10,611        30,163
Pepsico, Inc., d/b/a/ PFS       Material Handling           Jul-90         73,050     Jun-95      8,470        52,933
Pilgrim's Pride Corporation     Chicken Processing          Dec-90      3,791,002     Oct-95  1,400,000     4,000,050
Southern Ohio Coal Company      Mining                      Mar-92      3,795,152     Jun-92  4,469,135       207,307
Stone Container Corporation     Material Handling           Nov-90         15,984     Mar-93      5,500        14,058
Stone Container Corporation     Material Handling           Nov-90         43,850     Apr-93      9,000        36,268
Stone Container Corporation     Material Handling           Nov-90        227,384     May-93     54,500       163,622
Stone Container Corporation     Material Handling           Nov-90        299,787     Aug-93    115,700       301,446
Stone Container Corporation     Material Handling           Nov-90         23,674     Oct-93      5,800        24,262
Stone Container Corporation     Material Handling           Nov-90         45,669     Apr-94     17,500        45,093
Stone Container Corporation     Material Handling           Nov-90         18,611     Jul-94      3,500        16,737
Stone Container Corporation     Material Handling           Nov-90         50,097     Oct-94     17,735        52,700
Stone Container Corporation     Tractor                     Nov-90         17,227     Jan-95      6,000        18,431
Stone Container Corporation     Tractor                     Nov-90         53,694     Jan-95     30,500        50,456
Stone Container Corporation     Material Handling           Nov-90         15,625     Feb-95      4,000        14,480
Stone Container Corporation     Tractor                     Nov-90        137,327     Mar-95     75,842       124,820
Stone Container Corporation     Material Handling           Nov-90         33,498     Mar-95     14,500        35,136
Stone Container Corporation     Material Handling           Apr-91        128,314     Dec-93    117,236        59,610
Stone Container Corporation     Material Handling           Nov-90         96,611     Jun-95     29,500       107,181
Stone Container Corporation     Material Handling           Nov-90         51,420     Jun-95     14,500        54,541
Stone Container Corporation     Material Handling           Nov-90        216,936     Jun-95     72,500       199,500
Stone Container Corporation     Material Handling           Nov-90         17,250     Jul-95      5,500        15,176
Stone Container Corporation     Material Handling           Nov-90        116,700     Jul-95     23,750       133,201
Stone Container Corporation     Material Handling           Nov-90         63,433     Sep-95     14,000        69,970
Stone Container Corporation     Material Handling           Nov-90         22,308     Jul-95      5,500        23,453
Stone Container Corporation     Material Handling           Nov-90         49,232     Jul-95     14,500        54,618
Stone Container Corporation     Material Handling           Nov-90        110,836     Jul-95     21,750       125,403
Stone Container Corporation     Material Handling           Nov-90         17,124     Jul-95      4,300        19,535
Stone Container Corporation     Material Handling           Nov-90         25,898     Jul-95     12,000        26,586
Stone Container Corporation     Sweeper                     Nov-90         14,203     Oct-95      2,100        10,440
Stone Container Corporation     Material Handling           Nov-90         15,810     Jul-95      8,500        16,230
Stone Container Corporation     Material Handling           Nov-90         12,949     Jul-95      6,000        13,293
Stone Container Corporation     Material Handling           Nov-90        183,825     Jul-95    105,500       188,712
Stone Container Corporation     Material Handling           Nov-90         46,928     May-96      8,400        57,267
Stone Container Corporation     Material Handling           Nov-90         68,950     Mar-96     21,500        85,665
Stone Container Corporation     Material Handling           Nov-90         46,492     Mar-96     13,500        41,148
Stone Container Corporation     Material Handling           Nov-90        136,838     Jun-96     60,670       164,020
Stone Container Corporation     Material Handling           Nov-90         22,561     Jan-96      2,000        29,525
Teledyne Industries, Inc.       Material Handling           Nov-90         56,635     Jan-94     13,714        52,309
Teledyne Industries, Inc.       Material Handling           Nov-90         24,073     Apr-94     11,100        22,234
Teledyne Industries, Inc.       Material Handling           Nov-90         41,301     Apr-96     15,000        42,464
The Dow Chemical Company        Material Handling           Oct-91         50,478     Aug-93     12,000        47,859
The Dow Chemical Company        Research Equipment          Apr-91        930,833     Feb-96    214,500     1,013,116
The Helen Mining Company        Mining                      Jun-91        211,129     Aug-93     14,321       227,537    10
Wal-mart Stores, Inc.           Forklifts, Trucks           Jun-94        189,632     Jan-96    165,000       188,817
                                  & Trailers                              ========              =====================
                                                                      $23,608,542           $13,816,787   $17,253,064
                                                                          ========              =====================
ATEL CASH DISTRIBUTION FUND IV
Burlington Northern Railroad    Locomotives                 Dec-92    $ 7,950,000     Dec-94   5,595,000    4,161,000
Canadian Pacific Limited        Rail Car                    Oct-92          5,704     Apr-96      21,772          520
H. E. Butt Grocery Company      Trailers                    Nov-92         37,957     Jan-96      35,624       18,607
Kraft General Foods             Tractors                    Dec-93        419,267     Jan-95     363,510      337,986
Midwest Power Systems, Inc.     Coal Hopper Car             Dec-92         17,500     Sep-93      20,543        3,915
Midwest Power Systems, Inc.     Coal Hopper Car             Dec-92      2,222,500     Apr-96   1,730,291    1,993,170
Mobil Oil Corportion            Boom Trucks                 Nov-92         69,903     Jan-94      46,026       19,329
Mobil Oil Corportion            Tractors                    Nov-92        182,949     Jun-96      48,000      136,246
Mobil Oil Corportion            Tractors                    Nov-92         62,312     Jan-96      25,500       43,963
Mobil Oil Corportion            Tractors                    Nov-92         62,312     Mar-96      25,500       43,963
Mobil Oil Corportion            Tractors                    Dec-92         23,500     Feb-96       8,950       21,126
The Helen Mining Company        Mining                      May-92        641,854     Aug-93      44,235      679,436    10
Trans Ocean Container           Intermodal Containers       Sep-93          6,744     Jul-94       7,398          825
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         13,223     Apr-95      12,095        3,016
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93          6,706     Jul-95       6,394        2,069
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         10,196     Oct-95       6,112        3,595
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         13,870     Dec-95      10,608        5,537
  Corporation
Union Tank Car                  Box Car                     Oct-92         25,000     Feb-95      23,158       21,678
Union Tank Car Company          Rail Car                    Dec-92         13,000     Jan-93      14,569          880
Union Tank Car Company          Rail Car                    Oct-92         12,000     Apr-95      11,088       12,752
Union Tank Car Company          Rail Car                    Oct-92      1,222,542     Jul-95   1,383,118      601,100
Union Tank Car Company          Rail Car                    Oct-92        389,367     Sep-95     441,332      203,680
Union Tank Car Company          Rail Car                    Oct-92        389,367     Oct-95     442,564      209,760
Union Tank Car Company          Rail Car                    Oct-92         12,000     Jan-96      10,371        8,202
Union Tank Car Company          Rail Car                    Oct-92         26,000     Apr-96      21,695       18,920
                                                                        ==========              =====================
                                                                      $13,835,773             10,355,453    8,551,275
                                                                        ==========              =====================

ATEL CASH DISTRIBUTION FUND V
Burris Foods                    Trailers                    Apr-94       $108,442     Dec-95    $121,000      $53,210
IBM Corporation                 Office furniture            Sep-93        693,896     Jun-95     516,291      666,576
Mobil Administrative Services   Helicopter                  Jun-93        844,525     Mar-95     920,000      308,000
PV Trucking                     Tractors                    Jun-94         75,333     Jan-96      50,000       36,000
Quaker Coal Company             Mining equipment            Jun-94        595,000     Jun-95     505,775      173,253
Quaker Coal Company             Mining equipment            Jun-94      1,118,880     Jun-95     930,251      347,926
Quaker Coal Company             Mining equipment            Dec-94      3,000,000     Jun-95   2,696,718      794,600
The Atchison Topeka & Santa Fe  Intermodal Containers       Jun-94          9,787     Jan-95      10,107          611
  Railroad Company
The Atchison Topeka & Santa Fe  Intermodal Containers       Oct-94          9,635     Jan-95      10,123          306
  Railroad Company
The Atchison Topeka & Santa Fe  Intermodal Containers       Apr-94          9,787     Jan-96       9,612        1,832
  Railroad Company
The Atchison Topeka & Santa Fe  Intermodal Containers       May-94          9,787     Jan-96       9,612        1,832
  Railroad Company
The Atchison Topeka & Santa Fe  Intermodal Containers       Jun-94          9,787     Jan-96       9,612        1,832
  Railroad Company
The Dow Chemical Company        Copiers                     Jul-94         42,694     Jul-95      31,150       13,588
The Dow Chemical Company        Copiers                     Jan-95         37,493     Dec-95      20,750       12,437
The Dow Chemical Company        Copiers                     Apr-95         13,455     Dec-95      14,080        2,199
The Dow Chemical Company        Copiers                     Jul-94        195,975     Jan-96     139,400      224,830
The Dow Chemical Company        Copiers                     Oct-94        230,577     Jan-96     204,000       76,459
The Dow Chemical Company        Copiers                     Jan-95        110,900     Jan-96      98,750       38,074
The Dow Chemical Company        Staplers                    Apr-95        109,800     Jan-96     119,000       18,576
Tom's Foods, Inc.               Tractors                    Jun-94         61,908     Feb-96      36,800       49,982
Trans Ocean Container           Intermodal Containers       Sep-93         18,054     Jul-94      18,898        2,371
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93          3,372     Oct-94         3,675        1,674
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         10,116     Apr-95         5,246        2,345
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93          5,814     Jul-95         5,263        1,866
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93          4,647     Oct-95         4,405          850
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         53,507     Dec-95        46,560       21,970
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93          2,245     Jun-96         2,468        1,041
  Corporation
Trans Ocean Container           Intermodal Containers       Sep-93         25,925     Apr-96        19,257       10,817
  Corporation                                                           =========                ======================
                                                                       $7,411,341               $6,558,803   $2,865,057
                                                                        =========                ======================

ATEL CASH DISTRIBUTION FUND VI
Perdue Transportation           Tractors                    Nov-95        $47,038     Feb-96       $45,838       $3,900
  Corporation
The Atchison Topeka &           Intermodal Containers       Jan-94         20,068     Jan-95        21,084          567
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Sep-94         10,034     Jan-95        10,446          335
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Nov-94         10,034     Feb-95        10,446        1,159
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Sep-94         20,068     Jan-96        19,973        2,543
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Nov-94          9,633     Apr-96         9,588        1,240
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Nov-94         10,034     Jan-96        10,113          968
  Santa Fe Railroad Company
The Atchison Topeka &           Intermodal Containers       Nov-94          6,453     Apr-96         6,567          788
Tracy Locke, Inc.               Printers                    Mar-95         12,470     Sep-95        12,179        1,662
Trans Ocean Container           Intermodal Containers       Dec-95          9,529     Jun-96        11,167          700
  Corporation                                                              ======                =======================
                                                                         $155,361                 $157,401      $13,862
                                                                           ======                =======================

                                          TOTALS OF ALL FUNDS:        $87,898,330              $47,137,157  $66,525,434
                                                                      ============             =========================

Notes

(1) "Acquisition Date" is the date the Equipment was acquired by the prior program.

(2) "Equipment Acquisition Price" is the actual cost of the item of Equipment, including Acquisition Fees, and any other expenditures incurred by the prior program in the acquisition of the Equipment.

(3) "Sale Price" is the actual cash received for the purchase, early termination or casualty of the Equipment upon Lease termination, net of any direct out-of-pocket closing costs incurred by the prior program as a result of such termination.

(4) "Excess of Rents Over Expenses" is a total amount of Lease rents, less any applicable direct out-of-pocket costs incurred by the prior program during the term of the Lease for the particular Lease transaction.

(5) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved Chapter 11 Reorganization Plan. Distributions were as follows: Cash $9,512; Senior Secured Notes $1,000; Convertible Subordinated Notes $700; Common Stock $296 (market value as of 7/16/92).

(6) The original lease included a mobile MRI unit and a tractor. The tractor leased under the original lease was sold to the lessee. The MRI unit has been leased to a third party on a 24 month term with a bargain purchase option to be exercised at the end of the lease term. The Equipment under this lease is owned 1/3 by ATEL Cash Distribution Fund and 2/3 By ATEL Cash Distribution Fund II.

(7) "Sale Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $602,435; Senior Secured Notes $72,800; Convertible Subordinated Notes $50,900; Common Stock $21,482 (market value as of 7/16/92).

(8) "Sales Price" represents cash and non-cash amounts distributed by Lessee as a result of U.S. Bankruptcy Court-approved pre-packaged Chapter 11 Plan. Distributions were as follows: Cash $431,499; Senior Secured Notes $51,600; Convertible Subordinated Notes $36,100; Common Stock $15,233 (market value as of 7/16/92).

(9) "Equipment Acquisition Price" represents a 2/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $1,430,345, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

(10) The "Sales Price" represents the sum of cash received from the sale of the aircraft pre-bankruptcy petition, plus all amounts received by the lessor under its unsecured claim filed in the lessee's Chapter 11 reorganization, through the date of this table. Through September 30, 1996, such claim payments have amounted to 40% of the allowed claim amount of $776,542, or $310,617.

(11) "Equipment Acquisition Price" represents a 1/3 beneficial interest in the transaction. The Equipment was foreclosed in September 1990 by the non-recourse lender, John Hancock Leasing. Actual cash/equity amount paid by the prior program for the Equipment was $715,172, the balance of the Acquisition Price was financed with non-recourse debt. "Sale Price" represents the amount of the non-recourse debt written off at the time of foreclosure.

                                                                   EXHIBIT B



                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                                  November 29, 1996

atel7-2/lpa.3

                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                          Page
 1.      NAME AND PRINCIPAL PLACE OF BUSINESS............................ B-1

 2.      DEFINITIONS..................................................... B-1

 3.      BUSINESS AND PURPOSE............................................ B-8

 4.      TERM............................................................ B-9

 5.      GENERAL PARTNER................................................. B-9

 6.      INITIAL AND ADDITIONAL LIMITED PARTNERS......................... B-9
         Section 6.1  Initial Limited Partners........................... B-9
         Section 6.2  Additional Limited Partners........................ B-9
         Section 6.3  Conditions to Admission............................ B-9
         Section 6.4  Admission as a Limited Partner..................... B-10
         Section 6.5  Limitation on Additional Insurance................. B-10
         Section 6.6  Escrow............................................. B-10
         Section 6.7  Capital Account.....................................B-10

 7.      LIABILITY AND STATUS OF LIMITED PARTNERS.........................B-11

 8.      COMPENSATION TO THE GENERAL PARTNER AND/OR
           AFFILIATES OF THE GENERAL PARTNER..............................B-11
         Section 8.1  General Limitation..................................B-11
         Section 8.2  Acquisition Stage...................................B-11
         Section 8.3  Operating Stage.....................................B-11
         Section 8.4  Payment of Fees on Removal..........................B-14
         Section 8.5  Employment of Broker-Dealers........................B-14

 9.      FUND EXPENSES AND RESERVES.......................................B-14
         Section 9.1  Reimbursement of General Partner....................B-14
         Section 9.2  Limitation on Reimbursement.........................B-14
         Section 9.3  Fund Expenses.......................................B-15
         Section 9.4  Reserves............................................B-16

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS... .................B-16
         Section 10.1  Allocation of Net Income and Net
                         Loss Prior to Initial Closing Date...............B-17
         Section 10.2  Allocation of Net Income and Net
                         Loss After Initial Closing Date..................B-17
         Section 10.3  Special Allocations................................B-19
         Section 10.4  Distribution of Cash From Operations...............B-19


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                                       B-i

         Section 10.5   Distribution of Cash From Sales
                          or Refinancing..................................B-19
         Section 10.6   Distributions of Cash From
                          Reserve Account.................................B-20
         Section 10.7   Determination of Amounts to
                          be Distributed..................................B-21
         Section 10.8   Consent to Allocations............................B-21
         Section 10.9   Limitation on Distributions.......................B-21
         Section 10.10  Allocation to General Partner.....................B-21
         Section 10.11  Return of Unused Capital..........................B-21
         Section 10.12  General Partner Interest..........................B-21
         Section 10.13  Distributions in Kind.............................B-21
         Section 10.14  Withholding Taxes.................................B-22

11.      ASSIGNMENT OF FUND INTERESTS.....................................B-22
         Section 11.1  Limitations on Transfer............................B-22
         Section 11.2  Distributions and Effective
                         Date of Transfer ................................B-23
         Section 11.3  Governmental Restrictions..........................B-24
         Section 11.4  Non-Complying Transfers............................B-24
         Section 11.5  Misrepresentations and Forfeit.....................B-24

12.      SUBSTITUTED LIMITED PARTNERS.....................................B-24
         Section 12.1  Limitations on Substitution........................B-24
         Section 12.2  Consent to Admission...............................B-25
         Section 12.3  Amendment of Agreement.............................B-25

13.      REPURCHASE OF FUND INTERESTS.....................................B-25

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS..........................B-26
         Section 14.1  Books of Account and Records.......................B-26
         Section 14.2  Audited Annual Financial Statements................B-28
         Section 14.3  Other Annual Reporting.............................B-28
         Section 14.4  Quarterly Reports..................................B-29
         Section 14.5  Unaudited Quarterly
                         Financial Statements.............................B-29
         Section 14.6  Other Quarterly Reports............................B-29
         Section 14.7  Tax Returns........................................B-29
         Section 14.8  Governmental Reports...............................B-30
         Section 14.9  Maintenance of Suitability Records.................B-30

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES
         OF THE GENERAL PARTNER...........................................B-30
         Section 15.1  Services of the General Partner....................B-30
         Section 15.2  Authority of the General Partner...................B-30
         Section 15.3  General Powers and Fiduciary Duty..................B-34
         Section 15.4  Limitations on General
                          Partner's Authority.............................B-34
         Section 15.5  Limitation on General Partner's
                          Liability.......................................B-39
         Section 15.6  Tax Matters Partner................................B-39
         Section 15.7  Minimum Investment in Equipment /
                          Maximum Front-End Fees..........................B-39

atel7-2/lpa.3
                                      B-ii

         Section 15.8  Reliance on General Partner's Authority............B-40

16.      RIGHTS, POWERS AND VOTING RIGHTS OF
         THE LIMITED PARTNERS.............................................B-41
         Section 16.1  Limitation on Limited Partner Authority............B-41
         Section 16.2  Voting Rights......................................B-41
         Section 16.3  Voting Procedures..................................B-41
         Section 16.4  Limitations on Limited Partner Rights..............B-43
         Section 16.5  Limitations on Power to Amend Agreement............B-43
         Section 16.6  Limited Partner List...............................B-44
         Section 16.7  Dissenters' Rights and Limitations on
                          Mergers and Roll-ups............................B-44

17.      TERMINATION OF A GENERAL PARTNER AND TRANSFER
         OF A GENERAL PARTNER'S INTEREST..................................B-46
         Section 17.1  Removal or Withdrawal..............................B-46
         Section 17.2  Other Terminating Events...........................B-46
         Section 17.3  Election of Successor General Partner;
                         Continuation of Fund Business....................B-46
         Section 17.4  Admission of Successor or
                         Additional General Partner.......................B-47
         Section 17.5  Effect of a Terminating Event......................B-47
         Section 17.6  Election of Additional General Partner.............B-48
         Section 17.7  Assignment of General
                         Partner's Interest...............................B-48
         Section 17.8  Limited Partners' Participation
                         in General Partner's Bankruptcy..................B-48

18.      CERTAIN TRANSACTIONS.............................................B-49

19.      TERMINATION AND DISSOLUTION OF THE FUND..........................B-49
         Section 19.1  Termination and Dissolution........................B-49
         Section 19.2  Accounting and Liquidation.........................B-50

20.      SPECIAL POWER OF ATTORNEY........................................B-50
         Section 20.1  Execution of Power of Attorney.....................B-50
         Section 20.2  Special Power of Attorney..........................B-51

21.      INDEMNIFICATION..................................................B-51
         Section 21.1  Indemnification of the General Partner.............B-51
         Section 21.2  Limitations on Indemnification.....................B-52
         Section 21.3  Insurance..........................................B-53

22.      MISCELLANEOUS....................................................B-53
         Section 22.1  Counterparts.......................................B-53
         Section 22.2  Successors and Assigns.............................B-53
         Section 22.3  Severability.......................................B-53
         Section 22.4  Notices............................................B-53
         Section 22.5  Captions...........................................B-53
         Section 22.6  Number and Pronouns................................B-53
         Section 22.7  General Partner Address............................B-54
         Section 22.8  Limited Partner Address............................B-54
         Section 22.9  Construction.......................................B-54

atel7-2/lpa.3
                                      B-iii

         Section 22.10 Qualification to Do Business.......................B-54


atel7-2/lpa.3
                                      B-iv

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                    OF ATEL CAPITAL EQUIPMENT FUND VII, L.P.


This PARTNERSHIP AGREEMENT (the "Agreement"), entered into as of the 17th day of May, 1996, by and between ATEL Financial Corporation ("ATEL"), a California Corporation, as the General Partner (the "General Partner"), and Eliza Cash and Linda Batt as the initial Limited Partners, whereby the parties together agrees to form a limited partnership pursuant to the California Revised Limited Partnership Act is hereby amended and restated in its entirety this 29th day of November, 1996, as set forth below:


1.       NAME AND PRINCIPAL PLACE OF BUSINESS

         The name of the Fund shall be ATEL Capital Equipment Fund VII, L.P. or such other name as the General Partner shall hereafter designate in writing to the Limited Partners. The Fund's principal place of business shall be 235 Pine Street, 6th Floor, San Francisco, California 94104, or such other place or places in the State of California as the General Partner may hereafter determine.

2.       DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Acquisition Expenses" shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Equipment, whether or not acquired.

         "Acquisition Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Equipment. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

         "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4),(5) and (6). This definition is intended to atel7-2/lpa.3
                                       B-1
comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Adjusted Invested Capital" shall mean, as of any date, the Original Invested Capital attributable to the Units held by any Person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash from Operations and Cash from Sales and Refinancing with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

          "Affiliate" of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

           "Assignee" shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

           "Assignee of Record" shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Partnership and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

           "ATEL" shall mean ATEL Financial Corporation, a California corporation.

           "Capital Account" shall mean, with respect to any Partner, such Partner's Capital Account determined in accordance with Section 6.7.

           "Cash from Operations" shall mean the excess of Gross Revenues over cash disbursements (including the Equipment Management Fee and amounts reinvested by the Fund in Equipment in compliance with Section 15.4.18) without reduction for depreciation and amortization of intangibles such as organization and underwriting costs but after a reasonable allowance for cash for repairs, replacements, contingencies and anticipated obligations, as determined by the General Partner. Cash from Operations shall not include Cash from Sales or Refinancing or Cash from Reserve Account.


atel7-2/lpa.3
                                       B-2

           "Cash from Reserve Account" shall mean that portion of the Net Proceeds not utilized in the acquisition of Equipment, including cash maintained according to the provisions of Section 9.4.

           "Cash from Sales or Refinancing" shall mean the net cash realized by the Fund from the sale, refinancing or other disposition of any Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of any Equipment through casualty) after payment of all expenses related to the transaction (including, subject to the subordination provisions of Section 8.3.2, the Equipment Resale Fee); provided, however that Cash from Sales or Refinancing shall not include Cash from Reserve Account or Cash from Operations.


     "Closing Date" shall mean such date designated by the General Partner for the termination of the offering of Units, but not later than November 29, 1998. Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. "Initial Closing Date" shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. "Final Closing Date" shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.


         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

         "Distributions" shall mean any cash, tax credits or other property allocated to or distributed to Holders and the General Partner arising from their respective interests in the Fund, but shall not include any compensation payable to the General Partner under the provisions of Article 8 or Article 9, except as otherwise provided herein.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Equipment" shall mean the equipment acquired and owned by the Fund to be leased by the Fund to others as well as any Fund interest in equipment, including without limitation its rights, whether direct or indirect, in all trusts, joint ventures, leases, chattel paper, options and other contract rights with respect to equipment.

         "Equipment Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.1 of this Agreement.


atel7-2/lpa.3
                                       B-3

         "Equipment Re-lease Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.3 of this Agreement.

         "Equipment Resale Fee" shall mean the fee payable to an Affiliate of the General Partner, under the provisions of Section 8.3.2 of this Agreement.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered during the Fund's organization and acquisition phase including Organization and Offering Expenses, Leasing Fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the General Partner.

         "Full Payout Lease" shall mean a lease under which the non-cancellable rental payments due during the initial term of the lease are at least sufficient to cover the purchase price of the Equipment leased.

         "Fund" shall mean the limited partnership created under this Agreement.

         "Fund  Manager"  shall  mean  the  General   Partner,   ATEL  Financial
Corporation or its successor as General Partner of the Fund.

         "Fund  Minimum  Gain" shall have the  meaning set forth in  Regulations section 1.704-2(d)(1).

         "General Partner" shall mean ATEL Financial Corporation ("ATEL"), a California corporation, or any other Person or Persons which succeed it in such capacity. The General Partner is referred to throughout the Prospectus as "ATEL" or the "Fund Manager."

         "Gross Income" shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

         "Gross Proceeds" shall mean the aggregate total of the Original Invested Capital of the initial and all of the additional Holders.

         "Gross Revenues" shall mean all revenues from the operation and lease of the Equipment other than from security deposits paid by lessees thereof. The term "Gross Revenues" shall not include revenues from the sale, refinancing or other disposition of Equipment.

         "High Payout Lease" shall mean a lease under which the noncancellable rental payments and other payment obligations of the lessee due through the initial term of the lease are equal to at atel7-2/lpa.3
                                       B-4
least 90% of the original purchase price paid by the Fund for the Equipment.

         "Holders" shall mean owners of Units who are either Partners or Assignees of Record, and reference to a "Holder" shall be to any one of them. The General Partner shall not be considered to be a Holder except to the extent it also owns Units.

         "Incentive Management Fee" shall mean the fee payable to an Affiliate of the General Partner under the provisions of Section 8.3.4 of this Agreement.

         "Independent Expert" shall mean a person with no current material or prior business or personal relationship with the General Partner or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

         "IRA" shall mean an  individual  retirement  account  qualifying  under
Section 408 of the Code.

         "Investment in Equipment" shall mean the amount of Gross Proceeds actually paid or allocated to the purchase of Equipment acquired by the Fund, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

         "Leasing Fees" shall mean the total of all fees and commissions paid by any party in connection with the initial lease of equipment acquired by the Fund.

         "Limited Partners" shall mean the initial limited partners and any other Persons who are admitted to the Fund as additional or substituted limited partners. Reference to a "Limited Partner" shall refer to any one of them.

         "Net Income" or "Net Loss" shall mean the taxable income or taxable loss of the Fund (including the Fund's share of income or loss of any partnership, venture or other entity which owns a particular item of Equipment), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

         "Net Lease Provisions" shall mean contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where non-cancellable rental payments under the lease are absolutely net to the lessor, notwithstanding that some minor costs or responsibilities remain with the Fund as lessor or that the Fund retains the option to require and pay for a higher atel7-2/lpa.3
                                       B-5
standard of care or greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

         "Net Proceeds" shall mean the total Gross Proceeds less
Organization and Offering Expenses.

         "Nonrecourse Deductions" has the meaning given it in Regulations section 1.704-2(b)(1).

         "Nonrecourse Liability" means a Partnership liability with respect to which no Partner or Related Person bears the economic risk of loss.

         "Operating Lease" shall mean a lease under which the aggregate rental payments due during the initial term of the lease are less than the purchase price of the Equipment leased.

         "Organization and Offering Expenses" shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Equipment.

         "Original Invested Capital" shall mean the amount in cash contributed by each Partner to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

         "Partner Nonrecourse Debt" has the meaning given it in Regulations section 1.704-2(b)(4).

         "Partners" shall mean collectively the General Partner and Holders who are admitted to the Fund as Limited Partners and reference to a "Partner" shall be to any one of the Partners.

         "Partnership Agreement" or "Agreement" shall mean this Agreement of Limited Partnership of ATEL Capital Equipment Fund VII, L.P., as it may be amended from time to time.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Priority Distribution" for any calendar year or other period shall mean, with respect to the Units held by any Person, the average Adjusted Invested Capital with respect to such Units during such period multiplied by 10% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the capital contribution of the initial purchaser of such Units was received by the Fund and pro rated for any fraction of a calendar year for which such calculation is made).

         "Prospectus" shall mean the final prospectus filed in connection with the registration of the Units with the Securities atel7-2/lpa.3
                                       B-6
and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

         "Purchase Price of Equipment" shall mean the price paid upon the purchase or sale of a particular item of equipment, including the amount of Acquisition Fees and all liens and mortgages on the equipment, but excluding points and prepaid interest.

         "Qualified Plan" shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

         "Regulations" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Reimbursable Administrative Expenses" shall mean the ordinary recurring administration expenses incurred by the Fund Manager and reimbursed by the Fund. Such expenses shall not include interest, depreciation, equipment maintenance or repair, third party services or other non-administrative expenses.

         "Reinvestment Period" shall mean the period commencing with the Initial Closing Date and ending on a date 72 months after the last day of the fiscal year during which the Final Closing Date occurs.

         "Related Person" means a Person having an relationship with a Partner that is described in Regulations section 1.752-4(b).

         "Resident Alien" shall mean a resident alien as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statute.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity.
Such term does not include:

                  (a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation
         National Market System; or

                  (b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

                           (i)      the Limited Partners voting rights;

atel7-2/lpa.3
                                       B-7

                           (ii)     the term of existence of the Fund;
                           (iii) the terms of compensation of the General partner and its Affiliates; or
                           (iv)     the Fund's investment objectives.

         "Roll-Up Entity" means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Service" shall mean the United States Internal Revenue
Service or its successor.

         "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

         "Substantially All of the Assets" shall mean, unless the context otherwise dictates, Equipment representing 66 2/3% or more of the net book value of all Equipment as of the end of the most recently completed fiscal quarter.

         "Unit" shall mean the interest in the Fund representing Original Invested Capital in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

         "United States Citizen" shall mean a "citizen of the United States" as defined within the Federal Aviation Act of 1958, as amended from time to time, or any successor statute, or any regulations adopted pursuant to such Act or any successor statue.

3.       BUSINESS AND PURPOSE

         The primary purpose of the Fund is to purchase, own, lease and sell various types of Equipment pursuant to such arrangements as the General Partner in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Equipment to the extent deemed prudent by the General Partner in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the General Partner to be incident to its primary purpose or prudent and in the Fund's best interest. The Fund's investment objectives shall be those set forth in the Prospectus, and the General Partner may not make any material change to such investment objectives without first obtaining the

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                                       B-8
written consent or approval of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

4.       TERM

         The Fund commenced as of the 17th day of May, 1996 and shall continue until the 31st day of December, 2017, unless previously terminated in accordance with the provisions of this Agreement.

5.       GENERAL PARTNER

         5.1 The General Partner has contributed $100 in cash to the Fund and at all times during the existence of the Fund the General Partner shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

         5.2 In the event that, immediately prior to the dissolution of the Fund referred to in Article 19, the General Partner shall have a deficiency in its Capital Account as determined in accordance with generally accepted accounting principles, then the General Partner shall contribute in cash to the capital of the Fund an amount equal to the lesser of (a) the deficiency in the General Partner's Capital Account or (b) 1.01% of the Original Invested Capital which has not been returned pursuant to Section 10.12. This Section 5.2 is intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulation.

6.       INITIAL AND ADDITIONAL LIMITED PARTNERS

     6.1 Initial Limited Partners. Linda Batt and Eliza Cash, as the initial Limited Partners, have each contributed the sum of $250 to the capital of the Fund and each has received 25 Units in return therefor.

     6.2 Additional Limited Partners. The Fund intends to sell and issue to Holders not less than 120,000 nor more than 15,000,000 additional Units and to admit as additional Limited Partners the Persons who contribute cash to the capital of the Fund for such Units.

     6.3 Conditions to Admission. Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Limited Partner in the Fund at such time as he has: (i) purchased 250 or more Units (200 Units in case of an IRA or Keogh Plan), (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under "Plan of Distribution"), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Limited Partner and requests admission to the Fund in that capacity, together with such other instruments as the General Partner may atel7-2/lpa.3 B-9 deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and the execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form, style and content of which are more fully described herein, and (iv) the General Partner accepts such Person as a Limited Partner in the Fund.

     6.4 Admission as a Limited Partner. Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the General Partner's acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

     6.5 Limitation on Additional Issuance. The Fund shall not issue any additional Units after the Final Closing Date.

     6.6 Escrow. All Original Invested Capital of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with First Trust of California, National Association, San Francisco, California, or in any other banking institution designated by the General Partner, as escrow holder for the Original Invested Capital, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Original Invested Capital of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Original Invested Capital, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber's Original Invested Capital to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Original Invested Capital will be promptly refunded to the investors. In any event, any interest earned on Original Invested Capital while in escrow shall be paid to investors.

     6.7 Capital Account. An individual Capital Account shall be maintained for each Partner. The Capital Account of a Partner shall consist of the Original Invested Capital of such Partner, increased by (i) any additional contributions to capital and (ii) such Partner's share of Fund Net Income, and decreased by
(i) Distributions to such Partner and (ii) such Partner's share of Fund Net Loss. In the event a Partner transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor's Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section
6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be atel7-2/lpa.3
                                      B-10
interpreted and applied in a manner consistent with such Regulations.

7.       LIABILITY AND STATUS OF LIMITED PARTNERS

         Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund. However, in accordance with
Section 15666 of the California Revised Limited Partnership Act, Partners will be obligated to return any Distribution from the Fund to the extent that, immediately after giving effect to the Distribution, all liabilities of the Fund (other than liabilities as to which recourse of creditors is limited to specific Fund property and liabilities to Partners on account of their interest in the
Fund) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, only that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

8.       COMPENSATION TO THE GENERAL PARTNER AND/OR AFFILIATES OF THE
GENERAL PARTNER

         8.1 General Limitation. The General Partner and its Affiliates shall receive compensation only as specified by this Agreement.

         8.2 Acquisition Stage. The Fund shall pay no Acquisition Fees to the General Partner or any of its Affiliates, and, except as expressly provided herein, no other leasing commission, Equipment purchase fee, finder's fee or other compensation shall be paid or payable by the Fund to the General Partner or to any Affiliate of the General Partner in connection with the acquisition of specific Equipment (including Equipment acquired upon the reinvestment of Cash from Operations or Cash from Sales or Refinancing).

         8.3      Operating Stage

                  8.3.1 Equipment Management Fee. As compensation for its services rendered generally in supervising the management of the Equipment and other ongoing services and activities including, among others, arranging for necessary maintenance and repair of Equipment, collecting revenues, paying operating expenses, determining that the Equipment is being used in accordance with all operative contractual arrangements, property and sales tax monitoring, preparation of financial data, and supervising the performance of such services (it being understood and agreed that the provision of such services does not constitute a part of the duties or obligations of the General Partner as general partner of the Fund), ATEL Equipment Corporation, an Affiliate of the General Partner, or another Affiliate of the General Partner, shall be entitled to receive the Equipment Management Fee which shall be payable for each fiscal quarter and shall be an amount atel7-2/lpa.3
                                      B-11
         equal to (i) 3.5% of the Gross Revenues from Operating Leases, except that if the services are performed by nonaffiliated Persons under the active supervision of the General Partner or its Affiliate, then the amount payable to the General Partner or such Affiliate shall be 1% of the Gross Revenues from such Operating Leases, and (ii) 2% of Gross Revenues from Full Payout Leases which contain Net Lease Provisions. It is the intention of the Fund that the Equipment Management Fee shall be a fixed management fee with respect to each item of Equipment.

                  8.3.2 Equipment Resale Fee. As compensation for remarketing services rendered in connection with the sale of Equipment, ATEL Equipment Corporation, an Affiliate of the General Partner, or another of the Affiliates of the General Partner, shall be entitled to receive an amount equal to the lesser of (i) 3% of the sales price of the Equipment, or (ii) one-half the normal competitive equipment sale commission charged by unaffiliated parties for such services. Such fee is payable only after the Holders have received a return of their Original Invested Capital plus a Priority Distribution. In addition, the total commissions paid to all parties in connection with the sale of Equipment by the Fund shall not exceed the normal competitive sales commission charged by unaffiliated parties for such services. The subordination provisions referred to in the second sentence of this paragraph shall only apply to the amounts earned by the General Partner and its Affiliates.

                  8.3.3  Equipment  Re-lease Fee.  Subject to the  provisions of
         Section  15.4.28,  ATEL  Equipment  Corporation,  an  Affiliate  of the
         General Partner, or another of the Affiliates of the General Partner, may provide Equipment re-leasing services to the Fund, provided that all of the following conditions are met:

                           (i) The General Partner or its Affiliates have and will maintain adequate staff to render such services to the Fund;

                      (ii) The fee for such services shall not exceed the lesser of the competitive rate for comparable services for similar equipment or 2% of gross rental payments derived from the re-lease of such Equipment after the time the re-lease is consummated as a result of the recipient's efforts, and such fee is payable as each rental payment is received by the Fund over the term of the re-lease;

                     (iii) No such re-lease fee is payable in connection with the re-lease of Equipment to a previous lessee or its Affiliates;


atel7-2/lpa.3
                                      B-12

                      (iv) The General  Partner or its Affiliates  have rendered
                  substantial   re-leasing  services  in  connection  with  such
                  re-lease; and

                           (v)  The  General   Partner  or  its  Affiliates  are
                  compensated  for  rendering   Equipment   management  services
                  pursuant to Section 8.3.1.

                  8.3.4 Incentive Management Fee. As compensation for the services rendered in establishing and maintaining the composition of the Fund's Equipment portfolio and its acquisition and debt strategies, and for supervising Fund administration and investor services, including the preparation of reports and maintenance of financial and operating data of the Fund, Securities and Exchange Commission and Internal Revenue Service filings, returns and reports, the General Partner or an Affiliate of the General Partner, shall be entitled to receive an Incentive Management Fee in an amount equal to (i) 4% of all Distributions of Cash from Operations until such time as the Holders have received aggregate Distributions in an amount equal to their Original Invested Capital plus a Priority Distribution, and (ii) thereafter, in an amount equal to 7.5% of all Distributions of Cash from Operations and Cash from Sales or Refinancing. For the purposes of calculating the Incentive Management Compensation for any period during which the Fund has available both Cash from Operations and Cash from Sales or Refinancing, Distributions to Holders shall first be treated as consisting of Cash from Operations unless specifically designated otherwise by the General Partner.

                  8.3.5 Other Services. Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the General Partner or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the General Partner or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the General Partner or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person's gross revenues from such activity must be derived from other than Affiliates of the General Partner, and (iv) all services for which the General Partner or its Affiliates are to receive compensation atel7-2/lpa.3
                                      B-13
         shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

         8.4 Payment of Fees on Removal. Should a General Partner be removed from the Fund according to provisions of Article 17, any portion of any fee or commission payable to the General Partner according to the provisions of this
Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the General Partner in cash within 30 days of the date of expulsion as stated in the written notice of expulsion, except to the extent any amount payable under Section 8.3.4 is included in calculating the purchase price for the General Partner's interest in the Fund under Section 17.5.2 hereof.

         8.5 Employment of Broker-Dealers. The Fund may employ underwriters and selected broker-dealers, including Affiliates of the General Partner as set forth in the Prospectus, for the sale of Units.

9.       FUND EXPENSES AND RESERVES

     9.1 Reimbursement of General Partner. Except as set forth in this Article 9, all of the Fund's expenses shall be billed directly to and paid by the Fund. The General Partner and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the General Partner; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location; provided further that, beginning with the first full year after the termination of the offering of Units, the total amount of Reimbursable Administrative Expenses payable by the Fund for the remainder of its term may not exceed a cumulative limit. This cumulative limit on such Reimbursable Administrative Expenses will equal, as of any date, a maximum of (i) 0.5% of the Gross Proceeds per annum if the total Gross Proceeds are at least 90% of the maximum Gross Proceeds; (ii) 0.75% of the Gross Proceeds per annum if the total Gross Proceeds are at least 75%, but less than 90%, of the maximum Gross Proceeds; and (iii) 1% of the Gross Proceeds per annum if the total Gross Proceeds are less than 75% of the maximum Gross Proceeds. In addition, beginning with the first full year after the termination of the offering of Units, the maximum amount of Reimbursable Administrative Expenses payable by the Fund for any single year shall be limited to an amount equal to 1% of the Gross Proceeds.

         9.2 Limitation on Reimbursement. The General Partner and its Affiliates will not be reimbursed by the Fund for the following expenses:

                  9.2.1 Services for which the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to
          Article 8 hereof;

                  9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;


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                                      B-14

                  9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates. For purposes of this subparagraph, "Controlling Person" shall mean any person, regardless of title, who performs executive or senior management functions for the General Partner or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the General Partner or its Affiliates; or persons having the power to direct or cause the direction of the General Partner or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

                  9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds up to $25,000,000 plus 14% of all Gross Proceeds in excess of $25,000,000 (or an amount equal to 12% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the General Partner guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

                  9.2.5 All other expenses which are unrelated to the business of the Fund.

         9.3 Fund Expenses. Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a General Partner or one or more Affiliates), (ii) all taxes and assessments on Equipment and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other atel7-2/lpa.3
                                      B-15
expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents, (vi) expenses in connection with the acquisition, disposition, replacement, alteration, repair, leasing and operation of Equipment (including the costs and expenses of insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of such Equipment), (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Equipment, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers; provided, however, that the cost of any services relating to items (vi) or (vii) above must either be attributable to services performed by Persons other than the General Partner or its Affiliates, be compensated by a specific fee described in Article 8 (and thus would not be reimbursable by the Fund, as provided in Section 9.2.1) or comply with the requirements for compensation for "other services" as provided in Section 8.3.5.

         9.4 Reserves. The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each item of Equipment, any cash reserve which was specifically allocated to that Equipment need not be maintained thereafter, but may be applied as reserves for other Equipment. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Revenues.

10.      ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

         10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date. From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 99% to the General Partner and 1% to the initial Holders.




atel7-2/lpa.3
                                      B-16

         10.2      Allocation of Net Income and Net Loss After Initial
Closing Date.

                  10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 92.5% to the Holders and 7.5% to the General Partner.

                  10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund's payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

         10.3  Special Allocations

                  10.3.1 Except as provided in section 10.3.2,  Net Income,  Net
         Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

                  10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated to the Partners in the manner described below:

          (i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Partners who claimed the deductions giving rise to such recapture income.

         (ii) Except as provided in Section 10.3.2(iii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in sections 1.704- 1(b)(2)(ii)(d)(4),
                  (5) or (6) of the Regulations, items of Fund gross income and gain (consisting of a pro rata atel7-2/lpa.3
                                      B-17
                  portion of each item of the Fund's income, including gross income, and gain for such year) shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Negative Capital Account balances (or any increase in the amount thereof) created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

    (iii) If there is a net decrease in Fund Minimum Gain during any Fund fiscal year, each Partner shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Fund Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) of the Regulations. This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

         (iv) After giving effect to the allocations set forth in Sections 10.3.2(ii) and 10.3.2(iii), in the event any Partner receives any actual or deemed distribution (i.e.,
                                                                      ----
                  under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Partner's interest in the Fund at the end of such taxable year (determined immediately before giving effect to such distribution), such Partner shall be allocated an amount of gross income or gain equal to such excess.

      (v) In the event any fee to which the General Partner or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the General Partner or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

         (vi) The General Partner will specifically allocate items of gain from the sale or other disposition of items of Equipment for any year in which the sale or disposition of any item of Equipment occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.


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                                      B-18

    (vii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fiscal Year, and any such Net Loss shall instead be allocated to the General Partner. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

   (viii) To the extent an adjustment to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code
                  Section 743(b) is required, pursuant to Regulations
                  Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         (ix) Except as otherwise provided herein, Nonrecourse Liabilities and Nonrecourse Deductions shall be allocated 92.5% to the Holders and 7.5% to the General Partner.

         (x) Any deduction attributable to Partner Nonrecourse Debt shall be allocated to the Partners that bear the economic risk of loss for the Partner Nonrecourse Debt.

         10.4  Distribution of Cash From Operations.  Cash from
Operations shall be distributed as follows:

                  10.4.1 First, 88.5% to the Holders, 7.5% to the General Partner and 4% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee, until each Holder has received aggregate Distributions from all sources in an amount equal to his Original Invested Capital plus a Priority Distribution (so that a Holder will be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution); and

                  10.4.2 Thereafter, 85% to the Holders, 7.5% to the General Partner and 7.5% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee.

         10.5 Distribution of Cash From Sales or Refinancing. Cash from Sales or Refinancing shall be distributed as follows:

                  10.5.1 First, 92.5% to the Holders and 7.5% to the General Partner until each Holder has received aggregate Distributions from

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                                      B-19
          all sources in an amount equal to his Original Invested Capital plus a Priority Distribution (so that a Holder will be deemed to have received Distributions of Original Invested Capital only to the extent that Distributions to the Holder exceed the amount of the Priority Distribution); and

                  10.5.2 Thereafter, 85% to the Holders, 7.5% to the General Partner and 7.5% to the General Partner or its Affiliate designated as the recipient of the Incentive Management Fee.

         Notwithstanding anything to the contrary herein, however, no cash Distribution shall be made to a Holder to the extent that, after giving effect to all allocations under sections 10.1, 10.2 and 10.3 which would accompany such Distribution (including allocations of gross income and gain under section 10.3.2(iv)), such Distribution would exceed the tax basis of the Holder to whom such Distribution is otherwise payable.

         10.6 Distributions of Cash from Reserve Account. Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Cash from Sales or Refinancing.

         10.7 Determination of Amounts to be Distributed. The General Partner shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the General Partner may use any funds of the Fund not distributed to Holders to purchase additional Equipment during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the General Partner will not reinvest in Equipment, but will distribute, subject to payment of any obligations of the Fund, such available Cash from Operations and Cash from Sales or Refinancing as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

                  10.7.1 Prior to the end of the year in which the Final Closing Date occurs, an amount equal to the lesser of (i) a 10% per annum noncumulative, noncompounded return on their Original Invested Capital, or (ii) 90% of such amounts which are available for Distributions;

                  10.7.2 In each of the six years after the end of the year in which the Final Closing Date occurs, an amount equal to a noncumulative and noncompounded return on the Holders' Original Invested Capital of 10% per annum; and

                  10.7.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 31% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

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                                      B-20

         10.8 Consent to Allocations. The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

         10.9 Limitation on Distributions. All Distributions are subject to the payment of Fund expenses and to maintenance and repair of Equipment.

         10.10 Allocation to General Partner. To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a General Partner, such deduction shall be allocated for federal income tax purposes to such General Partner.

          10.11 Return of Unused Capital. In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within eighteen months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within six months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the General Partner shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this
Section 10.11, funds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Equipment, regardless of whether any such payment is actually made.

          10.12 General Partner Interest. In no event shall the General Partner's interest in each material item of income, gain, loss, deduction, credit or distributions be less than 1% of each such item at any time during the existence of the Fund.

          10.13 Distributions in Kind. Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Partnership Agreement.


atel7-2/lpa.3
                                      B-21

         10.14  Withholding Taxes.

                  10.14.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state imposing such a charge, the General Partner shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash from Operations or Cash from Sales or Refinancing as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash from Operations or Cash from Sales or Refinancing otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The General Partner may require from a Holder the appropriate documentation with respect to any distribution hereunder.

                  10.14.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash from Operations or Cash from Sales or Refinancing distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash from Operations or Cash from Sales or Refinancing in the amount of such withholding tax or other liability or obligation.

11.      ASSIGNMENT OF FUND INTERESTS

         11.1 Limitations on Transfer. A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The General Partner may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate as to:

                  11.1.1 such assignments or transfers not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

atel7-2/lpa.3
                                      B-22

                  11.1.2  the assignee not being a minor or an incompetent;

                  11.1.3 the transfer or assignment not violating federal or state securities laws;

                  11.1.4 the transferor or the assignee not holding Units representing Original Invested Capital of less than $2,500 ($2,000 in the case of IRAs and Keogh Plans);

                  11.1.5  such assignee being a Citizen of the United States;

                  11.1.6 such assignment or transfer not causing the assets of the Fund to be deemed "plan assets" for ERISA purposes;

                  11.1.7 such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund; and

                  11.1.8 the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the General Partner.

         11.2 Distributions and Effective Date of Transfer. An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall atel7-2/lpa.3
                                      B-23
be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

         11.3 Governmental Restrictions. No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any other applicable governmental authority. All Units originally issued pursuant to qualification under the California
Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

                  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION
         THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

         11.4 Non-Complying Transfers. Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

         11.5 Misrepresentation and Forfeit. Subject to the discretion of the General Partner, in the event a Holder who originally obtained Units in the Fund's offering misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, such Person may, in the General Partner's discretion if it deems that the Fund will fail certain citizenship requirements with respect to its Equipment, be required to forfeit such Units to the Fund and no longer be entitled to cash Distributions or allocations of the Fund, receipt of Fund reports and voting privileges, although he may realize proceeds upon the transfer of his Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

12.      SUBSTITUTED LIMITED PARTNERS

         12.1 Limitations on Substitution. No Assignee shall have the right to become a substituted Limited Partner of the Fund in place of his assignor unless all of the following conditions are first satisfied:

                  12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 250 Units (200 in the case of an IRA or Keogh atel7-2/lpa.3
                                      B-24

         Plan) shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Limited Partner.

                  12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be amended and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are described herein;

                  12.1.3 The written consent of the General Partner to such substitution shall have been obtained, the granting of which may be withheld by the General Partner in its sole discretion;

                  12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

                  12.1.5 The provisions of Section 11.1 and 11.3 of this Agreement are complied with.

         12.2 Consent to Admission. By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the General Partner and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

         12.3 Amendment of Agreement. The General Partner shall cause this Agreement to be amended to reflect the admission and/or substitution of Limited Partners at least once in each fiscal quarter.

13.      REPURCHASE OF FUND INTERESTS

         13.1 In the event a Holder ceases to be a United States Citizen or Resident Alien for any reason whatsoever, he may be required, in the General Partner's discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right to purchase such Units at a price equal to 100% of the Holder's Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS OR RESIDENT ALIENS.

         13.2 The General Partner may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate atel7-2/lpa.3
                                      B-25
under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Partners to incur an adverse tax consequence as a result of such repurchase.

         13.3 The General Partner shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

         13.4 Neither the General Partner nor its Affiliates may request the Fund to repurchase any Units owned by them.

14.      BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

         14.1 Books of Account and Records. The General Partner shall, for income tax purposes, keep on an accrual basis adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund.

                  14.1.1 Such books of account and records shall include the following:

                           (i) A current  list of the full  name and last  known
                  business or residence address and business telephone number of each Partner set forth in alphabetical order together with the Original Invested Capital, the Units held and the share in Net Income and Net Loss of each Partner, which list shall be updated at least quarterly to reflect changes in the information contained therein;

                           (ii) A copy of the certificate of limited partnership
                  and all certificates of amendment, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                           (iii) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

                           (iv) Copies of the original of this Agreement and all amendments;

                           (v) Financial statements of the Fund for the six most recent fiscal years; and


atel7-2/lpa.3
                                      B-26

                           (vi) The Fund's books and records for at least the current and past three fiscal years.

                  14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Limited Partner and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

                  14.1.3 Upon the request of a Limited Partner, the General Partner shall mail to such Limited Partner within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

                  14.1.4 If the General Partner neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the General Partner shall be liable to the Limited Partner requesting the information for the costs, including attorneys' fees, incurred by the Limited Partner for compelling production of the information and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Limited Partner relative to the affairs of the Fund. The General Partner may require that a Limited Partner requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Fund. The remedies provided hereunder to Limited Partners requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

                  14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a "year of the Fund" are to such an annual accounting period, and all references to a Fund "quarter" shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation atel7-2/lpa.3
                                      B-27
         with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

          14.2 Audited Annual Financial Statements. The General Partner shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Partners' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported "Cash from Operations" is consistent with the definition of Cash from Operations herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

         14.3      Other Annual Reporting.    The General Partner shall have
prepared and distributed to the Holders at least annually, at Fund expense:
(i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns; (iii) a report of the business of the Fund, which shall include for each piece of Equipment which individually represents at least 10% of the Fund's total investment in Equipment, a status report to indicate: (a) the condition of the Equipment, (b) how the Equipment is being used as of the end of the year (leased, operated, held for lease, repair, or sale), (c) the remaining term of the Equipment leases, (d) the projected use of Equipment for the next year (renewal of lease, re-lease, retirement, or sale), and (e) such other information relevant to the value or use of the Equipment as the General Partner deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the General Partner and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the General Partner and its Affiliates and the amount of fees received; (v) a report identifying Distributions from:
(a) Cash from Operations for that year, (b) Gross Revenues of prior years held in reserves, (c) Cash from Sales or Refinancing, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the General Partner or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the General Partner and its Affiliates on a program-by-program basis and may be reimbursed to the General Partner or its Affiliates to the extent that such reimbursement,

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                                      B-28
when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location. Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders' and Assignees' federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund.

         14.4  Quarterly Reports.   The General Partner shall have prepared
quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the General Partner during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the General Partner during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

         14.5 Unaudited Quarterly Financial Statements. The General Partner shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash from Operations and Cash from Sales or Refinancing for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

         14.6 Other Quarterly Reports. The General Partner shall have prepared, at Fund expense, after the end of each quarter in which Equipment is acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Equipment, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Equipment (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the General Partner such notice may be prepared and distributed to each Holder more frequently than quarterly.

         14.7  Tax Returns.   The General Partner, at Fund expense, shall cause
income tax returns for the Fund to be prepared and timely filed with appropriate authorities.


atel7-2/lpa.3
                                      B-29

         14.8 Governmental Reports. The General Partner, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

         14.9 Maintenance of Suitability Records. The General Partner, at Fund expense, shall maintain for a period of at least four years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.      RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE GENERAL PARTNER

         15.1  Services of the General Partner.   The General Partner shall be
responsible for providing the following services to the Fund:

                  15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

                  15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund's agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Equipment management and investor, accounting and legal services, and services relating to Distributions by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Equipment (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Equipment and compliance with federal, state and local regulatory requirements and procedures);
         (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all funds of the Fund, whether or not in the General Partner's immediate possession or control; and (vii) making all decisions as to accounting matters; and

                  15.1.3 Approval of the terms of the sale or other disposition of Equipment, including establishing the terms for and arranging any such transaction.

         15.2 Authority of the General Partner. The conduct of the Fund's business shall be controlled solely by the General Partner in accordance with this Agreement. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers atel7-2/lpa.3
                                      B-30
conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

                  15.2.1 To acquire, lease, sell, hold and dispose of Equipment, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Equipment, at such price, rental or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the General Partner deems in its sole discretion, to be in the best interest of the Fund; provided that, as of the date of the final investment of Net Proceeds and completion of the permanent financing of the Equipment portfolio, at least 50% of the Fund's Equipment, by aggregate purchase cost, shall be subject to initial leases which are High Payout Leases.

                  15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

                  15.2.3 To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Fund and the General Partner, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

                  15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers and equipment lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in
         Section 15.2.1, on such terms and for such compensation as the General Partner shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the General Partner or their Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

                  15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

                  15.2.6 To open accounts and deposit and maintain funds in the name of the Fund in banks or savings and loan associations; provided,

atel7-2/lpa.3
                                      B-31
         however, that the Fund funds shall not be commingled with the funds of any other Person;

                  15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

                  15.2.8 To select as the Fund's accounting year a calendar year or such fiscal year as approved by the Service;

                  15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

                  15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the General Partner or nonaffiliate and to employ personnel, agents and dealers for such purpose;

                  15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Partners or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

                  15.2.12 To require in all Fund obligations that the General Partner shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the General Partner has personal liability with respect to any such obligation, the General Partner may require its satisfaction prior to obligations with respect to which the General Partner has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

                  15.2.13  To execute and file certificates  of  amendment  and
          cancellation   of  the   certificate  of  Limited   Partnership,   and
          certificates of dissolution of the Fund;

                  15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash from Operations and Cash from Sales or Refinancing used to purchase additional Equipment and to make Distributions;

                  15.2.15 To purchase Equipment in its own name, the name of an Affiliate (other than an Affiliate which is a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment) or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or atel7-2/lpa.3
                                      B-32
          interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Equipment or completion of manufacture of the Equipment, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Equipment is purchased by the Fund for a purchase price no greater than the cost of such
          Equipment to the General Partner or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the General Partner or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Equipment so acquired shall be treated as belonging to the Fund.

                  15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Equipment to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the General Partner, in its sole discretion, deems to be in the best interests of the Fund;

                  15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Equipment, (ii) other funds of the Fund prior to the investment in Equipment or the distribution to Holders and (iii) the Fund's capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

                  15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Holders

                           (i) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein, for the benefit of the Holders;

                      (ii) to cure any  ambiguity,  to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement atel7-2/lpa.3
                                      B-33
                  provided that no amendment hereunder will change the voting rights of Holders;

                     (iii) to  delete  or add any  provision  of this  Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state "Blue Sky" administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of the Holders; or

                      (iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Partners or any other provisions hereof if the Fund is advised at any time by the Fund's accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the General Partner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

                  15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the General Partner shall deem necessary or appropriate.

         15.3      General Powers and Fiduciary Duty.   The General Partner
shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a general partner of a limited partnership or a partner in a partnership without limited partners as provided under the laws of the State of California. Notwithstanding any other provision of this Agreement, in no event may the General Partner modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

         15.4      Limitations on General Partner's Authority.     Neither the
General Partner nor any Affiliate shall have the authority to:

                  15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a General Partner, or continue the business of the Fund with Fund assets atel7-2/lpa.3
                                      B-34
         after the occurrence of such an event;

                  15.4.2 Grant to the General Partner or any Affiliate an exclusive listing for the sale of Fund assets, including Equipment;

                  15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund upon its termination and dissolution;

                  15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period other than in connection with the acquisition or improvement of assets or the refinancing of existing obligations;

                  15.4.5  Alter the primary purpose of the Fund as set forth in
         Article 3;

                  15.4.6   Receive   from  the  Fund  a  rebate  or  give-up  or
         participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the General Partner and its Affiliates;

                  15.4.7 Sell or lease any Equipment to any entity in which a General Partner or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof;

                  15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) it is a general partnership, equipment trust or other form of joint venture, but not a limited partnership; (ii) the other partner or joint owner is not a General Partner (but it may be an Affiliate of a General Partner, provided the Affiliate is a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and operation of or gain from an interest in equipment, which has substantially identical investment objectives to those of the Fund); (iii) such general partnership or joint venture owns and operates particular Equipment and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such general partnership, or joint venture; (iv) the agreement of partnership or joint venture does not authorize the Fund to do anything as a partner or joint venturer with respect to the Equipment which the Fund, or a General Partner, could not do directly because of the provisions of this Agreement; (v) the Fund's investment is on substantially the same terms and conditions as the investment of atel7-2/lpa.3
                                      B-35
         any Affiliate; (vi) no compensation (other than as provided for by this Agreement) is received in connection therewith by the General Partner or any of its Affiliates, there are no duplicate equipment management or any other duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vii) the joint venture is in the best interest of both co-venturers; and (viii) in joint venture arrangements with an Affiliate of a General Partner, if all of the following additional conditions are met: the compensation of the General Partner is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, equipment held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund's investment portfolio or for the purpose of relieving the General Partner or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or (2) provisions in the venture agreement giving the Fund effective control;

                  15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Equipment from the Fund or sell or lease Equipment to the Fund;

                  15.4.10 Cause the Fund to loan any funds or property to any General Partner or Affiliate of a General Partner;

                  15.4.11 Cause the Fund to borrow from any of the General Partner or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the legder's cost of funds, or, in any event, to cause the Fund to obtain "permanent financing" (defined as financing with a term in excess of 12 months) from any such Person;

                  15.4.12 Cause the Fund to exchange Units for property other than cash;

                  15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

                  15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

                  15.4.15 Possess any Equipment or assign the rights of the Fund in specific Equipment for other than a Fund purpose;

atel7-2/lpa.3
                                      B-36

                  15.4.16 Admit a Person as a General Partner except with the consent of the Holders as provided in Article 17 hereof;

                  15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Holder to liability as a general partner in any jurisdiction;

                  15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Equipment pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Equipment to be used in connection with Equipment under an existing lease, or reinvest any funds of the Fund during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section
         10.7 hereof;

                  15.4.19 Invest any of the Gross Proceeds in Equipment which is non-income producing;

                  15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the General Partner from causing Fund funds to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the General Partner and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund's separate account;

                  15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Equipment and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

                  15.4.22 Incur aggregate Fund borrowings which, as of the date of the final investment of the Net Proceeds and, thereafter, on the date any subsequent indebtedness is incurred, are in excess of 50% of the purchase price of all Equipment on a combined basis. "Purchase price" for purposes of this Section 15.4.22 shall mean the sum of the cash downpayment and any indebtedness incurred in connection with atel7-2/lpa.3
                                      B-37
         the acquisition of an item of Equipment by the Fund, or to which the Equipment is taken subject, plus any Acquisition Fees paid, but does not include loan points, prepaid interest, or other prepaid expenses;

                  15.4.23   Commingle Fund funds with those of any other Person;

                  15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a General Partner or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Equipment to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

                  15.4.25 Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the General Partner shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

                  15.4.26 Operate the Fund in such a manner as to have the Fund classified as an "investment company" for purposes of the Investment Company Act of 1940;

                  15.4.27 Invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages, deeds of trust or other similar instruments or obligations;

                  15.4.28 Cause the Fund to enter into any agreements with a General Partner or any Affiliate of a General Partner which are not subject to termination without penalty by either party upon not more than 60 days' written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Equipment by the Fund and an Affiliate as joint venturers;

                  15.4.29 Cause the Fund to acquire any single item of Equipment that has a contract purchase price in excess of $1,000,000 unless prior to final funding of the acquisition it obtains an appraisal of the Equipment from a qualified independent third party appraiser;

                  15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $30,000,000 in Equipment leased to a single lessee.


atel7-2/lpa.3
                                      B-38

         15.5      Limitation on General Partner's Liability.      The General
Partner shall have no personal liability for the repayment of the Original Invested Capital of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account, except as otherwise provided in Section 5.2.

         15.6 Tax Matters Partner. ATEL is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Limited Partners. The designation made in this paragraph is hereby consented to by each Partner as an express condition to becoming a Partner. The Fund hereby indemnifies ATEL from and against any damages or losses (including attorney's fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters partner, subject to the same conditions under which indemnification is provided the General Partner in
Article 21 hereof.

         15.7 Minimum Investment in Equipment / Maximum Front-End Fees. The General Partner must commit not less than 85.875% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. ("NASAA") Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the "NASAA Guidelines"), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund's Equipment; or (ii) 75% of such Gross Proceeds. Based on the formula in the NASAA Guidelines, with 50% portfolio leverage the Fund's minimum Investment in Equipment would equal 76.875% of Gross Proceeds (80% - [50% x .0625%] = 76.875%), and the Fund's minimum Investment in Equipment would therefore exceed the NASAA Guideline minimum by 9%. The NASAA Guidelines permit the Fund Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 85.875% and 50% leverage, the Fund Manager and its Affiliates may receive an additional carried interest equal to 6.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 4.5% = 9%; 1% + 1% + 4.5% = 6.5%]. At the lowest permitted level of minimum Investment in Equipment, the NASAA Guidelines would permit the Fund Manager and its Affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until Limited atel7-2/lpa.3
                                      B-39

Partners have received  total  Distributions  equal to their  Original  Invested
Capital plus an 8% per annum cumulative return on their Adjusted Invested Capital, and, thereafter, the promotional interest could increase to 15% of all Distributions. With the additional carried interest calculated as described above, the maximum aggregate fees payable to the Fund Manager and Affiliates under the NASAA Guidelines as carried interest and promotional interest would equal 11.5% of Distributions of Cash from Operations (6.5% + 5% = 11.5%), and 7.5% of Distributions of Sale or Refinancing Proceeds (6.5% + 1% = 7.5%), before the subordination level was reached, and 21.5% of all Distributions thereafter. The amounts to be paid under the terms hereof will equal 11.5% of Distributions of Cash from Operations (4% as the Incentive Management Fee plus 7.5% as the Fund Manager's Interest in the Fund) and 7.5% of Distributions of Sale or Refinancing Proceeds (as the Fund Manager's 7.5% Interest in the Fund) before the Priority Return, and 15% of all Distributions thereafter (7.5% as the Incentive Management Fee plus 7.5% as the Fund Manager's Interest in the Fund). Upon completion of the offering of Units, final commitment of Net Proceeds to acquisition of Equipment and establishment of final levels of permanent portfolio debt encumbering such Equipment, the Fund Manager shall calculate the maximum carried interest and promotional interest payable to the Fund Manager and its Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Incentive Management Fees and Fund Manager's Interest in the Fund. If and to the extent that the fees payable to the Fund Manager and its Affiliates as the Incentive Management Fee and the Fund Manager's Interest in the Fund should exceed the maximum promotional interest plus carried interest permitted under the NASAA Guidelines, as described above, the fees payable to the Fund Manager and its Affiliates shall be reduced as described herein. In such event, this Agreement shall be amended immediately to reduce the Fund Manager's Interest in the Partnership by an amount sufficient to cause the total of the Incentive Management Fees and such Interest to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

         15.8      Reliance on General Partner's Authority.     The General
Partner shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the General Partner may rely upon a certificate signed by the General Partner as authority with respect to: (i) the identity of the General Partner or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter atel7-2/lpa.3
                                      B-40
whatsoever involving the Fund or any Partners.

16.   RIGHTS, POWERS AND VOTING RIGHTS OF THE LIMITED PARTNERS

         16.1     Limitation on Limited Partner Authority.   Limited Partners
shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

         16.2      Voting Rights.   Limited Partners shall have the right, by
the vote of Limited Partners who own more than 50% of the total outstanding Units entitled to vote (a "majority-in-interest"), to approve the following matters affecting the basic structure of the Fund:

                  16.2.1     Removal or withdrawal of a General Partner;

                  16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor General Partner upon the termination of a General Partner;

                  16.2.3     Termination and dissolution of the Fund;

                  16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Limited Partners shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

                  16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except in the liquidation and winding up of the business of the Fund upon its termination and dissolution; and

                  16.2.6     The extension of the term of the Fund.

         16.3      Voting Procedures.     In any vote of the Limited Partners,
each Limited Partner shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a General Partner or an Affiliate of a General Partner will not be entitled to vote, and will not be considered to be "outstanding" Units for purposes of any vote, upon matters which involve a conflict between the interests of such General Partner and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such General Partner or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such General Partner.

                  16.3.1 Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to atel7-2/lpa.3
                                      B-41
         take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be given to the Limited Partners entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the General Partner, which is to be convenient to the Partners as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Limited Partners in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

                  16.3.2 In order to establish the Partners of record entitled to act upon matters by vote or written consent, the General Partner or Limited Partners holding more than 10% of the Units may fix in advance a record date (the "Record Date") which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

                  16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Partner of record entitled to vote at the meeting.

                  16.3.4 Personal presence of the Limited Partners at a meeting shall not be required, provided that sufficient Units

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                                      B-42
         are represented at the meeting, by Limited Partners appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Limited Partner at any meeting and voting in person shall revoke any proxies of such Limited Partner submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Limited Partners holding Units as of the Record Date established for such meeting shall be counted.

                  16.3.5 Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be taken by the Limited Partners without a meeting and shall be as valid and effective as action taken by the Limited Partners at a meeting duly assembled, if written consents to such action by the Limited Partners are (i) signed by the Limited Partners entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the General Partner as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Limited Partners have signed the consent and shall be effective immediately if the General Partner and Limited Partners holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

                  16.3.6 In the event that there shall be no General Partner, the Limited Partners may take action without a meeting by the written consent of Limited Partners having the requisite voting power of the Limited Partners entitled to vote.

         16.4      Limitations on Limited Partner Rights.      No Holder shall
have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

         16.5 Limitations on Power to Amend Agreement. Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the atel7-2/lpa.3
                                      B-43

Partners who would be adversely affected thereby, be amended to:

                  16.5.1          Convert a Holder into a general partner;

                  16.5.2          Modify the limited liability of a Holder;

                  16.5.3 Alter the interest of any Partner in Net Income, Net Loss or Distributions; or

                  16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

         16.6  Limited  Partner  List.  Upon the  written  request  of a Limited
Partner, the General Partner will furnish to such Limited Partner or his representative, at his expense, a list containing the name and address of the Units held of record by each Limited Partner, as provided in Section 14.1.3.

         16.7  Dissenters' Rights and Limitations on Mergers and Roll-ups.

                  16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Limited Partners of not less than 90% of the outstanding Units. Limited Partners who dissent with respect to a Roll-Up proposal will have the rights of a dissenting limited partner as provided under Sections 15679.1 through 15679.14 of the California Revised Limited Partnership Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest in the event the Roll-Up is not approved by the Limited Partners as provided herein.

                  16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the General Partner or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of
         Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation atel7-2/lpa.3
                                      B-44
          of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

                  16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote "no" on the proposal the choice of:

                  (a) accepting the securities offered in the proposed Roll-Up transaction; or

                  (b)      one of the following:

                           (i)   remaining as Holders in the Fund, and
                                 preserving their interests therein on the same terms and conditions as existed previously; or

                           (ii) receiving cash in an amount equal to the Holders' pro-rata share of the appraised value of the net assets of the Fund.

                  16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                  16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

                  16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders' rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.


atel7-2/lpa.3
                                      B-45

17.  TERMINATION OF A GENERAL PARTNER AND TRANSFER OF A GENERAL
PARTNER'S INTEREST

         17.1 Removal or Withdrawal. The following conditions shall govern the voluntary withdrawal or removal of a General Partner:

                  17.1.1 The General Partner may not voluntarily withdraw from the Fund without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote.

                  17.1.2 A General Partner may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of a General Partner shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         17.2 Other Terminating Events. In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of a General Partner (each of such events, as well as removal, resignation and withdrawal of a General Partner, being herein referred to as a "Terminating Event"), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of
Section 17.3.

         17.3 Election of Successor General Partner; Continuation of Fund Business. The following provisions shall govern the election of a successor General Partner and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a General Partner (the "Retiring General Partner"):

                  17.3.1 If at the time of a Terminating Event the Fund has one or more General Partners other than the Retiring General Partner, any remaining General Partner or a majority-in-interest of the Limited Partners may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining General Partner which so elects, or if a majority-in-interest of the Limited Partners so elect and a remaining General Partner does not so elect, any remaining General Partner which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Limited Partners.

                  17.3.2 If at the time of a Terminating Event the Retiring General Partner is the sole remaining General Partner, the Fund shall be dissolved unless a majority-in-interest of the Limited Partners elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Limited Partners making such election, atel7-2/lpa.3
                                      B-46
         within 90 days after the occurrence of the Terminating Event, elect a successor General Partner and continue the Fund's business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring General Partner.

         17.4 Admission of Successor or Additional General Partner. The following conditions shall be satisfied before any Person shall become a successor General Partner or an additional General
Partner:

                  17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

                  17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

                  17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a General Partner and to be bound by this Agreement; and

                  17.4.4     Any amendments and filings required or
         appropriate under the California Revised Limited Partnership Act shall have been made.

         17.5 Effect of a Terminating Event. Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

                  17.5.1 The Retiring General Partner shall immediately cease to be a General Partner and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring General Partner shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a General Partner for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

                  17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring General Partner shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring General Partner and the remaining or new General Partners, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring General Partner, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring General Partner atel7-2/lpa.3
                                      B-47
         an amount equal to the then present fair market value of the interest so determined. If the Retiring General Partner has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of Distributions the Retiring General Partner would otherwise have received under this Agreement had such General Partner not been terminated. If the Retiring General Partner has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring General Partner is entitled in respect to such interest.

                  17.5.3 All executory contracts between the Fund and the Retiring General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new General Partner or Partners) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new General Partner or Partners) may also terminate and cancel any such executory contract effective upon 60 days' prior written notice of such termination and cancellation given to the remaining or new General Partner or Partners, if any, or to the Fund.

         17.6 Election of Additional General Partner. Limited Partners owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional General Partner, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional General Partner. Admission of an additional General Partner shall not cause dissolution of the Fund.

         17.7 Assignment of General Partner's Interest. A General Partner's interest in the Fund shall not be assignable without the consent of Limited Partners owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning General Partner and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning General Partner. Any entity to which the entire interest of a General Partner in the Fund is assigned in compliance with this
Section 17.7 shall be substituted as a General Partner by the filing of appropriate amendments to this Agreement.

         17.8 Limited Partners' Participation in General Partner's Bankruptcy. In the event the General Partner is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the General Partner will cause separate counsel to be retained on behalf of the

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                                      B-48

Fund, at Fund expense, to represent the Limited Partners' interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Limited Partners incurred while acting on behalf of all of the Limited Partners as a group in connection with such bankruptcy action.

18.      CERTAIN TRANSACTIONS

         The General Partner and its Affiliates, the Holders, any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of equipment. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the General Partner nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the General Partner and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.      TERMINATION AND DISSOLUTION OF THE FUND

         19.1      Termination and Dissolution.   The Fund shall be terminated
and dissolved upon the earliest to occur of the following:

                  19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a General Partner unless a remaining General Partner or a majority-in-interest of the Limited Partners, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement general partner, in the manner provided in Article 17; provided that expenses incurred on behalf of the General Partner and/or Limited Partners in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

                  19.1.2 The Limited Partners owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund;

                  19.1.3            The term of the Fund expires; or

                  19.1.4 The Fund disposes of all interests in Equipment and its other assets and receives final payment in cash of the proceeds of such dispositions.

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                                      B-49

         19.2      Accounting and Liquidation.   Upon the dissolution and
termination of the Fund for any reason, the General Partner shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

                  19.2.2 To the repayment of any outstanding loans made by the General Partner to the Fund; and

                  19.2.3 To the General Partner and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the General Partner to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the General Partner's Capital Account with the General Partner's share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the General Partner is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the General Partner pursuant to this
         Section 19.2.3.

                  19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.      SPECIAL POWER OF ATTORNEY

          20.1 Execution of Power of Attorney. By executing this Agreement, each Holder is hereby granting to the General Partner a special power of attorney irrevocably making, constituting and appointing ATEL, its duly appointed officers, and any one of them, as the attorney-in-fact for such Holder, with power and authority to act alone in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgement and filing of the following documents:

                  20.1.1 This Agreement, any separate certificates of limited partnership, as well as any amendments to the foregoing which, under the laws of the State of California or atel7-2/lpa.3
                                      B-50
         the laws of any other state, are required to be filed or which the General Partner deems advisable to file;

                  20.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the General Partner deems advisable to file; and

                  20.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Holder, or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of Partners.

         20.2      Special Power of Attorney.    The special power of attorney
being granted hereby:

                  20.2.1 Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or legal incapacity of the granting Holder, and is limited to those matters herein set forth;

                  20.2.2 May be exercised by a single General Partner acting alone for each Holder by a facsimile signature of such General Partner or by one of its officers, or by listing all of the Holders executing any instrument with a single signature of a General Partner, or of one of the corporate General Partner's officers, acting as attorney-in-fact; and

                  20.2.3 Shall survive an assignment by a Holder of all or any portion of his Units except that, where the Assignee of the Units owned by a Holder has been approved by the General Partner for admission to the Fund as a substituted Holder, the special power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument or document necessary to effect such substitution.

21.      INDEMNIFICATION

         21.1      Indemnification of the General Partner.    The Fund, its
receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the General Partner and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys' fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the General Partner or Affiliates who perform services for the atel7-2/lpa.3
                                      B-51

Fund, the General Partner or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the General Partner or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the General Partner, wherein a General Partner is entitled to indemnification, must first be satisfied from Fund assets before such General Partner may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney's fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

         21.2      Limitations on Indemnification.    Notwithstanding
anything to the contrary contained in the foregoing Section 21.1, neither the General Partner nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the General Partner or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to atel7-2/lpa.3
                                      B-52
indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the General Partner shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the General Partner or any of its Affiliates performing services for the Fund of any state or federal securities laws.

         21.3 Insurance. The Fund shall not pay for any insurance covering liability of the General Partner or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker's compensation, as would be customary for any Person owning comparable Equipment and engaged in a similar business or from naming the General Partner and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

22.      MISCELLANEOUS

         22.1 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         22.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

         22.3 Severability. In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

         22.4 Notices. All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

         22.5 Captions. Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

         22.6 Number and Pronouns. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.


atel7-2/lpa.3
                                      B-53

         22.7      General Partner Address.  The address of the General
Partner is:

                           ATEL Financial Corporation
                           235 Pine Street, 6th Floor
                           San Francisco, California  94104

         22.8 Limited Partner Addresses. The names, addresses and capital contributions of the Limited Partners are set forth on
Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

         22.9 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Revised Limited Partnership Act, as amended, governing limited partnerships formed under California law.

         22.10 Qualification to Do Business. In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the General Partner may qualify the Fund to conduct business in such states. The power of attorney granted to the General Partner by each Holder in Article 20 shall constitute authority for the General Partner to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the General Partner.


GENERAL PARTNER:                                  INITIAL LIMITED PARTNERS:

ATEL FINANCIAL CORPORATION

By:________________________________               _____________________________
                                                  Linda Batt

                                                  _____________________________
                                                  Eliza Cash


atel7-2/lpa.3
                                      B-54

                                    EXHIBIT I


                          Schedule of Limited Partners


                                                   Capital
Name                Address                      Contribution

Linda Batt          c/o ATEL Financial           $250/25 Units
                    Corporation
                    235 Pine Street
                    6th Floor
                    San Francisco, CA 94104

Eliza Cash          c/o ATEL Financial          $250/25 Units
                    Corporation
                    235 Pine Street
                    6th Floor
                    San Francisco, CA 94104






atel7-2/lpa.3
                                      B-55

EXHIBIT C

                                 HOW TO INVEST

TO THE INVESTOR:

Make your check payable to "ATEL CAPITAL EQUIPMENT FUND VII". Investments must be made in increments of $10, minimum of $2,500 (or $2,000 for an IRA, Keogh or qualified plan) in most states. See the discussion under Plan of Distribution-State Requirements in the prospectus for exceptions (page no. ).

Fully complete sections 1, 2, and 3 of the Subscription Agreement. All subscribers must:
1) sign each appropriate section where indicated,
2) initial each appropriate section (sections 7A - 7D) where indicated on the bottom of the subscription agreement.

If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.). please fill in the optional check address section (section 6).

ADD-ON INVESTMENTS
The subscription agreement accompanying additional investments in Fund VII must have an authorized signature of a Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed subscription form will be required.

FOREIGN INVESTOR OPTION
As described in the Prospectus, the General Partners have elected to permit limited investment in Units by nonresident alien investors. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor's representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 5) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription.

Please have the subscription document signed by your branch manager or other authorized signatory.

Mail original white, pink and yellow copies, retain blue copy for Broker/Dealer and green copy for the investor unless otherwise specified by your home office, (all IRA investments must be submitted directly to the custodian and they will then forward the subscription on to ATEL) to:


ATEL SECURITIES CORPORATION
SUBSCRIPTION PROCESSING DESK
235 PINE STREET, Suite 800
SAN FRANCISCO, CA 94104
(415) 989-8800
(800)  543-ATEL

     ATEL CAPITAL EQUIPMENT FUND VII, L.P. The investor whose signature appears in Section 2 on the reverse side hereof (the "Investor") hereby subscribe for the number of Units of ATEL Capital Equipment Fund VII, L.P. (the "Fund") set forth in Section I of this subscription Agreement in the manner described in the prospectus to which this agreement is an exhibit (the "Prospectus"). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to "Bank of America NT&SA-ACEF VII ESCROW" in the amount required to purchase such Units ($10 per Unit), Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to "ATEL Capital Equipment Fund VII". Minimum initial investment is 250 Units (200 Units for Individual Retirement Accounts or Qualified Plans). The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units ("Holder"), the Investor shall be bound by the terms and conditions of the Agreement of Limited Partnership set forth as Exhibit B to the Prospectus, including the special power of attorney set forth therein. The subscription may be canceled by the subscriber at any time during a period of five days after the subscriber has submitted this executed subscription agreement to the Fund. The assignability and transferability of the Units will be governed by the Agreement and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment. The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note- Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.
o Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10.
o Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.
o Fill in the name(s) and addresses for the investment as they should appear in the registration.
o Check the applicable citizen status boxes.
o Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian's taxpayer identification and investor's social security number. o Check whether monthly or quarterly distributions are desired. o Please read the Subscription Agreement, then sign and date the form. o Single Ownership - one signature required o Joint Tenants - all parties must sign o Community Property
- one signature required o Tenants in Common - all parties must sign o Tenants in Entirety - one signature required o In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Legal Form of Ownership.
o Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 4:  Optional Check Addresses.
o Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 5: Broker/Dealer Information.
o Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications. o An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization.

Mailing Address.
o Mail the completed form with a check payable as indicated in Section 1 to:

ATEL Securities Corporation
Attention: Subscription Processing Desk
235 Pine Street, Suite 800
San Francisco, CA 94104

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing
Desk at (800) 543-ATEL.

ATEL CAPITAL EQUIPMENT FUND VII, L.P. o SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT  Please type or print the following information:

1.UNITS PURCHASED
Make checks payable to "ATEL Capital Equipment Fund VII" $________is for the purchase, as a Holder, of________Units and should be registered as indicated in the Registered Owner section below.
2. REGISTERED OWNER.  Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)
__Mr.   __Ms.   __Mr. and Mrs.   __Mrs.
Investor(s)   Name   and/or   Custodian/Nominee_________________________________
Investor                                                                 Name(s)
Address___________________________________________________________________
City_____________________________State______Zip       Code______________________
Investor Phone  Number_____________________________________________________  Fax
Number__________________E-Mail address________________________________ Account #
(if any)________________________________________________________

X__________________________________________________Date___________________
Subscriber's Signature

X__________________________________________________Date___________________
Subscriber/Custodian/Nominee or Authorized Signature

__INITIAL INVESTMENT $10 per unit ($2,500/250 Unit Minimum, $2,000/200 Unit Minimum for IRA or Qualified Plan, unless a higher minimum is required in the investor's state - see the Prospectus)

__ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor's state - see the Prospectus)
__Check if you are a resident alien.
__Check if you are a nonresident alien.
__Check if you are a U.S. citizen residing outside the U.S.

Enter your taxpayer identification number.
Note: If the account is in more than one name, the number should be that of the first person listed.
Taxpayer Identification Number_____________________________________________
Social Security No.________________________________________________________
Include BOTH numbers for IRAs and Keoughs.

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?  __YES  __NO

DISTRIBUTION OPTION
(check one)  __Quarterly  __Monthly

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

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the General Partner in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and nonassessable Units of the Fund as indicated.

3. LEGAL FORM OF OWNERSHIP (Check Only One)
__Single Ownership
__Joint Tenants with Rights of Survivorship
__Profit Sharing Plan
__Husband and Wife as Community Property
__Tenants in CommonPartnership
__Tenants in  Entirety
__Sep IRA
__IRA __regular  __rollover             Trust Date:(MM/DD/YY)____/____/____
__Trust
__Custodian
__Custodian  for______________________________
__UGMA / UTMA - State of:_______
__Pension Plan
__Profit Sharing Plan
__Corporation
__Non-Profit Organization
__Other__________________

4. INVESTOR MAILING ADDRESS
(if different from above, as with IRA's and Keogh's) Name_______________________________________________________________________
Name_______________________________________________________________________
Address____________________________________________________________________
City___________________________________State______Zip Code_________________
Investor Phone Number______________________________________________________
Fax Number______________________E-mail address_____________________________

5. BROKER/DEALER INFORMATION The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the investor's residence and, further, that it has reasonable grounds to believe, based on information obtained from the Subscriber concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that investment in the Fund is suitable for the Subscriber in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Subscriber as to
the  limited   liquidity  and   marketability  of  the  Units.  The  undersigned
Broker/Dealer   warrants  that  a  current   Prospectus  was  delivered  to  the
Subscriber.

Licensed Firm Name__________________________________________________________
Mr. Ms._____________________________________________________________________
Account Executive Name_________________________________B/D rep #____________
A/E Mailing Address_______________________________________Suite#____________
City___________________________________State______Zip Code__________________
Telephone Number____________________________________________________________
Fax Number____________________________E-mail address________________________

X___________________________________________________________________________
Authorized signature (Branch Manager or Registered Principal).
Order cannot be accepted without signature.
This transaction, for blue sky purposes, took place in the state of_______.

ACCEPTANCE BY GENERAL PARTNER
FOR GENERAL PARTNER'S USE ONLY
Received and Subscription Accepted
ATEL Financial Corporation, General Partner
Amount______________________________________________Date____________________
By__________________________________________________B/D rep #_______________

6. OPTIONAL CHECK ADDRESS If you would like your distribution checks mailed to an address other than shown at left, please complete. __Designated for all Units
or,       __Designated       for       Partial       Units______       Receiving
Entity____________________________________________________________
Address_____________________________________________________________________
City_____________________________________State____Zip     Code__________________
Fund Name_________________________________________Acct No.__________________

7. SUBSCRIBER AGREES AS FOLLOWS (EACH ITEM MUST BE INITIALED):
In order to induce the General Partner to accept this subscription, the Investor hereby represents to you as follows (initial in the space provided):

A. The Investor has (a) a net worth of at least $75,000 in excess of his investment in Units, or (b) has a net worth of at least $30,000 in excess of his investment in Units and had during the last tax year or estimates that he will have during the current tax year a minimum of $30,000 annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The investor further represents that he/she satisfies any other minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus or any supplement thereto. Initial Here______

B. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
Initial Here______

C. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
Initial Here______

D. Under the penalties of perjury, the undersigned certifies that (l) the number provided herein is his correct Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding. (If the undersigned is currently subject to backup withholding, he has stricken the language under clause (2) above before signing). Initial Here______

RETURN TOP 3 COPIES:
WHITE - ATEL COPY
YELLOW - BROKER/DEALER COPY
PINK - INVESTOR COPY

RETAIN:
BLUE - BROKER/DEALER COPY
GREEN - INVESTOR COPY

ATEL SECURITIES CORPORATION
235 PINE STREET
SUITE 800
SAN FRANCISCO, CA 94104